Exhibit 10.2

EXECUTION VERSION

CERTAIN INFORMATION MARKED AS [***] HAS BEEN OMITTED FROM THIS EXHIBIT PURSUANT TO REGULATION S-K, BECAUSE IT IS NOT MATERIAL AND/OR THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LOAN AGREEMENT
Dated as of June 23, 2026
Among
GCDC PURCHASER PHASE 1 LLC,
as Borrower,
and
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION and
GOLDMAN SACHS BANK USA,
collectively, as Lender

v.

Page

ARTICLE I	DEFINITIONS; PRINCIPLES OF CONSTRUCTION	1
Section 1.1.	Definitions	1
Section 1.2.	Principles of Construction	52
ARTICLE II	GENERAL TERMS	53
Section 2.1.	Loan Commitment; Disbursement to Borrower.	53
2.1.1.	Agreement to Lend and Borrow	53
2.1.2.	No Reborrowings	53
2.1.3.	Intentionally Omitted.	53
2.1.4.	The Note, Mortgage and Loan Documents	53
2.1.5.	Use of Proceeds	53
2.1.6.	Components of the Loan	53
Section 2.2.	Interest Rate.	53
2.2.1.	Interest Rate	53
2.2.2.	Interest Calculation	54
2.2.3.	Default Rate	54
2.2.4.	Usury Savings	54
Section 2.3.	Loan Payment.	54
2.3.1.	Monthly Debt Service Payments.	55
2.3.2.	Payments Generally	55
2.3.3.	Payment on Maturity Date	56
2.3.4.	Late Payment Charge	56
2.3.5.	Method and Place of Payment	56
Section 2.4.	Prepayments.	56
2.4.1.	Voluntary Prepayments.	56
2.4.2.	Mandatory Prepayments.	57
2.4.3.	Prepayments After Default	58
2.4.4.	Application of Interest and Prepayments to Components	58
Section 2.5.	Intentionally Omitted.	58
Section 2.6.	Release of Property	58
2.6.1.	Condominium Conversion.	59
2.6.2.	Intentionally Omitted.	59
2.6.3.	Release on Payment in Full.	59
2.6.4.	Intentionally Omitted.	59
2.6.5.	Assignments of Mortgage	59
Section 2.7.	Lockbox Account/Cash Management.	59
2.7.1.	Lockbox Account	59
2.7.2.	Cash Management Account	61
2.7.3.	Payments Received under the Cash Management Agreement	62
2.7.4.	Distributions to Mezzanine Borrower	62
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Section 2.8.	Defeasance.	63
2.8.1.	Voluntary Defeasance.	63
2.8.2.	Defeasance Collateral.	64
2.8.3.	Successor Borrower(s).	65
Section 2.9.	Withholding Taxes.	65
Section 2.10.	Mezzanine Loan	69
ARTICLE III	INTENTIONALLY OMITTED	71
ARTICLE IV	REPRESENTATIONS AND WARRANTIES	71
Section 4.1.	Borrower Representations	71
4.1.1.	Organization	71
4.1.2.	Proceedings	71
4.1.3.	No Conflicts	72
4.1.4.	Litigation	72
4.1.5.	Agreements	72
4.1.6.	Title	72
4.1.7.	Solvency	73
4.1.8.	Power.	73
4.1.9.	No Plan Assets	73
4.1.10.	Compliance	74
4.1.11.	Financial Information	74
4.1.12.	Condemnation	75
4.1.13.	Federal Reserve Regulations	75
4.1.14.	Utilities and Public Access	75
4.1.15.	Not a Foreign Person	75
4.1.16.	Separate Lots	75
4.1.17.	Assessments	75
4.1.18.	Enforceability	76
4.1.19.	No Prior Collateral Assignment	76
4.1.20.	Insurance	76
4.1.21.	Use of Property	76
4.1.22.	Certificate of Occupancy; Licenses	76
4.1.23.	Flood Zone	77
4.1.24.	Physical Condition	77
4.1.25.	Boundaries	77
4.1.26.	Leases	77
4.1.27.	Survey	78
4.1.28.	Principal Place of Business; State of Organization	78
4.1.29.	Filing and Recording Taxes	78
4.1.30.	Special Purpose Entity/Separateness	79

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(continued)
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4.1.31.	Management Agreement	84
4.1.32.	Illegal Activity	84
4.1.33.	No Change in Facts or Circumstances; Disclosure	84
4.1.34.	Investment Company Act	85
4.1.35.	Embargoed Person	85
4.1.36.	Cash Management Account.	85
4.1.37.	Reciprocal Easement Agreement	86
4.1.38.	Equipment, Fixtures and Personal Property	86
4.1.39.	Full and Accurate Disclosure	86
4.1.40.	Underwriting Representations	87
Section 4.2.	Survival of Representations	87
Section 4.3.	ERISA Representations of Lender	87
ARTICLE V	BORROWER COVENANTS	88
Section 5.1.	Affirmative Covenants	88
5.1.1.	Existence; Compliance with Legal Requirements	88
5.1.2.	Taxes and Other Charges	89
5.1.3.	Litigation	90
5.1.4.	Access to Properties	90
5.1.5.	Notice of Default	90
5.1.6.	Cooperate in Legal Proceedings	90
5.1.7.	Perform Loan Documents	91
5.1.8.	Award and Insurance Benefits	91
5.1.9.	Further Assurances	91
5.1.10.	Supplemental Mortgage Affidavits	91
5.1.11.	Financial Reporting.	92
5.1.12.	Business and Operations	96
5.1.13.	Title to the Property	96
5.1.14.	Costs of Enforcement	96
5.1.15.	Estoppel Statement.	96
5.1.16.	Loan Proceeds	97
5.1.17.	Intentionally Omitted.	97
5.1.18.	Confirmation of Representations	97
5.1.19.	Intentionally Omitted.	97
5.1.20.	Leasing Matters.	97
5.1.21.	Alterations.	100
5.1.22.	Operation of Property.	102
5.1.23.	Power Agreement.	103
5.1.24.	Intentionally Omitted.	103
5.1.25.	Updated Appraisal	103

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(continued)
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5.1.26.	Principal Place of Business, State of Organization	103
5.1.27.	Embargoed Person	103
5.1.28.	Special Purpose Entity/Separateness	104
5.1.29.	Access Laws	105
5.1.30.	Required Repairs.	105
5.1.31.	Stack Management Agreement.	105
Section 5.2.	Negative Covenants	105
5.2.1.	Operation of Property	105
5.2.2.	Liens; Utility and Other Easements	106
5.2.3.	Dissolution; Amendment of Organizational Documents	107
5.2.4.	Change in Business	108
5.2.5.	Debt Cancellation	108
5.2.6.	Zoning	108
5.2.7.	No Joint Assessment	109
5.2.8.	Principal Place of Business and Organization	109
5.2.9.	Intentionally Omitted.	109
5.2.10.	Transfers	109
5.2.11.	Indebtedness	116
5.2.12.	REA	116
5.2.13.	ERISA Matters	116
5.2.14.	Leasing Matters	116
ARTICLE VI	ARTICLE VI INSURANCE; CASUALTY; CONDEMNATION	117
Section 6.1.	Insurance.	117
Section 6.2.	Casualty	123
Section 6.3.	Condemnation	123
Section 6.4.	Restoration	124
ARTICLE VII	ARTICLE VII RESERVE FUNDS	130
Section 7.1.	Intentionally Omitted.	130
Section 7.2.	Tax and Insurance Reserve Funds.	130
7.2.1.	Tax and Insurance Reserve Funds	130
Section 7.3.	Intentionally Omitted.	132
Section 7.4.	Intentionally Omitted.	132
Section 7.5.	Excess Cash Flow Reserve Fund.	132
7.5.1.	Deposits to Excess Cash Flow Reserve Account	132
7.5.2.	Release of Excess Cash Flow Reserve Funds.	132
Section 7.6.	Intentionally Omitted.	134
Section 7.7.	Intentionally Omitted.	134
Section 7.8.	Lease Termination Payment Reserve Fund.	134
Section 7.9.	Intentionally Omitted	135

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v.

SCHEDULES AND EXHIBITS
Schedule 1.1(a)    –    Intentionally Omitted
Schedule 1.1(b)    –    Existing Management Agreement
Schedule 1.1(c)    –    Intentionally Omitted
Schedule 1.1(d)    –    Preapproved Alterations
Schedule 1.1(e)    –    Intentionally Omitted
Schedule 1.1(f)    –    Aggregate Square Footage
Schedule 1.1(g)    –    Intentionally Omitted
Schedule 1.1(h)    –    Intentionally Omitted
Schedule 1.1(i)    –    Intentionally Omitted
Schedule 1.1(j)    –    Reciprocal Easement Agreements
Schedule 1.1(k)    –    Net Operating Income Calculation
Schedule 1.1(l)    –    Intentionally Omitted
Schedule 1.1(m)    –    Intentionally Omitted
Schedule 1.1(n)    –    Permitted Encumbrances
Schedule 1.1(o)     –    Intentionally Omitted
Schedule 1.1(p)     –    Intentionally Omitted
Schedule 2.9    –    Section 2.9 Certificate
Schedule 4.1.1    –    Organizational Chart of Borrower
Schedule 4.1.4    –    Litigation
Schedule 4.1.5    –    Agreements
Schedule 4.1.6    –    Title
Schedule 4.1.12    –    Condemnations
Schedule 4.1.16    –    Combined Lots
Schedule 4.1.17    –    Assessments
Schedule 4.1.22    –    Zoning Issues
Schedule 4.1.26(a)    –    Leases
Schedule 4.1.26(b)    –    Rent Roll Discrepancies
Schedule 4.1.26(c)    –    Notice of Tenant Defaults Under Major Leases
Schedule 4.1.26(d)    –    Prepaid Rent
Schedule 4.1.26(e)    –    Outstanding Landlord Work
Schedule 4.1.26(f)    –    Rights of First Refusal or Similar Rights
Schedule 4.1.26(g)     –    Tenant Termination Rights
Schedule 4.1.28    –    Borrower Principal Place of Business
Schedule 4.1.30     –    Special Purpose Entity/Separateness
Schedule 4.1.31     –    Management Agreements
Schedule 4.1.33    –    No Change in Facts or Circumstances; Disclosure
Schedule 4.1.38    –     Equipment, Fixtures and Personal Property
Schedule 4.1.40    –    Underwriting Representations
Schedule 4.1.41    –    Intentionally Omitted
Schedule 5.1.30    –    Required Repairs

v.

Schedule 5.2.10    –    REIT Election
Schedule 5.2.14    –    Leasing Matters

Exhibit A    –    Intentionally Omitted
Exhibit B    –    Form of Subordination, Non-Disturbance and Attornment Agreement
Exhibit C    –    Form of Excess Cash Flow Guaranty
Exhibit D    –    Intentionally Omitted
Exhibit E    –    Intentionally Omitted
Exhibit F    –    Form of Debt Yield Trigger Cure Guaranty
Exhibit G-1    –    Form of Stack Property Management Agreement
Exhibit G-2    –    Form of Assignment of Management Agreement
Exhibit H    –    Intentionally Omitted
Exhibit I    –    Form of Pre-Negotiation Agreement

v.

LOAN AGREEMENT
THIS LOAN AGREEMENT, dated as of June 23, 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), by and among JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America, having an address at 270 Park Avenue, New York, New York 10017 (together with its successors and assigns, “JPM”) and GOLDMAN SACHS BANK USA, a New York state-chartered bank, having an address at 200 West Street, New York, New York 10282 (together with its successors and assigns, “GS”, and together with JPM, individually or collectively, as the context may require, together with their respective successors and assigns, “Lender”) and GCDC PURCHASER PHASE 1 LLC, a Delaware limited liability company, having its principal place of business at 150 North Riverside Plaza, 37th Floor, Chicago, Illinois 60606 (“Borrower”).
W I T N E S S E T H:
WHEREAS, Borrower desires to obtain the Loan (as hereinafter defined) from Lender; and
WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents (as hereinafter defined).
NOW THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:
ARTICLE I

DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1.Definitions. For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:
“Access Laws” shall have the meaning set forth in the definition of “Legal Requirements”.
“Acquisition Date” shall mean the Closing Date.
“Additional Administrative Agent Decision” shall have the meaning set forth in Section 10.30(a) hereof.
“Additional Defeasance Interest” shall have the meaning set forth in Section 2.8.1 hereof.
“Additional Insolvency Opinion” shall have the meaning set forth in Section 4.1.30(c) hereof.

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“Additional Insolvency Opinion Condition” shall mean that the aggregate amounts guaranteed pursuant to all Ancillary Guaranties, TI Guarantees and Letters of Credit provided by any Insolvency Opinion Affiliate (or any Affiliate thereof that is also an Insolvency Opinion Affiliate), is in an aggregate amount equal to or greater than fifteen percent (15%) of the Outstanding Loan Amount.
“Additional Interest” shall have the meaning set forth in Section 2.4.1(a) hereof.
“Adjusted Interest Rate” shall mean, with respect to each Component, a rate per annum equal to, from and including the first day of the Interest Period immediately following the Anticipated Repayment Date through and including the last day of the Interest Period relating to the Maturity Date, the sum of (x) the Initial Interest Rate, plus (y) 200 basis points (2.00%).
“Administrative Agent” shall mean, as applicable, (i) JPM or any successor thereof in accordance with Section 10.30(d) of this Agreement, (ii) following the Securitization of the last portion of the Loan (including a Securitization of the entire Loan), the trustee under such Securitization or any Servicer selected by such trustee and (iii) if the Loan is sold by Lender such that the Loan is held by a single Lender, then automatically, and without any further action by Lender, such single Lender that holds the Loan for so long as such Lender is the sole holder of the Loan.
“Administrative Agent Decisions” shall have the meaning set forth in Section 10.30(a) hereof.
“Affected Financial Institution” shall mean (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Properties” shall have the meaning set forth in Section 9.1.2(a) hereof.
“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, is in Control of, is Controlled by or is under common Control with such Person or is a director or officer of such Person or of an affiliate of such Person.
“Affiliate Lender” shall have the meaning set forth in Section 10.28 hereof.
“Affiliate Manager” shall mean any Manager in which Borrower, SPE Constituent Entity or Guarantor Controls or has, directly or indirectly, fifty percent (50%) or more of the legal, beneficial or economic interest therein.
“Agent” shall mean the “Cash Management Bank” under the Cash Management Agreement.
“Aggregate LTV Ratio” shall mean the ratio of (a) (i) the Outstanding Loan Amount as of the date of the closing of the Mezzanine Loan, plus (ii) the principal amount of the Mezzanine Loan (including any undisbursed funds) to (b) the value of the Property as determined pursuant to the appraisal ordered by Lender in connection with the closing of the Mezzanine Loan.

v.

“Aggregate Square Footage” shall mean the aggregate Raised Square Footage in any of the improvements at the Property. As of the Closing Date, the Aggregate Square Footage of the Property is as set forth on Schedule 1.1(f) hereof.
“Agreement” shall have the meaning set forth in the introductory paragraph hereto.
“ALTA” shall mean American Land Title Association, or any successor thereto.
“Alterations” shall have the meaning set forth in Section 5.1.21(a) hereof.
“Alterations Deposit” shall have the meaning set forth in Section 5.1.21(b) hereof.
“Alterations Guarantor” shall mean any of (i) Guarantor, (ii) one or more Replacement Sponsor Guarantors, (iii) one or more Replacement Affiliate Guarantors, or (iv) from and after a substitution in accordance with the terms hereof and of the Alterations Guaranty, any Replacement Guarantor.
“Alterations Guaranty” shall have the meaning set forth in Section 5.1.21(b) hereof.
“Alterations Guaranty Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Alterations Threshold Amount” shall mean five percent (5%) of the sum of the original principal amount of the Loan and, if applicable, any Mezzanine Loan.
“Ancillary Guarantor” shall mean, individually or collectively, as the context requires, Alterations Guarantor, Excess Cash Flow Guarantor and Debt Yield Trigger Cure Guarantor (in each case, only to the extent such entity has delivered the applicable Ancillary Guaranty in accordance with the terms of this Agreement and such Ancillary Guaranty has not terminated pursuant to its terms).
“Ancillary Guaranty” shall mean, individually or collectively, as the context requires, (a) the Alterations Guaranty, (b) the Excess Cash Flow Guaranty and (c) the Debt Yield Trigger Cure Guaranty (in each case, only to the extent delivered in accordance with the terms of this Agreement).
“Annual Budget” shall mean the operating budget, including all planned Capital Expenditures by Borrower, for the Property prepared by or on behalf of Borrower in accordance with Section 5.1.11(e) hereof for the annual budgeting period.
“Annual Financial Statement” shall have the meaning set forth in Section 5.1.11(b) hereof.
“Anticipated Repayment Date” shall mean the Payment Date occurring in July, 2031.

v.

“Applicable Similar Law” shall have the meaning set forth in Section 4.1.9 hereof.
“Approval Standards” shall have the meaning set forth in Section 10.30(e) hereof.
“Approved Accounting Principles” shall mean (a) GAAP or (b) such other consistently applied accounting basis that is acceptable to Lender.
“Approved Alterations” shall have the meaning set forth in Section 5.1.21(a) hereof.
“Approved Annual Budget” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Approved Borrower Sub” shall have the meaning set forth in Section 5.2.10(f) hereof.
“Approved Control Party” shall mean (x) one or more entities comprising Sponsor, (y) following a Permitted Assumption, the Permitted Assumption Party(ies) or (z) following a Public Sale, the applicable Public Vehicle.
“Approved Drop Downs” shall have the meaning set forth in Section 5.2.10(f) hereof.
“ARD Failure Event” shall mean Borrower’s failure to repay the Loan in full in accordance with the terms, covenants and provisions of this Agreement on or before the Anticipated Repayment Date.
“Assignment of Management Agreement” shall mean (i) that certain Assignment of Management Agreement and Subordination of Management Fees, dated as of the Closing Date, by and among Lender, Borrower and Existing Manager, as manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time and (ii) upon execution of the Stack Management Agreement, that certain Assignment of Management Agreement and Subordination of Management Fees, by and among Lender, Borrower and Stack substantially in the form attached hereto as Exhibit G-2.
“Assignment of Transition Services Agreement” shall mean that certain Assignment of Transitions Services Agreement and Subordination of Transition Services Fees, dated as of the Closing Date, by and among Lender, Borrower and Corscale, as manager, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Award” shall mean any compensation paid by any Governmental Authority to Borrower or any of its Affiliates in connection with a Condemnation with respect to all or any part of the Property.

v.

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” shall mean (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EEA Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bankruptcy Action” shall mean with respect to any Person (a) such Person filing a voluntary petition under the Bankruptcy Code; (b) the filing of an involuntary petition against such Person under the Bankruptcy Code, or soliciting or causing to be solicited petitioning creditors for any involuntary petition against such Person under the Bankruptcy Code; (c) such Person filing an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it, by any other Person under the Bankruptcy Code; (d) such Person consenting to or acquiescing in or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for such Person or any portion of any Individual Property; or (e) such Person making an assignment for the benefit of creditors. A Bankruptcy Action shall automatically cease upon a Bankruptcy Action Cure to the extent such Bankruptcy Action is eligible to be cured in accordance with the definition of “Bankruptcy Action Cure”.
“Bankruptcy Action Cure” shall mean, in the event of an involuntary Bankruptcy Action that was not consented to by Borrower or any SPE Constituent Entity, such Bankruptcy Action being discharged, stayed or dismissed within ninety (90) days of the filing thereof.
“Bankruptcy Code” shall mean Title 11 of the United States Code, 11 U.S.C. § 101, et seq., as the same may be amended from time to time, and any successor statute or statutes and all rules and regulations from time to time promulgated thereunder, and any comparable foreign laws relating to bankruptcy, insolvency or creditors’ rights or any other Federal, state or foreign bankruptcy or insolvency law.
“Blue Owl” shall mean (i) Blue Owl Capital Inc., a Delaware corporation, (ii) Blue Owl Real Estate Capital LLC, an Illinois limited liability company, (iii) Blue Owl Digital Infrastructure Advisors LLC, a Delaware limited liability company, (iv) Blue Owl Digital Infrastructure Trust Advisors LLC, a Delaware limited liability company, (v) Blue Owl Real Estate Debt Advisors LLC, a Delaware limited liability company or (vi) any other registered investment advisor that is Controlled by any of the foregoing.
“Blue Owl Fund Entity” shall mean any entity comprising Blue Owl, or any successor thereto, together with any investment fund or vehicle, parallel partnership, alternative investment vehicle, investment trust, pension fund, insurance company or separately managed

v.

account sponsored, controlled, managed or advised by it or its Affiliate(s), and any co-investment or managed accounts or vehicles Controlled, managed or advised by any of the foregoing entities or their Affiliate(s).
“BNB Lease” shall mean a Lease (or an amendment to or expansion of any existing Lease) which has been executed but for which Rent payments have not yet commenced (i.e., a booked-but-not-billed Lease), including, without limitation, a Lease for a new space or power ramp on an existing Lease.
“Borrower” shall have the meaning set forth in the introductory paragraph hereto, together with each such Person’s successors and permitted assigns.
“Borrower Reporting Update” shall have the meaning set forth in Section 5.1.11(l) hereof.
“Budget Submission Date” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Build-Out Costs” shall mean Capital Expenditures, tenant improvement costs or other development costs (including soft costs) required to be incurred pursuant to or in order to satisfy obligations under Leases (including BNB Leases).
“Business Day” shall mean any day other than a Saturday, Sunday or any other day on which any of the following are not open for business: (i) national banks in New York, New York, (ii) the New York Stock Exchange, (iii) the Federal Reserve Bank of New York or (iv) provided that Borrower shall have received written notice thereof (which written notice, in the case of any determination of any Payment Date or the date upon which any other payment hereunder is required to be made pursuant to Section 2.3.2 shall have been delivered to Borrower not less than thirty (30) days prior to such date), (A) the principal place of business of the trustee under a Securitization (or, if no Securitization has occurred, the principal place of business of Lender), (B) the principal place of business of any Servicer or (C) the principal place of business of the Agent, the Lockbox Bank or the financial institution that maintains any Reserve Account.
“Capital Expenditures” shall mean, for any period, the amount expended for items capitalized under Approved Accounting Principles (including expenditures for building improvements, replacements or major repairs, leasing commissions, tenant improvements and other capitalized soft costs).
“Cash Management Account” shall have the meaning set forth in Section 2.7.2 hereof.
“Cash Management Agreement” shall mean the Closing Date Cash Management Agreement or any Replacement Cash Management Agreement, as applicable, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

v.

“Cash Sweep Cure Date” shall mean the first date following the occurrence of a Cash Sweep Event on which (i) with respect to a Cash Sweep Event caused by a Debt Yield Trigger Event, a Debt Yield Trigger Event Cure has taken place, (ii) with respect to a Cash Sweep Event caused by an Event of Default, no Event of Default is continuing, (iii) with respect to a Cash Sweep Event caused by a Mezzanine Loan Event of Default, no Mezzanine Loan Event of Default is continuing or (iv) with respect to a Cash Sweep Event as a result of a Single Tenant Lease Trigger Event, a Single Tenant Lease Trigger Event Cure has taken place. Notwithstanding the foregoing, in no instance shall (x) a Cash Sweep Event caused by an ARD Failure Event be capable of being cured or be deemed to expire and (y) a Cash Sweep Event be deemed to expire in the event that any other Cash Sweep Event then exists.
“Cash Sweep Event” shall mean the occurrence of: (a) an Event of Default; (b) a Mezzanine Loan Event of Default; (c) intentionally omitted; (d) a Debt Yield Trigger Event; (e) a Single Tenant Lease Trigger Event or (f) an ARD Failure Event.
“Cash Sweep Period” shall mean the period commencing on the occurrence of a Cash Sweep Event and terminating on the Cash Sweep Cure Date. For the avoidance of doubt, a Cash Sweep Period occurring due to an ARD Failure Event shall not expire and shall continue until the Debt is paid in full.
“Cash Sweep Period Instructions” shall have the meaning set forth in Section 2.7.1(b) hereof.
“Casualty” shall have the meaning set forth in Section 6.2 hereof.
“Casualty Consultant” shall have the meaning set forth in Section 6.4(b)(iii) hereof.
“Casualty Retainage” shall have the meaning set forth in Section 6.4(b)(iv) hereof.
“Casualty/Condemnation Prepayment” shall have the meaning set forth in Section 6.4(f) hereof.
“Casualty/Condemnation Threshold Amount” shall mean ten percent (10%) of the sum of the Outstanding Loan Amount and, if applicable, the Outstanding Mezzanine Loan Amount.
“Cause” shall mean, with respect to an Independent Director, (a) acts or omissions by such Independent Director that constitute systematic and persistent or willful disregard of such Independent Director’s duties, (b) such Independent Director has been indicted or convicted for any crime or crimes of moral turpitude or dishonesty or for any violation of any applicable law, (c) such Independent Director no longer satisfies the requirements set forth in the definition of “Independent Director”, (d) the fees charged for the services of such Independent Director are materially in excess of the fees charged by the other providers of Independent Directors listed in

v.

the definition of “Independent Director”, (e) the death or incapacity of such Independent Director or (f) any other reason for which the prior written consent of Lender shall have been obtained.
“Certificate of Rent Roll” shall mean a Certificate of Rent Roll, dated as of the Closing Date, certifying and attaching a rent roll for the Property, which rent roll shall not be dated any earlier than the month prior to the Closing Date.
“Closing Date” shall mean the date of this Agreement.
“Closing Date Cash Management Agreement” shall mean that certain Cash Management Agreement, dated as of the Closing Date, by and between Borrower and Lender and acknowledged and agreed to by Existing Manager, as the same may be subsequently joined to or assumed by Agent.
“Closing Date Debt Yield” shall mean 10.7%.
“Closing Date Lockbox Agreement” shall mean that certain Blocked Account Control Agreement, dated on or about the Closing Date, among Borrower, Lender and Lockbox Bank, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Code” shall mean the Internal Revenue Code of 1986, as amended, as it may be further amended from time to time, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.
“Collective Group” shall mean, collectively, Borrower and SPE Constituent Entity.
“Competitor” shall mean (i) any direct competitor of Blue Owl, Guarantor, Sponsor, or any of their respective Affiliates that is primarily engaged in the business of owning or operating commercial real estate in the ordinary course; provided that Affiliates of such competitors that are regularly engaged in the business of commercial real estate lending, including Affiliates of such competitors who regularly purchase commercial real estate debt securities, shall not be “Competitors” and (ii) any prohibited transfer parties under any Lease or competitors of such Tenant, including the respective Affiliates of any such competitors or prohibited transfer parties.
“Component” shall mean, individually, any one of Component A or Component B, as described in Section 2.1.6 hereof.
“Components” shall mean, collectively, Component A and Component B.
“Condemnation” shall mean a temporary or permanent taking by any Governmental Authority as the result or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain, of all or any part of the Property, or any interest therein or right accruing thereto, including any right of access thereto or any change of grade affecting the Property or any part thereof.

v.

“Condemnation Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Condominium Conversion” shall have the meaning set forth in Section 2.6.1 hereof.
“Confidential Information” shall have the meaning set forth in Section 10.32 hereof.
“Consent Request Date” shall have the meaning set forth in Section 10.30(f) hereof.
“Consumer Price Index” shall mean the All Items Consumer Price Index for all Urban Consumers (CPI-U) for the US City Average, 1982-84=100, as published by the United States Department of Labor, Bureau of Labor Statistics or any substitute index hereafter adopted by the Department of Labor.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management, policies or activities of a Person, whether through ownership of voting securities, by contract or otherwise; provided that customary major decisions rights of holders of direct or indirect interests in Borrower shall not constitute “Control” by such holders nor shall such major decision rights negate “Control” by the party that is subject to such major decision rights. “Controlled” and “Controlling” shall have correlative meanings.
“Controlling Interest Transfer” shall have the meaning set forth in Section 5.2.10(e) hereof.
“Corscale” shall mean Corscale, LLC, a Delaware limited liability company.
“Covered Disclosure Information” shall have the meaning set forth in Section 9.1.1(b) hereof.
“Covered Provided Information” shall mean, in connection with a Rated Securitization, any and all financial information (including without limitation any Lease and Tenant Information) (including any updates thereto) with respect to the Borrower or the Property that (i) is provided to Lender in writing (which may be via e-mail) at any time by, or on behalf of, Borrower, SPE Constituent Entity, Guarantor, Sponsor and/or Manager (if the Manager is an Affiliate Manager) and (ii) is relied upon by Lender in connection with statements made in the term sheet (other than a pre-marketing term sheet) and preliminary offering circular prepared in connection with the applicable Securitization or is otherwise provided to the Rating Agencies in connection with the Securitization; provided that Covered Provided Information shall not include (x) any third party reports or information (including financial information or forecasted information) that is solely obtained from any third party report, including, without limitation, zoning reports, appraisals, property condition reports or environmental reports or (y) any statements and information relating to the cities and regions in which the Properties are located.

v.

“Covered Sections” shall have the meaning set forth in Section 9.1.1(b) hereof.
“Debt” shall mean the Outstanding Loan Amount, together with all interest accrued and unpaid thereon (including, after a Securitization, any interest that would accrue on the Outstanding Loan Amount through and including the end of any applicable Interest Period, even if such Interest Period extends beyond any applicable Payment Date, prepayment date or the Maturity Date), any Yield Maintenance Premium that becomes due pursuant to Section 2.4 hereof, and all other sums due to Lender in respect of the Loan under the Note, this Agreement, the Mortgage and the other Loan Documents.
“Debt Service” shall mean, with respect to any particular period of time, the scheduled interest payments due under this Agreement and the Note.
“Debt Service Coverage Ratio” shall mean a ratio in which (a) the numerator is the Net Operating Income and (b) the denominator is the aggregate amount of Debt Service and Mezzanine Debt Service that would be payable pursuant to this Agreement and, if there is a Mezzanine Loan outstanding at such time, the Mezzanine Loan Agreement during the twelve (12) month period following the date of calculation calculated (I) using (A) with respect to the Loan, (i) the Outstanding Loan Amount as of the applicable date of determination and (ii) the Interest Rate and (B) with respect to the Mezzanine Loan, if any, (i) the Outstanding Mezzanine Loan Amount as of the applicable date of determination and (ii) the Interest Rate (as defined in the Mezzanine Loan Agreement) and (II) without giving effect to the Adjusted Interest Rate.
“Debt Yield” shall mean, as of any date of determination, a fraction (a) the numerator of which is the Net Operating Income calculated as of such date and (b) the denominator of which is the aggregate of (x) the then Outstanding Loan Amount as of such date and (y) if there is a Mezzanine Loan outstanding at such time, the then Outstanding Mezzanine Loan Amount as of such date (provided, that if there is a Mezzanine Loan outstanding and such Mezzanine Loan has been the subject of a Discounted Payoff, then the Outstanding Mezzanine Loan Amount shall be deemed reduced by the amount of such Mezzanine Loan retired in connection with the related Discounted Payoff).
“Debt Yield Cure Collateral” shall have the meaning set forth in the definition of “Debt Yield Trigger Event Cure” hereof.
“Debt Yield Cure Collateral Amount” shall mean the amount by which Net Operating Income would need to increase in order to achieve a Debt Yield equal to the Debt Yield Threshold.
“Debt Yield Determination Date” shall mean the date of Borrower’s delivery to Lender of the quarterly financial reporting set forth in Section 5.1.11(d) hereof (or if Borrower shall fail to deliver to Lender such financial reporting set forth in Section 5.1.11(d) hereof by the deadlines set forth in Section 5.1.11(d) hereof, such date as selected by Lender to reflect such period as would have been covered in the quarterly financial reporting set forth in Section 5.1.11(d) if the same was delivered by the deadlines set forth in Section 5.1.11(d) hereof).

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“Debt Yield Threshold” shall mean six and one-half percent (6.50%).
“Debt Yield Trigger Cure Guarantor” shall mean any of (i) Guarantor, (ii) one or more Replacement Sponsor Guarantor(s) or (iii) one or more Replacement Affiliate Guarantors.
“Debt Yield Trigger Cure Guaranty” shall have the meaning ascribed to such term in the definition of “Debt Yield Trigger Event Cure” hereof.
“Debt Yield Trigger Cure Guaranty Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Debt Yield Trigger Cure Prepayment Amount” shall mean the aggregate amount of the Loan and/or the Mezzanine Loan that if prepaid would result in a Debt Yield at least equal to the Debt Yield Threshold.
“Debt Yield Trigger Event” shall mean that, as of any Debt Yield Determination Date, the Debt Yield for the two (2) consecutive calendar quarters immediately preceding such Debt Yield Determination Date is less than the Debt Yield Threshold.
“Debt Yield Trigger Event Cure” shall mean the occurrence of any of the following: (i) the Debt Yield, as determined as of the first day of each of any two (2) consecutive calendar quarters following the occurrence of the applicable Debt Yield Trigger Event is no less than the Debt Yield Threshold, (ii) Borrower prepays the Loan in an amount equal to Lender’s Allocation of the Debt Yield Trigger Cure Prepayment Amount and, if a Mezzanine Loan is outstanding, the Mezzanine Borrower prepays the Mezzanine Loan in an amount equal to Lender’s Allocation (as defined in the Mezzanine Loan Agreement) of the Debt Yield Trigger Cure Prepayment Amount (provided that in the event of a prepayment pursuant to this clause (ii), the Debt Yield Trigger Period shall cease upon such prepayment without any obligation to wait two (2) consecutive calendar quarters), (iii) Debt Yield Trigger Cure Guarantor delivers to Lender a guarantee in form and substance of the Debt Yield Trigger Cure Guaranty attached as Exhibit F hereto or otherwise reasonably acceptable to Administrative Agent (the “Debt Yield Trigger Cure Guaranty”) which Debt Yield Trigger Cure Guaranty shall (1) be in an amount equal to Lender’s Allocation of the Debt Yield Trigger Cure Prepayment Amount and (2) if the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Lender, which takes into account such Debt Yield Trigger Cure Guaranty, and, if a Mezzanine Loan is outstanding, Debt Yield Trigger Cure Guarantor shall deliver to Mezzanine Lender a guarantee in form and substance as the form attached to the Mezzanine Loan Agreement or as otherwise reasonably acceptable to Mezzanine Lender (the “Mezzanine Debt Yield Trigger Cure Guaranty”) which Mezzanine Debt Yield Trigger Cure Guaranty shall (1) be in an amount equal to Lender’s Allocation (as defined in the Mezzanine Loan Agreement) of the Debt Yield Trigger Cure Prepayment Amount and (2) if the Additional Insolvency Opinion Condition is satisfied, then Mezzanine Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Mezzanine Lender, which takes into account such Mezzanine Debt Yield Trigger Cure Guaranty, and such Debt Yield Trigger Cure Guaranty shall be terminated by Lender and, if a Mezzanine Loan is outstanding, such Mezzanine Debt Yield Trigger Cure Guaranty shall be terminated by Mezzanine Lender upon the

v.

earlier of (x) the occurrence of a Debt Yield Trigger Event Cure pursuant to clause (i) or (ii) above or (iv) or (v) below (provided that no other Cash Sweep Period is then in effect), and (y) with respect to the portion guaranteed by Guarantor to Lender or Mezzanine Lender, the repayment of the Debt or the Mezzanine Loan Debt, as applicable, in full, (iv) Borrower delivers to Lender cash and/or a Letter of Credit in an amount equal to Lender’s Allocation of the Debt Yield Cure Collateral Amount (the “Debt Yield Cure Collateral”) and Mezzanine Borrower delivers to the Mezzanine Lender cash and/or a Letter of Credit in an amount equal to Lender’s Allocation (as defined in the Mezzanine Loan Agreement) of the Debt Yield Cure Collateral Amount or to avoid a Cash Sweep Period from occurring (the “Mezzanine Debt Yield Cure Collateral”), which such Debt Yield Cure Collateral shall be held by Lender in escrow as additional collateral for the Loan (and shall be held by Mezzanine Lender in escrow as additional collateral for the Mezzanine Loan) and shall be returned to Borrower by Lender and be returned to Mezzanine Borrower by Mezzanine Lender upon the earlier of (x) the occurrence of a Debt Yield Trigger Event Cure pursuant to clause (i), (ii) or (iii) above or (v) below (provided that no other Cash Sweep Period is then in effect), and (y) with respect to the portion held by Lender or Mezzanine Lender, the repayment of the Debt or the Mezzanine Loan Debt, as applicable, in full or (v) the amount of any Lease Termination Payment deposited in the Lease Termination Payment Reserve Account is equal to, or exceeds, the sum of (A) then Outstanding Loan Amount and (B) the then Outstanding Mezzanine Loan Amount. For the avoidance of doubt, (1) the Debt Yield Cure Collateral shall not be applied by Lender and the Debt Yield Trigger Cure Guaranty shall not be drawn on by Lender to satisfy any portion of the Debt other than (x) during the continuance of an Event of Default, provided such Event of Default was caused by Borrower’s failure to make a payment of Monthly Debt Service Payment Amount hereunder or (y) during the continuance of a Priority Payment Cessation Event and (2) the Mezzanine Debt Yield Cure Collateral shall not be applied by Mezzanine Lender and the Mezzanine Debt Yield Trigger Cure Guaranty shall not be drawn on by Mezzanine Lender to satisfy any portion of the Mezzanine Loan Debt other than (x) during the continuance of a Mezzanine Loan Event of Default, provided such Mezzanine Loan Event of Default was caused by Mezzanine Borrower’s failure to made a payment of Mezzanine Debt Service under the Mezzanine Loan Agreement or (y) during the continuance of a Priority Payment Cessation Event (as defined in the Mezzanine Loan Agreement). In the event Debt Yield Trigger Event Cure is achieved by delivery of the Debt Yield Cure Collateral or the Debt Yield Trigger Cure Guaranty to Lender and delivery of the Mezzanine Debt Yield Cure Collateral or the Mezzanine Debt Yield Trigger Cure Guaranty to Mezzanine Lender in accordance with the terms hereof, the applicable Debt Yield Trigger Period shall cease upon delivery of (y) such Debt Yield Cure Collateral to Lender and such Mezzanine Debt Yield Cure Collateral to Mezzanine Lender or (z) such Debt Yield Trigger Cure Guaranty to Lender and such Mezzanine Debt Yield Trigger Cure Guaranty to Mezzanine Lender, without any obligation to wait two (2) consecutive calendar quarters. In addition, Borrower may elect, in its sole discretion, to cause the occurrence of any Debt Yield Trigger Event Cure to avoid a Cash Sweep Period from occurring.
“Debt Yield Trigger Period” shall mean the period from the date of the occurrence of a Debt Yield Trigger Event until the date that a Debt Yield Trigger Event Cure occurs in respect of such Debt Yield Trigger Event.

v.

“Deemed Approval Requirements” shall mean, with respect to a request by Borrower for Lender’s approval or consent, that:
(i) the correspondence from Borrower to Lender requesting such approval or consent contains a bold-faced, conspicuous legend at the top of the first page thereof stating “FIRST NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE [***] CMBS LOAN. FAILURE TO RESPOND TO THIS REQUEST WITHIN 10 BUSINESS DAYS MAY RESULT IN THE REQUEST BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for Lender to adequately evaluate such request and as reasonably requested by Lender in writing prior to the expiration of such ten (10) Business Day period; and
(ii) if Lender fails to grant or withhold its approval to such request within such ten (10) Business Day period, a second notice requesting approval is delivered to Lender from the Borrowers containing a bold-faced, conspicuous legend at the top of the first page thereof stating that “SECOND AND FINAL NOTICE: THIS IS A REQUEST FOR CONSENT UNDER THE [***] CMBS LOAN. FAILURE TO RESPOND TO THIS REQUEST IN WRITING WITHIN FIVE (5) BUSINESS DAYS WILL RESULT IN YOUR APPROVAL BEING DEEMED GRANTED,” and is accompanied by such information and documents as is reasonably required for Lender to adequately evaluate such request and as reasonably requested by Lender in writing prior to the expiration of such five (5) Business Day period, and if Lender fails to grant or withhold its approval to such request (or denies such request without stating the grounds for such denial in reasonable detail) prior to the expiration of such five (5) Business Day period.
“Default” shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.
“Default Rate” shall mean, with respect to any Component, a rate per annum equal to the lesser of (a) the Maximum Legal Rate and (b) three percent (3%) above the Interest Rate otherwise applicable to such Component.
“Defeasance Collateral” shall mean U.S. Obligations, which provide for interest payments (and on the Permitted Par Prepayment Date, interest payments and principal prepayments) (i) on or prior to, but as close as possible to, all successive Payment Dates after the Defeasance Date through the monthly payment date selected by the Borrower that is either the Permitted Par Prepayment Date, a monthly payment date following the Permitted Par Prepayment Date, or the Maturity Date (as selected by the Borrower), and (ii) in amounts equal to or greater than the Scheduled Defeasance Payments relating to such Payment Dates.
“Defeasance Date” shall have the meaning set forth in Section 2.8.1 hereof.
“Defeasance Event” shall have the meaning set forth in Section 2.8.1 hereof.
“Defeasance Security Agreement” shall have the meaning set forth in Section 2.8.1(a)(v) hereof.

v.

“Development Costs” shall mean any Capital Expenditures or development or leasing costs incurred by Borrower in connection with the development or leasing of the Property, in each case, which are not Build-Out Costs.
“Disclosure Document(s)” shall mean a prospectus, prospectus supplement, private placement memorandum, offering memorandum, offering circular, term sheet (but excluding any pre-marketing term sheet), or other similar offering documents provided to prospective investors (but excluding any such similar offering documents delivered in connection with the pre-marketing of the applicable Rated Securitization), in each case in preliminary or final form and including any amendments, supplements, exhibits, annexes and other attachments thereto, used to offer Securities in connection with a Rated Securitization that has been (i) delivered to Borrower by Lender for Borrower’s review and (ii) designated as a “Disclosure Document” by Lender in its reasonable discretion in a written notice to Borrower (which may be by email).
“Discounted Payoff” shall have the meaning set forth in Section 2.10(k) hereof.
“Division” shall mean, as to any Person, such Person dividing and/or otherwise engaging in and/or becoming subject to, in each case, any division pursuant to, or as permitted by, §18-217 of the Delaware Limited Liability Company Act.
“EEA Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligibility Requirements” shall mean, with respect to any Person, that such Person together with its Affiliates (i) is regularly engaged in the business of making, originating or owning commercial mortgage or mezzanine real estate loans or interests in such commercial mortgage and/or mezzanine real estate loans and holds at least $500,000,000 of such commercial real estate loans (and/or interest therein), (ii) is not an Embargoed Person and has never been convicted of, or pled guilty or no contest to, any unlawful activity, including money laundering, terrorism or terrorism activities, (iii) has not been party to any bankruptcy proceedings, voluntary

v.

or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors or the subject of any material governmental or regulatory investigation which resulted in a final, non-appealable conviction for criminal activity involving moral turpitude or a civil proceeding in which such Person has been found liable in a final non-appealable judgment for attempting to hinder, delay or defraud creditors, each within seven (7) years prior to the date of determination and (iv) if such Person is not a bank or an insurance company, has no material then outstanding and unpaid judgments against such Person.
“Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with an Eligible Institution which is subject to regulations substantially similar to 12 C.F.R. § 9.10(b), having in either case a combined capital and surplus of at least $50,000,000.00 and subject to supervision or examination by federal and state authority, as applicable. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.
“Eligible Assignee” shall mean (A) during the continuance of an Event of Default, any Person (provided that so long as no Priority Payment Cessation Event has occurred, such Person shall not be a Competitor) and (B) so long as no Event of Default has occurred and is continuing, any Person (other than a natural person) that is any of the following, provided that any such Person shall at the time it acquires an interest in the Loan satisfy the Eligibility Requirements: (a) a commercial bank or investment bank organized under the laws of the United States, or any state thereof which regularly invests in or makes commercial real estate loans; (b) a commercial bank or investment bank organized under the laws of any other country that is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country which regularly invests in or makes commercial real estate loans (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD); (c) a Person that is engaged in the business of commercial real estate banking and that is: (1) an Affiliate of a Lender, or (2) a Person of which a Lender is a subsidiary; (d) an insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which regularly invests in or makes commercial real estate loans; (e) a fund (other than a mutual fund) which regularly invests in or makes commercial real estate loans; (f) any Lender or (g) such other Person reasonably approved by Borrower. Notwithstanding the foregoing, “Eligible Assignee” shall not include (x) any Lender that is a defaulting lender under any Lender Document, (y) any Competitor (other than during the continuance of an Event of Default if a Priority Payment Cessation Event has occurred) or Embargoed Person or (z) Borrower or its Affiliates, except to the extent permitted by, and subject to, Section 10.28. Notwithstanding anything to the contrary contained herein, if any proposed transferee of the Loan is not an Eligible Assignee, Borrower’s reasonable consent to such transferee will be required (provided, if the proposed transferee is a Competitor, Borrower’s consent may be given or withheld in its sole and absolute discretion). Notwithstanding the foregoing, following the occurrence of a

v.

Securitization of the Loan (or any portion thereof), then with respect to the portion of the Loan subject to such Securitization only, no restriction set forth herein shall prevent Lender from selling or distributing the related certificates (or similar interests) to any Person or entity in connection with such Securitization.
“Eligible Institution” shall mean (a) other than in its capacity as Agent, Lockbox Bank or holder of any Reserve Account that is subject to the immediately succeeding clause (b), (c) or (d), a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short-term unsecured debt obligations or commercial paper of which are rated at least “A-1+” by S&P, “P-1” by Moody’s or “F-1+” by Fitch in the case of accounts in which funds are held for thirty (30) days or less (or, in the case of Letters of Credit and accounts in which funds are held for more than thirty (30) days, the long-term unsecured debt obligations of which are rated at least “AA-” by Fitch or S&P or “Aa3” by Moody’s), (b) if any of the Securities or any class thereof in any Securitization is rated by Moody’s, in its capacity as Agent and/or holder of any Reserve Account, a depository institution or trust company insured by the Federal Deposit Insurance Corporation the long-term deposit ratings of which are rated at least “A2” by Moody’s, (c) if any of the Securities or any class thereof in any Securitization is rated by Moody’s, in its capacity as Lockbox Bank, a depository institution or trust company insured by the Federal Deposit Insurance Corporation the long-term unsecured debt obligations of which are rated at least “Baa3” by Moody’s, (d) if any of the Securities or any class thereof in any Securitization is rated by S&P and/or Fitch, in its capacity as Agent, Lockbox Bank and/or holder of any Reserve Account, Bank of America, N.A., KeyBank National Association, Wells Fargo Bank, National Association, Capital One, N.A., PNC Bank, National Association or U.S. Bank, N.A., provided, that, in each case the applicable ratings of such entity are not reduced below the lower of (i) the ratings for S&P and/or Fitch, as applicable, set forth in subsection (a) hereof and (ii) such entity’s ratings by S&P and/or Fitch, as applicable, in effect as of the Closing Date, or (e) such other financial institution reasonably acceptable to Lender, which, to the extent any of the Securities or any class thereof in any Securitization is rated by Moody’s and/or KBRA, shall be evidenced by a Rating Agency Confirmation. Notwithstanding the foregoing, to the extent that any of the Securities or any class thereof in any Securitization is rated by Moody’s, the requirements set forth in each of the foregoing clauses (a), (b) and (c) shall be satisfied in all instances with respect to Moody’s.
“Embargoed Person” shall mean any Person, entity or government targeted by trade restrictions under U.S. law, including, but not limited to, The USA PATRIOT Act (including the anti-terrorism provisions thereof), the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder including those related to Specially Designated Nationals and Specially Designated Global Terrorists, or targeted by any economic sanctions regime administered or enforced by the U.S. Government (including those administered by OFAC, the U.S. Department of State and the U.S. Department of Commerce), the United Kingdom, Canada or the European Union, with the result that the investment in Borrower, any SPE Constituent Entity, Guarantor or Sponsor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.

v.

“Environmental Indemnity” shall mean that certain Environmental Indemnity Agreement, dated as of the Closing Date, executed by Borrower in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Equipment” shall have the meaning set forth in the granting clause of the Mortgage.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.
“Event of Default” shall have the meaning set forth in Section 8.1 hereof.
“Excess Cash Flow” shall mean all funds outstanding in the Cash Management Account (in excess of any required minimum balance) after payment or disbursement of all amounts which are required to be paid or disbursed pursuant to Sections 3(a) through (k) of the Cash Management Agreement.
“Excess Cash Flow Deposit Cap” shall have the meaning set forth in Section 7.5.1 hereof.
“Excess Cash Flow Guarantor” shall mean any of (i) Guarantor, (ii) one or more Replacement Sponsor Guarantors or (iii) one or more Replacement Affiliate Guarantors.
“Excess Cash Flow Guaranty” shall mean an Excess Cash Flow Guaranty entered into by an Excess Cash Flow Guarantor for the benefit of Lender in the form of the Excess Cash Flow Guaranty attached hereto as Exhibit C and entered into in accordance with Section 7.5.2(c) hereof, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Excess Cash Flow Guaranty Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Excess Cash Flow Reserve Account” shall have the meaning set forth in Section 7.5.1 hereof.
“Excess Cash Flow Reserve Funds” shall have the meaning set forth in Section 7.5.1 hereof.
“Excess Net Proceeds” shall have the meaning set forth in Section 6.4(b)(vii) hereof.
“Exchange Act” shall have the meaning set forth in Section 9.1.1(l) hereof.
“Excluded Entity” shall mean any entity comprising Sponsor or any direct or indirect legal or beneficial owner (including, without limitation, any shareholder partner, member and/or non-member manager) of any entity comprising Sponsor.

v.

“Excluded Lease” shall mean any Lease that leases space at the Property for management offices, solar panels, storage, rooftop equipment, billboards or parking.
“Excluded Taxes” shall mean any of the following Section 2.9 Taxes imposed on or with respect to a recipient: (a) Section 2.9 Taxes that are imposed on a recipient’s overall net income (and franchise Section 2.9 Taxes imposed in lieu thereof or in addition thereto), or by the jurisdiction under the laws of which such recipient is organized or in which the principal office is located or, in the case of any Lender, in which its applicable lending office is located or as a result of a present or former connection between the recipient and the jurisdiction imposing such tax (unless such Section 2.9 Taxes are imposed solely as a result of the recipient having executed, delivered or performed its obligations or received payments under, or enforced, this Agreement or any of the other Loan Documents), (b) Section 2.9 Taxes that are branch profits taxes imposed by the United States or any other jurisdiction described in clause (a) above, (c) in the case of a Lender, any U.S. federal Section 2.9 Taxes resulting from any applicable law in effect on the date Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from any Loan Party with respect to such Section 2.9 Taxes pursuant to Section 2.9(a), (d) any Section 2.9 Taxes attributable to Lender’s (or other relevant recipient’s) failure to comply with Section 2.9(e) and (e) any Section 2.9 Taxes imposed pursuant to FATCA.
“Exempt Transferee” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Existing Management Agreement” shall mean (x) that certain Property Management Agreement set forth on Schedule 1.1(b) attached hereto, pursuant to which Existing Manager is to provide management and other services (as applicable) with respect to the Property, (y) the Transition Services Agreement and (z) upon execution thereof, that certain Property Management Agreement between Borrower and Stack substantially in the form attached hereto as Exhibit G-1 (the “Stack Management Agreement”), pursuant to which Stack is to provide management and other services (as applicable) with respect to the Property.
“Existing Manager” shall mean, individually or collectively, as the context may require, (i) Corscale, (ii) Salute Mission Critical LLC, a Delaware limited liability company and (iii) Stack.
“Exiting Guarantor” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Extraordinary Expense” shall have the meaning set forth in Section 5.1.11(e) hereof.
“Facilities Clearance” shall mean, with respect to any Person (other than a natural person), a determination from the Defense Counterintelligence and Security Agency that, from a security viewpoint, such Person (other than a natural person) is eligible for access to classified information of a certain category (and all lower categories).

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“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Reserve Bank of New York’s Website” shall mean the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.
“Fiscal Year” shall mean each twelve (12) month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.
“Fitch” shall mean Fitch, Inc.
“Fixtures” shall have the meaning set forth in the granting clause of the Mortgage.
“Flood Insurance Acts” shall have the meaning set forth in Section 6.1(a)(i) hereof.
“Force Majeure” shall mean any event, circumstance or condition beyond the reasonable control of Borrower, including without limitation, strikes, labor disputes, acts of God, the elements, governmental restrictions, regulations or controls, enemy action, civil commotion, fire, casualty, accidents, disease, pandemic, epidemic, quarantine, mechanical breakdowns or shortages of, or inability to obtain, labor, utilities or materials, in each case which prevents, hinders or delays Borrower’s ability to perform its obligations hereunder.
“Foreclosure” shall have the meaning set forth in Section 9.2(a)(vi) hereof.
“Free Excess Cash Flow” shall mean, as of any date of determination during a Cash Sweep Period, all Excess Cash Flow that is (x) in an amount greater than the Excess Cash Flow Deposit Cap or (y) guaranteed pursuant to the Excess Cash Flow Guaranty.
“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report.
“Governmental Authority” shall mean any court, board, agency, commission, office or other authority of any nature whatsoever for any governmental unit (foreign, federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence having jurisdiction over, as applicable, Borrower, Guarantor and/or the Property (and any operations conducted thereat).
“Grantor Trust” shall mean a grantor trust as defined in subpart E, part I of subchapter J of the Code.

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“Gross Income from Operations” shall mean, for any date of determination, the sum of (a) total annualized base rent in place as of such date of determination based on executed Leases, including (i) executed Leases with future lease term commencement dates, (ii) executed Leases with free rent periods currently in effect and (iii) any contractual rent increases within the twelve (12) calendar months following such date of determination, but excluding any Tenants (A) in monetary default under their Lease with respect to the payment of base rent in an aggregate amount greater than or equal to the amount of base rent that is payable by such Tenant over a ninety (90) day or greater period, or (B) in bankruptcy who have not assumed their Leases unless a guaranty of such Lease remains in effect and the guarantor thereunder is not subject to bankruptcy proceedings, (b) reimbursed expenses and/or reimbursements to the extent such expenses and/or reimbursements are provided for pursuant to the applicable Lease during the twelve (12) month period immediately preceding such date of determination and (c) percentage and overage rent and ancillary income (including, without limitation, parking, tenant services and signage), in each case pursuant to this clause (c), during the twelve (12) month period immediately preceding such date of determination (without duplication of any amounts set forth in clauses (a) and (b) above), but excluding (solely for purposes of calculating Net Operating Income) one-time extraordinary income or non-recurring income.
“GS” shall have the meaning set forth in the introductory paragraph hereto.
“Guaranteed Excess Cash Flow” shall have the meaning set forth in the Excess Cash Flow Guaranty.
“Guarantor” shall mean, individually or collectively, as the context may require, (a) Initial Guarantor or (b) from and after a substitution in accordance with the terms hereof and of the Guaranty, as applicable, any Replacement Sponsor Guarantor, any Replacement Affiliate Guarantor and/or any Replacement Guarantor.
“Guarantor Bankruptcy Event” shall have the meaning assigned thereto in Section 8.1(a)(ix) hereof.
“Guarantor Default” shall have the meaning assigned thereto in Section 8.1(a)(xvi) hereof.
“Guarantor Misrepresentation” shall have the meaning assigned thereto in Section 8.1(a)(vi) hereof.
“Guarantor Release” shall have the meaning assigned thereto in Section 5.2.10(d)(i) hereof.
“Guaranty” shall mean that certain Guaranty, dated as of the Closing Date and executed and delivered by Guarantor in connection with the Loan to and for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

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“Guaranty Assumption” shall mean (i)(x) a Replacement Sponsor Guarantor and/or a Replacement Affiliate Guarantor executes a replacement guaranty substantially in the form of the Guaranty or Ancillary Guaranty being replaced or otherwise in a form reasonably satisfactory to Lender or (y) a Guarantor or Ancillary Guarantor that is not an Exiting Guarantor is, or agrees to become, liable pursuant to such Guaranty or Ancillary Guaranty for all Guaranteed Obligations (as defined in the applicable Guaranty or Ancillary Guaranty executed by the Exiting Guarantor) of the Exiting Guarantor occurring from and after such Transfer or (ii) Borrower delivers a replacement guaranty substantially in the form of the Guaranty or Ancillary Guaranty being replaced or otherwise in a form reasonably satisfactory to Lender, from (x) with respect to the Guaranty or any Alterations Guaranty, a Replacement Guarantor that Controls Borrower, or is under common Control with Borrower (or if in connection with a Public Sale, a Qualified Public Company) or (y) with respect to any Excess Cash Flow Guaranty, a Replacement Sponsor Guarantor and/or Replacement Affiliate Guarantor, in each case, which replacement guaranty shall include all liability for all such acts under the applicable Guaranty or Ancillary Guaranty for which Exiting Guarantor was so released. In connection with any Guaranty Assumption, Borrower shall deliver to Lender (A) the organizational documents of the applicable Replacement Guarantor, (B) resolutions authorizing such Replacement Guarantor to enter into either the assumption of the Guaranty or Ancillary Guaranty, as applicable, or the replacement guaranty referenced above and (C) (x) an enforceability and due execution opinion covering the enforceability of such assumption of the Guaranty or Ancillary Guaranty, as applicable, or such replacement guaranty in the same form and substance as the enforceability opinion delivered to Lender on the Closing Date (or in such other form as reasonably approved by Lender) and (y) to the extent such Replacement Sponsor Guarantor or Replacement Affiliate Guarantor was not included in the Insolvency Opinion, an Additional Insolvency Opinion.
“Guaranty Release Conditions” shall have the meaning assigned thereto in Section 5.2.10(d)(i) hereof.
“Immaterial Transfer/Release” shall have the meaning set forth in Section 5.2.2(a) hereof.
“Improvements” shall have the meaning set forth in the granting clause of the Mortgage.
“Indebtedness” of a Person, at a particular date, shall mean the sum (without duplication) at such date of (a) all indebtedness of such Person (including, without limitation, amounts for borrowed money and indebtedness in the form of mezzanine debt and preferred equity); (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) the face amount of the obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person or entity, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed,

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provided that “Indebtedness” described in this clause (g) shall not include any Permitted Encumbrances.
“Indemnified Liabilities” shall have the meaning set forth in Section 10.13(b) hereof.
“Indemnified Parties” shall mean (a) Lender, (b) any Affiliate of Lender that has filed any registration statement relating to a Securitization or has acted as the sponsor or depositor in connection with such Securitization, (c) any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in such Securitization, (d) any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in such Securitization, (e) each Person who Controls (within the meaning of Section 15 of the Exchange Act) any Person described in any of the foregoing clauses, (f) any Person who is or will have been involved in the origination of the Loan, (g) Servicer, (h) any Person in whose name the Liens created by the Mortgages are or will be recorded, (i) any Person who holds or acquires or has held or acquired a full or partial interest in the Loan (including, but not limited to, investors in the Securities, as well as custodians, trustees and other fiduciaries who hold or have held a full or partial interest in the Loan evidenced for the benefit of third parties), (j) any Person who holds or acquires an interest in the Loan, (k) any successors by merger, consolidation or acquisition of all or a substantial portion of Lender’s assets and business and (l) the respective officers, directors, shareholders, partners, employees, agents, representatives, Affiliates, participants, successors and assigns of any Person described in any of the foregoing clauses.
“Indemnified Persons” shall have the meaning set forth in Section 9.1.1(b) hereof.
“Independent Director” or “Independent Manager” or “Independent Trustee” means a natural person who has prior experience as an independent director, independent manager, independent trustee or independent member who is provided by CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or independent managers, another nationally-recognized company reasonably approved by Lender that provides professional independent directors or independent managers and other corporate services in the ordinary course of its business and is not an Affiliate of Borrower or any SPE Constituent Entity, and which natural person is duly appointed as an Independent Director or Independent Manager or Independent Trustee, as applicable, and is not, and has never been, and will not while serving as an Independent Director or Independent Manager or Independent Trustee, as applicable, be, any of the following:
(a)a member, partner, equityholder, beneficial owner, manager, director, trustee, officer or employee of Borrower, any SPE Constituent Entity or any of their respective Affiliates (other than as an Independent Director or Independent Manager or Independent Trustee of (i) Borrower or any SPE Constituent Entity or (ii) any Affiliate of Borrower that does not own a direct or indirect interest in the Borrower and that is required by a creditor to be a “single purpose bankruptcy remote entity”, provided that (A) such Independent Director or Independent Manager or Independent Trustee is employed by a company that routinely provides professional independent directors or managers in the ordinary course of its business and (B) the

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fees that such Independent Director or Independent Manager or Independent Trustee earns from serving as an Independent Director or Independent Manager or Independent Trustee of Borrower, each SPE Constituent Entity and any Affiliate of Borrower in any given calendar year constitute, in the aggregate, less than five percent (5%) of the annual income of such Independent Director or Independent Manager or Independent Trustee for that calendar year);
(b)a creditor, supplier or service provider (including provider of professional services) to Borrower, any SPE Constituent Entity, or any of their respective Affiliates (other than a nationally-recognized company that routinely provides professional independent directors or independent managers or independent trustees and other corporate services to Borrower, any SPE Constituent Entity or any of their respective Affiliates in the ordinary course of its business);
(c)a family member of any Person referenced in the foregoing clauses (a) and (b) that is a natural person; or
(d)a Person that Controls any Person referenced in any of the foregoing clauses (a), (b) or (c).
For purposes of this definition, a “single purpose bankruptcy remote entity” is an entity whose organizational documents contain restrictions on its activities and impose requirements intended to preserve such entity’s separateness that are substantially similar to the provisions of the definition of “Special Purpose Entity” below.
“Initial Guarantor” shall mean Blue Owl Digital Infrastructure Operating Partnership LP, a Delaware limited partnership.
“Initial Interest Rate” shall mean, with respect to (i) Component A, 5.42109% per annum and (ii) Component B, 5.66399% per annum.
“Insolvency Opinion” shall mean that certain non-consolidation opinion letter dated as of the Closing Date delivered by Gabell Beaver LLC in connection with the Loan.
“Insolvency Opinion Affiliate” shall mean any Person that (i) directly or indirectly, Controls Borrower or (ii) directly or indirectly owns forty-nine percent (49%) or more of the beneficial interests in Borrower.
“Insurance Premiums” shall have the meaning set forth in Section 6.1(b) hereof.
“Insurance Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Insurance Reserve Funds” shall have the meaning set forth in Section 7.2.1 hereof.
“Interest Period” shall mean, with respect to each Component, (a) the period commencing on (and including) the Closing Date (or such earlier date on which interest begins to accrue pursuant to any escrow letter between Borrower and Lender) and ending on (and including) July 8, 2026 and (b) thereafter, the period commencing on (and including) the ninth (9th) day of each calendar month during the term of the Loan and ending on (and including) the

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eighth (8th) day of the following calendar month. Each Interest Period as set forth in clause (b) above shall be a full month and shall not be shortened by reason of any payment of the Loan prior to the expiration of such Interest Period.
“Interest Rate” shall mean, with respect to each Component, (a) from the Closing Date through and including the last day of the Interest Period in which the Anticipated Repayment Date occurs, the applicable Initial Interest Rate (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate) and (b) from and after the first day of the Interest Period commencing immediately following the Anticipated Repayment Date, the Adjusted Interest Rate (or, when applicable pursuant to this Agreement or any other Loan Document, the Default Rate).
“JPM” shall have the meaning set forth in the introductory paragraph hereto.
“KBRA” shall mean Kroll Bond Rating Agency, LLC.
“KYC Searches” shall mean, with respect to any Person, customary and satisfactory “know your customer” compliance screening searches of such Person consisting of a search and evaluation of (x) OFAC sanctions and other government-required sanctions lists, (y) negative news screening of such Person associated with material derogatory information that could reasonably result in anti-money laundering risk to Lender related to terrorist or other financial crimes and (z) such customary statutes and other customary information reasonably required by Lender to confirm that such Person is not an Embargoed Person.
“Lease” shall mean (a) any lease, master service agreement, co-location agreement, hosting service agreement or other similar agreement (including any BNB Lease), sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Tenant is granted a possessory interest in, or right to use or occupy all or any portion of any space in the Property entered into by or on behalf of Borrower, (b) every modification, amendment or other supplemental or side agreement relating to the agreements described in clause (a) above and (c) every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto with respect to the agreements described in clause (a) above.
“Lease and Tenant Information” shall mean information regarding the Leases and the occupancy of or payment of rent by the Tenants pursuant to such Leases (including, without limitation, any Tenant communication that may impact occupancy or payment of rent (other than an estoppel certificate delivered by such Tenant for the benefit of Lender)).
“Lease Termination Payment” shall have the meaning set forth in Section 5.1.20(f) hereof.
“Lease Termination Payment Reserve Account” shall have the meaning set forth in Section 7.8(a) hereof.

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“Lease Termination Payment Reserve Funds” shall have the meaning set forth in Section 7.8(a) hereof.
“Legal Requirements” shall mean, with respect to the Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities (including, but not limited to, the Americans With Disabilities Act of 1990, the Fair Housing Amendments Act of 1988, and all federal, state and local laws and ordinances related to handicapped access, and all rules, regulations and orders issued pursuant thereto (“Access Laws”)) affecting the Property or any part thereof, or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, at any time in force affecting Borrower, the Property or any part thereof, including, without limitation, any which may (a) require repairs, modifications or Alterations in or to the Property or any part thereof, or (b) in any way limit the use and enjoyment thereof.
“Lender” shall have the meaning set forth in the introductory paragraph hereto.
“Lender Documents” shall mean any agreement among Lender, any Mezzanine Lender and/or any participant or any fractional owner of a beneficial interest in the Loan or any Mezzanine Loan relating to the administration of the Loan, any Mezzanine Loan, the Loan Documents or the Mezzanine Loan Documents, including without limitation any intercreditor agreements, co-lender agreements, trust and servicing agreements, pooling and servicing agreements and participation agreements.
“Lender’s Allocation” shall mean a fraction, expressed as a percentage as of the date of determination, the numerator of which is the Outstanding Loan Amount and the denominator of which is the aggregate of the Outstanding Loan Amount and the Outstanding Mezzanine Loan Amount.
“Letter of Credit” shall mean an irrevocable, unconditional, transferable, clean sight draft letter of credit having an initial term of not less than one (1) year, in favor of Lender and entitling Lender to draw thereon in New York, New York, based solely on a statement that Lender has the right to draw thereon executed by an officer or authorized signatory of Lender. A Letter of Credit must be issued by an Eligible Institution.
“Licenses” shall have the meaning set forth in Section 4.1.22 hereof.
“Lien” shall mean, with respect to the Property, any mortgage, deed of trust, deed to secure debt, indemnity deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting Borrower, the Property, any portion thereof or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances.

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“Loan” shall mean the loan made by Lender to Borrower pursuant to this Agreement and evidenced and secured by the Note and the other Loan Documents.
“Loan Documents” shall mean, collectively, this Agreement, the Note, the Mortgage, the Guaranty, the Environmental Indemnity, the Assignment of Management Agreement, the Closing Date Lockbox Agreement, the Cash Management Agreement, the Assignment of Transition Services Agreement, the Post-Closing Obligations Letter, the Excess Cash Flow Guaranty, the Debt Yield Trigger Cure Guaranty and the Alterations Guaranty, in each instance, if applicable, and all other documents executed and/or delivered in favor of Lender in connection with the Loan, as each of the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Loan Party” shall mean Borrower, any SPE Constituent Entity and Guarantor.
“Loan Split Documents” shall have the meaning set forth in Section 9.1.2(a) hereof.
“Loan Splitting” shall have the meaning set forth in Section 9.1.2(a) hereof.
“Loan-to-Value Ratio” shall mean, as of the date of its calculation, the ratio (expressed as a percentage) of (a) the then current Outstanding Loan Amount as of the date of such calculation to (b) the fair market value of the Property (for purposes of the REMIC provisions, only, based solely on real property and excluding any personal property or going concern value) as established by Borrower to Lender’s reasonable satisfaction using any commercially reasonable method permitted to a REMIC Trust (which may include (i) an existing appraisal if such release occurs within twenty-four (24) months of the appraisal date, (ii) a new appraisal, (iii) a broker’s price opinion or (iv) other written determination of value using a commercially reasonable valuation method).
“Lockbox Account” shall have the meaning set forth in Section 2.7.1 hereof.
“Lockbox Agreement” shall mean the Closing Date Lockbox Agreement or any Replacement Lockbox Agreement, as applicable, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Lockbox Bank” shall mean JPMorgan Chase Bank, National Association, or any Replacement Lockbox Bank.
“Lockbox Consolidation” shall have the meaning set forth in Section 2.7.1(f) hereof.
“Losses” shall mean any actual liabilities, losses, damages, obligations, fees, interest, penalties and actual out-of-pocket costs and expenses (including reasonable attorneys’ fees); provided that Losses shall not include (i) special, consequential, exemplary or punitive damages and/or lost profits and diminution in value claims, except to the extent Lender is required in a final judgment to pay the same to a third party (without duplication) and (ii) any of

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the forgoing to the extent resulting from the gross negligence, illegal acts, fraud or willful misconduct of the Person otherwise entitled to indemnification or recourse for such Losses.
“Major Lease” shall mean, with respect to the Property, any Lease which, (A) is not the Single Tenant Lease or a Qualified Major Lease and (B) provides the Tenant thereunder with access to thirty-five (35) or more megawatts of critical power at the Property. Notwithstanding the foregoing, in no event shall the Excluded Leases constitute a Major Lease.
“Management Agreement” shall mean the Existing Management Agreement or, if the context requires, a Replacement Management Agreement pursuant to which a Qualified Manager is managing the Property (including, any parking lot, parking garage, parking facility or parking area, as applicable) in accordance with the terms and provisions of this Agreement.
“Management Default Election Notice” shall have the meaning set forth in Section 8.1(a)(xiv) hereof.
“Manager” shall mean Existing Manager or, if the context requires, a Qualified Manager who is managing the Property (including, any parking lot, parking garage, parking facility or parking area, as applicable) in accordance with the terms and provisions of this Agreement pursuant to a Replacement Management Agreement.
“Material Action” shall have the meaning set forth in paragraph (xii) of the definition of “Special Purpose Entity” below.
“Material Adverse Effect” shall mean any event or condition that has a material adverse effect on (a) the use, operation, or value of the Property, (b) the business, profits, operations or financial condition of Borrower (including, without limitation, Net Operating Income), (c) the enforceability, validity, perfection or priority of the lien of the Mortgage or the other Loan Documents or (d) the ability of Borrower to repay the principal and interest of the Loan as it becomes due or to satisfy any of Borrower’s other material obligations under the Loan Documents.
“Maturity Date” shall mean the Payment Date occurring in March of 2040, or such other date on which the final payment of principal of the Note becomes due and payable as therein or herein provided, whether at such stated maturity date, by declaration of acceleration, or otherwise.
“Maximum Legal Rate” shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the indebtedness evidenced by the Note and as provided for herein or the other Loan Documents, under the laws of such state or states whose laws are held by any court of competent jurisdiction to govern the interest rate provisions of the Loan.
“Mezzanine Borrower” shall mean one or more special purpose vehicles that serve as borrowers under the Mezzanine Loan and own the limited liability company interests or limited partnership interests, as applicable, of Borrower.

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“Mezzanine Debt Service” shall mean, with respect to any particular period of time, interest payments then due under the Mezzanine Loan.
“Mezzanine Debt Yield Cure Collateral” shall have the meaning ascribed to such term in the definition of “Debt Yield Trigger Event Cure” hereof.
“Mezzanine Debt Yield Trigger Cure Guaranty” shall have the meaning ascribed to such term in the definition of “Debt Yield Trigger Event Cure” hereof.
“Mezzanine Lender” shall mean any holder of the Mezzanine Loan, together with their respective successors and/or assigns.
“Mezzanine Loan” shall have the meaning set forth in Section 2.10 hereof.
“Mezzanine Loan Agreement” shall mean the loan agreement entered into in connection with the Mezzanine Loan, as the same may be amended, restated, replaced, supplemented or modified, from time to time.
“Mezzanine Loan Documents” shall mean the “Loan Documents” under the Mezzanine Loan Agreement.
“Mezzanine Loan Event of Default” shall mean “Event of Default” under the Mezzanine Loan Documents.
“Minimum Disbursement Amount” shall mean Twenty-Five Thousand and No/100 Dollars ($25,000.00).
“Monthly Debt Service Payment Amount” shall mean, with respect to each Component, on each Payment Date, the amount equal to interest at the Initial Interest Rate which accrues on the outstanding principal balance of such Component for the Interest Period in which the Payment Date occurs. For the avoidance of doubt, in no event shall the Monthly Debt Service Payment Amount be calculated using the Adjusted Interest Rate.
“Moody’s” shall mean Moody’s Investors Service, Inc.
“Mortgage” shall mean that certain Second Amended and Restated Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of the Closing Date, executed and delivered by Borrower to Lender as security for the Loan and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.
“Mortgage Mandatory Prepayment Amount” shall have the meaning set forth in Section 2.4.2 hereof.
“Net Operating Income” shall mean, for any date of determination, the amount obtained by subtracting (i) Operating Expenses for the previous twelve (12) month period from (ii) Gross Income from Operations. For reference purposes, a sample calculation of Net

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Operating Income (including a sample calculation of the assumed management fee) is attached as Schedule 1.1(k) to this Agreement.
“Net Proceeds” shall have the meaning set forth in Section 6.4(b) hereof.
“Net Proceeds Deficiency” shall have the meaning set forth in Section 6.4(b)(vi) hereof.
“Net Proceeds Prepayment” shall have the meaning set forth in Section 6.4(e) hereof.
“Net Sales Proceeds” shall mean one hundred percent (100%) of the gross proceeds from the sale of the Property to be received by or on behalf of the Borrower in respect of such sale, less and except: any reasonable and customary brokerage fees and sales commissions payable to third parties, transfer, stamp and/or intangible taxes, reasonable, customary and market closing costs and any other reasonable and customary third party costs and expenses actually incurred by Borrower in connection with such sale, as evidenced by a settlement statement or customary invoice.
“Net Worth” shall have the meaning set forth in the Guaranty.
“Net Worth Threshold” shall mean $250,000,000.
“New Note” shall have the meaning set forth in Section 9.1.2(a) hereof.
“New Note Amount” shall have the meaning set forth in Section 9.1.2(a) hereof.
“New TRS Borrower” shall have the meaning set forth in Section 10.29(a) hereof.
“Non-Consenting Lender” shall have the meaning set forth in Section 10.30(f) hereof.
“Non-Disturbance Agreement” shall have the meaning set forth in Section 5.1.20(a) hereof.
“Non-Excluded Taxes” shall mean (a) Section 2.9 Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any Loan Party under any Loan Document, and (b) to the extent not otherwise described in clause (a), Other Taxes.
“Non-Pledged Account” shall have the meaning set forth in Section 2.7.1(b) hereof.
“Non-Recourse Assumption” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“Non-U.S. Lender” shall have the meaning set forth in Section 2.9(e)(i) hereof.

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“Note” shall mean, individually or collectively, as the context may require, Note A-1 and Note A-2.
“Note A-1” shall mean that certain Replacement Amended and Restated Promissory Note A-1 of even date herewith in the principal amount of Three Hundred Thirty-Five Million Four Hundred Sixty Thousand and 00/100 Dollars ($335,460,000.00), made by Borrower in favor of JPM, as the same may be amended, restated, replaced, supplemented, split or otherwise modified from time to time.
“Note A-2” shall mean that certain Replacement Amended and Restated Promissory Note A-2 of even date herewith in the principal amount of Two Hundred Twenty-Three Million Six Hundred Forty Thousand and 00/100 Dollars ($223,640,000.00), made by Borrower in favor of GS, as the same may be amended, restated, replaced, supplemented, split or otherwise modified from time to time.
“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of Borrower or the general partner or the managing member or sole member of Borrower, as applicable.
“Operating Expenses” shall mean, without duplication, as of any date of determination, all ordinary costs and expenses of Borrower with respect to the operation, management, maintenance, repair and use of the Property, Taxes and Insurance Premiums for the twelve (12) month period immediately preceding the date of determination; provided, however, that such expenses shall not include (i) non-cash items (other than expenses that are due and payable but not yet paid), (ii) interest, principal or any other sums due and owing with respect to the Loan or the Mezzanine Loan, (iii) deposits into reserve accounts required to be maintained pursuant to the Loan Documents or the Mezzanine Loan Documents, (iv) income taxes or other taxes in the nature of income taxes, (v) extraordinary expenses, extraordinary losses or non-recurring expenses (including capitalized labor), (vi) Capital Expenditures (including Build-Out Costs and Development Costs) or capital reserves, (vii) leasing commissions, (viii) equity distributions or (ix) without duplication of any amounts set forth in (i) through (viii) hereof, expenses that are subject to reimbursement by any third party or under any insurance policy; provided, further, that the foregoing shall be adjusted as of the applicable date of determination for any known changes in Taxes or Insurance Premiums that will take effect during the succeeding twelve (12) months as of the applicable date of determination (the “Tax and Insurance Adjustment”).
“Organizational Documents” shall mean as to any Person, the certificate of organization or certificate of formation and operating agreement or limited liability company agreement with respect to a limited liability company; the certificate of limited partnership and partnership agreement with respect to a limited partnership, or any other organizational or governing documents of such Person.
“Other Charges” shall mean all ground rents (if any), maintenance charges, impositions other than Taxes and any other charges, including, without limitation, vault charges

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and license fees for the use of vaults, chutes and similar areas adjoining the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.
“Other Obligations” shall have the meaning as respectively set forth in the Mortgage.
“Other Taxes” shall have the meaning set forth in Section 2.9(b) hereof.
“Otherwise Rated Insurers” shall have the meaning set forth in Section 6.1(b) hereof.
“Outstanding Loan Amount” shall mean, as of any date of determination, the total of (i) the original principal amount of the Loan, less (ii) the amount of the Loan which has been prepaid or repaid by Borrower as of such date in accordance with the terms of this Agreement.
“Outstanding Mezzanine Loan Amount” shall mean, as of any date of determination, (i) the amount of any Mezzanine Loan, less (ii) the amount of each Mezzanine Loan which has been prepaid or repaid by the applicable Mezzanine Borrower as of such date in accordance with the terms of the Mezzanine Loan Agreement.
“PACE Debt” shall mean any amounts owed in respect of energy retrofit lending programs, commonly known as “PACE Loans”.
“Payment Date” shall mean, with respect to any Component, the ninth (9th) day of each calendar month during the term of the Loan, until and including the Maturity Date. The parties hereto acknowledge that the first Payment Date shall be August 9, 2026.
“Payment Direction” shall have the meaning set forth in Section 2.7.1(a) hereof.
“Permitted Adjustment Events” shall mean (i) any voluntary prepayment of the Loan made after a Rated Securitization in accordance with Section 2.4.1, (ii) any mandatory prepayment of the Loan under Section 2.4.2 in connection with a Casualty or Condemnation, (iii) any application of principal during the continuance of an Event of Default, or (iv) if a Mezzanine Loan is outstanding, a voluntary prepayment of principal of the Mezzanine Loan (or any components of the Mezzanine Loan) on a reverse sequential basis without a corresponding prepayment of the Loan in accordance with the terms and conditions hereof.
“Permitted Assumption” shall have the meaning set forth in Section 5.2.10(e) hereof.
“Permitted Assumption Party” shall mean (x) one or more Qualified Transferee(s) and/or Person(s) Controlled by a Qualified Transferee and/or (y) any entity comprising Sponsor.
“Permitted Debt” shall mean, collectively (a) the Note and the other obligations, indebtedness and liabilities specifically provided for in any Loan Document and secured by the Mortgage and the other Loan Documents, (b) obligations under Leases existing on the Closing Date and any amendments thereto entered into in accordance with the terms and conditions of

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this Agreement and obligations under other Leases which are entered into in accordance with the terms and conditions of this Agreement, (c) trade payables, Permitted Equipment Leases or other similar arrangements incurred in the ordinary course of Borrower’s business, not secured by Liens on the Property (other than Liens being properly contested in accordance with the provisions of this Agreement), provided that such trade payables, Permitted Equipment Leases and other similar arrangements (i) do not, in the aggregate, exceed at any one time five percent (5%) of the original principal balance of the Loan and, if any Mezzanine Loan is then outstanding, the Mezzanine Loan, (ii) are normal and reasonable under the circumstances, (iii) are payable by or on behalf of Borrower for or in respect of the operation of the Property in the ordinary course of the operation of Borrower’s business or the routine administration of such Borrower’s business, (iv) are paid within sixty (60) days following the later of (A) the date on which such amount is incurred or (B) the date invoiced, and (v) are not evidenced by a note, (d) Taxes and Other Charges not yet delinquent or being contested in good faith in accordance with the terms and conditions hereof, (e) Insurance Premiums not yet delinquent, (f) Capital Expenditures incurred in accordance with the Loan Documents, (g) utility charges (including payments under power purchase contracts) and/or other property charges not yet delinquent or being contested in good faith in accordance with the terms and conditions hereof, provided, such charges and payments do not result in an unpermitted monetary Lien against the Property, (h) Permitted Encumbrances, (i) intentionally omitted, (j) customary and ordinary course indemnification of Manager in connection with the operation of the Property, and (k) subject to Lender’s receipt of a Rating Agency Confirmation, PACE Debt and the Liens secured thereby. Nothing contained herein shall be deemed to require Borrower to pay any trade payable, so long as Borrower is in good faith at its own expense, and by proper legal proceedings, diligently contesting the validity, amount or application thereof, provided that in each case, at the time of the commencement of any such action or proceeding, and during the pendency of such action or proceeding (w) no Event of Default shall exist and be continuing hereunder, (x) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, or lost, (y) Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender, to insure the payment of any amounts contested, together with all interest and penalties thereon to the extent that the aggregate amount at issue exceeds $2,500,000 (excluding any amounts required to be paid directly by Tenants) (provided, (A) in no event shall Borrower be required to furnish any such security in connection with any such contest to the extent the amounts at issue are actually paid by Borrower prior to delinquency (including if such payment is made under protest) and Borrower delivers to Lender receipts for payment or other evidence reasonably satisfactory to Lender that such amounts are actually paid by Borrower prior to delinquency (including if such payment is made under protest)) and (B) in no event shall the security requested by Lender be in an amount greater than one hundred percent (100%) of such excess amount that is reasonably expected by Lender to be payable in the event such contest is unsuccessful (including all reasonable out-of-pocket costs and expenses), and (z) such contest operates to suspend collection or enforcement, as the case may be, of the contested amount (or Borrower pays the same under protest). For the avoidance of doubt, nothing herein shall prohibit any direct or indirect owner of Borrower from incurring indebtedness not secured by the collateral for the Loan.

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“Permitted Defeasance Date” shall mean the earlier of (i) date that is two (2) years from the “startup day” within the meaning of Section 860G(a)(9) of the Code for the REMIC Trust which holds the portion of the Note last to be securitized and (ii) the third (3rd) anniversary of the Closing Date.
“Permitted Encumbrances” shall mean, with respect to the Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy (including Liens disclosed in the title commitment for which Lender has either received affirmative coverage or for which the title insurance company has received adequate protections to remove such items as exceptions in the Title Insurance Policy and such item was so removed), (c) Liens, if any, for Section 2.9 Taxes, Taxes and Other Charges imposed by any Governmental Authority not yet delinquent or that are being contested in accordance with the terms hereof, (d) such other title and survey exceptions as Lender has approved or may approve in writing in Lender’s sole discretion, (e) all easements, reciprocal easements, rights-of-way, restrictions and other similar non-monetary encumbrances recorded against and affecting the Property and that do not have, or could not reasonably be expected to have a Material Adverse Effect, (f) rights of Tenants, as Tenants only, and rights of tenants under Excluded Leases, along with such rights of first refusal, rights of first offer and tenant options which are granted to tenants under Leases and Excluded Leases existing as of the date hereof or under Leases or Excluded Leases entered into following the date hereof in accordance with Section 5.1.20 hereof, (g) intentionally omitted, (h) mechanics’, materialmens’ or similar Liens in each case only if such Liens are discharged or bonded over within sixty (60) days of their filings or that are being contested in accordance with the terms hereof or do not materially and adversely affect the value or use of the Property or Borrower’s ability to repay the Loan, (i) Liens related to Permitted Equipment Leases that satisfy the conditions set forth in the definition of “Permitted Debt”, (j) all easements, rights-of-way and other non-monetary encumbrances, if any, created by or resulting from or reasonably necessary to complete any Approved Alterations or any Immaterial Transfer/Release, (k) all easements, rights-of-way, restrictions and other similar non-monetary encumbrances created or resulting from any Transfer or grant in accordance with Section 5.2.2(a) hereof, (l) deed restrictions and other agreements permitted under Section 5.2.6 hereof and (m) encumbrances contemplated to be created as described on Schedule 1.1(n) attached hereto.
“Permitted Equipment Lease” shall mean a lease or financing that is (a) entered into on arms-length terms and conditions in the ordinary course of Borrower’s business, (b) related to Personal Property which will be (i) used in connection with the operation and maintenance of the Property in the ordinary course of Borrower’s business and (ii) readily replaceable without material interference or interruption to the operation of the Property and (c) in the case of a financing, secured only by the financed equipment or Personal Property.
“Permitted Equipment Transfer” shall mean removal or other Transfer by Borrower of Equipment, Fixtures and/or Personal Property that is either being replaced or that is no longer necessary in connection with the operation of the Property, provided that such removal or other Transfer will not (i) materially adversely affect the value of the Property, (ii) materially

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adversely impair the utility of the Property or (iii) result in a reduction or abatement of, or right of offset against, the Rents under any Lease in respect of the Property.
“Permitted Investments” shall mean any one or more of the following obligations or securities acquired at a purchase price of not greater than par, including those issued by Servicer, or any trustee under any Securitization or any of their respective Affiliates, payable on demand or having a maturity date not later than the Business Day immediately prior to the first Payment Date following the date of acquiring such investment and meeting one of the appropriate standards set forth below:
(a)the following obligations of, or the following obligations directly and unconditionally guaranteed as to principal and interest by, the U.S. government or any agency or instrumentality thereof, when such obligations are backed by the full faith and credit of the United States of America and have maturities not in excess of one year:
(i)U.S. Treasury obligations (all direct or fully guaranteed obligations);
(ii)U.S. Department of Housing and Urban Development public housing agency bonds (previously referred to as local authority bonds);
(iii)Federal Housing Administration debentures;
(iv)Government National Mortgage Association (GNMA) guaranteed mortgage-bank securities or participation certificates;
(v)RefCorp debt obligations; and
(vi)SBA-guaranteed participation certificates and guaranteed pool certificates;
(b)federal funds, unsecured certificates of deposit, time deposits, banker’s acceptances, and repurchase agreements having maturities of not more than 90 days of any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia, the short-term debt obligations of which are rated (a) “A-1+” (or the equivalent) by S&P and, if it has a term in excess of three months, the long-term debt obligations of which are rated “AAA” (or the equivalent) by S&P, and that (1) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (2) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000, (b) in one of the following Moody’s rating categories: (1) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (2) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (3) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (4) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1”, or such other ratings as confirmed in a Rating Agency Confirmation and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”;
(c)deposits that are fully insured by the Federal Deposit Insurance Corp.;

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(d)commercial paper rated (a) “A–1+” (or the equivalent) by S&P and having a maturity of not more than 90 days, (b) in one of the following Moody’s rating categories: (i) for maturities less than one month, a long-term rating of “A2” or a short-term rating of “P-1”, (ii) for maturities between one and three months, a long-term rating of “A1” and a short-term rating of “P-1”, (iii) for maturities between three months to six months, a long-term rating of “Aa3” and a short-term rating of “P-1” and (iv) for maturities over six months, a long-term rating of “Aaa” and a short-term rating of “P-1” and (c) in one of the following Fitch rating categories: (1) for maturities less than three months, a long term rating of “A” and a short term rating of “F-1” and (2) for maturities greater than three months, a long-term rating of “AA-” and a short term rating of “F-1+”; and
(e)following a Rated Securitization, such other investments as to which each Rating Agency shall have delivered a Rating Agency Confirmation.
Notwithstanding the foregoing, “Permitted Investments” (i) shall exclude any security with the S&P’s “r” symbol (or any other Rating Agency’s corresponding symbol) attached to the rating (indicating high volatility or dramatic fluctuations in their expected returns because of market risk), as well as any mortgage-backed securities and any security of the type commonly known as “strips”; (ii) shall be limited to those instruments that have a predetermined fixed dollar of principal due at maturity that cannot vary or change; (iii) shall only include instruments that qualify as “cash flow investments” (within the meaning of Section 860G(a)(6) of the Code); and (iv) shall exclude any investment where the right to receive principal and interest derived from the underlying investment provides a yield to maturity in excess of 120% of the yield to maturity at par of such underlying investment. Interest may either be fixed or variable, and any variable interest must be tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with that index. No investment shall be made which requires a payment above par for an obligation if the obligation may be prepaid at the option of the issuer thereof prior to its maturity. All investments shall mature or be redeemable upon the option of the holder thereof on or prior to the earlier of (x) three months from the date of their purchase and (y) the Business Day preceding the day before the date such amounts are required to be applied hereunder.
“Permitted Par Prepayment Date” shall mean January 9, 2031.
“Permitted Transfer” shall mean any of the following: (a) any transfer, directly as a result of the death of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by the decedent in question to the Person or Persons lawfully entitled thereto, provided if such decedent Controlled Borrower, then any such Person or Persons succeeding to Control shall have the same expertise and experience in owning the Properties as the decedent, (b) any transfer, directly as a result of the legal incapacity of a natural person, of stock, membership interests, partnership interests or other ownership interests previously held by such natural person to the Person or Persons lawfully entitled thereto, provided if such incapacitated Person Controlled Borrower, then any such Person or Persons succeeding to Control shall have the same expertise and experience in owning the Properties as the incapacitated Person prior to such incapacity, (c) any Transfer of any interest in an Affiliate Manager if such Transfer does not otherwise result in a Transfer of an interest in Borrower not permitted hereunder, (d) any Transfer permitted without the consent of Lender pursuant to the

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provisions of Section 5.2.2(a), Section 5.2.10 or Section 10.29, (e) any Lease of space in any of the Improvements to Tenants in accordance with (or that is not restricted by) the provisions of Section 5.1.20, (f) any Permitted Equipment Transfer, (g) Permitted Encumbrances, (h) intentionally omitted, (i) (I), if applicable, any direct or indirect pledge (or any Transfer occurring upon the foreclosure of, or other remedial action with respect to, the same or delivery of an assignment in lieu of foreclosure in respect of the same) by the Mezzanine Borrower to the Mezzanine Lender of the direct or indirect ownership interests in Borrower, any SPE Constituent Entity, Mezzanine Borrower and/or any SPE Constituent Entity (as defined under the Mezzanine Loan Agreement) and other collateral pursuant to the applicable Mezzanine Loan Agreement and/or (II) if applicable, any exercise of rights and remedies by Mezzanine Lender under the Mezzanine Loan Documents including, without limitation, any voting, veto, control, proxy or other similar rights, (j) Transfers of indirect interests in or Control of Borrower (including Transfers of direct interests in the Mezzanine Borrower) or any SPE Constituent Entity by and among the entities comprising Sponsor and/or their respective Affiliates and respective Affiliated subsidiaries from time to time or Transfers of direct or indirect interests in any entity comprising Sponsor and their respective Affiliates, (k) any Sale or Pledge of an Excluded Entity, (l) any issuance or Transfer of Publicly Traded Shares in a Public Vehicle or of any direct or indirect equity interest of any Person whose only equity interest in Borrower consists of publicly traded shares in a Public Vehicle, (m) an Immaterial Transfer/Release, (n) the creation of a Mezzanine Borrower in connection with the Mezzanine Loan and any contribution, distribution or assignment of the interests in Borrower or an Approved Borrower Sub to any Mezzanine Borrower in connection with an Approved Drop Down, (o) intentionally omitted, (p) intentionally omitted, (q) intentionally omitted, (r) any Transfer resulting from any exercise by Lender of its rights and remedies under the Loan Documents and any other exercise by Lender of its rights and remedies under the Loan Documents, (s) any Condemnation and (t) any transfer as a result of a Foreclosure.
“Permitted Uses” shall have the meaning set forth in Section 4.1.21 hereof.
“Person” shall mean any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.
“Personal Property” shall have the meaning set forth in the granting clause of the Mortgage.
“Plan Assets” shall have the meaning set forth in Section 4.1.9 hereof.
“Pledge Foreclosure” shall have the meaning set forth in Section 5.2.10(d)(i) hereof.
“PLL Policy” shall have the meaning set forth in Section 6.1(a)(x) hereof.
“PLL Policy Limit” shall have the meaning set forth in Section 6.1(a)(x) hereof.

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“Policies” shall have the meaning set forth in Section 6.1(b) hereof.
“Policy” shall have the meaning set forth in Section 6.1(b) hereof.
“Post-ARD Additional Interest” shall mean, with respect to each Component, on each Payment Date after the Anticipated Repayment Date, the amount equal to (a) the interest which accrues on such Component for the Interest Period in which such Payment Date occurs, calculated at the Adjusted Interest Rate, minus (b) the Monthly Debt Service Payment Amount for such Payment Date, together with interest thereon at the Adjusted Interest Rate in accordance with Section 2.2.1 hereof.
“Post-Closing Obligations Letter” shall mean that certain Post-Closing Obligations Letter dated as of the Closing Date made by Borrower in favor of Lender.
“Power Agreement” shall mean that certain Agreement for Electric Service dated June 7, 2024 between Borrower, as customer, and Power Provider, as may be amended, replaced, supplemented or otherwise modified from time to time in accordance with the terms hereof.
“Power Provider” shall mean Virginia Electric and Power Company, doing business as Dominion Energy Virginia.
“Preapproved Alterations” shall mean the Alterations more particularly described on Schedule 1.1(d) hereto.
“Prepayment Notice” shall have the meaning set forth in Section 2.4.1(a) hereof.
“Prepayment Rate” shall mean the bond equivalent yield (in the secondary market) on the United States Treasury Security, that as of the Prepayment Rate Determination Date has a remaining term to maturity closest to, but not later than, the Permitted Par Prepayment Date as most recently published in “Statistical Release H.15 (519), Selected Interest Rates,” or any successor publication, published by the Board of Governors of the Federal Reserve System, or on the basis of such other publication or statistical guide as Lender may reasonably select. If there is no United States Treasury Security with a yield equal to the remaining term to the Permitted Par Prepayment Date, the Prepayment Rate will be calculated by taking the linear interpolation of the yields with maturity dates (one longer and one shorter) most nearly approximating the remaining term to the Permitted Par Prepayment Date.
“Prepayment Rate Determination Date” shall mean the date which is five (5) Business Days prior to the date that such prepayment shall be applied in accordance with the terms and provisions of Section 2.4.1 hereof.
“Priority Payment Cessation Event” shall mean (a) the acceleration of the Loan during the continuance of an Event of Default, (b) the initiation of (x) judicial or nonjudicial foreclosure proceedings, (y) proceedings for appointment of a receiver or (z) similar remedies permitted by this Agreement or the other Loan Documents relating to all or a material portion of the Property, and/or (c) the imposition of a stay, an injunction or a similar judicially imposed

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device that has the effect of preventing Lender from exercising its remedies under this Agreement or the other Loan Documents.
“Priority Waterfall Payments” shall mean the payments described in Sections 3(a) through (e) of the Cash Management Agreement of Taxes, Other Charges, Power Costs and Insurance Premiums and the fees and expenses of the Agent under the Cash Management Account.
“Pro Rata Share” shall mean, as to any co-Lender, the ratio, expressed as a percentage of (a) the sum of the unpaid Outstanding Loan Amount owing to such co-Lender as of such date to (b) the sum of the aggregate unpaid Outstanding Loan Amount as of such date.
“Property” shall mean each parcel or parcels of real property described on Exhibit A to the Mortgage, the Improvements thereon and all personal property owned by Borrower and encumbered by the Mortgage, together with all rights pertaining to such property and Improvements, as more particularly described in the granting clauses of the Mortgage and referred to therein as the “Real Property”. For the avoidance of doubt, “Property” shall not include any personal property owned by a Person which is not Borrower.
“Provided Information” shall mean any and all financial and other information (including any updates thereto) provided at any time by, or on behalf of, Borrower, SPE Constituent Entity, Mezzanine Borrower, Guarantor, Sponsor and/or Manager (if the Manager is an Affiliate Manager).
“Public Sale” shall mean (a) the Sale or Pledge in one or a series of transactions, of all or a portion of the direct or indirect legal or beneficial interests in Borrower or a Mezzanine Borrower to a Qualified Public Company, or (b) the Sale or Pledge in one or a series of transactions, through which any direct or indirect owner of a legal or beneficial interest in Borrower or a Mezzanine Borrower becomes, or is merged with or into, a Qualified Public Company. For the avoidance of doubt, any provisions of this Agreement relating to a “Public Sale” shall not apply to an Excluded Entity.
“Public Vehicle” shall mean a Person whose securities are approved for listing and trading on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Toronto Stock Exchange, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX), and shall include a majority owned subsidiary of any such Person or any operating partnership through which such Person conducts all or substantially all of its business.
“Publicly Traded Shares” shall mean securities that are approved for listing on (i) the New York Stock Exchange, AMEX, NASDAQ, or another nationally recognized securities exchange or (ii) the Toronto Stock Exchange, the Frankfurt Stock Exchange, the London Stock Exchange, Euronext, the Luxembourg Stock Exchange, the Hong Kong Stock Exchange, the Shanghai Stock Exchange, the Tokyo Stock Exchange or the Korea Exchange (KRX).

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“Purchaser” shall have the meaning set forth in Section 4.3(b) hereof.
“Qualified Major Lease” means any Lease (excluding the Single Tenant Lease) in which (i) the tenant, or a guarantor of such Lease, has an investment grade rating (public or private) pursuant to ratings established by one (1) of the following S&P, Moody’s, or Fitch, (ii) such Lease has triple net lease economics substantially similar to the Single Tenant Lease, (iii) such Lease is either (x) self-managed by the Tenant, or (y) managed pursuant to a separate management agreement with such Tenant, (iv) provides termination rights in favor of such Tenant solely with respect to (1) material casualty and condemnation events, and (2) restricted landlord transfers, and (v) if such Lease is a new Lease and shall lease all available space at the Property, after giving effect to such Lease, the Debt Yield is greater than or equal to the Debt Yield Threshold.
“Qualified Manager” shall mean (a) Existing Manager, (b) JLL, (c) Cushman & Wakefield, (d) CBRE, Inc., (e) an Affiliate of a Qualified Transferee following a Public Sale or Permitted Assumption possessing experience in managing during the five (5) years immediately preceding such management company’s engagement as a Manager with respect to the Property, at least five (5) data center properties in accordance with the terms of the Single Tenant Lease in the aggregate during such time (in each case not including the Property), and that is not the subject of a Bankruptcy Action (that has not otherwise been cured or terminated in accordance with the definition thereof), (f) a management organization otherwise reasonably acceptable to Lender, and (g) any Person Controlled by or under common Control with any management company set forth in subclauses (a) through (e), provided that with respect to clauses (a) through (g), such Person is not the subject of a Bankruptcy Action (that has not otherwise been cured or terminated in accordance with the definition thereof).
“Qualified Public Company” shall mean a Public Vehicle with a market capitalization equal to or exceeding $250,000,000 as of the date of the Public Sale.
“Qualified Transferee” shall mean a Person that (a) (1) has a Net Worth equal to or in excess of $250,000,000, or (2) has been approved by Lender, such approval not to be unreasonably withheld, conditioned or delayed, (b) has not been party to any bankruptcy proceedings, voluntary or involuntary, made an assignment for the benefit of creditors or taken advantage of any insolvency act, or any act for the benefit of debtors or the subject of any material governmental or regulatory investigation which resulted in a final, non-appealable conviction for criminal activity involving moral turpitude or a civil proceeding in which such Person has been found liable in a final non-appealable judgment to have attempted to hinder, delay or defraud creditors, in each case for the past seven (7) years, and (c) is able to remake the applicable representations set forth in Section 4.1.35 hereof and is able to comply with the applicable covenants set forth in Section 5.1.27 hereof.
“Radius” shall have the meaning set forth in Section 6.1(c) hereof.
“Raised Square Footage” shall mean the net rentable square footage at any of the Improvements at the Property with available power and cooling capacity that is then-currently leased or available to be leased to Tenants as data center space.

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“Rated Securitization” shall mean, any Securitization where all or a portion of the Securities are rated by a Rating Agency.
“Rating Agencies” shall mean each of S&P, Moody’s, Fitch, KBRA, DBRS Morningstar or any other nationally recognized statistical rating organization that has been approved by Lender, and that has been engaged by or on behalf of Lender or its designee to rate the Loan and actually assigns a rating to the Loan or the Securities.
“Rating Agency Confirmation” shall mean, collectively, in connection with or following a Rated Securitization, a written affirmation from each of the Rating Agencies that the credit rating of the Securities given by such Rating Agency of such Securities immediately prior to the occurrence of the event with respect to which such Rating Agency Confirmation is sought will not be qualified, downgraded or withdrawn as a result of the occurrence of such event, which affirmation may be granted or withheld in such Rating Agency’s sole and absolute discretion. In the event that, at any given time, any Rating Agency elects not to consider whether to grant or withhold such an affirmation, then the term Rating Agency Confirmation by such Rating Agency shall be deemed instead to require the written reasonable approval of Lender.
“REA” or “Reciprocal Easement Agreement” shall mean the reciprocal easement agreements or similar agreements affecting any Individual Property or portion thereof and set forth on Schedule 1.1(j).
“REA Default Election Notice” shall have the meaning set forth in Section 8.1(a)(xv) hereof.
“Recourse Party” shall have the meaning set forth in Section 9.2(a)(i).
“Register” shall have the meaning set forth in Section 10.24 hereof.
“REIT” shall have the meaning set forth in Section 5.2.10(h) hereof.
“REIT Election” shall have the meaning set forth in Section 5.2.10(h) hereof.
“Related Parties” shall have the meaning set forth in Section 10.32 hereof.
“Relevant Governmental Body” shall mean the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“REMIC Trust” shall mean a “real estate mortgage investment conduit” (within the meaning of Section 860D of the Code) that holds the Note or a portion thereof.
“Rent Abatement” shall have the meaning set forth in Section 5.1.20 hereof.
“Rent Deferral” shall have the meaning set forth in Section 5.1.20 hereof.

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“Rents” shall mean, with respect to the Property, all rents (including, without limitation, percentage rents), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, any fees, payments or other compensation from any Tenant relating to or in exchange for the termination of such Tenant’s Lease, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, all other amounts payable as rent under any Lease or other agreement relating to the Property, including, without limitation, charges for electricity, oil, gas, water, steam, heat, ventilation, air-conditioning and any other energy, telecommunication, telephone, utility or similar items or time use charges, HVAC equipment charges, sprinkler charges, escalation charges, license fees, maintenance fees, charges for Taxes, operating expenses or other reimbursables payable to Borrower (or to Manager for the account of Borrower) under any Lease, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Property, and proceeds, if any, from business interruption or other loss of income or rental insurance. Notwithstanding the foregoing, payments received from Tenants that are non-recurring charges in the form of reimbursed expenses (excluding any management or oversight fee paid in respect of such non-recurring charges) under Leases shall not be considered Rents, and shall not be collateral for the Loan or subject to any restrictions or limitations set forth in the Loan Documents. For the avoidance of doubt, Lease Termination Payments shall constitute “Rents”.
“Replacement Affiliate Guarantor” shall mean individually or collectively as the context may require, one or more Affiliate(s) of Sponsor (other than Initial Guarantor) that is not a Replacement Sponsor Guarantor, provided that any Replacement Affiliate Guarantor(s) shall maintain an aggregate minimum Net Worth equal to the Net Worth Threshold.
“Replacement Agent” shall mean any successor to Servicer that is an Eligible Institution and either (a) assumes the obligations of the Agent being replaced under the then-existing Cash Management Agreement or (b) executes and delivers a Replacement Cash Management Agreement, in each case, acting in such Person’s capacity as Agent under the Replacement Cash Management Agreement.
“Replacement Cash Management Agreement” shall mean any cash management agreement entered into by and among Borrower, Lender and a Replacement Agent, provided that such cash management agreement is in form and substance substantially similar to the Closing Date Cash Management Agreement or is otherwise in form and substance reasonably acceptable to Lender and Borrower.
“Replacement Guarantor” shall mean one or more of any of (1) a Replacement Sponsor Guarantor, (2) a Replacement Affiliate Guarantor, (3) a substitute guarantor which as of the date of determination (x) has (i) a Net Worth equal to, or in excess of, the Net Worth Threshold or (ii) a market capitalization equal to or exceeding $200,000,000 and (y) satisfies the requirements of a Qualified Transferee or (4) one or more substitute guarantors reasonably acceptable to Lender, as applicable.

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“Replacement Lockbox Agreement” shall mean any lockbox agreement entered into by and among Borrower, Manager, Lender and a Replacement Lockbox Bank, provided that such lockbox agreement is in form and substance substantially similar to the Closing Date Lockbox Agreement delivered on the Closing Date, as applicable, or is otherwise in form and substance reasonably acceptable to Lender.
“Replacement Lockbox Bank” shall mean any successor to the Lockbox Bank that is an Eligible Institution which maintains and holds the Lockbox Account and either (a) assumes the obligations of the Lockbox Bank being replaced under the then-existing Lockbox Agreement or (b) executes and delivers a Replacement Lockbox Agreement, in each case, acting in such Person’s capacity as Lockbox Bank under the Replacement Lockbox Agreement.
“Replacement Management Agreement” shall mean, collectively, (a) any of (i) a management agreement with a Qualified Manager substantially in the same form and substance as the Existing Management Agreement, (ii) a management agreement with a Qualified Manager, entered into on an arm’s length basis and on commercially reasonable terms or (iii) a management agreement with a Qualified Manager, which management agreement shall be reasonably acceptable to Lender in form and substance, and (b) an assignment of management agreement and subordination of management fees substantially in the form delivered to Lender in connection with the closing of the Loan (or of such other form and substance reasonably acceptable to Lender) (a “Replacement Management Subordination”), in each case, executed and delivered to Lender by Borrower and such Qualified Manager at Borrower’s expense. For the avoidance of doubt, no Rating Agency Confirmation will be required in connection with any Replacement Management Subordination.
“Replacement Sponsor Guarantor” shall mean (i) Blue Owl Real Estate Net Lease Trust, Blue Owl NLT Operating Partnership LP, or any successor thereto, (ii) Blue Owl Digital Infrastructure Trust, Blue Owl Digital Infrastructure Operating Partnership LP, or any successor thereto, (iii) any entity comprising the infrastructure investment fund commonly known as a Blue Owl Digital Infrastructure fund (including, without limitation, Blue Owl Digital Infrastructure Funds III and IV), (iv) any entity comprising the real estate investment fund commonly known as a Blue Owl Real Estate fund (including, without limitation, Blue Owl Real Estate Funds VI and VII), or (v) any entity comprising Blue Owl or any other Blue Owl Fund Entities that has a Net Worth at the time such entity becomes a Guarantor in excess of $500,000,000.00. For the avoidance of doubt, a Replacement Sponsor Guarantor shall not be required to satisfy any minimum Net Worth requirement.
“Reporting Entity” shall have the meaning set forth in Section 5.1.11(b) hereof.
“Repurchase” shall have the meaning set forth in Section 9.1.2(a) hereof.
“Required Ownership Interest” shall mean (i) for so long as one or more entities comprising Sponsor individually or collectively Controls Borrower and Mezzanine Borrower (including, without limitation, through a Qualified Public Company), not less than five percent (5%) of the ultimate direct or indirect interests in Borrower and any Mezzanine Borrower, or (ii) in the event that an entity comprising Sponsor does not individually or collectively Control

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Borrower and Mezzanine Borrower, not less than fifteen percent (15%) of the ultimate direct or indirect interests in Borrower and any Mezzanine Borrower.
“Required PLL Period” shall have the meaning set forth in Section 6.1(a)(x) hereof.
“Required REIT Distributions” shall mean an amount equal to (a) the minimum amount required to be distributed by a Borrower in cash (as opposed to equity) such that distributions received by each direct and/or indirect owner of the Borrower that is a REIT, with respect to any taxable year, equals the amount of the dividend such REIT must distribute in cash (as opposed to equity) to qualify or maintain its status as a REIT and to avoid any U.S. federal or state income taxes imposed under Sections 857(b)(1) and 857(b)(3) of the Code (or similar provisions of state or local law) and any excise taxes imposed under Section 4981 of the Code or (b) the necessary amount to redeem any preferred shareholders of any Person described in clause (a); provided, however, (1) prior to a Public Sale to a Qualified Public Company, the amount of Required REIT Distributions made in any year shall not exceed the greater of (x) $250,000 per annum and (y) when aggregated with all prior distributions pursuant to this definition of “Required REIT Distributions”, ten percent (10%) of the aggregate of all deposits made into the Excess Cash Flow Reserve Account through any date of determination (the “Pre-Public Sale Cap”) and (2) after a Public Sale to a Qualified Public Company, the amount of Required REIT Distributions made in any year shall not exceed the greater of (x) the Pre-Public Sale Cap and (y) the amount of Required REIT Distributions that would be permitted to be made pursuant to clause (a) of this definition assuming Borrower itself were a REIT, that such REIT’s assets were limited to the assets of Borrower, and that such REIT’s income was limited to Borrower’s net taxable income or the net taxable income of Borrower’s owner for U.S. federal income tax (or state or local income tax, as applicable) purposes that is attributable to its interest in Borrower.
“Required Repairs” shall have the meaning set forth in Section 5.1.30 hereof.
“Reserve Accounts” shall mean, collectively, the Tax and Insurance Reserve Account, the Excess Cash Flow Reserve Account, the Lease Termination Payment Reserve Account and any other escrow account established pursuant to the Loan Documents.
“Reserve Funds” shall mean, collectively, the Tax Reserve Funds, the Insurance Reserve Funds, the Excess Cash Flow Reserve Funds, the Lease Termination Payment Reserve Funds and any funds deposited into any other Reserve Account.
“Reserved Excess Cash Flow” shall have the meaning set forth in Section 7.5.1 hereof.
“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restoration” shall mean the repair and restoration of the Property after a Casualty or Condemnation as nearly as possible to the condition the Property was in immediately

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prior to such Casualty or Condemnation, with such Alterations as may be reasonably approved by Lender.
“Restricted Party” shall mean collectively, (a) Borrower, any Mezzanine Borrower, and each SPE Constituent Entity and (b) any shareholder, partner, member, non-member manager, any direct or indirect legal or beneficial owner of, Borrower, any Mezzanine Borrower, any SPE Constituent Entity, or any non-member manager; excluding, however, (x) any Excluded Entity (and any Person owning a direct or indirect interest in any Excluded Entity) and (y) with respect to clause (b), any shareholders or owners of stock or equity interest that are publicly traded on any nationally or internationally recognized stock exchange or any accommodation shareholders of preferred shares in any REITs in the Borrower’s ownership structure for REIT compliance purposes, in each case, that are not Affiliates of Borrower or any Mezzanine Borrower. For the avoidance of doubt, notwithstanding anything to the contrary contained in this Agreement, no notice to, or consent of Lender shall be required in connection with any Sale or Pledge of direct or indirect interests in any Excluded Entity.
“Restricted Pledge Party” shall mean, collectively, Borrower, any Mezzanine Borrower, any SPE Constituent Entity, any SPE Constituent Entity (as defined in the Mezzanine Loan Agreement) or any other direct or indirect equity holder in Borrower that holds a direct or indirect ownership interest in Borrower that, in aggregate, exceeds twenty-five percent (25%) of the direct and indirect ownership interests in Borrower, up to, but not including, the first direct or indirect equity holder of Borrower that has substantial assets other than its indirect interest in the Property, provided, that an Excluded Entity (and any Person owning a direct or indirect interest in any Excluded Entity) shall not be a Restricted Pledge Party.
“Retained Affiliate Lender Rights” shall have the meaning set forth in Section 10.28 hereof.
“Reviewed Materials” shall have the meaning set forth in Section 9.1.1(b) hereof.
“S&P” shall mean S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC.
“Sale or Pledge” shall mean a voluntary or involuntary sale, conveyance, assignment, transfer, encumbrance, pledge, grant of option to purchase or other transfer or disposal of a legal or beneficial interest, whether direct or indirect.
“Scheduled Defeasance Payments” shall mean scheduled payments of interest and principal hereunder for all Payment Dates occurring after the Defeasance Date and up to and including the Permitted Par Prepayment Date (assuming the Note is prepaid in full as of such Permitted Par Prepayment Date and including the outstanding principal balance and accrued interest on the Note as of such Permitted Par Prepayment Date).
“Section 2.9 Certificate” shall have the meaning set forth in Section 2.9(e)(i)(C) hereof.

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“Section 2.9 Taxes” shall have the meaning set forth in Section 2.9(a) hereof.
“Securities” shall have the meaning set forth in Section 9.1.1 hereof.
“Securities Act” shall have the meaning set forth in Section 9.1.1(l) hereof.
“Securitization” shall have the meaning set forth in Section 9.1.1 hereof.
“Securitization Vehicle” shall mean the issuer of certificates in a Securitization.
“Servicer” shall have the meaning set forth in Section 9.4 hereof.
“Servicing Agreement” shall have the meaning set forth in Section 9.4 hereof.
“Severed Loan Documents” shall have the meaning set forth in Section 8.2(a) hereof.
“Single Tenant Lease” shall mean (x) that certain Colocation and Data Center Lease, dated May 23, 2023, between Borrower and redacted tenant, as amended by Amendment No. 1 to Colocation and Data Center Lease, dated May 30, 2024, and (y) any Lease(s) with the same Tenant (and/or its Affiliates) in replacement of the Lease set forth in the preceding clause (x) which demises all or substantially all of the critical power available to the Property, as each of the same may be amended, restated and/or replaced in accordance with the terms and conditions of this Agreement.
“Single Tenant Lease Trigger Event” shall mean the occurrence of (i) a monetary default by the Tenant under the Single Tenant Lease of its obligation to pay base rent thereunder, which default continues for a period of sixty (60) days (a “Single Tenant Monetary Lease Default”), (ii) a bankruptcy of the Tenant under the Single Tenant Lease or (iii) termination of the Single Tenant Lease by the Tenant thereunder.
“Single Tenant Lease Trigger Event Cure” shall mean the first date following the occurrence of a Single Tenant Lease Trigger Event on which (i) with respect to a Single Tenant Lease Trigger Event caused by a Single Tenant Monetary Lease Default, no Single Tenant Monetary Lease Default is continuing, (ii) with respect to a Single Tenant Lease Trigger Event caused by a bankruptcy of the Tenant under the Single Tenant Lease, such bankruptcy has been discharged, stayed or dismissed within ninety (90) days of the filing thereof, or (iii) with respect to a Single Tenant Lease Trigger Event caused by the termination of the Single Tenant Lease by the Tenant thereunder, (x) the amount of the Lease Termination Payment deposited into the Lease Termination Payment Reserve Account is equal to or exceeds the sum of (A) the then Outstanding Loan Amount and (b) the then Outstanding Mezzanine Loan Amount or (y) Borrower re-leases the Property pursuant to a Major Lease or Qualified Major Lease in accordance with the terms and conditions hereof.
“SPE Constituent Entity” shall mean the Special Purpose Entity (which shall be a Delaware single member limited liability company) that is the general partner of Borrower, if

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Borrower is a limited partnership, or the managing member of Borrower, if Borrower is a multi-member limited liability company.
“SPE Party” shall mean Borrower and any SPE Constituent Entity.
“Special Purpose Entity” shall mean a limited partnership or limited liability company that, at all times on and after the Closing Date, has complied with and shall at all times comply with the following requirements:
(i)is and shall be organized solely for the purpose of (A) in the case of Borrower, acquiring, developing, redeveloping, owning, holding, selling, leasing, transferring, exchanging, managing, renovating, improving, financing, refinancing and operating the Property (or any portion thereof), entering into and performing its obligations under the Loan Documents with Lender, refinancing the Property in connection with a permitted repayment of the Loan, and transacting any lawful business that is incident, necessary and appropriate to accomplish the foregoing; and (B) in the case of an SPE Constituent Entity, acting as a general partner of the limited partnership that owns the Property or as member of the limited liability company that owns the Property and transacting lawful business that is incident, necessary and appropriate to accomplish the foregoing;
(ii)shall not engage in any business unrelated to the activities set forth in clause (i) of this definition;
(iii)shall not own any real property other than, in the case of Borrower, the Property;
(iv)does not have and shall not have any assets other than (A) in the case of Borrower, its interest in the Property, personal property necessary or incidental to its interest in and operation of the Property, and (B) in the case of an SPE Constituent Entity, its partnership interest in the limited partnership or the member interest in the limited liability company that owns the Property and personal property necessary or incidental to its ownership of such interests;
(v)shall not engage in, seek, consent to or permit (A) to the fullest extent permitted by law, any dissolution, winding up, liquidation, consolidation, Division or merger, (B) any sale or other transfer of all or substantially all of its assets or any sale of assets outside the ordinary course of its business other than in connection with a sale of the Property in accordance with the terms of this Agreement, except as permitted by the Loan Documents, or (C) in the case of an SPE Constituent Entity, any transfer of its partnership interest or member interest in Borrower, except as permitted by the Loan Documents;
(vi)shall not cause, consent to or permit any amendment of its articles of organization, certificate of formation, certificate of limited partnership or other formation document or its limited partnership agreement, limited liability company agreement or operating agreement (as applicable) with respect to the matters set forth in this definition or matters as to which such formation document expressly requires prior written consent of Lender, in each case without the prior written consent of Lender;
(vii)if such entity is a limited partnership, shall be either a Delaware entity or any entity formed in the United States outside of the State of Delaware, and has

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and shall have at least one general partner and has and shall have, as its only general partners, Special Purpose Entities each of which (A) is a single-member Delaware limited liability company, (B) has two (2) Independent Directors or Independent Managers, and (C) holds a direct interest as general partner in the limited partnership of not less than one-tenth of one percent (0.1%);
(viii)intentionally omitted;
(ix)intentionally omitted;
(x)intentionally omitted;
(xi)if such entity is a limited liability company, (A) is and shall be a Delaware limited liability company (or is and shall be a limited liability company formed in the United States outside of the State of Delaware with a managing member that is an SPE Constituent Entity), (B) has and shall have (or, in the case of a limited liability company formed in the United States outside of the State of Delaware, has a managing member that is an SPE Constituent Entity that has and shall have) at least two (2) Independent Directors or Independent Managers, (C) shall not take any Material Action and shall not cause or permit the members or managers of such limited liability company to take any Material Action, either with respect to itself or, if the limited liability company is an SPE Constituent Entity, with respect to Borrower, in each case unless two (2) Independent Directors or Independent Managers then serving as managers of the limited liability company shall have given their prior written consent to such action, and (D) has and shall have two (2) natural persons who are not members of the limited liability company, that have signed its limited liability company agreement and that, under the terms of such limited liability company agreement become a member of the limited liability company immediately prior to the withdrawal or dissolution of the last remaining member of the limited liability company;
(xii)shall not (and, if such entity is (a) a limited liability company, has and shall have a limited liability company agreement or an operating agreement, as applicable or (b) a limited partnership, has a limited partnership agreement that, in each case, provides that such entity shall not) (I) to the fullest extent permitted by law, dissolve, merge, be subject to a Division, liquidate, consolidate; (II) sell all or substantially all of its assets; (III) except for amendments entered into prior to the date hereof, amend its organizational documents with respect to the matters set forth in this definition without the prior written consent of Lender and, following a Rated Securitization of the Loan, unless the Rating Agency Confirmation is satisfied; or (IV) without the affirmative vote of two (2) Independent Directors or Independent Managers of itself or the consent of an SPE Constituent Entity that is a member or general partner in it: (A) file or consent to the filing of any bankruptcy, insolvency or reorganization case or proceeding, institute any proceedings under any applicable insolvency law or otherwise seek relief under any laws relating to the relief from debts or the protection of debtors generally, file a voluntary or any other bankruptcy or insolvency petition or otherwise institute insolvency proceedings; (B) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the entity or a substantial portion of its property; (C) make an assignment for the benefit of the creditors of the entity; or (D) take any action in furtherance of any of the foregoing (actions described in clauses (A) through (D), collectively, the “Material Actions”);
(xiii)intends to remain solvent and pay its debts and liabilities (including a fairly-allocated portion of any personnel and overhead expenses that it shares with any Affiliate) from its assets as the same shall become due, and intends to maintain

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adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations (in each case, to the extent there exists sufficient cash flow from the operations of the Property to do so; provided, however, that the foregoing shall not require any shareholder, partner or member of such entity, as applicable, to make additional capital contributions to such entity);
(xiv)shall not fail to correct any known misunderstanding regarding the separate identity of such entity;
(xv)except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan and (ii) as contemplated by the Loan Documents with respect to each other SPE Party, shall maintain books of account, books and records separate from those of any other Person and, to the extent that it is required to file tax returns under applicable law, shall file its own tax returns, except to the extent that it is required by law to file consolidated tax returns or is a disregarded entity for tax purposes;
(xvi)intentionally omitted;
(xvii)except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan and (ii) as contemplated by the Loan Documents with respect to each other SPE Party, shall not commingle its funds or assets with those of any other Person and shall not participate in any cash management system with any other Person;
(xviii)shall hold its assets in its own name;
(xix)shall hold itself out, identify itself and conduct its business as a separate and distinct entity under its own name or in a name franchised or licensed to it by an entity other than its Affiliate, except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as its agent;
(xx)except with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, (A) shall maintain its financial statements, accounting records and other entity documents separate from those of any other Person; (B) shall show, in its financial statements, its assets and liabilities separate and apart from those of any other Person; and (C) shall not permit its assets to be listed as assets on the financial statement of any of its Affiliates except as required by Approved Accounting Principles; provided, however, that, any such consolidated financial statement contains a note indicating that the Special Purpose Entity’s separate assets and credit are not available to pay the debts of such Affiliate and that the Special Purpose Entity’s liabilities do not constitute obligations of the consolidated entity except as provided herein with respect to each other Borrower or any SPE Constituent Entity;
(xxi)except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan and (ii) as contemplated by the Loan Documents with respect to each other SPE Party, shall pay its own liabilities and expenses, including the salaries of its own employees, if any, out of its own funds and assets, provided there is sufficient cash flow to do so, and shall maintain a sufficient number of employees in light of its contemplated business

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operations provided there exists sufficient cash flow from the operations of the Property to do so;
(xxii)shall observe all partnership or limited liability company formalities, as applicable, that are necessary to maintain its separate existence;
(xxiii)(I) in the case of Borrower, shall have no Indebtedness other than (A) the Loan, (B) Permitted Debt, (C) intentionally omitted, (D) such other liabilities that are permitted pursuant to this Agreement or as otherwise imposed by law and (E) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, provided, however this covenant shall not require any partner or member of Borrower to make additional capital contributions to Borrower, and (II) in the case of an SPE Constituent Entity, shall have no Indebtedness other than (A) liabilities of such SPE Constituent Entity as a general partner and/or limited partner of a limited partnership or the member of a limited liability company, in the capacity as such and (B) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Special Purpose Entity in which it holds an interest in and routine administration of the Special Purpose Entity in which it holds an interest in, provided that (x) the outstanding liabilities at any time shall not exceed $25,000.00 (provided, however, this restriction shall not apply to liabilities incurred by such SPE Constituent Entity as a general partner of a limited partnership or the managing member of a limited liability company, in its capacity as such) and (y) such liabilities are normal and reasonable under the circumstances; and (C) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan; provided, however, that this covenant shall not require any partner or member of an SPE Constituent Entity to make additional capital contributions to any such entity;
(xxiv)in the case of Borrower, or in the case of an SPE Constituent Entity that is a general partner or managing member of Borrower, in its capacity as such, shall not assume or guarantee or become obligated for the debts of any other Person, and shall not hold out itself or its credit or assets as being available to satisfy the obligations of any other Person (or any division or part of any other Person), in each case, except (i) as contemplated by the Loan Documents with respect to each other SPE Party, (ii) as otherwise imposed by law and (iii) other than with respect to an SPE Constituent Entity with respect to prior financings that have been repaid or otherwise discharged as of the closing of the Loan;
(xxv)shall not acquire obligations or securities of its partners, members or any other Affiliate except, with respect to each SPE Constituent Entity, such SPE Constituent Entity’s general partner and/or limited partner interest or member interest and obligations with respect to the Borrower in which it owns an interest.
(xxvi)shall allocate fairly and reasonably any overhead expenses that are shared with any of its Affiliates or any guarantor of any of their respective obligations, or any Affiliate of any of the foregoing, including, but not limited to, paying for shared office space and for services performed by any employee of an Affiliate;
(xxvii)shall maintain and use separate stationery, invoices and checks bearing its name and not bearing the name of any other entity unless such entity is clearly designated as being the Special Purpose Entity’s agent;
(xxviii) except (i) as contemplated by the Loan Documents with respect to each other Borrower or any SPE Constituent Entity and (ii) other than with respect to any

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SPE Constituent Entity, with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, shall not pledge its assets to secure the obligations of any other Person;
(xxix)intentionally omitted;
(xxx)shall maintain its assets in such a manner that it shall not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person (or division or part of any other Person);
(xxxi)shall not make loans to any Person and shall not hold evidence of indebtedness issued by any other Person (other than (A) cash and (B) investment-grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity) except as is contemplated in the Loan Documents;
(xxxii)shall not identify its partners, members or any Affiliate of any of them, as a division or part of it;
(xxxiii)except (i) as contemplated under the Loan Documents with respect to each other SPE Party and, (ii) for capital contributions and distributions permitted under the terms of its organizational documents, shall not enter into or be a party to, any transaction with any of its partners, members or Affiliates except in the ordinary course of its business and in each case on terms which are intrinsically fair, commercially reasonable and are comparable to those of an arm’s-length transaction with an unrelated third party;
(xxxiv)shall not have any obligation to, and shall not indemnify its partners, officers, directors or members, as the case may be, in each case unless such an obligation or indemnification is fully subordinated to the Debt and shall not constitute a claim against it in the event that its cash flow is insufficient to pay the Debt;
(xxxv)intentionally omitted;
(xxxvi)shall not have any of its obligations guaranteed by any Affiliate except (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, (ii) as provided by the Loan Documents with respect to each other SPE Party, with respect to the Lockbox Agreement, and with respect to the Guaranty and each Ancillary Guaranty, and (iii) certain guarantees required pursuant to the terms of any Leases with respect to the landlord’s obligations for tenant improvements under such Leases in the ordinary course of business and which are provided to, or are for the benefit of, the Tenant under the applicable Lease (the “TI Guarantees”); provided, that in the event that Borrower elects to deliver a TI Guaranty, if the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion acceptable to Lender which takes into account such TI Guaranty;
(xxxvii)shall not form, acquire or hold any subsidiary, other than in connection with any Approved Drop Down, an Approved Borrower Sub or any other wholly-owned subsidiary or as expressly permitted in this Agreement, except, in the case of an SPE Constituent Entity, the Borrower in which it owns an interest;
(xxxviii)shall comply with all of the terms and provisions contained in its organizational documents;

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(xxxix)except with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, shall maintain its bank accounts separate from those of any other Person and shall not permit any Affiliate independent access to its bank accounts (other than Existing Manager, acting in its capacity as agent pursuant to the Management Agreement, or any other Manager that is under common Control with Existing Manager or Guarantor), except as otherwise contemplated by the Loan Documents with respect to Borrower;
(xl)is, and shall continue to be duly formed, validly existing, and in good standing in the state of its formation and duly qualified in all other jurisdictions where it is required to be qualified in order to do business;
(xli)has no material contingent or actual obligations, other than, (A) in the case of Borrower, material contingent or actual obligations related to the Property and (B) in the case of an SPE Constituent Entity, material contingent or actual obligations related to its ownership of the applicable Special Purpose Entity; and
(xlii)if treated as a “disregarded entity” for tax purposes, does not have and shall not have any obligation to reimburse its equityholders or any of their Affiliates for any taxes that such equityholders or any of their Affiliates may incur as a result of any profits or losses of such entity.
Notwithstanding anything to the contrary contained herein, in no instance shall Borrower be a corporation.
“Split Loan” shall have the meaning set forth in Section 9.1.2(a) hereof.
“Splitting Documentation” shall have the meaning set forth in Section 9.1.2(a) hereof.
“Sponsor” shall mean (a) any entity comprising Blue Owl and (b) any Blue Owl Fund Entity(ies).
“Stack” shall mean STACK Infrastructure, Inc., a Delaware corporation.
“Stack Management Agreement” shall have the meaning set forth in the definition of “Existing Management Agreement”.
“State” shall mean the State or Commonwealth in which the Property or any part thereof is located.
“Subdivision” shall have the meaning set forth in Section 2.6.1 hereof.
“Successor Borrower” shall have the meaning set forth in Section 2.8.3 hereof.
“Survey” shall mean a survey of the Property prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the applicable Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.
“Syndication” shall have the meaning set forth in Section 9.1.1 hereof.

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“Tax and Insurance Adjustment” shall have the meaning set forth in the definition of “Operating Expenses” hereof.
“Tax and Insurance Reserve Account” shall have the meaning set forth in Section 7.2.1 hereof.
“Tax and Insurance Reserve Funds” shall have the meaning set forth in Section 7.2.1 hereof.
“Tax Bill” shall have the meaning set forth in Section 7.2.1 hereof.
“Tax Reserve Funds” shall have the meaning set forth in Section 7.2.1 hereof.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any Individual Property or part thereof.
“Tenant” shall mean any Person with a possessory right to all or any part of the Property pursuant to a Lease.
“TI Guaranty” or “TI Guarantees” shall have the meaning set forth in subsection (xxxvi) of the definition of “Special Purpose Entity”.
“Title Company” shall mean, individually or collectively, Chicago Title Insurance Company and Fidelity National Title Insurance Company.
“Title Insurance Policy” shall mean, with respect to the Property, an ALTA mortgagee title insurance policy in a form reasonably acceptable to Lender (or, if the Property is in a State which does not permit the issuance of such ALTA policy, such form as shall be permitted in such State and reasonably acceptable to Lender) issued with respect to the Property and insuring the Lien of the Mortgage encumbering the Property.
“Transfer” shall have the meaning set forth in Section 5.2.10(b) hereof.
“Transferee” shall have the meaning set forth in Section 5.2.10(e) hereof.
“Transition Services Agreement” shall mean that certain Transition Services Agreement, dated as of the date hereof, by and between Borrower and Corscale.
“TRIPRA” shall have the meaning set forth in Section 6.1(a)(ix) hereof.
“TRS Restructuring” shall have the meaning set forth in Schedule 5.2.10 hereof.
“U.S. Obligations” shall mean non-redeemable securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (a) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, or (b) in connection with or following a Rated Securitization, to the extent acceptable to the Rating

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Agencies, other “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended.
“UCC” or “Uniform Commercial Code” shall mean, unless otherwise set forth herein, the Uniform Commercial Code as in effect in the applicable State in which the Property is located.
“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unanimous Decisions” shall have the meaning set forth in Section 10.30(c) hereof.
“Write-Down and Conversion Powers” shall mean, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EEA Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
“Yield Maintenance Premium” shall mean, with respect to each Component, an amount equal to the greater of (a) one-half of one percent (0.50%) of the outstanding principal amount of such Component to be prepaid or satisfied and (b) the excess, if any, of (i) the sum of the present values of all then-scheduled payments of principal and interest in respect of the principal amount being prepaid under such Component assuming that all scheduled payments are made timely and that the remaining outstanding principal and interest on such Component is paid on the Permitted Par Prepayment Date (with each such payment and assumed payment discounted to its present value at the date of prepayment at the rate which, when compounded monthly, is equivalent to the Prepayment Rate when compounded semi-annually and deducting from the sum of such present values any short-term interest paid from the date of prepayment to the next succeeding Payment Date in the event such payment is not made on a Payment Date), over (ii) the principal amount being prepaid provided, with respect to any prepayment of any portion of the Loan that is subject to a Rated Securitization and which is made after the Payment

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Date in December, 2030 but prior to the Permitted Par Prepayment Date, the Yield Maintenance Premium shall be zero.
“Zoning Report” shall mean that certain planning and zoning report provided to Lender in connection with the origination of the Loan.
Section 1.2.Principles of Construction All references to Sections and schedules are to Sections and schedules in or to this Agreement unless otherwise specified. All uses of the word “including” shall mean “including, without limitation” unless the context shall indicate otherwise. Unless otherwise specified, the words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.
ARTICLE II

GENERAL TERMS
Section 2.1.Loan Commitment; Disbursement to Borrower.
2.1.1.Agreement to Lend and Borrow. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make, and Borrower hereby agrees to accept, the Loan on the Closing Date.
2.1.2.No Reborrowings. Any amount borrowed and repaid hereunder in respect of the Loan may not be re-borrowed. Borrower acknowledges and agrees that the Loan was fully funded as of the Closing Date.
2.1.3.Intentionally Omitted.
2.1.4.The Note, Mortgage and Loan Documents. The Loan shall be evidenced by the Note and secured by the Mortgage and the other Loan Documents.
2.1.5.Use of Proceeds
. Borrower shall use the proceeds of the Loan to (a) repay the existing Indebtedness encumbering the Property, (b) pay carrying costs with respect to the Property, (c) make deposits (if any) into the Reserve Funds on the Closing Date in the amounts provided herein, if any, (d) pay costs and expenses incurred in connection with the closing of the Loan, the operation of the Property and other transaction costs, (e) make distributions to any direct or indirect equity holders in Borrower, (f) fund any working capital requirements of the Property and (g) to the extent any proceeds of the Loan remain after satisfying clauses (a) through (f), to fund such other general purposes as Borrower shall determine in its sole discretion.
2.1.6.Components of the Loan. For the purpose of computing interest payable from time to time on the principal amount of the Loan and certain other computations set forth herein, the principal balance of the Loan shall be divided into Component A and Component B. The initial principal amount of the Components shall be as follows:

COMPONENT	INITIAL PRINCIPAL AMOUNT
A	$458,700,000.00
B	$100,400,000.00

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Section 2.2.Interest Rate.
2.2.1.Interest Rate. Except as herein provided with respect to interest accruing at the Default Rate, subject to Section 2.2.4, (x) prior to the start of the Interest Period that commences in the month containing the Anticipated Repayment Date, interest on each Component outstanding from time to time shall accrue at the applicable Initial Interest Rate for such Component from (and including) the Closing Date until (but excluding) the Anticipated Repayment Date and (y) from and after the start of the Interest Period that commences in the month containing the Anticipated Repayment Date, interest on each Component outstanding shall accrue at the Adjusted Interest Rate from (and including) the Anticipated Repayment Date until (and including) the Maturity Date. Any Post-ARD Additional Interest shall be deferred and added to the Debt outstanding as of such Payment Date. To the extent permitted by applicable law, the Post-ARD Additional Interest shall bear interest at the Adjusted Interest Rate in the same manner as interest accrues on the outstanding principal balance of the related Component, but all such interest shall be deferred and added to the Post-ARD Additional Interest as of each Payment Date and shall thereafter constitute a portion thereof for all purposes hereunder. Subject to the terms and conditions of Section 2.3, Borrower shall pay to Lender on each Payment Date the interest accrued on the Outstanding Loan Amount for the related Interest Period.
2.2.2.Interest Calculation. Interest on the outstanding principal balance of each Component of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Interest Period for which such calculation is being made by (b) a daily rate based on the Interest Rate applicable to such Component and a three hundred sixty (360) day year by (c) the Outstanding Loan Amount.
2.2.3.Default Rate
. In the event that, and for so long as, any Event of Default shall have occurred and be continuing, the Outstanding Loan Amount and, to the extent permitted by law, all accrued and unpaid interest in respect of the Loan and any other amounts due pursuant to the Loan Documents, shall accrue interest at the Default Rate, calculated from the date such payment was due without regard to any grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until (i) in the event of an Event of Default that is non-monetary in nature, the cure of such Event of Default by Borrower or (ii) in the event of an Event of Default that is monetary in nature, the actual receipt and collection of the Debt (or that portion thereof that is then due). This Section 2.2.3 shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default, and Lender retains its rights under the Note and this Agreement to accelerate and to continue to demand payment of the Debt during the continuance of any Event of Default.
2.2.4.Usury Savings
. This Agreement, the Note and the other Loan Documents are subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance of the Loan at a rate which could subject Lender to either civil or criminal liability as a result of being in excess of the Maximum Legal Rate. If, by the terms of this Agreement or the other Loan Documents, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of the Maximum Legal Rate, the Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to the Maximum Legal Rate and all previous payments in excess of the Maximum Legal Rate shall be deemed to have

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been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the sums due under the Loan, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan until payment in full so that the rate or amount of interest on account of the Loan does not exceed the Maximum Legal Rate of interest from time to time in effect and applicable to the Loan for so long as the Loan is outstanding.
Section 2.3.Loan Payment.
2.3.1.Monthly Debt Service Payments.
(a)Monthly Debt Service Payments Before the Anticipated Repayment Date. Borrower shall pay to Lender (a) on the Closing Date, an amount equal to interest only on the Outstanding Loan Amount for the initial Interest Period and (b) on the Payment Date occurring in August 2026, and on each Payment Date thereafter up to and including the Anticipated Repayment Date, the Monthly Debt Service Payment Amount.
(b)Monthly Debt Service Payments After the Anticipated Repayment Date. On each Payment Date after the Anticipated Repayment Date, interest shall accrue on the Note at the Adjusted Interest Rate and Borrower shall continue to be obligated to make payments of interest in monthly installments as set forth in this Section 2.3.1(b). Following an ARD Failure Event, on each Payment Date thereafter up to and including the Maturity Date, Borrower shall pay to Lender, (i) first, an amount equal to the Monthly Debt Service Payment Amount and (ii) second, solely to the extent of funds available in the Excess Cash Flow Reserve Account and applied to Post-ARD Additional Interest pursuant to the last sentence of Section 7.5.2(a), an amount equal to the Post-ARD Additional Interest. The failure to make the payment in clause (i) immediately above as and when due shall constitute an Event of Default, but the failure to make the payment in clause (ii) immediately above (or the failure to have sufficient funds available in the Excess Cash Flow Reserve Account to make such payment) as and when due prior to the Maturity Date shall not constitute an Event of Default. If Borrower does not pay any Post-ARD Additional Interest pursuant to clause (ii) of the second sentence of this Section 2.3.1(b), the Post-ARD Additional Interest shall remain an obligation of Borrower but Borrower’s obligation to pay such Post-ARD Additional Interest shall be deferred and such Post-ARD Additional Interest shall be added to the Debt and shall be paid on the Maturity Date to the extent not sooner paid pursuant to this Agreement. From and after an ARD Failure Event, on each Payment Date, all Excess Cash Flow shall be applied as set forth in the last sentence of Section 7.5.2(a).
2.3.2.Payments Generally
. The first Interest Period hereunder shall commence on and include the Closing Date (or such earlier date on which interest begins to accrue pursuant to any escrow letter between Borrower and Lender) and shall end on and include July 8, 2026. Thereafter during the term of the Loan, each Interest Period shall commence on the ninth (9th) day of the calendar month preceding the calendar month in which the related Payment Date occurs and shall end on and include the eighth (8th) day of the calendar month in which the related Payment Date occurs. For purposes of making payments hereunder, but not for purposes of calculating Interest Periods, if the day on which such payment is due is not a Business Day, then amounts due on such date shall be due on the immediately preceding Business Day and with respect to payments of principal of the Loan due on the Maturity Date, interest shall be payable at the Interest Rate or the Default Rate, as the

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case may be, through and including (x) with respect to any portion of the Loan that is not subject to a Securitization, the Maturity Date or (y) with respect to any portion of the Loan that is subject to a Securitization, the last day of the related Interest Period. All amounts due pursuant to this Agreement and the other Loan Documents shall be payable without setoff, counterclaim, defense or any other deduction whatsoever unless required by applicable law. In connection with the first pooled Securitization of the Loan, Lender shall have the right, in its sole discretion, upon not less than ten (10) Business Days’ prior written notice to Borrower, to change the Payment Date to a different calendar day and/or the Interest Period to different starting and ending calendar days and, if requested by Lender, Borrower shall promptly execute an amendment to this Agreement to evidence such changes; provided, however, that if Lender shall have elected to change the Payment Date as aforesaid, Lender shall also be required to adjust the Interest Period such that the Payment Date is the day following the last day of the Interest Period. All payments of principal and interest shall be applied to Note A-1 and Note A-2 on a pro rata and pari passu basis.
2.3.3.Payment on Maturity Date. Borrower shall pay to Lender on the Maturity Date the Outstanding Loan Amount, all accrued and unpaid interest (including Post-ARD Additional Interest) and all other amounts due hereunder and under the Note, the Mortgage and the other Loan Documents.
2.3.4.Late Payment Charge
. If any principal, interest or any other sums due under the Loan Documents (excluding the balloon payment due on the Maturity Date) are not paid by Borrower on or before the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of three percent (3%) of such unpaid sum and the Maximum Legal Rate in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgage and the other Loan Documents to the extent permitted by applicable law.
2.3.5.Method and Place of Payment. Except as otherwise specifically provided herein, all payments and prepayments under this Agreement and the Note shall be made to Lender not later than 1:00 p.m., New York City time, on the date when due and shall be made in lawful money of the United States of America in immediately available funds at Lender’s office or as otherwise directed by Lender, and any funds received by Lender after such time shall, for all purposes hereof, be deemed to have been paid on the next succeeding Business Day.
Section 2.4.Prepayments.
2.4.1.Voluntary Prepayments.
(a)Borrower may, at its option, prepay the Debt in full or in part at any time and from time to time; provided, that, (i) Borrower gives Lender not less than five (5) Business Days’ prior written notice (which notice shall be revocable and subject to modification) (a “Prepayment Notice”) of the amount of the Loan that Borrower intends to prepay and the intended date of prepayment; (ii) intentionally omitted; and (iii) Borrower pays Lender, in addition to the portion of the Outstanding Loan Amount to be prepaid, (A) all interest which would have accrued on the amount of the Debt to be prepaid through and including (x) if such prepayment occurs with respect to any portion of the Loan that is not subject to a Rated Securitization, the date on which such prepayment is made or (y) if such prepayment occurs with respect to any portion of the Loan that is subject to a Rated Securitization, the last day of the

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Interest Period related to the Payment Date next occurring following the date of such prepayment, or, if such prepayment occurs on a Payment Date, interest which would have accrued on the amount of the Debt to be prepaid through and including the last day of the Interest Period related to such Payment Date (all such interest payable under this clause (A), the “Additional Interest”); (B) (I) all other sums due and payable under this Agreement, the Note, and the other Loan Documents and (II) all of Lender’s reasonable, out-of-pocket costs and expenses (including reasonable actually incurred attorneys’ fees and disbursements) actually incurred by Lender in connection with such prepayment or in connection with a rescinded or extended Prepayment Notice; and (C) if such prepayment occurs prior to the Permitted Par Prepayment Date, the applicable Yield Maintenance Premium. Notwithstanding anything to the contrary contained in this Section 2.4.1(a), Borrower may rescind a Prepayment Notice upon delivery of written notice to Lender on or prior to the date specified for prepayment in the Prepayment Notice; provided Borrower shall be responsible for the reasonable, out-of-pocket costs and expenses actually incurred by Lender in connection with the rescission of such Prepayment Notice, including reasonable actually incurred attorneys’ fees.
(b)Intentionally omitted.
(c)Intentionally omitted.
(d)Subject to the following sentence, if a Mezzanine Loan is outstanding, the Mezzanine Loan may not be voluntarily prepaid in whole or in part unless there is a simultaneous pro rata prepayment of the Loan and the Mezzanine Loan. Notwithstanding the foregoing and for so long as no Event of Default has occurred and is continuing, at the option of Borrower and/or Mezzanine Borrower, any voluntary prepayments may be applied by the Mezzanine Borrower to the Mezzanine Loan in reverse sequential order (i.e., first, to the Mezzanine Loan until the Mezzanine Loan is paid in full) in accordance with the Mezzanine Loan Documents, without any obligation of Borrower to make a corresponding prepayment of the Loan; provided that the foregoing shall not apply to (i) prepayments made to achieve a Debt Yield Trigger Event Cure, which shall be made concurrently with a pro rata prepayment of the Loan (which portion of which prepayment applicable to the Loan shall be applied in accordance with Section 2.4.4 hereof) and the Mezzanine Loan and (ii) prepayments made from Excess Cash Flow Reserve Funds, which shall be made concurrently with a pro rata prepayment of the Loan under this Agreement and the Mezzanine Loan under the Mezzanine Loan Agreement (provided however, if such prepayments are in an amount in excess of the amount necessary to achieve a Debt Yield Trigger Event Cure and a Cash Sweep Event has not otherwise occurred and is not continuing, then such prepayments in excess of the amount necessary to achieve such Debt Yield Trigger Event Cure may be applied by the Mezzanine Borrower to the Mezzanine Loan in reverse sequential order) (which portion of such prepayment applicable to the Loan shall be applied in accordance with Section 2.4.4 hereof). Provided no Event of Default is continuing, nothing herein or in any other Loan Document shall prohibit Mezzanine Borrower from prepaying at a discount all or any portion of the Mezzanine Loan subject to and in accordance with Section 10.33 hereof.
2.4.2.Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender shall receive any Net Proceeds Prepayment that Lender is entitled to apply in accordance with this Section 2.4.2 and not otherwise make available or deliver to Borrower pursuant to Section 6.4, Borrower shall prepay or authorize Lender to apply such Net Proceeds Prepayment as a prepayment of all or a portion of the Outstanding Loan Amount in an amount equal to the aggregate of (1) the Net Proceeds Prepayment up to an amount equal to the Outstanding Loan Amount, (2) following a Rated Securitization of the Loan, all Additional Interest with respect to the portion of the Loan subject to such Rated Securitization and (3) the actual reasonable costs of Lender in connection with such prepayment to the extent such amounts are not paid to Lender in accordance with Article VI hereof (collectively, the “Mortgage

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Mandatory Prepayment Amount”). Amounts paid to or applied by Lender as a Mortgage Mandatory Prepayment Amount shall first be applied to amounts required to be paid by Borrower to Lender pursuant to clause (3) above and then to the amounts set forth in clauses (1) and (2) on a pro rata and pari passu basis. Except during the continuance of an Event of Default, any Net Proceeds Prepayment to be applied pursuant to this Section 2.4.2 in excess of the Mortgage Mandatory Prepayment Amount shall be remitted to Borrower. During the continuance of an Event of Default, Lender may apply such Net Proceeds Prepayment to the Debt (until paid in full) in any order or priority as Lender may determine in its sole discretion. No Yield Maintenance Premium or other premium or penalty shall be due in connection with any prepayment made pursuant to this Section 2.4.2.
2.4.3.Prepayments After Default
. If payment of all or any part of the Debt (other than payment of the Monthly Debt Service Payment Amount then due and payable) is tendered by Borrower or otherwise recovered by Lender (including through application of any Reserve Funds) during the continuance of an Event of Default, such tender or recovery shall be made on the next occurring Payment Date together with the Monthly Debt Service Payment Amount then due and payable and shall be deemed a voluntary prepayment by Borrower pursuant to Section 2.4.1(a) hereof.
2.4.4.Application of Interest and Prepayments to Components. Provided no Event of Default has occurred and is continuing, subject to Section 7.5.2(a), payments of interest shall be applied by Lender as follows: (i) first, to the payment of interest then due and payable under Component A; and (ii) second, to the payment of interest then due and payable under Component B. Following a Securitization of all or any portion of the Loan any prepayment of the principal of the Loan made pursuant to Section 2.4 hereof shall be applied by Lender as follows: (a) first, to the reduction of the outstanding principal balance of Component A until reduced to zero, and (b) second, to the reduction of the outstanding principal balance of Component B until reduced to zero. Notwithstanding the foregoing, during the continuance of any Event of Default, any payment of principal and interest from whatever source may be applied by Lender between the Components in Lender’s sole discretion. Notwithstanding the foregoing, so long as no Event of Default is continuing, prior to a Rated Securitization of all or any portion of the Loan, any voluntary prepayment of the principal of the Loan made pursuant to Section 2.4 hereof and/or Section 2.6.1 hereof shall be applied to each Component of the Loan on a pro rata and pari passu basis. Each Note will be represented by the Components on a pro rata basis for purposes of calculations hereunder. Notwithstanding the foregoing, after an ARD Failure Event, all amounts constituting Excess Cash Flow shall be applied to pay the Outstanding Loan Amount (and allocated to the Components) and Post-ARD Additional Interest (applied to the Components) pursuant to the last sentence of Section 7.5.2(a).
Section 2.5.Intentionally Omitted.
Section 2.6.Release of Property
. Except as set forth in Section 2.4.2 or this Section 2.6, no repayment or prepayment of all or any portion of the Loan shall cause, give rise to a right to require, or otherwise result in, the release of the Lien of the Mortgage on the Property. For the avoidance of doubt, any prepayment of the Loan in connection with a Condemnation or Casualty, and the related release of the Lien of the Mortgage on the Property in connection with such Condemnation or Casualty, if applicable, shall be governed solely by Section 2.4.2, Section 6.3 and Section 6.4 hereof.

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2.6.1.Condominium Conversion. Notwithstanding anything in this Section 2.6 to the contrary, Borrower shall have the right, without the consent of Lender, to consummate a subdivision or lot split (a “Subdivision”), or implement a condominium regime (a “Condominium Conversion”) with respect to the Property, provided that the following conditions are satisfied: (i) the fee interest in all individual condominium units (including any appurtenant interest in the common elements allocable to such condominium unit) in the portion of the Property created by the submission of the Property to such condominium regime shall continue to be owned by Borrower and secured by the Mortgage, (ii) any required applications have been made under applicable Legal Requirements for approval of a lot split ordinance or Condominium Conversion, as applicable, (iii) Borrower shall have delivered to Lender all deliverables customarily provided in connection with a Subdivision or Condominium Conversion, including endorsements, supplements and/or updates to the existing title policy and survey, which shall be subject to Lender’s reasonable approval, (iv) with respect to a Condominium Conversion, Lender shall have reasonably approved the final condominium documents applicable to the new condominium regime, including the condominium declaration and bylaws and (v) Borrower satisfies such other conditions reasonably required by Lender relating to such Condominium Conversion, including, without limitation, the execution and delivery to Lender of modifications to the Loan Documents which may be necessary in order to reflect and/or implement such structure, delivery of a conditional condominium voting proxy, and of an irrevocable condominium board resignation, in each case, which shall be acceptable to Lender and Borrower in their respective reasonable discretion, and the delivery to Lender of such endorsements to Lender’s Title Insurance Policy for the Property reasonably required by Lender, if available.
2.6.2.Intentionally Omitted.
2.6.3.Release on Payment in Full. Upon the defeasance of or payment in full of the Debt in accordance with the terms and provisions of the Note and this Agreement and the other Loan Documents, Lender shall, upon the written request and at the sole cost and expense (including Lender’s reasonable actually incurred attorneys’ fees and disbursements) of Borrower, release the Lien of the Mortgage and the other Loan Documents (except that those that expressly survive such release) on the Property.
2.6.4.Intentionally Omitted.
2.6.5.Assignments of Mortgage. Upon the request of Borrower in connection with a release pursuant to the provisions of this Agreement, Lender agrees to cooperate, at Borrower’s sole cost and expense (including Lender’s reasonable actual out-of-pocket attorneys’ fees and disbursements), to provide an assignment of the Mortgage and/or assignment or partial assignment of the Note with respect to the Property without representation or warranty (other than that it is the holder of such Mortgage and/or Note and such Mortgage and/or Note is not presently assigned, pledged or otherwise encumbered) and without recourse in lieu of the release.
Section 2.7.Lockbox Account/Cash Management.
2.7.1.Lockbox Account. Borrower has established and, during the term of the Loan, shall maintain one or more segregated Eligible Accounts (collectively, the “Lockbox Account”) with Lockbox Bank titled as set forth in the Lockbox Agreement, which Lockbox Account is in trust for the Lender and shall be under the sole dominion and control of Lender to the extent set forth in the Lockbox Agreement. Borrower hereby grants to Lender a security interest in the Lockbox Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first-priority security interest in the applicable Lockbox Account, including, without limitation, filing UCC-1 financing statements and continuations thereof. Such financing statements may describe the collateral covered thereby as “all assets of the debtor whether now owned or hereafter acquired” or words to that effect. Lender, Administrative Agent and Servicer shall have the sole right to

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make withdrawals from the Lockbox Account in accordance with and subject to the Lockbox Agreement. All costs and expenses of establishing and maintaining the Lockbox Account shall be paid by Borrower. All monies now or hereafter deposited into the Lockbox Account shall be deemed additional security for the Debt.
(a)Unless a Tenant is already delivering Rents into the Lockbox Account as of the Closing Date or the Payment Direction (as defined below) is already included in such Tenant’s Lease or most recent invoice, Borrower shall, or shall cause Manager to, instruct all Tenants in writing to deliver all Rents payable to Borrower thereunder directly to the Lockbox Account (the “Payment Direction”) either (i) with respect to any existing Tenant, together with (or as part of) the first regularly scheduled invoice for Rent that is sent by Borrower to such Tenant following the Closing Date or (ii) with respect to any Lease executed after the Closing Date, upon the execution of such Lease unless the Payment Direction is already included in such new Lease. In addition, to the extent not delivered directly by the Tenant to the Lockbox Account, Borrower shall, and shall cause Manager on behalf of Borrower to, deposit all amounts received by Borrower or Manager constituting Rents (other than security deposits) from the Properties into the Lockbox Account within five (5) Business Days after Borrower or Manager determines that such amounts paid by a Tenant relate to the Property. For the avoidance of doubt, (A) capital contributions of the owners of Borrower and (B) payment of Required REIT Distributions during an Event of Default from equity or sources other than Excess Cash Flow and/or the Property shall not constitute Rents. Notwithstanding anything contained herein to the contrary, Borrower’s Payment Direction obligation set forth in this Section 2.7.1(a) is not required with respect to any Tenant that is subject to direct debit into the Lockbox Account.
(b)Borrower has obtained from Lockbox Bank its agreement to transfer to the Cash Management Account upon notice from Lender to Lockbox Bank of a Cash Sweep Period (the “Cash Sweep Period Instructions”), all amounts on deposit in the Lockbox Account (other than a reasonable peg balance and the reasonable fees of the Lockbox Bank as more particularly described in the Lockbox Agreement) in accordance with the Cash Sweep Period Instructions, which Cash Sweep Period Instructions may require up to two (2) transfers per week to the Cash Management Account. Upon a Cash Sweep Cure Date, Lender shall, within three (3) Business Days, provide notice to the Lockbox Bank that the Cash Sweep Period Instructions are no longer in effect and that all amounts on deposit in the Lockbox Account shall be transferred by the Lockbox Bank to an account designated by Borrower (together with any other account of Borrower (other than the Lockbox Account) each, a “Non-Pledged Account”). In the event a Cash Sweep Period is not in effect, all amounts on deposit in the Lockbox Account shall be transferred by the applicable Lockbox Bank to one or more Non-Pledged Accounts, as applicable. Notwithstanding anything to the contrary contained herein, any amounts contained in the Non-Pledged Accounts shall not be collateral for the Loan or subject to any restrictions or limitations set forth in the Loan Documents.
(c)During the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in the Lockbox Account to the payment of the Debt in such order and priority as Lender shall determine in its sole discretion; provided, however, unless a Priority Payment Cessation Event has occurred and is continuing, the Lender shall continue to make Priority Waterfall Payments to the extent of funds available therefore in the Lockbox Account.
(d)Borrower shall not further pledge, assign or grant any security interest in the Lockbox Account or the monies deposited therein or permit any Lien to attach thereto, or any levy to be made thereon, or any UCC-1 financing statement, except those naming Lender as the secured party, to be filed with respect thereto.
(e)Borrower shall indemnify Lender and hold Lender harmless from and against any and all Losses arising from or in any way connected with the Lockbox Account, and/

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or the Lockbox Agreement (unless arising from the gross negligence or willful misconduct of Lender) or the performance of the obligations for which the Lockbox Account was established.
(f)Notwithstanding anything to the contrary in this Agreement or the other Loan Documents and so long as a Cash Sweep Period does not then exist, Borrower shall be permitted, without the consent of Lender, but with not less than ten (10) Business Days’ prior notice to Lender (provided that such notice period may be shortened or such notice may be provided concurrently in the event the Lockbox Bank ceases to be an Eligible Institution (or Borrower reasonably believes such cessation is reasonably likely to occur), to close any individual Lockbox Account; provided, that either prior to such closure of a Lockbox Account, or contemporaneously therewith, Borrower delivers Payment Direction to all Tenants that were previously delivering Rents to such Lockbox Account to deliver all Rents payable under the applicable Leases directly to another Lockbox Account (collectively, a “Lockbox Consolidation”). Lender shall, at the request of Borrower, direct the Lockbox Bank to terminate the Lockbox Agreement in connection with a Lockbox Consolidation with respect to the applicable Lockbox Account to the extent required by Lockbox Bank, and otherwise reasonably cooperate with Borrower (at Borrower’s sole cost and expense) in order to effectuate any Lockbox Consolidation.
2.7.2.Cash Management Account
. Upon the occurrence and during the continuance of a Cash Sweep Period, Borrower shall establish and maintain a segregated Eligible Account (the “Cash Management Account”) to be held by Agent in trust and for the benefit of Lender, which Cash Management Account shall be under the sole dominion and control of Lender. The Cash Management Account shall be titled “GCDC Purchaser Phase 1 LLC, as Borrower fbo JPM and GS, as Lender”. Borrower hereby grants to Lender a security interest in the Cash Management Account and all deposits at any time contained therein and the proceeds thereof and will take all actions necessary to maintain in favor of Lender a perfected first-priority security interest in the Cash Management Account, including, without limitation, filing UCC-1 financing statements and continuations thereof upon Lender’s request therefor. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect. Borrower will not in any way alter or modify the Cash Management Account without the prior written consent of Lender, and Borrower will notify Lender of the account number of the Cash Management Account. Lender and Servicer shall have the sole right to make withdrawals from the Cash Management Account and all costs and expenses for establishing and maintaining the Cash Management Account shall be paid by Borrower.
(a)Funds on deposit in the Lockbox Account shall not be commingled with other monies held by Borrower, Manager or Lockbox Bank.
(b)During the continuance of an Event of Default, all funds on deposit in the Cash Management Account shall be applied by Lender to the payment of the Debt and/or for any other purpose for which such funds may be applied by Lender pursuant to the provisions of any Loan Document, in such order and priority as Lender shall determine, in its sole discretion, provided, however, the Lender shall continue to make Priority Waterfall Payments to the extent of funds available therefore in the Cash Management Account so long as no Priority Payment Cessation Event has occurred and is continuing.

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(c)The insufficiency of funds on deposit in the Cash Management Account shall not relieve Borrower from the obligation to make any payments, as and when due pursuant to this Agreement and the other Loan Documents, and such obligations shall be separate and independent, and not conditioned on any event or circumstance whatsoever.
(d)Borrower hereby agrees to cooperate with Lender in connection with any amendment to the Cash Management Agreement that Lender deems necessary for the purpose of establishing additional sub-accounts in connection with any payments otherwise required under this Agreement and the other Loan Documents.
(e)Notwithstanding anything contained herein or in the other Loan Documents to the contrary, Lender agrees that, notwithstanding the existence of an Event of Default, prior to a Priority Payment Cessation Event, Lender shall apply amounts on deposit in the Cash Management Account to payment of the Priority Waterfall Payments. Any amounts remaining in the Cash Management Account after payment of the Priority Waterfall Payments shall be deposited in the Excess Cash Flow Reserve Account and applied in accordance with Section 7.5 hereof.
2.7.3.Payments Received under the Cash Management Agreement
. Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, and provided no Event of Default has occurred and is continuing, Borrower’s obligations with respect to the payment of the Monthly Debt Service Payment Amount and amounts required to be deposited into the Reserve Accounts, if any, shall be deemed satisfied to the extent sufficient amounts are deposited in the Cash Management Account to satisfy such obligations pursuant to this Agreement and the Cash Management Agreement on the dates that each such payment is required, regardless of whether any of such amounts are so applied by Lender.
2.7.4.Distributions to Mezzanine Borrower. For so long as the Mezzanine Loan is outstanding, all transfers of funds on deposit in the Cash Management Account to or for the benefit of the Mezzanine Lender, pursuant to this Agreement, the Cash Management Agreement or any of the other Loan Documents or Mezzanine Loan Documents are intended by Borrower, the Mezzanine Borrower and the Mezzanine Lender to constitute, and shall constitute, distributions from Borrower to the Mezzanine Borrower and from one Mezzanine Borrower to another Mezzanine Borrower, as applicable. No provision of the Loan Documents or the Mezzanine Loan Documents shall create a debtor-creditor relationship between Borrower and the Mezzanine Lender.
Section 2.8.Defeasance.
2.8.1.Voluntary Defeasance.
(a)Borrower shall have the right at any time after the Permitted Defeasance Date and prior to the Permitted Par Prepayment Date to voluntarily defease all of the remaining principal balance of the Loan by and upon satisfaction of the following conditions (such event being a “Defeasance Event”):
(i)Borrower shall provide not less than ten (10) days’ prior written notice to Lender specifying the Business Day (such date being the “Defeasance Date”) on which the Defeasance Event is to occur (which notice shall be revocable and subject to modification so long as Borrower shall reimburse Lender for its actual out-of-pocket costs or expenses incurred as a result of such revocation or modification);

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(ii)Borrower shall pay to Lender all accrued and unpaid interest on the portion of the Outstanding Loan Amount being defeased to and including the Defeasance Date. If for any reason the Defeasance Date is not a Payment Date, Borrower shall also pay interest that would have accrued on the Note in respect of the portion of the Outstanding Loan Amount being defeased through and including the end of the Interest Period within which the Defeasance Date occurs (the “Additional Defeasance Interest”), provided, however, if the Defeasance Collateral shall include (or if the U.S. Obligations purchased with such Defeasance Collateral shall provide for payment of) all principal and interest computed from the Payment Date prior to the Defeasance Date through the end of such Interest Period, Borrower shall not be required to pay such Additional Defeasance Interest in respect of the portion of the Outstanding Loan Amount being defeased pursuant to this sentence;
(iii)Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, then due under the Note, this Agreement, the Mortgage and the other Loan Documents;
(iv)Borrower shall purchase and deliver the Defeasance Collateral;
(v)Borrower shall execute and deliver a pledge and security agreement in favor of Lender, in form and substance that would be reasonably satisfactory to a prudent lender creating a first priority lien and security interest in the Defeasance Collateral in accordance with the provisions of this Section 2.8 (the “Defeasance Security Agreement”);
(vi)Borrower shall deliver an opinion of counsel for Borrower in form and substance that is standard in commercial mortgage backed securitization transactions and subject only to customary qualifications, stating, among other things, that (1) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security Agreement is enforceable against Borrower in accordance with its terms; and (2) if the Loan (or any portion thereof) is held in a REMIC Trust formed pursuant to a Securitization, such REMIC Trust will not fail to maintain its status as a “real estate mortgage investment conduit” within the meaning of Section 860D of the Code as a result of such defeasance;
(vii)Following a Rated Securitization, Borrower shall deliver a Rating Agency Confirmation with respect to such Defeasance Event to the effect that such release will not result in a downgrade, withdrawal or qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If reasonably required by the applicable Rating Agencies, Borrower shall also deliver or cause to be delivered an Additional Insolvency Opinion with respect to the Successor Borrower from counsel satisfactory to Lender in form and substance satisfactory to Lender and the applicable Rating Agencies;
(viii)Borrower shall deliver to Lender an Officer’s Certificate certifying that the requirements set forth in this Section 2.8.1 have been satisfied;
(ix)Borrower shall deliver written confirmation from an independent certified public accountant acceptable to Lender certifying that the Defeasance Collateral is sufficient to result in payments satisfying the requirements of the definition of Defeasance Collateral;

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(x)Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request in connection with such Defeasance Event; and
(xi)Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including (A) reasonable attorneys’ fees and expenses incurred in connection with the Defeasance Event, (B) the costs and expenses of the Rating Agencies, (C) any revenue, documentary stamp or intangible taxes or any other similar tax or charge due in connection with the transfer of the Note, or otherwise required to accomplish the defeasance and (D) the costs and expenses of Servicer and any trustee, including reasonable attorneys’ fees and expenses, which costs pursuant to this clause (D) shall not exceed $25,000.
(b)Borrower, pursuant to the Defeasance Security Agreement or other appropriate document, shall authorize and direct that the payments received from the Defeasance Collateral may be made directly to Lender and applied to satisfy the Debt Service obligations of Borrower under this Agreement and the Note.
2.8.2.Defeasance Collateral. Each of the U.S. Obligations that are part of the Defeasance Collateral shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance that would be satisfactory to a prudent lender (including, without limitation, such instruments as may be required by the depository institution holding such securities or by the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Collateral, a first-priority security interest therein in favor of Lender in conformity with all applicable state and federal laws governing the granting of such security interests.
2.8.3.Successor Borrower(s). In connection with a Defeasance Event under this Section 2.8, Borrower shall establish or designate a successor entity (the “Successor Borrower”) acceptable to Lender in its reasonable discretion, which shall be a Special Purpose Entity, which shall not own any assets or have any liabilities or operate any property other than the Defeasance Collateral (except in connection with other defeased loans held in the same securitized loan pool with the Loan). Borrower shall transfer and assign all obligations, rights and duties under and to the Note and the Defeasance Security Agreement, together with the Defeasance Collateral, to such Successor Borrower. Such Successor Borrower shall assume the obligations under the Note and the Defeasance Security Agreement and Borrower shall be relieved of its obligations under such documents. Borrower shall pay a fee of no more than $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note and the Defeasance Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.8.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender’s attorney’s fees and expenses and any fees and expenses of any Rating Agencies, incurred in connection therewith.
Section 2.9.Withholding Taxes.
(a)Any and all payments by or on account of any obligation of any Loan Party in respect of this Agreement or any other Loan Document to which any Loan Party is a party shall be made free and clear of, and without deduction or withholding for or on account of, any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and any penalties, interest and additions to tax with respect thereto, whether now or hereafter imposed, levied, collected, withheld or assessed by any taxation authority or other Governmental Authority (collectively, “Section 2.9 Taxes”), unless required under any applicable law. If any

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Loan Party shall be required under any applicable law to deduct or withhold any Section 2.9 Taxes from or in respect of any sum payable under or in respect of this Agreement or any of the other Loan Documents to Lender, (i) such Loan Party shall make all such deductions and withholdings in respect of Section 2.9 Taxes, (ii) such Loan Party shall pay the full amount deducted or withheld in respect of Section 2.9 Taxes to the relevant taxation authority or other Governmental Authority in accordance with the applicable law, and (iii) if such Section 2.9 Taxes are Non-Excluded Taxes, the sum payable by such Loan Party shall be increased as may be necessary so that after such Loan Party has made all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section 2.9) Lender receives an amount equal to the sum it would have received had no such deductions or withholdings been made in respect of Non-Excluded Taxes.
(b)In addition, Borrower hereby agrees to timely pay any present or future stamp, recording, documentary, excise, intangible, property or similar taxes, charges or levies that arise from any payment made under this Agreement or any other Loan Document or from the execution, delivery or registration of, any performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document, other than Excluded Taxes or taxes or charges resulting from Lender’s funding of any Loan with plan assets subject to ERISA, Section 4975 of the Code or any Applicable Similar Law (collectively, “Other Taxes”) to the relevant taxing authority or other Governmental Authority in accordance with applicable law.
(c)Each Loan Party hereby agrees to indemnify Lender for, and to hold it harmless against, the full amount of Non-Excluded Taxes paid or payable by Lender, as the case may be, in connection with this Agreement or any other Loan Document and any reasonable expenses arising therefrom or with respect thereto. The indemnity by any Loan Party provided for in this Section 2.9(c) shall apply and be made whether or not the Non-Excluded Taxes for which indemnification hereunder is sought have been correctly or legally asserted. Amounts payable by any Loan Party under the indemnity set forth in this Section 2.9(c) shall be paid within ten (10) days from the date on which the Lender makes written demand therefor. Such written demand shall be conclusive of the amount so paid or payable absent manifest error.
(d)As soon as practical after the date of any payment of Non-Excluded Taxes by Borrower to a taxing authority or other Governmental Authority pursuant to this Section 2.9, any Loan Party (or any Person making such payment on behalf of any Loan Party) shall furnish to Lender the original or a certified copy of the original official receipt issued by such taxing authority or other Governmental Authority evidencing payment thereof or other evidence of such payment reasonably satisfactory to Lender.
(e)If Lender is entitled to an exemption from, or reduction of, any applicable withholding tax with respect to any payments under any Loan Document, Lender shall deliver to the relevant Loan Party, at the time or times prescribed by applicable law or reasonably requested by the applicable Loan Party, such properly completed and executed documentation prescribed by applicable law and reasonably requested by any Loan Party as will permit such payments to be made without, or at a reduced rate of, withholding. In addition, Lender, if reasonably requested by any Loan Party, shall deliver such other documentation prescribed by law or reasonably requested by any Loan Party as will enable any Loan Party to determine whether or not Lender is subject to any withholding (including backup withholding) or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.9(e)(i) through (iii)) shall not be required if in Lender’s judgment such completion, execution or submission would subject Lender to any material unreimbursed cost or expense (or, in the case of a change in a law, any incremental material unreimbursed cost or expense) or would materially prejudice the legal or commercial position of Lender. Upon the reasonable request of any Loan Party, Lender shall update any form or

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certification previously delivered pursuant to this Section 2.9(e). If any form or certification previously delivered pursuant to this Section expires or becomes obsolete or inaccurate in any respect, Lender shall promptly (and in any event within ten (10) days after such expiration, obsolescence or inaccuracy) notify the applicable Loan Party in writing of such expiration, obsolescence or inaccuracy and update the form or certification if it is legally eligible to do so. Without limiting the generality of the foregoing:
(i)Any Lender (including for avoidance of doubt any participant, assignee or successor) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (“Non-U.S. Lender”) shall, if it is legally eligible to do so, deliver or cause to be delivered to the relevant Loan Party the following properly completed and duly executed documents:
(A)in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of an applicable tax treaty (or any successor forms thereto), including all appropriate attachments or (y) with respect to any other applicable payments under any Loan Document, a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty; or
(B)a complete and executed U.S. Internal Revenue Service Form W-8ECI (or any successor form thereto); or
(C)in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code both, (x) a complete and executed U.S. Internal Revenue Service Form W-8BEN or W-8BEN-E, as applicable (or any successor form thereto) and (y) a certificate substantially in the applicable form of Schedule 2.9 (a “Section 2.9 Certificate”) to the effect that Non-U.S. Lender is not (a) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (b) a “10 percent shareholder” of any Loan Party within the meaning of Section 871(h)(3)(B) of the Code (c) a “controlled foreign corporation” related to any Loan Party described in Section 881(c)(3)(C) of the Code and (d) conducting a trade or business in the United States with which the relevant interest payments are effectively connected; or
(D)in the case of a Non-U.S. Lender that is not the beneficial owner of payments made under any Loan Document (including a partnership, an entity disregarded for U.S. federal income tax purposes, or a participating Lender), (x) a complete and executed U.S. Internal Revenue Service Form W-8IMY (or any successor form thereto) (including all required documents and attachments) on behalf of itself and (y) with respect to each of its beneficial owners and the beneficial owners of such beneficial owners looking through chains of owners to individuals or entities that are treated as corporations for U.S. federal income tax purposes (all such owners, a “beneficial owner”), the documents that would be required by these clauses (A), (B), (C), (D) or Section 2.9(e)(ii)

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with respect to each such beneficial owner if such beneficial owner were a Lender, provided, however, that no such documents will be required with respect to a beneficial owner to the extent the actual Lender is determined to be in compliance with the requirements for certification on behalf of its beneficial owner as may be provided in applicable U.S. Treasury regulations, or the requirements of this clause (D) are otherwise determined to be unnecessary, all such determinations under this clause (D) to be made in the sole discretion of Loan Party; provided further, that if the Non-U.S. Lender is a partnership and one or more of its partners are claiming the exemption for portfolio interest under Section 881(c) of the Code, such Lender may provide a Section 2.9 Certificate on behalf of such partners; or
(E)any other form prescribed by law as a basis for claiming exemption from, or a reduction of, U.S. federal withholding tax together with such supplementary documentation necessary to enable any Loan Party to determine the amount of tax (if any) required by law to be withheld.
(ii)Any Lender (including for avoidance of doubt any participant, assignee or successor) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall, if it is legally eligible to do so, deliver or cause to be delivered to any applicable Loan Party a properly completed and duly executed U.S. Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax.
(iii)If a payment made to Lender under any Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), Lender shall deliver to any applicable Loan Party, at the time or times prescribed by law and at such time or times reasonably requested by Loan Party, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Loan Party as may be necessary for Loan Party to comply with its obligations under FATCA, to determine that Lender has or has not complied with Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this Section 2.9(e)(iii), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(f)Lender hereby agrees that, upon the occurrence of any circumstances entitling Lender to additional amounts pursuant to this Section 2.9, Lender, at the request of Loan Party, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions), to designate a different applicable lending office for the funding or booking of its Loan hereunder, if, in the reasonable judgment of such Lender, such designation (i) would eliminate or reduce amounts payable pursuant to Section 2.9 in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation.
(g)If Lender is entitled to additional compensation under any of the foregoing provisions of this Section 2.9 and shall fail to designate a different applicable lending office as provided in subsection (f) of this Section 2.9, then, so long as no Event of Default shall have occurred and be continuing, the applicable Loan Party may cause such Lender to (and, if the Loan Party so demands, such Lender shall) assign all of its rights and obligations under this

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Agreement to one or more other Persons identified by the Loan Party and reasonably acceptable to the Lender provided that (i) such Lender shall have received payment of an amount equal to the Outstanding Loan Amount, accrued interest thereon, accrued fees and all other amounts payable to such Lender hereunder, from the assignee (to the extent of such Outstanding Loan Amount and accrued interest and fees) or the Borrower (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for additional compensation under any of the foregoing provisions of this Section 2.9, such assignment will result in a reduction in such compensation or payments; provided further, that if, upon such demand by the applicable Loan Party, Lender elects to waive its request for additional compensation pursuant to this Section 2.9, the demand by the Loan Party for Lender to so assign all of its rights and obligations under this Agreement shall thereupon be deemed withdrawn. Nothing in subsection (f) of this Section 2.9 or this Section 2.9(g) shall affect or postpone any of the rights of Lender or any of the obligations of any Loan Party under any of the foregoing provisions of this Section 2.9 in any manner. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling Borrower to require such assignment and delegation cease to apply.
(h)If Lender determines that it has received a refund of any Non-Excluded Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.9, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.9 with respect to the Non-Excluded Taxes giving rise to such refund), net of all out-of-pocket expenses of Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of Lender, agrees to repay the amount paid over to such Loan Party to Lender in the event Lender is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to any Loan Party or any other Person.
Section 2.10.Mezzanine Loan. Notwithstanding anything to the contrary set forth in this Agreement or the other Loan Documents, Borrower shall have a one-time right without the consent of Lender to cause Mezzanine Borrower to incur additional Indebtedness in the form of one or more mezzanine loans after the earlier of (i) one hundred twenty (120) days from the Closing Date and (ii) the Securitization of the whole Loan (other than any vertical risk retention) (the “Mezzanine Loan”), subject to the satisfaction of all of the following conditions precedent:
(a)no Event of Default shall then be continuing;
(b)the principal amount of the Mezzanine Loan (including any undisbursed funds) shall in no event exceed the amount which, after giving effect thereto, shall yield (x) an Aggregate LTV Ratio not greater than 58.3%, and (y) a Debt Yield not less than the Closing Date Debt Yield;
(c)the collateral for the Mezzanine Loan shall include only pledges of the direct or indirect equity interests in Borrower (which shall not include the Cash Management Account and shall not include any portion of the Property);
(d)the lender of the Mezzanine Loan shall be a Person who satisfies the Eligibility Requirements or such other Person approved by Lender (such approval not to be unreasonably withheld, conditioned or delayed);
(e)the lender of the Mezzanine Loan shall enter into an intercreditor agreement reasonably acceptable to such lender and Lender;

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(f)Lender shall have received copies of such Mezzanine Loan Documents, together with such other certificates and legal opinions (including but not limited to an Additional Insolvency Opinion) as Lender shall reasonably request;
(g)all organizational documents of Borrower and all Loan Documents shall be revised and/or amended to the reasonable satisfaction of Lender to reflect such changes as are necessary for the Mezzanine Loan, including, without limitation, that a Mezzanine Loan Event of Default shall be a Cash Sweep Event hereunder and all organizational documents of Mezzanine Borrower shall be subject to the reasonable approval of Lender;
(h)if the Mezzanine Loan bears a floating rate of interest, the Mezzanine Borrower shall acquire and maintain an interest rate cap agreement from an institutional lender in a notional amount that is not less than the outstanding principal balance of the Mezzanine Loan, the strike price of which shall be used hereunder for purposes of calculating the Debt Service Coverage Ratio;
(i)Borrower shall pay all of Lender’s reasonable out-of-pocket costs and expenses in connection with such Mezzanine Loan;
(j)at the option of Borrower and/or Mezzanine Borrower, any voluntary prepayments may be applied by the Mezzanine Borrower to the Mezzanine Loan until such Mezzanine Loan is paid in full in accordance with the Mezzanine Loan Documents without any obligation of Borrower to make a corresponding prepayment of the Loan; provided that the foregoing shall not apply to (x) prepayments made to achieve a Debt Yield Trigger Event Cure, (y) prepayments made in connection with a release of a Property in accordance with this Agreement or (z) prepayments made from Excess Cash Flow Reserve Funds, in each case, which shall be made concurrently with a pro rata prepayment of the Loan under this Agreement (applied in accordance with Section 2.4.4 hereof) and the Mezzanine Loan under the Mezzanine Loan Agreement;
(k)provided no Event of Default is continuing, nothing herein or in any Lender Document shall prohibit Mezzanine Borrower from prepaying at a discount all or any portion of the Mezzanine Loan (including any participations thereof) (each a “Discounted Payoff”) pursuant to negotiated transactions with only the applicable Mezzanine Lender (or any participants thereof) which is accepting such Discounted Payoff consenting to such Discounted Payoff;
(l)notwithstanding anything to the contrary contained in the Loan Documents, provided that the conditions contained in this Section 2.10 are met, Borrower shall be permitted, including in connection with an Approved Drop Down, to (and no consent of Lender shall be required) cause or permit an affiliate of Borrower to become (whether through assignment, contribution or other method) the direct or indirect owner of Borrower to serve as Mezzanine Borrower; and
(m)the Mezzanine Loan shall be co-terminus with the Loan.
Notwithstanding anything to the contrary and for the avoidance of doubt, (x) no Rating Agency Confirmation shall be required in connection with the incurrence of the Mezzanine Loan, and (y) except as set forth in this Section 2.10, representations, covenants or restrictions in this Agreement and the other Loan Documents relating to the “Mezzanine Loan”; “Mezzanine Borrower”; and related Mezzanine Loan Agreement derived definitions shall be

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deemed to reference the application of that provision solely to the extent a Mezzanine Loan is outstanding.
ARTICLE III

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ARTICLE IV

REPRESENTATIONS AND WARRANTIES
Section 4.1.Borrower Representations
. Borrower represents and warrants as of the Closing Date, except with respect to any representations or warranty that is made as of a specific date, in which case it shall be as of such date, that:
4.1.1.Organization. Borrower and each SPE Constituent Entity has been duly organized and is validly existing and is in good standing with requisite power and authority to own or lease the Property and/or to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower and each SPE Constituent Entity possesses all material rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own or lease the Property and/or to transact the businesses in which it is now engaged, except to the extent the failure to possess such rights, licenses and permits would not reasonably be expected to materially and adversely affect Borrower or the Property. Except as otherwise set forth in subsection (i) of the definition of “Special Purpose Entity”, the sole business of Borrower is the ownership, management, leasing and operation of the Property. The ownership interests in Borrower are as set forth on the organizational chart attached hereto as Schedule 4.1.1.
4.1.2.Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party. This Agreement and the other Loan Documents to which it is a party have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
4.1.3.No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not in any material respect conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, deed to secure debt, loan agreement, partnership agreement, management agreement or other material agreement or instrument to which Borrower is a party or, to Borrower’s knowledge, to which any of Borrower’s property or assets are subject (unless consents from all applicable parties thereto have been obtained), nor will such action result in any material violation of the provisions of any statute or any order, rule or regulation of any Governmental Authority having jurisdiction over Borrower or any of Borrower’s properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any such Governmental Authority required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

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4.1.4.Litigation. Except as set forth on Schedule 4.1.4, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency pending or, to Borrower’s knowledge, threatened against or affecting Borrower, Guarantor, any SPE Constituent Entity or the Property, which actions, suits or proceedings, if determined against Borrower, Guarantor, any SPE Constituent Entity or the Property, which would, in each case, reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 4.1.4, there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency that resulted in a final judgment against Borrower or Guarantor that affects the Property that has not been paid in full, or that otherwise materially impairs Guarantor’s ability to fulfill its obligations under the Guaranty.
4.1.5.Agreements. Borrower has no material financial obligation under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property as permitted pursuant to clause (xxiii) of the definition of “Special Purpose Entity” set forth in Section 1.1 hereof and (b) Permitted Debt or obligations under the Loan Documents. Other than with respect to the Management Agreements, Leases, broker commissions and similar agreements relating to Leases, contracts relating to Alterations that are permitted without Lender’s consent pursuant to the terms hereof and the other Loan Documents and any documents disclosed in the Title Insurance Policy, and other than as set forth on Schedule 4.1.5, all agreements or other instruments to which Borrower is a party or, to Borrower’s knowledge, to which the Property is subject, would not reasonably be expected to have a Material Adverse Effect.
4.1.6.Title. Borrower has (a) good and insurable fee simple title to the real property comprising part of the Property, and (b) good title to the balance of the Property, and such title is free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. The Permitted Encumbrances in the aggregate are not reasonably expected to have a Material Adverse Effect. The Mortgage, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, has or will create (a) a valid, perfected first-priority lien on the Property, which is subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases) to the extent a security interest may be perfected therein by the recording of the Mortgage or the filing of a financing statement under the Uniform Commercial Code, all in accordance with the terms thereof, in each case, subject only to any applicable Permitted Encumbrances. Except for Permitted Encumbrances or as set forth in Schedule 4.1.6 or in the Title Insurance Policy, to Borrower’s knowledge, there are no claims for payment for work, labor or materials affecting the Property which are or might become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents, and as to which Lender has not otherwise received affirmative insurance in the Title Insurance Policy (in form and substance satisfactory to Lender in all respects) or for which the Title Company has received adequate protections to remove such items as exceptions in the Title Insurance Policy and such item was so removed.
4.1.7.Solvency. Borrower has not entered into the transaction contemplated by this Agreement nor executed any Loan Document with the actual intent to hinder, delay or defraud any creditor, and Borrower has received reasonably equivalent value in exchange for its obligations under the Loan Documents. After giving effect to the Loan (i) the fair saleable value of Borrower’s assets exceeds Borrower’s total liabilities, including, without limitation, subordinated, unliquidated, disputed and contingent liabilities, (ii) the fair saleable value of Borrower’s assets is greater than Borrower’s probable liabilities, including the maximum amount of its contingent liabilities on its debts as such debts become absolute and matured, and (iii) Borrower’s assets do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debt and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debt and liabilities as they mature (taking into account the timing and

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amounts of cash to be received by Borrower and the amounts to be payable on or in respect of obligations of Borrower). No petition in bankruptcy has been filed against Borrower, any SPE Constituent Entity or Guarantor in the last seven (7) years, and none of Borrower, any SPE Constituent Entity or Guarantor has, in the last seven (7) years, made an assignment for the benefit of creditors or taken advantage of any insolvency act for the benefit of debtors. None of Borrower, any SPE Constituent Entity or Guarantor is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such Person’s assets or property, and to Borrower’s knowledge no Person is contemplating the filing of any such petition against it or against any SPE Constituent Entity or Guarantor.
4.1.8.Power.    (i) To Borrower’s knowledge, Borrower is not in default under the Power Agreement, and (ii) as of the Closing Date, the Power Agreement is in full force and effect.
4.1.9.No Plan Assets. Except as would not, individually or in the aggregate result in a Material Adverse Effect, neither Borrower nor Guarantor sponsors, is obligated to contribute to, an “employee benefit plan,” as defined in Section 3(3) of ERISA, subject to Title IV of ERISA or Section 412 of the Code. Neither Borrower nor Guarantor is itself an “employee benefit plan” subject to Title I of ERISA or Section 4975 of the Code, and none of the assets of Borrower or Guarantor constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101 as modified by Section 3(42) of ERISA, as amended from time to time (“Plan Assets”) and none of the assets of Borrower or Guarantor will constitute Plan Assets if such condition could subject the Lender to any tax or penalty under Section 4975 of the Code or Section 502(i) of ERISA. In addition, (a) neither Borrower nor Guarantor is a “governmental plan” within the meaning of Section 3(32) of ERISA, and (b) based upon and subject to the Lender’s and Purchaser’s representation and covenant in Section 4.3(a) and Section 4.3(b) (as such representation and covenant relate to Applicable Similar Law), Borrower and Guarantor are not, and will not be during the term of the Loan, subject to any state or other statute which is substantially similar to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code (“Applicable Similar Law”) applicable to Borrower or Guarantor and which prohibit or otherwise restrict the transactions contemplated by this Agreement, including but not limited to the exercise by Lender of any of its rights under the Loan Documents.
4.1.10.Compliance. Except as set forth in the Zoning Report and property condition reports delivered in connection with the origination of the Loan for the Property delivered to Lender on or before the Closing Date or on Schedule 4.1.22, Borrower and the Property (including the respective use thereof) comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes and parking requirements and ratios, except where the failure to comply with such Legal Requirements would not have, or reasonably be expected to have, a Material Adverse Effect. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority which default or violation would be reasonably expected to have a Material Adverse Effect. There has not been committed by Borrower or, to Borrower’s knowledge, by any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents.
4.1.11.Financial Information. All financial data (including, without limitation, the statements of cash flow and income and operating expense) that have been delivered to Lender by or at the direction of Borrower or its Affiliates in connection with the Loan as of the date delivered (a) were true, complete (excluding any Leases or the Rent Roll to the extent redacted or anonymized as necessary in order to comply with confidentiality restrictions in the Leases) and correct in all material respects (or, to the extent that any such financial data was incorrect in any material respect as of the date delivered, the same have been corrected by financial data subsequently delivered to Lender prior to the Closing Date), (b) accurately represented the

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financial condition of Borrower and the Property, as applicable, in all material respects, as of the date of such reports, and (c) to the extent prepared or audited by an independent certified public accounting firm and described therein as having been prepared in accordance with Approved Accounting Principles, were prepared in accordance with Approved Accounting Principles throughout the periods covered, except as disclosed therein. The foregoing representation shall not apply to any such financial data that constitutes projections, provided that Borrower represents and warrants that such projections were made in good faith and that Borrower has no reason to believe that such projections are materially inaccurate. Except as set forth in such financial data and except for Permitted Encumbrances and Permitted Debt, neither Borrower nor Guarantor have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on Borrower or the Property or the current operation thereof for its then existing use (except as referred to or reflected in said financial statements) or, with respect to Guarantor, would materially impair Guarantor’s ability to fulfill its obligations under the Guaranty. Since the date of such financial statements to and including the Closing Date, there has been no material adverse change in the financial condition, operation or business of Borrower from that set forth in said financial statements.
4.1.12.Condemnation. Except as set forth on Schedule 4.1.12, no Condemnation or other similar proceeding has been commenced or, to Borrower’s knowledge, threatened in writing or, to Borrower’s knowledge, is contemplated by a Governmental Authority with respect to all or any portion of the Property or for the relocation of roadways providing access to the Property other than to the extent that the same would not be reasonably expected to have a Material Adverse Effect.
4.1.13.Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.
4.1.14.Utilities and Public Access. Except as set forth in the Title Insurance Policy, the Survey of the Property or if the same do not, in the aggregate, have a Material Adverse Effect, (i) the Property has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service the Property for its respective intended uses, (ii) all public utilities necessary or convenient to the full use and enjoyment of the Property are located either in the public right-of-way abutting the Property (which are connected so as to serve the Property without passing over other property) or in recorded easements serving the Property and such easements are set forth in and insured by the Title Insurance Policy and (iii) all roads necessary for the use of the Property for its purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.
4.1.15.Not a Foreign Person. Borrower (or if such entity is a disregarded entity for U.S. federal income tax purposes, such entity’s beneficial owner) is not a “foreign person” within the meaning of § 1445(f)(3) of the Code.
4.1.16.Separate Lots. Except as set forth on Schedule 4.1.16 or in the Title Insurance Policy, the Property is comprised of one (1) or more parcels which constitute a separate tax lot or lots and does not constitute a portion of any other tax lot not a part of the Property.
4.1.17.Assessments. Except as set forth on Schedule 4.1.17 or in the Title Insurance Policy, to Borrower’s knowledge, there are no pending or, to Borrower’s knowledge, proposed special or other assessments for public improvements or otherwise affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments, except to the extent, in each case, such assessments could not reasonably be expected to have a Material Adverse Effect.

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4.1.18.Enforceability. The Loan Documents to which Borrower or Guarantor are a party are enforceable by Lender (or any subsequent holder thereof) in accordance with their respective terms, subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations. The Loan Documents to which Borrower or Guarantor are a party are not subject to any right of rescission, set off, counterclaim or defense by Borrower or Guarantor, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable (subject to principles of equity and bankruptcy, insolvency and other laws generally affecting creditors’ rights and the enforcement of debtors’ obligations), and none of Borrower, any Affiliate Manager, Guarantor, or, to Borrower’s knowledge, any other Manager has asserted any right of rescission, set off, counterclaim or defense with respect thereto.
4.1.19.No Prior Collateral Assignment. There are no prior collateral assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding (except for the assignment of Leases and Rents given to Lender on the Closing Date).
4.1.20.Insurance. Borrower has obtained and has delivered to Lender certificates evidencing all Policies, which certificates reflect the insurance coverages, amounts and other requirements set forth in this Agreement. No claims have been made that are pending, outstanding or otherwise remains unsatisfied under any Policies that, if denied, would be reasonably expected to have a Material Adverse Effect. None of Borrower, Affiliate Manager or Guarantor, nor to Borrower’s knowledge, any other Person, has done, by act or omission, anything which would impair the coverage of any of the Policies.
4.1.21.Use of Property. The Property is used exclusively (i) for data center, retail, office, warehouse (e.g. light manufacturing, distribution and fulfillment), hospitality, residential, restaurant, service, entertainment, or any combination of the foregoing uses and/or in each case, other appurtenant, ancillary and related uses, (ii) in a manner consistent with the use of the Property as of the Closing Date, as applicable or (iii) for any other uses permitted by applicable law so long as the primary use of the Property remains consistent with the uses contemplated in clauses (i) or (ii) herein and any ancillary uses and services (collectively, the “Permitted Uses”).
4.1.22.Certificate of Occupancy; Licenses
. Except as set forth on Schedule 4.1.22 or disclosed in the Zoning Report, all certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits, required for the legal use, occupancy and operation of the Property for the Permitted Uses and required to be maintained by the owner of the Property (collectively, the “Licenses”), have been obtained and are in full force and effect to the extent the failure to have such Licenses would not have individually or in the aggregate a Material Adverse Effect. Borrower shall keep and maintain all Licenses necessary for the operation of the Property for the Permitted Uses, to the extent the failure to not have such Licenses would have a Material Adverse Effect. Except as set forth on Schedule 4.1.22 attached hereto or disclosed in the Zoning Report, the use being made of the Property is in conformity in all material respects with the certificate of occupancy issued for the Property (if any).
4.1.23.Flood Zone. Except as set forth in the Survey or the flood determination obtained by Lender, none of the Improvements on the Property are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards, or, if so located, the flood insurance required pursuant to Section 6.1(a)(i) is in full force and effect with respect to the Property.
4.1.24.Physical Condition. Except if the same would not have a Material Adverse Effect, and except as disclosed in the engineering reports or physical condition reports

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commissioned by or delivered to Lender in connection with the origination of the Loan, to Borrower’s knowledge (i) the Property, including, without limitation, all Improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, is in good condition, order and repair in all material respects as of such date; and (ii) there exists no structural or other material defects or damages in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in the Property, or any part thereof, which have not been remedied and would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.
4.1.25.Boundaries. Except as depicted on the Survey of the Property delivered to Lender: (i) all of the Improvements which were included in determining the appraised value of the Property lie wholly within the boundaries and building restriction lines of the Property, (ii) no improvements on adjoining properties encroach upon the Property, and (iii) no easements or other encumbrances upon the Property encroach upon any of the Improvements, so as to materially affect the value or marketability of the Property except those which are insured against by the Title Insurance Policy.
4.1.26.Leases. Except as set forth on Schedule 4.1.26(a), as of the date of the rent roll, the Property is not subject to any Leases other than the Leases in respect of the Property with Tenants that are described in the Certificate of Rent Roll and certain third-party access agreements, Excluded Leases and except for subtenants under subleases entered into by Tenants at the Property. To Borrower’s knowledge, except (i) as otherwise disclosed on the Certificate of Rent Roll, (ii) as set forth on Schedule 4.1.26(b), and (iii) for discrepancies which, either individually or in the aggregate would not have a Material Adverse Effect, the rent roll attached to the Certificate of Rent Roll is true, complete and accurate in all respects as of the date of such rent roll. In respect of the Property, (i) Borrower is the owner and lessor of landlord’s interest in the Leases in respect to the Property and (ii) to Borrower’s knowledge, no Person has any possessory interest in the Property or right to occupy the same, in each case, which was granted by or on behalf of Borrower, except under and pursuant to the provisions of the Leases or any Permitted Encumbrances and except for certain third-party access agreements, Excluded Leases and except for subtenants under subleases entered into by Tenants at the Property. To Borrower’s knowledge, except (i) as otherwise disclosed on the Certificate of Rent Roll and (ii) as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date, as of the date of the Certificate of Rent Roll, the Leases are in full force and effect. Except (i) as disclosed on the Certificate of Rent Roll, (ii) as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date and (iii) as set forth on Schedule 4.1.26(c), neither Manager nor Borrower has received written notice that Borrower is in default under any Major Lease except for violations or defaults (A) that have been cured or (B) that do not have a Material Adverse Effect. Except as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date, Borrower has not received written notice from the Tenant under the Single Tenant Lease regarding the occurrence of any [***] (as each such term is defined in the Single Tenant Lease) for which the Tenant under the Single Tenant Lease has asserted in writing any right to service credits, abatements, termination rights, refunds, discounted fees, payments or other material remedies under the Single Tenant Lease. Except (1) as set forth in the tenant estoppels delivered by Borrower to Lender on or prior to the Closing Date, in the Certificate of Rent Roll or on Schedule 4.1.26(c) and (2) if the same, either individually or in the aggregate, would not have a Material Adverse Effect, (a) neither Manager nor Borrower has delivered a written notice to a Tenant at the Property that it is in default under its Major Lease (other than notices relating to defaults that had been cured by such tenant) and no Tenant under any Major Lease is in monetary or, to Borrower’s knowledge, material non-monetary default under its Major Lease, (b) all security deposits are held in accordance with applicable law, (c) except as set forth in the Certificate of Rent Roll or on Schedule 4.1.26(d) hereto, no Rent had been paid by any Tenant at the Property more than one (1) month in advance of its due date, and (d) except as otherwise

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disclosed on Schedule 4.1.26(e) hereto, all tenant improvements, leasing commissions and landlord work under Leases (other than amendments, modifications or renewals) that are to be performed or funded by Borrower within 12 months following the Closing Date, have been or will be performed or funded as required under the applicable Lease and, with respect to such tenant improvements and landlord work, have been accepted by the applicable Tenant (to the extent such work has been performed). Except as otherwise disclosed on Schedule 4.1.26(f) hereto, no Tenant has a right or option or right of first refusal pursuant to its Lease or otherwise to purchase all or any part of the Property. Except if the same, either individually or in the aggregate, would not have a Material Adverse Effect, and except as set forth on Schedule 4.1.26(g) hereto or as set forth in the tenant estoppels delivered to Lender on or prior to the Closing Date, no Tenant under any Major Lease has a right or option pursuant to its Lease or otherwise to terminate such Lease prior to the scheduled expiration date thereof, other than any such right or option that is conditional upon the occurrence of certain events of circumstances. Borrower has not, directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, assigned, transferred, encumbered, hypothecated, pledged or granted a security interest in any of the Leases or its interest therein, other than (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan or (ii) pursuant to the Loan Documents.
4.1.27.Survey. Except for matters shown in the Title Insurance Policy, the Survey for the Property delivered to Lender in connection with the origination of the Loan does not fail to reflect any material adverse matter affecting the Property or the title thereto, except to the extent the same would not reasonably be expected to have a Material Adverse Effect.
4.1.28.Principal Place of Business; State of Organization
. Schedule 4.1.28 sets forth the address of Borrower’s principal place of business as of the Closing Date. Borrower is organized under the laws of the state of its organization as set forth on Schedule 4.1.28.
4.1.29.Filing and Recording Taxes All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements in effect on the Closing Date in connection with the execution, delivery, recordation, filing, registration, perfection of any of the Loan Documents, including, without limitation, the Mortgage, have been paid (or sufficient funds have been escrowed with the Title Company for such payment), and, under current Legal Requirements, the Mortgage is enforceable in accordance with its terms by Lender (or any subsequent holder thereof), subject to principles of equity and bankruptcy, insolvency and other laws generally applicable to creditors’ rights and the enforcement of debtors’ obligations.
4.1.30.Special Purpose Entity/Separateness
. Borrower and each SPE Constituent Entity is a Special Purpose Entity.
(a)The representations and warranties set forth in Section 4.1.30 shall survive for so long as any amount remains payable to Lender under this Agreement or any other Loan Document.
(b)Any amendment or amendment and restatement of any of Borrower’s or any of SPE Constituent Entity’s organizational documents on or prior to the Closing Date has been accomplished in accordance with, and was permitted by, the relevant provisions of each such organizational document (as the same existed prior to such amendment or amendment and restatement).
(c)All of the stated facts and factual assumptions made in the Insolvency Opinion delivered on the Closing Date, including, but not limited to, any exhibits attached

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thereto, are true and correct in all material respects as of the Closing Date and any factual assumptions made in any subsequent non-consolidation opinion required to be delivered in connection with the Loan Documents (an “Additional Insolvency Opinion”), including, but not limited to, any exhibits attached thereto, shall be true and correct, in all material respects, as of the date of such Additional Insolvency Opinion. Borrower and each SPE Constituent Entity have complied, in all material respects, with all of the stated facts and factual assumptions made with respect to Borrower and each SPE Constituent Entity in the Insolvency Opinion. Borrower and each SPE Constituent Entity intends to comply, in all material respects, with all of the stated facts and factual assumptions made with respect to Borrower in any Additional Insolvency Opinion. Each entity other than Borrower and each SPE Constituent Entity with respect to which a factual assumption is made or a fact stated in the Insolvency Opinion and, in connection with any Additional Insolvency Opinion, will be made, have complied or intends to comply, in all material respects, with all of the factual assumptions made and facts stated with respect to it in the Insolvency Opinion and any such Additional Insolvency Opinion.
(d)Each assignment or transfer of limited liability company or partnership interests in Borrower and each SPE Constituent Entity by all prior members or partners of such Person to such Person’s successor member, partner or their sole member, as the case may be, and the admission of such Person’s successor member or applicable sole member, as the case may be, as a member of such Person or successor partner as a limited partner or general partner of such Person, as the case may be, were accomplished in accordance with, and were permitted by, the applicable limited liability company agreement or limited partnership agreement governing the affairs of such Person at the time of such assignment or transfer and admission, and following each such assignment and admission, Borrower or SPE Constituent Entity was continued without dissolution, and that there have at all times been at least one member of Borrower and SPE Constituent Entity.
(e)Any payments made pursuant to the Loan Documents to or for the benefit of Borrower or Mezzanine Borrower shall constitute distributions to or at the discretion of the applicable equity owner of such entity.
(f)Borrower has no judgments or Liens of any nature against it except for Section 2.9 Tax liens not yet delinquent and the Permitted Encumbrances.
(g)Borrower has provided Lender with complete financial statements that reflected a fair and accurate view, in all material respects, of the entity’s financial conditions as of the date set forth therein in all material respects.
(h)With respect to Borrower, (i) Borrower is and always has been duly formed, validly existing and in good standing in the state in which it was formed and in any other jurisdictions where it is qualified to do business; (ii) Borrower is in compliance with all laws, regulations and orders applicable to Borrower in all material respects and had received all material permits necessary for Borrower to operate, unless a failure to comply with or possess the same would not materially and adversely affect the condition, financial or otherwise, of Borrower; (iii) subject to Section 4.1.4 hereof, as of the Closing Date, Borrower was not aware of any pending or threatened litigation involving Borrower that, if adversely determined, would be reasonably likely to materially adversely affect the condition (financial or otherwise) of Borrower, or the condition or ownership of the property owned by Borrower; (iv) Borrower is not involved in any dispute with any taxing authority, other than any contesting of taxes in accordance with the terms and conditions of this Agreement; (v) Borrower has paid or has caused to be paid all real estate taxes that are due and payable with respect to the Property other than any such taxes which are not yet delinquent or were being contested in accordance with the terms and conditions of this Agreement; (vi) Borrower has never owned any real property other than the Property; (vii) Borrower is not, nor has it ever been party to any lawsuit, arbitration, summons or

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legal proceeding that remains unresolved and, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and (viii) except as set forth in the environmental reports delivered to Lender for the Property in connection with the closing of the Loan, the most recent Phase One environmental audit for the Property recommends no action.
(i)Intentionally omitted.
(j)Except as set forth in Section 4.1.30(l) below, Borrower has no material contingent or actual obligations not related to the Property.
(k)The Organizational Documents for Borrower and each SPE Constituent Entity that is a Delaware limited liability company provide and shall at all times during the term of the Loan provide that except for duties to Borrower and such SPE Constituent Entity as set forth in the Organizational Documents (including duties to the member and Borrower’s and such SPE Constituent Entity’s creditors solely to the extent of their respective economic interests in such Borrower and such SPE Constituent Entity, but excluding (i) all other interests of the member, (ii) the interests of other Affiliates of Borrower and such SPE Constituent Entity, and (iii) the interests of any group of Affiliates of which Borrower and such SPE Constituent Entity is a part), the Independent Directors or Independent Managers shall not have any fiduciary duties to the member, any officer or any other Person bound by the Borrower’s and/or SPE Constituent Entity’s Organizational Documents; provided, however, the foregoing shall not eliminate the implied contractual covenant of good faith and fair dealing. The Organizational Documents for Borrower and each SPE Constituent Entity that is a Delaware limited liability company provide and shall at all times during the term of the Loan provide that to the fullest extent permitted by law, including Section 18-1101(e) of the Delaware Limited Liability Company Act, an Independent Director or Independent Manager shall not be liable to Borrower, the member or any other Person bound by the applicable Borrower’s and/or SPE Constituent Entity’s Organizational Documents for breach of contract or breach of duties (including fiduciary duties), unless the Independent Director or Independent Manager acted in bad faith or engaged in willful misconduct. The Organizational Documents for Borrower and each SPE Constituent Entity that is a Delaware limited liability company provide that all right, power and authority of the Independent Directors or Independent Managers shall be limited to the extent necessary to exercise those rights and perform those duties specifically set forth in the applicable Loan Party’s Organizational Documents. The Organizational Documents for Borrower and each SPE Constituent Entity that is a Delaware limited liability company provide that notwithstanding any other provision of the Borrower’s and/or SPE Constituent Entity’s Organizational Documents to the contrary, each Independent Director or Independent Manager, in its capacity as an Independent Director or Independent Manager, as applicable, may only act, vote or otherwise participate in those matters referred to in Section 15(f)(iii) of the Borrower’s and SPE Constituent Entity’s Organizational Documents or as otherwise specifically required by the applicable Organizational Documents, and such Independent Director’s or Independent Manager’s, as applicable, act, vote or other participation shall not be required for the validity of any action taken by the board of directors of Borrower or such SPE Constituent Entity unless, pursuant to the provisions of Section 15(f)(iii) of Borrower’s and SPE Constituent Entity’s Organizational Documents or as otherwise specifically provided in the applicable Organizational Documents, such action would be invalid in the absence of the affirmative vote or consent of such Independent Director or Independent Manager. The Organizational Documents of Borrower and each SPE Constituent Entity that is not a Delaware limited liability company contain terms and provisions similar to the terms and provisions set forth in this subclause (k) to the extent permitted by applicable law.
(l)Except as set forth on Schedule 4.1.30, Borrower hereby represents that from the date of Borrower’s formation to the date hereof as follows; provided, that, such statement is made to Borrower’s knowledge for periods prior to the Acquisition Date:

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(i)its business has been limited solely to acquiring, developing, owning, holding, selling, leasing, transferring, exchanging, managing, renovating, improving, financing, refinancing and operating and managing the Property, entering into financings and refinancings of the Property, and transacting any and all lawful business that was incident, necessary or appropriate to accomplish the foregoing;
(ii)reserved;
(iii)it has never owned any real property other than the Property and it has not engaged in any business other than as set forth in clause (i) above;
(iv)other than capital contributions and distributions permitted under the terms of its organizational documents, it has not entered into any contract or agreement with any of its Affiliates, constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing, except upon terms and conditions that are commercially reasonable and substantially similar to those available in an arm’s length transaction with an unrelated party, except as may have been permitted pursuant to the terms of any prior financings and which agreements are no longer in effect as of the date hereof;
(v)it has not (a) made any loans to any Person or (b) acquired or held evidence of indebtedness issued by any other Person or entity, in either of the case of (a) or (b), other than (1) extensions of credit such as security deposits made in the ordinary course of business relating to the ownership and operation of the Property made to an entity that is not an Affiliate of or subject to common ownership with such entity or (2) cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity;
(vi)it has paid its debts and liabilities from its assets as the same have become due or such debts and liabilities have been repaid or discharged as of the date hereof;
(vii)it has observed or caused to be observed all organizational formalities that are necessary to preserve and keep in full force and effect its existence and rights (charter and statutory);
(viii)except with respect to prior financings that have been repaid or otherwise discharged, it has maintained all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower’s assets have not been listed as assets on the financial statement of any other Person, unless (a) the financial statements of such other Person contained an appropriate notation indicating the separateness of Borrower from such Person and indicating that Borrower’s assets and credit were not available to satisfy the debts and other obligations of such Person and (b) such assets were also listed on the Borrower’s own balance sheet. Borrower, to the extent applicable, has filed its own tax returns (except to the extent that it has been a disregarded entity not required to file tax returns under applicable law). Borrower, to the extent applicable, has maintained its books, records, resolutions and agreements as official records;
(ix)except for business conducted on behalf of itself by another Person under a business management services agreement that is on commercially-reasonable terms, so long as the manager, or equivalent thereof, under such business management services agreement holds itself out as its agent, it has been, and at all times has held itself out to the public as, a legal entity separate and distinct from any other Person (including

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any Affiliate or other constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing), has corrected any known misunderstanding regarding its status as a separate entity, has conducted its business in its own name, has not identified itself or any of its Affiliates as a division or part of the other and any stationery, invoices and checks maintained or utilized by Borrower have been separate;
(x)it has not commingled its assets with those of any other Person, other than co-borrowers under prior loans that have been repaid in full, and has held all of its assets in its own name;
(xi)it has not guaranteed or become obligated for the debts of any other Person and has not held itself out as being responsible for the debts or obligations of any other Person, other than co-borrowers or guarantors under prior financings that have been repaid or otherwise discharged or as otherwise imposed by law;
(xii)it has allocated fairly and reasonably any overhead expenses that have been shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or any of constituents, or owners, or any guarantors of any of their respective obligations, or any Affiliate of any of the foregoing;
(xiii)except with respect to prior financings that have been repaid or otherwise discharged and Permitted Encumbrances, it has not granted a security interest or lien in, to or upon, or pledged or otherwise encumbered any of its assets to secure the obligations of any other Person other than with respect to loans secured by the Property and no such security interest, lien, pledge or other encumbrance remains outstanding;
(xiv)it has maintained adequate capital in light of its contemplated business operations;
(xv)it has maintained a sufficient number of employees (if any) in light of its contemplated business operations and has paid the salaries of its own employees (if any) from its own funds;
(xvi)it has not owned any subsidiary or any equity interest in any other Person;
(xvii)it has not made loans to any other person that have not been released or discharged nor has it bought or held evidence of indebtedness issued by any other person or entity other than cash and investment grade securities issued by an entity that is not an Affiliate of or subject to common ownership with such entity;
(xviii)reserved;
(xix)it has not incurred any Indebtedness that is still outstanding other than Indebtedness that is permitted under the Loan Documents;
(xx)it has never been party to any material lawsuit, arbitration, summons, or legal proceeding that resulted in a monetary judgment against it that has not been paid in full to the extent required pursuant to such judgment;
(xxi)it has no material contingent or actual obligations not related to the Property;

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(xxii)it is and has since its formation been duly formed, validly existing, and in good standing in the state of its formation and in all other jurisdictions where it is qualified to do business;
(xxiii)except for guarantees or obligations that have been released or discharged or that will be released or discharged as of the closing of the Loan, and other than in connection with the Loan, it has not had any of its obligations guaranteed by an Affiliate except for TI Guarantees;
(xxiv)none of the Tenants holding leasehold interests with respect to the Property is Affiliated with Borrower;
(xxv)except as set forth in the Title Insurance Policy, has no judgments or liens of any nature against it except for tax liens not yet delinquent;
(xxvi)is in compliance in all material respects with all laws, regulations, and orders applicable to it and, except as otherwise disclosed in this Agreement, has received all material permits necessary for it to operate;
(xxvii)is not involved in any material dispute with any taxing authority; and
(xxviii)except as set forth in the Title Insurance Policy, has paid all taxes which it owes prior to delinquency except as permitted pursuant to this Agreement.
4.1.31.Management Agreement. The Management Agreement is in full force and effect and there is no default thereunder by Affiliate Manager or, to Borrower’s knowledge, any other Manager party thereto and, to Borrower’s knowledge, no event has occurred that, with the passage of time and/or the giving of notice would constitute a default thereunder. The Management Agreement was entered into on commercially reasonable terms. Except as set forth on Schedule 4.1.31, no base management fee under the Management Agreement exceeds the greater of (x) three percent (3.0%) of the Gross Income from Operations attributable to the Property and (y) the management fee reimbursable by the Tenants occupying the Property pursuant to the terms of such Tenants’ Leases. In no instance shall Borrower pass-through any management fees to any Tenant in excess of the amount permitted under the related Lease.
4.1.32.Illegal Activity. No portion of the Property has been or will be purchased by Borrower with proceeds of any illegal activity.
4.1.33.No Change in Facts or Circumstances; Disclosure. Except as set forth on Schedule 4.1.33, all information (after giving effect to any supplements to such information submitted to Lender) submitted by and on behalf of Borrower, Guarantor and Affiliate Manager to Lender and in all financial statements, reports, certificates and other documents submitted in connection with the Loan or in satisfaction of the terms thereof and all statements of fact made by Borrower, Guarantor and Affiliate Manager in this Agreement or in any other Loan Document, in each case, are true, complete and correct in all material respects (or to the extent any such data was incorrect in any material respect when delivered, the same was corrected by information subsequently delivered to Lender on or prior to the Closing Date). The foregoing representation shall not apply to any such financial information that constitutes projections, provided that Borrower represents and warrants that it has no reason to believe that such projections are materially inaccurate. Except as set forth on Schedule 4.1.33 (after giving effect to any supplements to such information submitted to Lender), there has been no material adverse change in any condition, fact, circumstance or event that would make any such information inaccurate, incomplete or otherwise misleading in any material respect or that otherwise has or would be reasonably likely to have a Material Adverse Effect. Borrower has disclosed to Lender all material facts known to Borrower and has not failed to disclose any material fact known to

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Borrower that could have caused any Provided Information or could cause any representation or warranty made herein to be materially misleading.
4.1.34.Investment Company Act. Borrower is not (a) an “investment company” within the meaning of the Investment Company Act of 1940, as amended; or (b) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
4.1.35.Embargoed Person
. None of the funds or other assets of Borrower constitute property of, or are beneficially owned, directly or, to the best of Borrower’s knowledge, indirectly, by any Embargoed Person. None of the funds or other assets of Guarantor constitute property of, or are beneficially owned, to the best of Borrower’s knowledge directly or indirectly, by any Embargoed Person. No Embargoed Person has any interest of any nature whatsoever in Borrower or Guarantor, as applicable, with the result that the investment in Borrower or Guarantor, as applicable (whether directly or, to the best of Borrower’s knowledge, indirectly), is prohibited by law or the Loan is in violation of law, and none of the funds of Borrower or Guarantor, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law.
4.1.36.Cash Management Account.
(a)This Agreement, together with the other Loan Documents, creates a valid and continuing security interest (as defined in the Uniform Commercial Code of the State of New York) in each Lockbox Account and the Cash Management Account (to the extent the Cash Management Account is open as of the Closing Date) in favor of Lender, which security interest is prior to all other Liens, other than Permitted Encumbrances, and is enforceable as such against creditors of and purchasers from Borrower. Other than (i) with respect to prior financings that have been repaid or otherwise discharged or that will be repaid or discharged as of the closing of the Loan, (ii) in connection with the Loan Documents or (iii) Permitted Encumbrances, Borrower has not sold, pledged, transferred or otherwise conveyed any Lockbox Account or the Cash Management Account;
(b)Each Lockbox Account and Cash Management Account (to the extent that the Cash Management Account is open as of the Closing Date) constitutes a “deposit account” within the meaning of the Uniform Commercial Code as in effect in the State of New York;
(c)Pursuant and subject to the terms hereof and the other applicable Loan Documents, the Lockbox Bank and Agent have agreed to comply with all instructions originated by Lender, without further consent by Borrower, directing disposition of the Lockbox Account and the Cash Management Account, to the extent open, and all sums at any time held, deposited or invested therein, together with any interest or other earnings thereon, and all proceeds thereof (including proceeds of sales and other dispositions), whether accounts, general intangibles, chattel paper, deposit accounts, instruments, documents or securities, and Borrower has not consented to the Lockbox Bank or Agent complying with instructions with respect to each Lockbox Account and Cash Management Account from any Person other than Lender;
(d)Each Lockbox Account is not in the name of any Person other than Borrower, as pledgor, or Lender, as pledgee and the Cash Management Account (to the extent the Cash Management Account is open as of the Closing Date) is not in the name of any Person other than Borrower, as pledgor, as applicable, and Lender, as pledgee; and

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(e)None of the Rents from the Property are deposited by or on behalf of Borrower into any “deposit accounts” or “securities accounts” which are subject to a security interest in favor of third parties, other than pursuant to the Loan Documents.
4.1.37.Reciprocal Easement Agreement. To Borrower’s knowledge, each Reciprocal Easement Agreement is in full force and effect. Except as set forth in REA estoppels delivered to Lender on or prior to the Closing Date, (i) neither Borrower, nor to Borrower’s knowledge, any other party to the Reciprocal Easement Agreement, is in default under any of the material provisions thereof (except for violations or defaults that have been cured or that have not resulted, or would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect) and (ii) Borrower has not delivered a written notice to any party under a Reciprocal Easement Agreement that it is in default thereunder (other than notices relating to defaults that have been cured by such party) and no such party to a Reciprocal Easement Agreement is in monetary or, to Borrower’s knowledge, material non-monetary default under such Reciprocal Easement Agreement (except for defaults that do not have, or would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect).
4.1.38.Equipment, Fixtures and Personal Property. Except as set forth on Schedule 4.1.38, Borrower is the owner of all of the Equipment, Fixtures and Personal Property located on or at the Property, other than any such Equipment, Fixtures and Personal Property which are owned by Tenants or other third parties or which has been leased by Borrower as permitted under the terms of this Agreement under any Leases. All of the Equipment, Fixtures and Personal Property were sufficient to operate the Property in the manner required hereunder and in the manner in which it is currently operated.
4.1.39.Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement, the other Loan Documents, or any written statement or document furnished by or on behalf of Borrower in connection with the Loan or pursuant to the terms of this Agreement or any other Loan Document contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. There is no material fact known to Borrower which has not been disclosed to Lender and which could reasonably be expected to have a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the business, operations or condition (financial or otherwise) of Borrower or SPE Constituent Entity, or materially impair Guarantor’s ability to fulfill its obligations under the Guaranty.
4.1.40.Underwriting Representations. Except as set forth on Schedule 4.1.40 or as disclosed in writing to Lender prior to the Closing Date, Borrower hereby represents that it:
(a)has no judgments or liens of any nature against it except for Permitted Encumbrances and tax liens not yet delinquent;
(b)is not involved in any dispute with any taxing authorities (other than, for the avoidance of doubt, appeals of real property taxes in accordance with the terms of this Agreement);
(c)is not, nor has it ever been, a party to any lawsuit, arbitration, summons, or legal proceeding that was still pending (other than those that are covered by insurance and which would not reasonably be expected to have a Material Adverse Effect or, with respect to Guarantor, materially impair Guarantor’s ability to perform its obligations under the Guaranty) or that resulted in a final judgment against it or its assets or properties that had not been paid in full; and
(d)each amendment and restatement of Borrower’s organizational documents, if any, has been accomplished in accordance with, and was permitted by, the relevant provisions of said documents prior to such amendment or restatement from time to time.

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Section 4.2.Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 hereof and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower (provided, however, such representations and warranties shall not be deemed remade as of any date after the Closing Date). All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.
Section 4.3.ERISA Representations of Lender. Lender represents, warrants and covenants that:
(a)As of the Closing Date and for so long as Lender is holder of all or part of the Loan (i) no portion of the assets used by Lender to fund any portion of the Loan constitutes Plan Assets (unless Lender is relying on an applicable prohibited transaction exemption, the conditions for exemptive relief which are and continue to be satisfied in connection with the transactions contemplated under the Loan Documents), (ii) Lender is not a “governmental plan” within the meaning of Section 3(32) of ERISA, and (iii) the making of the Loan by Lender and the exercise of Lender’s rights under the Loan Documents is not in violation of any Applicable Similar Law.
(b)With respect to transfers of an interest in the Loan by Lender to a third party (a “Purchaser”), Lender shall for the benefit of Borrower:
(i)obtain from such Purchaser (A) a representation essentially the same as the representation set forth in paragraph (a) of this Section 4.3 (but substituting the term “Purchaser” for the term “Lender” therein) or (B) a representation providing reasonable assurance that the transfer of the interest in the Loan and the holding by Purchaser of such interest for so long as Purchaser holds such interest are exempt from or otherwise not prohibited under Section 406 of ERISA, Section 4975 of the Internal Revenue Code and Applicable Similar Law; or
(ii)transfer such interest through the sale of the Loan to a trust or other entity which would issue securities structured in such manner as would not result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Internal Revenue Code and Applicable Similar Law.
ARTICLE V

BORROWER COVENANTS
Section 5.1.Affirmative Covenants
. From the Closing Date and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release or assignment of the Lien of the Mortgage encumbering the Property (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:
5.1.1.Existence; Compliance with Legal Requirements. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply in all material respects with all Legal Requirements applicable to Borrower and the Property (and the respective use thereof), including, without limitation, building and zoning ordinances and codes and certificates of

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occupancy. There shall never be committed by Borrower, and Borrower shall not permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording the federal government or any state or local government the right of forfeiture against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair (normal wear and tear excepted), and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Loan Documents. Borrower shall keep the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement. After prior written notice to Lender (which notice shall not be required in connection with clause (z) below), Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding promptly initiated and conducted in good faith and with due diligence, (x) the validity of any Legal Requirement, (y) the applicability of any Legal Requirement to Borrower or the Property or (z) any alleged violation of any Legal Requirement, provided that, with respect to the foregoing clauses (x) and (y), (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof comply with any such Legal Requirement determined to be valid or applicable or cure any violation of any Legal Requirement; (e) such proceeding shall suspend the enforcement of the contested Legal Requirement against Borrower and the Property; and (f) to the extent that the aggregate amount reasonably determined to cause Borrower’s compliance with such Legal Requirement exceeds $2,500,000 (excluding any amounts required to be paid directly by Tenants), Borrower shall furnish such security as may be required in the proceeding, or as may be reasonably requested by Lender (provided, in no event shall the security requested by Lender be in an amount greater than one hundred percent (100%) of the maximum amount reasonably expected by Lender to be payable in the event such contest is unsuccessful), to insure compliance with such Legal Requirement, together with all interest and penalties payable in connection therewith. Lender may apply any such security, as necessary to cause compliance with such Legal Requirement at any time when, in the reasonable judgment of Lender, the validity, applicability or violation of such Legal Requirement is finally established or the Property (or any part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost.
5.1.2.Taxes and Other Charges
. Subject to Section 7.2 hereof, except as otherwise provided in this Section 5.1.2, Borrower shall pay or cause to be paid all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof prior to delinquency; provided, the foregoing obligation to pay Taxes directly with respect to the Property shall be deemed satisfied for so long as Borrower is making deposits into the Tax and Insurance Reserve Account and complies with the terms and provisions of Section 7.2. Except as otherwise provided in this Section 5.1.2, Borrower shall, not later than ten (10) Business Days after receipt of a written request from Lender, deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that all Taxes and Other Charges that are due and payable at such time have been duly paid by Borrower prior to delinquency (provided, however, that Lender shall have no right to

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deliver such written request to Borrower during any period that such Taxes and Other Charges are being paid by Lender pursuant to Section 7.2 hereof). Except as provided in the following sentence, Borrower shall not suffer and shall promptly cause to be paid and discharged any Lien (other than a Permitted Encumbrance) or charge whatsoever which may be or become a Lien or charge against the Property, and shall promptly pay for all utility services provided to the Property (other than any such utilities which are, pursuant to the terms of any Lease, required to be paid by the Tenant thereunder directly to the applicable service provider). After prior written notice to Lender (except with respect to Taxes or Other Charges not yet delinquent, for which no notice required), Borrower, at Borrower’s own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (a) no Event of Default has occurred and remains uncured; (b) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances; (c) neither the Property nor any part thereof or interest therein will be in imminent danger of being sold, forfeited, terminated, cancelled or lost; (d) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith; (e) such proceeding shall suspend the collection of such contested Taxes or Other Charges from the Property (or Borrower pays the same under protest); and (f) to the extent that the aggregate amount at issue exceeds $2,500,000 (excluding any amounts required to be paid directly by Tenants or held by Lender in the Tax and Insurance Reserve Account for Taxes) and a Cash Sweep Period shall then be in effect, Borrower shall furnish such security as may be reasonably required in the proceeding, or as may be reasonably requested by Lender (provided, in no event shall the security requested by Lender be in an amount greater than one hundred percent (100%) of the maximum amount of such excess that is reasonably expected by Lender to be payable in the event such contest is unsuccessful), to insure the payment of any such Taxes or Other Charges, together with all interest and penalties thereon. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established or the Property (or part thereof or interest therein) shall be in imminent danger of being sold, forfeited, terminated, cancelled or lost or there shall be any danger of the Lien of the related Mortgage being primed by any related Lien. Notwithstanding anything to the contrary, the provisions of this Section 5.1.2 shall not apply with respect to (x) any contest of Taxes or Other Charges by the Single Tenant under the Single Tenant Lease or (y) any contest of Taxes or Other Charges to the extent such Taxes or Other Charges are actually paid by Borrower prior to delinquency (including if such payment is made under protest) and Borrower delivers to Lender receipts for payment or other evidence reasonably satisfactory to Lender that such Taxes or Other Charges are actually paid by Borrower prior to delinquency (including if such payment is made under protest).
5.1.3.Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing against Borrower, any SPE Constituent Entity or the Property which would reasonably be expected to materially adversely affect the condition (financial or otherwise) or business of Borrower, any SPE Constituent Entity or the Property.

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5.1.4.Access to Properties. Subject to the rights of Tenants, during the continuance of an Event of Default, Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon reasonable advance notice. Except during the continuance of an Event of Default, Lender’s access to the Property pursuant to any other terms of the Loan Documents, may be reasonably conditioned by Borrower in order to comply with the written policies of Tenants of the Property.
5.1.5.Notice of Default. Borrower shall promptly advise Lender of any material adverse change in the condition of Borrower or any SPE Constituent Entity, financial or otherwise, or of the occurrence of any Event of Default of which Borrower has knowledge.
5.1.6.Cooperate in Legal Proceedings. Borrower shall cooperate fully, in a commercially reasonable manner, with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way materially and adversely affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.
5.1.7.Perform Loan Documents. Borrower shall, in a timely manner, observe, perform and satisfy all the terms, provisions, covenants and conditions of the Loan Documents executed and delivered by, or applicable to, Borrower, and in accordance with and to the extent required under such Loan Documents.
5.1.8.Award and Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender, in accordance with the relevant provisions of this Agreement, the benefits of any Awards or Insurance Proceeds lawfully or equitably payable in connection with the Property, and Lender shall be reimbursed for any reasonable, actual, out-of-pocket expenses incurred in connection therewith (including reasonable actually incurred attorneys’ fees and disbursements, and the payment by Borrower of the reasonable expense of an appraisal on behalf of Lender in case of Casualty or Condemnation affecting the Property or any part thereof) out of such Award or Insurance Proceeds.
5.1.9.Further Assurances. Borrower shall, at Borrower’s sole cost and expense:
(a)upon written request, furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, in each case to the extent in Borrower’s possession, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or which are reasonably requested by Lender in connection therewith, provided that the foregoing shall not require Borrower to obtain updated appraisals after the Closing Date unless specifically required by the terms of this Agreement;
(b)execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts reasonably necessary, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and
(c)do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time;
provided, with respect to each of the foregoing clauses (a), (b) and (c), in no event shall any document, instrument, certificate, assignment or other writing furnished to Lender, or any act, conveyance or assurance given, pursuant to this Section 5.1.9 increase any obligations of Borrower or Guarantor or diminish any rights of Borrower or Guarantor beyond those intended by this Agreement and the other Loan Documents.

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5.1.10.Supplemental Mortgage Affidavits
. Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgage (or sufficient funds have been escrowed with the Title Company for such payment). If at any time during the continuance of an Event of Default Lender reasonably determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from the Property as a direct or indirect result of applicable recording, stamp and like taxes not having been paid upon the execution and recordation of the Mortgage, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, promptly upon Lender’s request, supplemental affidavits increasing the amount of the Debt for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (a) the greater of the fair market value of the Property (i) as of the Closing Date and (ii) as of the date such supplemental affidavits are to be delivered to Lender, and (b) the amount of the Debt and Borrower shall, on demand, pay any additional recording, stamp and like taxes.
5.1.11.Financial Reporting.
(a)Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, in accordance with the requirements for a Special Purpose Entity set forth herein and Approved Accounting Principles, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation of the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice (and, in any event, not more than twice in any calendar year (unless an Event of Default shall have occurred and be continuing, in which case no such restriction shall apply)) to examine such books, records and accounts at the office of Borrower or any other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. During the continuance of an Event of Default, Borrower shall pay any reasonable costs and expenses incurred by Lender to examine Borrower’s accounting records with respect to the Property, as Lender shall reasonably determine to be necessary or appropriate in the protection of Lender’s interest.
(b)Borrower will furnish to Lender and each Mezzanine Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year commencing with the 2026 Fiscal Year financial statements, a complete copy of Borrower’s (or, at Borrower’s election, any direct or indirect owner of Borrower that owns no significant assets other than such ownership interest and the ownership of any intermediate holding companies that own no assets other than such ownership interest in Borrower (the “Reporting Entity”)) unaudited annual financial statements prepared in accordance with Approved Accounting Principles (the “Annual Financial Statements”). Such Annual Financial Statements shall set forth the financial condition and the results of operations for the Reporting Entity (on a combined basis) for such Fiscal Year, and shall include, but not be limited to, Net Operating Income, Gross Income from Operations and Operating Expenses. The Annual Financial Statements shall be accompanied by (i) intentionally omitted, (ii) a current rent roll for the Property, (iii) if reasonably requested by Lender or Mezzanine Lender, a schedule detailing the Debt Yield calculation as of each Debt Yield Determination Date as of the last day of such Fiscal Year for the Property and (iv) an Officer’s Certificate certifying (1) that the Annual Financial Statements are true, correct and complete and present fairly the financial condition and the results of operations of the Reporting Entity in all material respects, (2) that the Annual Financial Statements have been prepared in accordance with Approved Accounting Principles and (3) whether, as of the date thereof, to the applicable officer’s knowledge, there exists an event or circumstance which constitutes an Event

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of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such officer has knowledge that an Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same.
(c)Prior to the Securitization of the entire Loan, provided that Lender has the intent to effectuate a Securitization or is actively pursuing the Securitization of the Loan, if reasonably requested by Lender in connection with Lender’s efforts to effectuate a Securitization and provided that such request is not for a period in excess of six (6) months (in the aggregate during the term of the Loan), Borrower will furnish, or cause to be furnished, to Lender on or before sixty (60) days after the end of each calendar quarter following the date of such written request (other than the calendar quarter that ends concurrently with the end of the calendar year), (A) an operating statement in respect of such calendar quarter and a trailing twelve (12) month operating statement (excluding any periods prior to the Closing Date), noting Net Operating Income, Gross Income from Operations, Operating Expenses and for informational purposes only (and not for purposes of determining whether a Debt Yield Trigger Event has occurred), a schedule detailing the Debt Yield calculation for the Property and containing a comparison of (I) in respect of the operating statement for such calendar quarter, the same calendar quarter in the immediately preceding calendar year, (II) intentionally omitted, and (III) upon Lender’s request, other information reasonably necessary and sufficient to fairly represent in all material respects the financial position and results of operation of the Property during such calendar quarter and (B) a rent roll for the subject period for the Property. Each such quarterly report shall be prepared on an accrual basis accompanied by an Officer’s Certificate stating that the items provided are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property on a combined basis for the applicable period as well as, where applicable, the financial condition and results of operations of the Property, for the applicable calendar quarter. The reports and statements provided by Borrower pursuant to this Section 5.1.11(c) may be prepared in accordance with the accounting standards otherwise utilized by Borrower on a consistent basis for interim financial reporting and need not be prepared in accordance with Approved Accounting Principles.
(d)Borrower will furnish, or cause to be furnished, to Lender and each Mezzanine Lender, if any, on or before sixty (60) days after the end of each calendar quarter (other than a calendar quarter ending concurrently with the end of a Fiscal Year, in which case Section 5.1.11(b) shall apply) commencing with the calendar quarter ending June, 2026 the following items, accompanied by an Officer’s Certificate stating that such items are true, correct, accurate, and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property for the applicable period as well as, where applicable, the financial condition and results of operations of the Property (subject to normal year-end adjustments) as applicable: (i) a rent roll for the subject period for the Property, (ii) quarterly and trailing twelve (12) month unaudited financial statements, including balance sheet and operating statements prepared for each calendar quarter on an accrual basis, noting Net Operating Income, Gross Income from Operations and Operating Expenses for the Property (on a combined basis but excluding any period prior to the Closing Date), and, upon Lender’s request, other information reasonably necessary and sufficient to fairly represent in all material respects the financial position and results of operation of the Property (excluding any period prior to the Closing Date) during such calendar quarter; and (iii) a calculation reflecting the Debt Yield as determined with respect to each Debt Yield Determination Date during the immediately preceding twelve (12) month period.
(e)For each annual budgeting period following the partial annual budgeting period commencing on the Closing Date, Borrower shall submit to Lender and the most junior Mezzanine Lender, if any, an Annual Budget not later than sixty (60) days after the end of Borrower’s Fiscal Year (the “Budget Submission Date”). In respect of the partial annual budgeting period commencing on the Closing Date, Borrower has submitted the existing Annual

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Budget to Lender on or prior to the Closing Date. The Annual Budget shall be for informational purposes only, provided that, during any Cash Sweep Period, any new Annual Budget shall be subject to Lender’s written approval if a Cash Sweep Cure Date in respect of such Cash Sweep Period does not occur prior to the Budget Submission Date (each such Annual Budget, an “Approved Annual Budget”), which approval shall not be unreasonably withheld or conditioned and shall be, provided no Event of Default has occurred and is continuing, deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. For the avoidance of doubt, the Annual Budget in effect as of the commencement of a Cash Sweep Period will be deemed approved and will not require any additional consent or approval from Lender. In the event that Lender timely disapproves a proposed Annual Budget in accordance with the foregoing, Lender shall promptly deliver to Borrower a reasonably detailed description of such objections and Borrower shall promptly revise such Annual Budget and resubmit the same to Lender (and each such resubmittal shall be subject to the provisions of this Section 5.1.11(e) as if the applicable proposed Annual Budget were being submitted to Lender for its initial review of the same (provided, that it is acknowledged that any resubmitted Annual Budget pursuant to this sentence shall not be subject to the time frames required in the first sentence of this Section 5.1.11(e)) and shall be, provided, no Event of Default has occurred and is continuing, deemed approved by Lender if the applicable Deemed Approval Requirements have been satisfied with respect to such resubmitted Annual Budget). Borrower shall promptly revise each proposed Annual Budget and resubmit the same to Lender in accordance with the foregoing until Lender approves the proposed Annual Budget or the Deemed Approval Requirements are satisfied. Until such time that Lender approves (or is deemed to approve) a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, (i) each line item of such Approved Annual Budget shall be increased by an amount equal to the increase in the Consumer Price Index for the immediately preceding year (other than the line items in respect of (x) Taxes, Insurance Premiums, ground rent (if any), association fees and other expenses, including without limitation utilities expenses, Other Charges and Build-Out Costs, which line items shall be adjusted to reflect actual increases or decreases in such expenses, (y) variable operating expenses that are directly related to increased revenues at the Property, which line items shall reflect the actual expenses therefor, and (z) life safety or emergency repairs, which Borrower shall be permitted to make any without the consent of Lender, subject to Section 5.1.21 hereof). Subject to the provisions of Section 5.1.21, in the event that, during any Cash Sweep Period, Borrower proposes to incur an extraordinary operating expense or capital expense that is not consistent with the Approved Annual Budget and does not relate to an Approved Alteration (each an “Extraordinary Expense”), Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for Lender’s approval, such approval not to be unreasonably withheld, conditioned or delayed.
(f)Notwithstanding anything to the contrary contained in this Section 5.1.11, Net Operating Income, Gross Income from Operations, Operating Expenses, Debt Yield calculation, or any other metric defined by the terms of this Agreement, and to be included financial statements delivered to Lender pursuant hereto, shall not be required to be prepared in accordance with Approved Accounting Principles.
(g)Intentionally omitted.
(h)Borrower will cause Guarantor to furnish to Lender and each Mezzanine Lender, if any, annually, within one hundred twenty (120) days following the end of each Fiscal Year of Guarantor, Guarantor’s (or, at Guarantor’s election, any 100% direct or indirect owner of Guarantor that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that owns no assets other than such ownership interest in Guarantor) financial statements audited by a “Big Four” accounting firm or other independent certified public accountant reasonably acceptable to Lender and prepared in accordance with Approved Accounting Principles and certified by Guarantor, which shall include an annual

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balance sheet and profit and loss statement of Guarantor (or, at Guarantor’s election, any 100% direct or indirect owner of Guarantor that owns no assets other than such ownership interest and the ownership of any intermediate holding companies that owns no assets other than such ownership interest in Guarantor). Such financial statements may be redacted to eliminate investor- and investment-specific information. Notwithstanding the foregoing, Borrower’s obligation to cause Guarantor to furnish to Lender and each Mezzanine Lender, if any, audited financial statement as set forth in this Section 5.1.11(h) shall be deemed satisfied to the extent the financial information of Guarantor (or the consolidated financial statements of a direct or indirect parent of Guarantor including Guarantor) is in the form of public filings (including any Form 10-K or Form 10-Q) accessible by Lender.
(i)If an Excess Cash Flow Guaranty is delivered to Lender pursuant to Section 7.5.2(c) of this Agreement, Borrower shall furnish to Lender, within fifteen (15) Business Days after the end of each calendar month in which the Excess Cash Flow Guaranty remains in effect, an Officer’s Certificate certifying to the amount of Guaranteed Excess Cash Flow as of such date, together with any back-up information with respect to the amount of Guaranteed Excess Cash Flow as may be reasonably requested by Lender or any Mezzanine Lender.
(j)Any reports, statements or other information required to be delivered under this Agreement shall be delivered in electronic form, provided that Borrower may elect to provide the same also in paper form and/or on a data storage device. Subject to Section 9.1.1(a), Borrower agrees that Lender may disclose information regarding the Property and Borrower that is provided to Lender pursuant to this Section 5.1.11 in connection with a Securitization to such parties requesting such information in connection with such Securitization (subject in all respects to any confidentiality restrictions under the Leases).
(k)Except as expressly set forth in this Agreement and the other Loan Documents, neither Borrower nor Guarantor shall have any obligation to furnish to Lender, Servicer or their respective agents or representatives any additional reports, statements or information with respect to the operation of the Property or the financial affairs of Borrower or Guarantor or any Affiliate Manager.
(l)Notwithstanding anything to the contrary, at any time, Borrower shall have the right, but not the obligation, at any time to provide to Lender (and following a Securitization, the Servicer) updates, supplements, amendments or revisions to all or any portion of the reporting required under this to Section 5.1.11 and any other information relating to the Property, the Borrower or the performance of the Property (each, a “Borrower Reporting Update”). In connection with any Securitization, any Servicing Agreement shall provide that the Servicer shall post the financial reporting delivered by Borrower pursuant to this Section 5.1.11 and any Borrower Reporting Updates together with Servicer’s posting of regular quarterly reporting to a Servicer controlled website which can be accessed by holders or prospective investors of the Securities issued in any Securitization, or at Borrower’s election, can be accessed by each Privileged Person (as defined in the Servicing Agreement).
5.1.12.Business and Operations. Borrower will continue to engage in the businesses presently conducted by it or the Permitted Uses as and to the extent the same are necessary for the ownership, maintenance, management, leasing and operation of the Property, and it being understood and agreed that a temporary closure or minimization of operations at the Property as a result of a Force Majeure event shall not be deemed a breach of this covenant. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of the Property. Borrower shall, at all times during the term of the Loan, continue to own or lease (or Manager, as agent for Borrower, in accordance with the

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Management Agreement, shall lease) all Equipment, Fixtures and Personal Property which are necessary to operate the Property in accordance with the Permitted Uses, provided that the foregoing shall not be deemed to prohibit or restrict any Permitted Equipment Transfer.
5.1.13.Title to the Property. Borrower will warrant and defend (a) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the Mortgage on the Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any Losses incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.
5.1.14.Costs of Enforcement. In the event (a) that the Mortgage encumbering the Property is foreclosed in whole or in part or that the Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (b) of the foreclosure of any mortgage prior to or subsequent to the Mortgage encumbering the Property in which proceeding Lender is made a party, or (c) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower, Guarantor or any of their respective constituent Persons or an assignment by Borrower, Guarantor or any of their respective constituent Persons for the benefit of its creditors, Borrower and its successors or assigns shall be chargeable with and agree to pay all costs of collection and defense, including reasonable actually incurred attorneys’ fees, costs and expenses, incurred by Lender in connection therewith (but excluding regular servicing fees) and in connection with any appellate proceeding or post-judgment action involved therein, together with all required service or use taxes and interest at the Default Rate.
5.1.15.Estoppel Statement.
(a)After written request by Lender, Borrower shall within fifteen (15) days furnish Lender with a statement, duly acknowledged and certified, setting forth (i) the original principal amount of the Loan, (ii) the unpaid principal amount of the Loan, (iii) the Interest Rate of the Loan, (iv) the date installments of interest and/or principal were last paid, (v) any offsets or defenses to the payment of the Debt, if any, claimed by Borrower, and (vi) that the Note, this Agreement, the Mortgage and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification; provided, however, Borrower shall not be required to provide such statement more often than two (2) times in any calendar year.
(b)Upon the written request of Lender (i) prior to the Securitization of the entire Loan (except that this clause shall not apply with respect to any Tenant for which a tenant estoppel certificate was delivered to Lender in connection with the origination of the Loan), and (ii) at any time that an Event of Default is continuing (whether the same is continuing prior to or following a Securitization), Borrower shall use commercially reasonable efforts to deliver to Lender tenant estoppel certificates from each Tenant under any Major Lease, in form and substance substantially similar to the tenant estoppel certificate delivered to Tenants in connection with the origination of the Loan or otherwise reasonably satisfactory to Lender, provided that Borrower shall not be required to deliver such certificates more frequently than once in any calendar year and provided, further, that Borrower shall use commercially reasonable efforts to provide that any such estoppel shall be addressed to Lender or that Lender shall be entitled to rely on such estoppel.
5.1.16.Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.1.5 hereof.
5.1.17.Intentionally Omitted.
5.1.18.Confirmation of Representations

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. If requested by Lender, Borrower shall deliver, in connection with any Securitization, one (1) or more Officer’s Certificates certifying as to the accuracy in all material respects of all representations made by Borrower in the Loan Documents as of the date of the closing of such Securitization or, if any of such representations require qualification on such date, setting forth such qualifications in reasonable detail.
5.1.19.Intentionally Omitted.
5.1.20.Leasing Matters. Borrower shall not amend or modify the Single Tenant Lease without the prior written consent of Lender, not to be unreasonably withheld, conditioned or delayed; provided, however, Borrower may enter into de minimis amendments to the Single Tenant Lease without the prior written consent of Lender. Borrower shall not terminate the Single Tenant Lease without the prior written consent of Lender. Notwithstanding anything herein to the contrary, neither a default under the Single Tenant Lease nor a termination of the Single Tenant Lease by the Tenant thereunder shall constitute an Event of Default hereunder.
(a)If the Single Tenant Lease is terminated, any Major Lease and any Qualified Major Lease, including any amendment, modification or supplement thereto, executed after the Closing Date shall be subject to the approval of Lender, which approval shall not be unreasonably withheld, conditioned or delayed; provided, that, without limitation of Borrower’s other rights under this Section 5.1.20, Borrower may without the consent of Lender, grant to any Tenant under any Major Lease or Qualified Major Lease (x) rent abatements in respect of up to six (6) months’ rent in the aggregate (a “Rent Abatement”) and (y) rent deferrals or forbearances, provided that such deferred rent is required to be repaid prior to the expiration of the term of such Major Lease or Qualified Major Lease (a “Rent Deferral”). Notwithstanding anything to the contrary set forth herein, Lender’s consent shall not be required in connection with (i) any Lease that is not a Major Lease (including any amendment, modification, contraction or termination thereof) or a Qualified Major Lease (including any amendment, modification, renewal, extension, surrender, cancellation, termination or supplement thereto), so long as such Lease (or such amendment, modification, renewal, extension, surrender, cancellation, termination or supplement thereto) is on market rental terms, (ii) intentionally omitted, (iii) any Major Lease (or amendment, modification or termination thereof) so long as after giving effect to such Major Lease (or amendment, modification or termination thereof), the Debt Yield is greater than or equal to the Debt Yield Threshold, (iv) any Qualified Major Lease (or amendment, modification or termination thereof) so long as after giving effect to such Qualified Major Lease (or amendment, modification or termination thereof), the Debt Yield is greater than or equal to the Debt Yield Threshold, (v) any renewals, expansions or contractions of any Major Lease or Qualified Major Lease by a Tenant at the Property made pursuant to an express right set forth in such Major Lease or Qualified Major Lease, as applicable, (vi) to the extent not otherwise permitted by any other clause of this Section 5.1.20(a), immaterial modifications to any Major Lease or Qualified Major Lease, including but not limited to modifications that do not (I) shorten the term of the Major Lease or Qualified Major Lease, (II) materially reduce the rent or additional rent obligations of the Tenant (taken as a whole) under the Major Lease or Qualified Major Lease (provided that a Rent Abatement shall not be considered a material reduction in the obligations of the Tenant for purposes of this clause (II) so long as such Rent Abatement otherwise complies with the limits applicable thereto and a Rent Deferral shall not be considered a material reduction in the obligations of Tenant for purposes of this clause (II)) and/or (III) materially increase the obligations of Borrower under the Major Lease or Qualified Major Lease, taken as a whole, (vii) termination of any Major Lease or Qualified Major Lease arising from a default by the Tenant thereunder made by Borrower in Borrower’s commercially reasonable judgment (as applicable), (viii) termination or contraction by the applicable Tenant of any Major Lease or Qualified Major Lease based upon an express termination or contraction right contained in such Major Lease or Qualified Major Lease, as applicable, (ix) any Excluded Leases at the

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Property (even if such ancillary uses are part of a Major Lease or Qualified Major Lease), (x) Leases that constitute a license to use immaterial portions of the Property solely for storage or parking purposes for a term no greater than five (5) years or (xi) any service or work orders, statements of work, service level agreements, cross-connection additions or decommissions, changes in power density, remote hands and eye services or any other ancillary agreement contemplated or entered into in accordance with a Lease. Lender may not condition its approval of any Major Lease or Qualified Major Lease (or other leasing matters pursuant to this Section 5.1.20) for which Lender’s consent is required pursuant to this Agreement upon the receipt of any reserves, any free rent, tenant improvements, Build-Out Costs, Development Costs or leasing commissions guaranty, Letter of Credit or any increases to the amount guaranteed by any such guaranty, if any, or covered by any Letter of Credit previously delivered with respect to any free rent, tenant improvements, Build-Out Costs, Development Costs or leasing commissions. Upon request, Borrower shall furnish Lender with executed copies of such Leases as are identified by Lender (including all Leases, if requested by Lender, provided that Borrower shall not be required to deliver copies of all Leases more frequently than one (1) time in any calendar year). Such Leases may be redacted (including to redact the name of the Tenant), if required to comply with confidentiality obligations owed to a Tenant unless Lender enters into a confidentiality agreement satisfying the confidentiality obligations owed to such Tenant. All Leases with Affiliates (other than Leases to an Affiliate Manager for space used in connection with the property management of property belonging to Borrower or its Affiliates) or renewals thereof (other than contractual renewal options set forth in an existing Lease) shall be on commercially reasonable terms, shall not contain any terms which would have any materially adverse effect on Lender’s rights under the Loan Documents or the value of the Property and shall be on terms which are substantially similar to those available in an arm’s length transaction with an unrelated party. All Leases executed after the Closing Date shall provide that they are subordinate to the Mortgage encumbering the Property and that the Tenant under such Lease agrees to attorn to Lender or any purchaser at a sale by foreclosure or power of sale (provided, such Leases may provide that the foregoing is conditioned upon the delivery by Lender of a subordination, attornment and non-disturbance agreement). Lender, at the request of Borrower and at Borrower’s sole cost and expense, shall enter into a subordination, attornment and non-disturbance agreement with any Tenant after the Closing Date in the form required under the applicable Lease so long as such form is on commercially reasonable terms, provided however, if Lender has previously approved such Lease, such form is deemed to be commercially reasonable, or if no such specific form is required, the form attached hereto as Exhibit B or in such other form that is reasonably satisfactory to Lender and such Tenant (provided in each case that Lender shall agree to modifications reasonably required by the applicable Tenant, and on commercially reasonable terms, including, but not limited to, modifications to reflect an obligation on behalf of Lender to release any casualty or condemnation proceeds in connection with any restoration required pursuant to a Lease) (a “Non-Disturbance Agreement”) (other than a Lease to (x) a Tenant which is a Controlled subsidiary of Sponsor, so long as Sponsor Controls Borrower or (y) if Sponsor does not Control Borrower, an Affiliate of Borrower) after the Closing Date. In addition, a statement that following a foreclosure by Lender, Lender shall be subject to any offset, rent abatement or self-help rights which such Tenant may be entitled to assert against the prior landlord pursuant to the terms of the applicable Lease or required by law shall be deemed a commercially reasonable term for purposes of this Section 5.1.20, and Lender may not condition its approval or delivery of any Non-Disturbance Agreement, including with respect to any such offset, rent abatement or self-help rights, upon the receipt of any reserves, any free rent, tenant improvements, Build-Out Costs, Development Costs or leasing commissions guaranty, Letters of Credit or any increases to the amounts guaranteed by any such guaranty, if any, or covered by any Letter of Credit previously delivered with respect to any free rent, tenant improvements, Build-Out Costs, Development Costs or leasing commissions. Lender shall promptly respond, at Borrower’s sole cost and expense, to any request by a Tenant for an amendment to an existing Non-Disturbance Agreement. All actual and reasonable, out-of-pocket costs and expenses of Lender and Servicer in connection with the negotiation, preparation,

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execution and delivery by Lender and Servicer of any Non-Disturbance Agreement, including, without limitation, reasonable actually incurred attorneys’ fees and disbursements and the current fee being assessed by Servicer in connection therewith, shall be paid by Borrower.
(b)Borrower shall, subject to Force Majeure, (i) observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner (which may include rent deferrals and abatements subject, in the case of Major Leases, to the limitations set forth in Section 5.1.20) and (ii) except as otherwise provided in Section 5.2.5 and Section 5.2.14, enforce the terms, covenants and conditions contained in the Leases upon the part of the Tenant thereunder to be observed or performed in a commercially reasonable manner and in a manner not to impair the value of the Property involved.
(c)At any time that Lender’s approval is required under this Section 5.1.20, provided no Event of Default is continuing, Lender’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.
(d)Following a written request from Lender, Borrower shall deliver to Lender written notice of any Rent Deferral and copies of any associated agreements or other documentation within ten (10) Business Days of such written request from Lender.
(e)Intentionally omitted.
(f)To the extent that in connection with any termination of any Single Tenant Lease by a Tenant pursuant to the terms of the applicable Single Tenant Lease, the Tenant is required to pay to Borrower a termination payment pursuant to such Single Tenant Lease and makes such payment to Borrower (a “Lease Termination Payment”), a portion of such Lease Termination Payment in an amount equal to the sum of (i) the then Outstanding Loan Amount and (ii) the then Outstanding Mezzanine Loan Amount, if applicable, shall be paid to Lender to be deposited into the Lease Termination Payment Reserve Account to be held in accordance with Section 7.8 hereof, provided, that, for the avoidance of doubt, in the event the Lease Termination Payment is less than the sum of (x) the then Outstanding Loan Amount and (y) the then Outstanding Mezzanine Loan Amount, if applicable, then the entire amount of the Lease Termination Payment shall be deposited into the Lease Termination Payment Reserve Account. Notwithstanding the foregoing, during the continuance of a Cash Sweep Period, (x) Borrower’s obligation under the preceding sentence shall be satisfied upon the deposit of the Lease Termination Payment into the Lockbox Account and (y) Lender shall direct the Agent to deposit such amount into the Lease Termination Payment Reserve Account.
5.1.21.Alterations.
(a)Borrower shall obtain Lender’s prior written consent to any alterations or improvements to (or demolition of) any Improvements (“Alterations”), including tenant improvements, which consent shall not be unreasonably withheld, conditioned, or delayed except with respect to Alterations that would reasonably be expected to result in a Material Adverse Effect. Notwithstanding the foregoing, Lender’s consent shall not be required in connection with any (i) repairs based on life safety or emergency conditions or which are required to comply with applicable Legal Requirements, (ii) Preapproved Alterations, (iii) non-structural or decorative work or FF&E or break-fix, in each case, performed in the ordinary course of Borrower’s business, (iv) Alterations, the then remaining cost of which to complete, when taken in the aggregate with the then remaining cost to complete all other Alterations then ongoing that would otherwise require Lender’s prior written consent under this Section 5.1.21 (other than Alterations described in the other subsections of this sentence), is less than the Alterations Threshold Amount; (v) Alterations made pursuant to an Approved Annual Budget; (vi) Alterations with respect to any existing Lease as of the Closing Date or any Lease entered into in accordance with

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the terms and conditions of Section 5.1.20 (including, in each case, BNB Leases); (vii) Alterations and repairs arising out of a Casualty or Condemnation in accordance with the terms and conditions hereof; (viii) the Required Repairs, (ix) any installation or any other addition of antenna or solar panels or solar facilities at the Property and (x) Alterations made by a Tenant to the extent Borrower’s consent is not required in its capacity as landlord under such Lease (clauses (i) through (x), the “Approved Alterations”). At any time that Lender’s approval is required under this Section 5.1.21(a), provided no Event of Default is continuing, Lender’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.
(b)If the total unpaid amounts due and payable with respect to Alterations requiring Lender’s prior written consent at the Property in the aggregate (other than such amounts (x) to be paid or reimbursed by Tenants under the Leases, (y) to be paid in respect of Approved Alterations with respect to the Property and (z) on deposit in the Reserve Accounts and which are permitted to be used for such Alterations in accordance with this Agreement) shall at any time exceed the Alterations Threshold Amount, Borrower shall promptly deliver to Lender as security for the payment of such excess amounts and as additional security for Borrower’s obligations under the Loan Documents any of the following with respect to such Alteration exceeding the Alterations Threshold Amount (as applicable, the “Alterations Deposit”): (I) cash, (II) U.S. Obligations, (III) other securities having a rating reasonably acceptable to Lender and in respect of which, at Lender’s option following a Rated Securitization of the Loan, Borrower has obtained a Rating Agency Confirmation from the applicable Rating Agencies, (IV) a completion and performance bond or an irrevocable Letter of Credit (payable on sight draft only) issued by a financial institution having a rating by S&P of not less than “A-1+” if the term of such bond or Letter of Credit is no longer than three (3) months or, if such term is in excess of three (3) months, issued by a financial institution having a rating that is reasonably acceptable to Lender or (V) a guaranty executed by Alterations Guarantor in favor of Lender in a form reasonably acceptable to Lender (an “Alterations Guaranty”); provided, that in the event that Borrower elects to deliver an Alterations Guaranty pursuant to this Section 5.1.21(b), if the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Lender which takes into account such Alterations Guaranty. Each such Alterations Deposit shall be (A) in an aggregate amount equal to the excess of the total unpaid amounts with respect to the applicable Alterations on the Property (other than such amounts (x) to be paid or reimbursed by Tenants under the Leases, (y) to be paid in respect of Approved Alterations with respect to the Property and (z) on deposit in the Reserve Accounts and which are permitted to be used for such Alterations in accordance with this Agreement) over the Alterations Threshold Amount and (B) disbursed or released, as applicable, from time to time by Lender to Borrower for completion of the Alterations at the Property upon the satisfaction of the following conditions: (1) Borrower shall submit a request for payment to Lender at least ten (10) days prior to the date on which Borrower requests that such payment be made, which request for payment shall specify the Alterations for which payment is requested, (2) on the date such payment is to be made, no Event of Default shall be continuing, and (3) such request shall be accompanied by an Officer’s Certificate (x) stating that the applicable portion of the Alterations at the Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, in all material respects, such Officer’s Certificate to be accompanied by copies of invoices paid (or to be paid) in excess of $250,000 and any material licenses, permits or other approvals by any Governmental Authority required in connection with the applicable portion of the Alterations, (y) identifying each contractor to be paid by Borrower that supplied materials or labor in connection with the applicable portion of the Alterations to be funded by the requested disbursement and (z) stating that each such contractor has been paid or will be paid the amounts then due and payable to such contractor in connection with the funds to be disbursed. Each Alterations Deposit shall (if held in cash) be held by Lender in an interest-bearing account and, until disbursed or released in accordance with the provisions of this Section 5.1.21(b), shall constitute additional security for

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the Debt and other obligations under the Loan Documents. Upon the completion of the Alterations in respect of which any Alteration Deposit is being held, Lender shall promptly return to Borrower any remaining portion of the Alterations Deposit upon the request of Borrower, provided that (1) on the date such disbursement is to be made, no Event of Default shall be continuing and (2) such request shall be accompanied by an Officer’s Certificate stating that the Alterations have been fully completed in good and workmanlike manner and in accordance with all applicable Legal Requirements, in all material respects, such Officer’s Certificate to be accompanied by copies of paid invoices or copies of invoices to be paid, as applicable, in each case, with respect to any invoices in excess of $250,000 and any material licenses, permits or other approvals by any Governmental Authority required in connection with Alterations and stating that each contractor providing services in connection with the Alterations has been paid in full or will have been paid in full upon such disbursement, in each case, to the extent not received by Lender in connection with prior disbursement requests.
(c)Notwithstanding anything to the contrary herein, so long as funded out of cash flow of the Property or equity contributions of Borrower, any obligations incurred by Borrower in connection with Approved Alterations shall not be deemed to be Indebtedness hereunder.
(d)Notwithstanding anything to the contrary in this Section 5.1.21, Borrower may undertake any Alterations on behalf of a Tenant without Lender’s prior written consent, whether or not the then remaining cost to complete such Alterations exceeds the Alterations Threshold Amount, provided (x) such Tenant reimburses Borrower for the costs of such Alterations on a monthly basis or (y) Borrower delivers an Alterations Guaranty in accordance with the terms of this Section 5.1.21. In addition, Borrower may permit a Tenant to undertake any Alterations which require Borrower’s consent as landlord under the Tenant’s Lease, whether or not the then remaining cost to complete such Alterations exceeds the Alterations Threshold Amount, so long as (i) the Tenant timely pays all costs with respect to such Alterations or (ii) either (a) Borrower delivers an Alterations Guaranty in accordance with the terms of this Section 5.1.21 or (b) the Tenant delivers to Lender a guaranty with respect to the completion of such Alterations. If any such Alterations Guaranty or guaranty delivered by a Tenant pursuant to this Section 5.1.21(d) shall cause the Additional Insolvency Opinion Condition to be satisfied, Borrower shall deliver to Lender an Additional Insolvency Opinion.
5.1.22.Operation of Property.
(a)Borrower shall cause the Property to be operated, in all material respects, in accordance with the Management Agreement. In the event that the Management Agreement expires or is terminated (without limiting any obligation of Borrower to obtain Lender’s consent to any termination or modification of the Management Agreement in accordance with the terms and provisions of this Agreement), Borrower shall promptly enter into a Replacement Management Agreement with Manager or another Qualified Manager, as applicable.
(b)Borrower shall: (i) promptly perform and/or observe, in all material respects, all of the covenants and agreements required to be performed and observed by it under the Management Agreement and do all things reasonably necessary (using its prudent business judgment) to preserve and to keep unimpaired its material rights thereunder; (ii) promptly notify Lender of any material default under the Management Agreement of which it is aware; and (iii) enforce the performance and observance in all material respects of all of the covenants and agreements required to be performed and/or observed by Manager under the Management Agreement, in a commercially reasonable manner.
5.1.23.Power Agreement. Borrower shall (i) promptly perform and/or observe, in all material respects, all of its obligations under the Power Agreement, (ii) promptly notify

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Lender of any material default under the Power Agreement of which it is aware, (iii) promptly deliver to Lender a copy of any material notice (including default notices) sent or received by Borrower under the Power Agreement; (iv) use commercially reasonable efforts to cause the Property to be operated, in all material respects, in accordance with the Power Agreement; and (v) not, without the prior written consent of Lender (not to be unreasonably withheld, conditioned or delayed) (A) surrender, terminate or cancel the Power Agreement, (B) reduce or consent to the reduction of the term of the Power Agreement, or (C) to the extent not reimbursable by Tenant, increase or consent to the increase of the amount, in any material respect, of any charges payable by Borrower under the Power Agreement.
5.1.24.Intentionally Omitted.
5.1.25.Updated Appraisal. During the continuance of an Event of Default, Lender may commission (or Lender may request that Borrower commission directly) an updated appraisal of the Property. Borrower shall pay directly or promptly reimburse Lender for, as applicable, the reasonable and actual out-of-pocket costs and expenses of obtaining such updated appraisal.
5.1.26.Principal Place of Business, State of Organization. Upon Lender’s request, Borrower shall, at Borrower’s sole cost and expense, execute and deliver additional financing statements (which financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect), security agreements and other instruments which may be necessary to effectively evidence or perfect Lender’s security interest in the Property as a result of any change in its principal place of business or place of organization. Borrower shall cause its principal place of business and chief executive office, and the place where Borrower keeps its books and records, including recorded data of any kind or nature, regardless of the medium or recording, including software, writings, plans, specifications and schematics, to continue to be the address of Borrower set forth at the introductory paragraph of this Agreement (unless Borrower notifies Lender in writing at least thirty (30) days prior to the date of such change). Borrower shall promptly notify Lender of any change in its organizational identification number. If Borrower does not now have an organizational identification number and later obtains one, Borrower promptly shall notify Lender of such organizational identification number. Borrower shall at all times remain (x) a Delaware limited liability company or (y) a Delaware limited partnership with two partners, one limited partner that is a single-member Delaware limited liability company and one general partner that is a Delaware limited liability company that is wholly owned by the single-member Delaware limited liability company that is the limited partner.
5.1.27.Embargoed Person
. Borrower shall perform reasonable due diligence to insure that at all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (a) none of the funds or other assets of Borrower, any SPE Constituent Entity and Guarantor shall constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, with the result that the investment in Borrower, any SPE Constituent Entity or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; (b) no Embargoed Person shall have any interest of any nature whatsoever in Borrower, any SPE Constituent Entity or Guarantor, as applicable, with the result that the investment in Borrower, any SPE Constituent Entity or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law; and (c) none of the funds of Borrower, any SPE Constituent Entity or Guarantor, as applicable, shall be derived from, or are the proceeds of, any unlawful activity, including money laundering, terrorism or terrorism activities, with the result that the investment in Borrower, any SPE Constituent Entity

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or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, or may cause the Property to be subject to forfeiture or seizure.
5.1.28.Special Purpose Entity/Separateness. Borrower shall not engage in any business other than (i) as set forth in clause (i) of the definition of “Special Purpose Entity”, (ii) entering into financing and refinancing of the Property as permitted by this Agreement and (iii) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing. No SPE Constituent Entity shall engage in any business other than (i) acting as general partner of the limited partnership that owns the Property or acting as a member of the limited liability company that owns the Property, as applicable and (ii) transacting any and all lawful business that is incident, necessary and appropriate to accomplish the foregoing.
(a)Borrower shall not have any Indebtedness other than as set forth in clause (xxiii)(I) of the definition of “Special Purpose Entity”; provided, however, that this covenant shall not require any owner, partner or member of Borrower to make capital contributions or loans to Borrower. Each SPE Constituent Entity shall have no Indebtedness other than (i) liabilities of such SPE Constituent Entity as a general partner and/or limited partner of a limited partnership, in the capacity as such and (ii) liabilities incurred in the ordinary course of business relating to the ownership and operation of the Borrower in which it holds an interest in and routine administration of the Borrower in which it holds an interest in, provided that (x) the outstanding liabilities at any time shall not exceed $25,000.00 and (y) such liabilities are normal and reasonable under the circumstances; provided, however, that this covenant shall not require any shareholder, partner or member of an SPE Constituent Entity to make capital contributions or loans to any such entity.
(b)Neither Borrower nor any SPE Constituent Entity shall assume or guaranty or become obligated for the debts of any Person, pledge its assets for the benefit of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person (other than with respect to Borrower or any SPE Constituent Entity).
(c)Borrower and each SPE Constituent Entity shall each be and continue to be a Special Purpose Entity.
(d)Borrower and each SPE Constituent Entity will comply with all of the stated facts and assumptions made with respect to Borrower and each SPE Constituent Entity in the Insolvency Opinion. Borrower and each SPE Constituent Entity will comply with all of the stated facts and assumptions made with respect to Borrower in any Additional Insolvency Opinion. Each entity other than Borrower and each SPE Constituent Entity with respect to which an assumption is made or a fact stated in the Insolvency Opinion and any Additional Insolvency Opinion will comply with all of the assumptions made and facts stated with respect to it in the Insolvency Opinion and any such Additional Insolvency Opinion. Borrower covenants that, in connection with any Additional Insolvency Opinion, it shall provide an updated certification regarding compliance with the facts and assumptions made therein.
(e)Borrower shall provide Lender with five (5) Business Days’ prior written notice prior to the removal of an Independent Director or Independent Manager of Borrower or any SPE Constituent Entity and Borrower shall not remove any such Independent Director or Independent Manager without Cause.
5.1.29.Access Laws. Borrower covenants and agrees to give prompt notice to Lender of the receipt by Borrower of any material violations or written allegations of alleged material violations of any Access Laws and of the commencement of any governmental or judicial proceedings or investigations which relate to compliance with any such Access Laws.

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5.1.30.Required Repairs. Borrower shall, or shall use commercially reasonable efforts to cause Tenant to, perform the immediate repairs at the Property as set forth on Schedule 5.1.30 (the “Required Repairs”) within one hundred twenty (120) days of the Closing Date, which such time period shall be automatically extended for so long as Borrower is exercising diligent efforts to, or shall be using diligent efforts to cause Tenant to, complete same and remains in compliance with the terms of the Single Tenant Lease. Upon Lender’s request, Borrower shall provide evidence reasonably acceptable to Lender of the completion of such Required Repairs
5.1.31.Stack Management Agreement. Borrower shall enter into and deliver, and shall cause Stack to enter into and deliver, concurrently with the execution of the Stack Management Agreement, an Assignment of Management Agreement in the form and substance attached hereto as Exhibit G-2 in connection with the execution of the Stack Management Agreement.
Section 5.2.Negative Covenants
. From the Closing Date until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Lien of the Mortgage in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:
5.2.1.Operation of Property. Borrower shall not, without Lender’s prior written consent (which consent shall not be unreasonably withheld): (i) surrender, terminate or cancel the Management Agreement; provided, that Borrower may, without Lender’s consent, replace the Manager so long as (A) the replacement manager is a Qualified Manager pursuant to a Replacement Management Agreement (provided that, in the event that such Qualified Manager is an Affiliate of Borrower or Guarantor, at the written request of Lender, Borrower shall deliver an acceptable Additional Insolvency Opinion covering such Qualified Manager if such Qualified Manager was not covered by the Insolvency Opinion) or (B) the proposed replacement manager is a Person that is under common Control with Existing Manager; (ii) reduce or consent to the reduction of the term of the Management Agreement; (iii) increase or consent to the increase of the amount of any charges under the Management Agreement in a manner that would reasonably be expected to have a Material Adverse Effect, (iv) otherwise modify, change, supplement, alter or amend, or waive or release any of its rights and remedies under, the Management Agreement in a manner that would reasonably be expected to have a Material Adverse Effect or (v) enter into an agreement or amendment that provides that the base management fee under any Management Agreement exceeds the greatest of (x) three percent (3.0%) of the Gross Income from Operations attributable to the Property and (y) the management fee reimbursable by the Tenants occupying the Property pursuant to the terms of such Tenants’ Leases. In no instance shall Borrower pass-through any management fees to any Tenant in excess of the amount permitted under the related Lease. Notwithstanding anything to the contrary contained in the Loan Documents, Borrower may, without the consent of Lender, modify, change, supplement, alter, amend or grant a waiver under a Management Agreement to the extent the Management Agreement after giving effect to such modification, change, supplement, alteration or modification, as applicable, would qualify as a Replacement Management Agreement.
5.2.2.Liens; Utility and Other Easements. Borrower shall not create, incur, assume or suffer to exist any Lien on any portion of the Property or permit any such action to be taken, except Permitted Encumbrances.
(a)Notwithstanding anything to the contrary herein, Borrower may, without the consent of Lender, (i) Transfer immaterial portions of the Property, including, without limitation, to Governmental Authorities for dedication or public use or in connection with a Condemnation proceeding, or to third parties for private use as roadways or for access, ingress or

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egress, or (ii) grant easements, restrictions, covenants, reservations and rights of way in the ordinary course of business (or otherwise in connection with a Condemnation proceeding) for use, access, parking, water and sewer lines, telephone and telegraph lines, gas or electric lines, telecommunications leases, fiberoptic lines and other utilities, provided that no such grant, conveyance or encumbrance shall materially impair the utility and operation of the Property or is reasonably determined to be reasonably likely to have a Material Adverse Effect (an “Immaterial Transfer/Release”). In connection with any Immaterial Transfer/Release, if requested by Borrower, Lender shall execute and deliver any instrument necessary or reasonably appropriate and in the form reasonably acceptable to the Lender evidencing its consent to such Immaterial Transfer/Release (and, in the case of any such Transfer as described in the preceding subclause (i), a release of such portion of the Property from the Lien of the Mortgage and, in the case of any easement, covenant, reservation or right-of-way as described in the preceding subclause (ii), the subordination of the Lien of the Mortgage encumbering the Property to such easement, covenant, reservation or right-of-way) upon receipt by Lender of (and without satisfaction of any other condition):
(A)ten (10) days’ prior written notice thereof;
(B)a copy of the easement, covenant, reservation, right of way or other transfer document;
(C)an Officer’s Certificate stating (I) with respect to any Transfer as described in the preceding subclause (i) above, the consideration, if any, being paid for the Transfer and (II) that such Transfer, easement, covenant, reservation or right of way does not have a Material Adverse Effect on the Property; and
(D)reimbursement of all of Lender’s reasonable costs and expenses incurred in connection with such grant, conveyance or encumbrance (and such consent, release of Lien or instrument of subordination), including reasonable attorneys’ fees and expenses, in an amount not to exceed $10,000, and the current fee being assessed by the Servicer in an amount not to exceed $2,000.
(b)If Borrower shall receive any consideration in connection with an Immaterial Transfer/Release, Borrower shall have the right to use any such consideration in connection with any Alterations performed in connection with such Immaterial Transfer/Release, provided that, to the extent any such consideration is not used in connection with such Alterations (or any such consideration exceeds the amount required to perform such Alterations), Borrower shall promptly deposit the consideration or such excess amount, as the case may be, into the Lockbox Account.
(c)Notwithstanding the foregoing provisions of this Section 5.2.2, if the Loan is included in a REMIC Trust and if immediately after giving effect to a release of any portion of the Lien (on the Property or any portion of the Property) following a release in accordance with the terms and conditions of this Section 5.2.2 (but taking into account any proposed Restoration on the remaining Property), the Loan-to-Value Ratio is greater than 125%, the Borrower must pay down the principal balance of the Loan by an amount not less than the least of the following amounts: (i) the Net Proceeds plus the net proceeds of any arm’s-length sale of the property to an unrelated Person, (ii) the fair market value (as determined in accordance with the definition of “Loan-to-Value Ratio”) of the released property at the time of the release, or (iii) an amount such that the Loan-to-Value Ratio after giving effect to the release is not greater than the Loan-to-Value Ratio immediately prior to such release, unless the Lender receives an opinion of counsel

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that if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of such portion of the Lien.
5.2.3.Dissolution; Amendment of Organizational Documents. Borrower shall not, without obtaining the consent of Lender (a) engage in any dissolution, liquidation, Division, consolidation or merger with or into any other business entity, (b) engage in any business activity not related to the ownership, development, improvement, leasing, financing, management, maintenance and operation of the Properties, except as set forth in subsection (i) of the definition of “Special Purpose Entity” or the Permitted Uses, (c) transfer, lease or sell, in one transaction or any combination of transactions, all or substantially all of the properties or assets of Borrower except to the extent permitted by the Loan Documents, (d) modify, amend, waive or terminate its organizational documents if such modification or amendment (1) affects any of the “Special Purpose Provisions”, as defined in the related organizational documents, (2) affects any provision or definition on which any opinion of counsel delivered to Lender in connection with the Loan is based (or any assumption contained in such opinion of counsel) or (3) would reasonably be expected to result in a Material Adverse Effect or its qualification and good standing in any jurisdiction or change its state of organization from Delaware to any other state or (e) cause or permit any SPE Constituent Entity to (i) dissolve, wind up or liquidate or take any action, or omit to take an action, as a result of which such SPE Constituent Entity would be dissolved, wound up or liquidated in whole or in part, or (ii) amend, modify, waive or terminate the organizational documents of such SPE Constituent Entity if such modification or amendment (1) affects any of the “Special Purpose Provisions”, as defined in the related organizational documents, (2) affects any provision or definition on which any opinion of counsel delivered to Lender in connection with the Loan is based (or any assumption contained in such opinion of counsel) or (3) would reasonably be expected to result in a Material Adverse Effect, in each case, without obtaining the prior written consent of Lender or Lender’s designee.
5.2.4.Change in Business
. Borrower shall not enter into any line of business other than as set forth in clause (i) of the definition of “Special Purpose Entity” (and any ancillary business related to such activities), or make any material change in the scope or nature of its business objectives, purposes or operations if such change would cause the use of the Property to no longer be a Permitted Use, or undertake or participate in activities other than the continuance of its present business or the Permitted Uses. Nothing contained in this Section 5.2.4 shall be deemed to apply to any Transfers, and for the avoidance of doubt, the rights of Borrower to effectuate Transfers is governed solely by Section 5.2.10 hereof.
5.2.5.Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance with Section 5.2.14 hereof or, provided that no Event of Default is then continuing, forgiveness in the ordinary course of Borrower’s business of Rent in arrears in connection with a settlement with a Tenant under a Lease, provided that in the case of a Major Lease, the amount of Rent so forgiven is less than the aggregate amount of three (3) months’ basic Rent under such Major Lease) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business.
5.2.6.Zoning. Except as would not have a Material Adverse Effect, Borrower shall not initiate or consent to any zoning reclassification of any portion of the Property or seek any variance under any existing zoning ordinance or use or permit the use of any portion of the Property, in each case, if such action would be reasonably likely to result in a Material Adverse Effect, without the prior written consent of Lender. Lender shall use commercially reasonable efforts to respond within fifteen (15) Business Days to any request for consent from Borrower under this Section 5.2.6, provided, however, if Lender shall fail to use such commercially

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reasonable efforts and/or shall fail to so respond within such fifteen (15) Business Day period, in no instance shall the same be deemed to constitute Lender’s consent to such request. Notwithstanding the provisions of this Section 5.2.6 or Section 6.2, Borrower shall have the right without the consent of Lender to effect a Subdivision or Condominium Conversion pursuant to, and in accordance with, Section 2.6.1 hereof. Notwithstanding anything in the contrary herein, Borrower may, without consent from or notice to Lender, enter into deed restrictions and agreements restricting the use of the Property to its current use if and to the extent required by applicable Legal Requirements, provided that such restrictions and agreements are not reasonably expected to result a Material Adverse Effect. Notwithstanding anything to the contrary, this Section 5.2.6 shall not restrict any commencement of any zoning discussions, procedures or proceedings with respect to the use of the Property, provided that such action does not result in a change to the use of the Property or any zoning reclassification with respect to the Property, in each case, that would result in the Property no longer being operated as a Permitted Use for so long as it is collateral for the Loan.
5.2.7.No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of the Property (a) with any other real property constituting a tax lot separate from the Property and (b) which constitutes real property with any portion of the Property which may be deemed to constitute personal property, or any other procedure whereby the Lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such real property portion of the Property.
5.2.8.Principal Place of Business and Organization. Borrower shall not change (or permit any other Person to change) its name, identity (including its trade name or names), place of organization or formation (as set forth in Section 4.1.28 hereof) or form of entity unless Borrower shall have first notified Lender in writing of such change at least twenty (20) days prior to the effective date of such change, and shall have first taken all action required by Lender for the purpose of perfecting or protecting the lien and security interests of Lender pursuant to this Agreement, and the other Loan Documents and, in the case of a change in Borrower’s form of entity or place of organization, without first obtaining the prior written consent of Lender, which consent may be given or denied in Lender’s sole discretion.
5.2.9.Intentionally Omitted.
5.2.10.Transfers
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(a)Borrower acknowledges that Lender has examined and relied on the experience of Borrower and its stockholders, general partners, members and (if Borrower is a trust) beneficial owners, as applicable, and principals of Borrower in owning and operating properties such as the Property in agreeing to make the Loan, and will continue to rely on Borrower’s ownership of the Property as a means of maintaining the value of the Property as security for repayment of the Debt and the performance of the Other Obligations. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should Borrower default in the repayment of the Debt or the performance of the Other Obligations, Lender can recover the Debt by a sale of the Property.
(b)Except (i) to the extent otherwise set forth in this Section 5.2.10, (ii) with respect to the release of a portion of the Property (and related collateral) in accordance with this Agreement and (iii) to the extent such Transfer constitutes a Permitted Transfer or Permitted Debt, without the prior written consent of Lender, Borrower shall not, nor shall Borrower permit any Restricted Party to, do any of the following (collectively, a “Transfer”): (x) sell, convey, mortgage, grant, bargain, encumber, pledge, assign, grant purchase options with respect to, or otherwise transfer or dispose of (directly or indirectly, voluntarily or involuntarily, by operation of law or otherwise, and whether or not for consideration or of record) the Property or any part

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thereof or any legal or beneficial interest therein or (y) permit a Sale or Pledge of an interest in any Restricted Party. Any Transfer made without Lender’s prior written consent (to the extent that such consent is required pursuant to this Section 5.2.10) shall be null and void. Notwithstanding anything to the contrary contained herein, Lender’s receipt of a Rating Agency Confirmation shall not be required in connection with any Transfer that is permitted hereunder, including, without limitation, any Permitted Transfer, Permitted Assumption, Controlling Interest Transfer or Public Sale or the replacement of any Guarantor or Ancillary Guarantor in connection therewith that is consummated in accordance with the terms of this Agreement and the terms of the Guaranty or Ancillary Guaranty, as applicable.
(c)A Transfer shall include, but not be limited to, (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof for a price to be paid in installments; (ii) an agreement by Borrower leasing all or substantially all of the Property to a third party for other than actual occupancy by a space Tenant thereunder or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents; (iii) if a Restricted Party is a corporation, any Division, merger, consolidation or Sale or Pledge of such corporation’s stock or the creation or issuance of new stock; (iv) if a Restricted Party is a limited or general partnership, any Division, merger or consolidation or the change, removal, resignation or addition of a general partner or the Sale or Pledge of the partnership interest of any general partner or any profits or proceeds relating to such partnership interest, or the Sale or Pledge of limited partnership interests or any profits or proceeds relating to such limited partnership interest or the creation or issuance of new limited partnership interests; (v) if a Restricted Party is a limited liability company, any Division, merger or consolidation or the change, removal, resignation or addition of a member or a non-member manager (other than an Independent Director or Independent Manager that is a springing member in accordance with the terms and conditions hereof) or the Sale or Pledge of the membership interest of a member (other than an Independent Director or Independent Manager that is a springing member in accordance with the terms and conditions hereof) or any profits or proceeds relating to such membership interest, or the Sale or Pledge of membership interests or the creation or issuance of new membership interests; or (vi) if a Restricted Party is a trust or nominee trust, any merger, consolidation or the Sale or Pledge of the legal or beneficial interest in a Restricted Party or the creation or issuance of new legal or beneficial interests.
(d)Notwithstanding the provisions of this Section 5.2.10 the following Transfers shall not require any notice to Lender (unless Borrower is required to deliver any Additional Insolvency Opinion or satisfy any “know your customer” compliance screening as expressly required below) or the consent of Lender or the payment of any transfer fee:
(i)The Sale or Pledge, in one or a series of Transfers, of the direct or indirect equity interests in Borrower or direct or indirect interests in any Restricted Party (excluding, so long as any Mezzanine Loan is outstanding, the direct interests in Borrower or any SPE Constituent Entity); provided, that, (A) after giving effect to such Sale or Pledge (and in the case of a Sale or Pledge that is a pledge for security purposes otherwise permitted hereunder, any subsequent foreclosure thereon (other than a Pledge Foreclosure)), one or more Approved Control Parties (x) shall individually or collectively, directly or indirectly, own the applicable Required Ownership Interest, and (y) individually or collectively, Control Borrower and any Mezzanine Borrower, (B) none of Borrower, Mezzanine Borrower or any SPE Constituent Entity shall fail to be a Special Purpose Entity by reason of such Sale or Pledge, (C) for so long as the Loan (or Mezzanine Loan, if any) shall remain outstanding (I) no pledge of any direct interests in any Restricted Pledge Party shall be permitted (other than pledges securing the Loan or the Mezzanine Loan), except that a pledge of the direct ownership interests in any Restricted Pledge Party shall be permitted if such pledge directly or indirectly secures indebtedness that is also directly or indirectly secured by substantial assets other than the

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Property and (II) no Restricted Pledge Party shall issue preferred equity that is substantially similar to mezzanine debt (such as preferred equity which has a fixed maturity date, pledged ownership interests as security and rights of the equity holder to demand repayment of its investment on such maturity date) and (D) with respect to any transferee that, as a result of such Transfer, will hold a twenty percent (20%) (or, prior to the Securitization of the entire Loan, ten percent (10%)) or greater direct or indirect interest in, or Control, Borrower (and such transferee owned less than twenty percent (20%) (or ten percent (10%), as applicable) of the direct or indirect interest in Borrower or did not Control Borrower immediately prior to such Transfer), Lender shall receive notice of such transfer (provided, however, the failure to provide such notice shall not constitute an Event of Default) and shall receive KYC Searches with respect to such transferee. Notwithstanding anything to the contrary contained in the Loan Documents, no notice to or consent of Lender shall be required in connection with (i) any foreclosure of any pledge of an indirect equity interest in Borrower or (ii) the exercise of remedies or acquisition of Control by a provider of preferred equity or debt to an indirect owner of Borrower, in each case, that is permitted by this Agreement (a “Pledge Foreclosure”) that may or may not result in a change of Control of Borrower and no assumption fee shall be payable in connection therewith; provided that (x) the foreclosing party or the party acquiring Control of Borrower or exercising remedies is an Eligible Assignee that is able to remake the applicable representations set forth in Section 4.1.35 and is able to comply with Borrower’s covenants set forth in Section 5.1.27 and (y) Lender shall receive notice of such transfer (provided, however, the failure to provide such notice shall not constitute an Event of Default) and shall have the right to receive the KYC Searches with respect to any Person that holds a twenty percent (20%) (or, prior to the Securitization of the entire Loan, ten percent (10%)) or greater direct or indirect interest in, or Controls, Borrower following such Pledge Foreclosure (and such transferee owned less than twenty percent (20%) (or ten percent (10%), as applicable) of the direct or indirect interest in Borrower or did not Control Borrower immediately prior to such Pledge Foreclosure). If after giving effect to any such sale, more than forty-nine percent (49%) in the aggregate of direct or indirect interests in Borrower and/or any SPE Constituent Entity are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) direct or indirect interest in Borrower and/or such SPE Constituent Entity, as applicable, as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender, which opinion may be relied upon by the Lender and, following a Rated Securitization, the Rating Agencies. Notwithstanding anything to the contrary contained in this Agreement, (x) no notice to, or consent of, Lender shall be required in connection with any Sale or Pledge of direct or indirect interests in any Excluded Entity or by and among any Excluded Entity and (y) subject to sub-clause (I) above, no Restricted Pledge Party (other than Borrower or the Mezzanine Borrower) shall be restricted from any Sale or Pledge of its direct or indirect assets; provided such direct or indirect assets are not encumbered (or required to be encumbered) by the Loan or the Mezzanine Loan. In connection with a Controlling Interest Transfer or any other Transfer (including, for the avoidance of doubt, without limitation, a Pledge Foreclosure), the result of which is that Guarantor or any Ancillary Guarantor, as applicable, no longer owns a direct or indirect interest in or is no longer an Affiliate of Borrower (individually or collectively as the context requires, the “Exiting Guarantor”), Exiting Guarantor shall be released as a guarantor under the (I) Guaranty for any acts occurring from and after such Transfer; provided that a Guaranty Assumption occurs with respect to the Guaranty (the “Non-Recourse Assumption”), (II) intentionally omitted, (III) Alterations Guaranty (if any), provided that (x) Borrower shall pay to Lender an amount equal to all amounts guaranteed under the Alterations Guaranty as of such date which amounts shall be held by Lender as the Alterations Deposit or (y) a Guaranty Assumption occurs with respect to the Alterations Guaranty (the “Alterations Guaranty Assumption”), (IV) Excess Cash Flow Guaranty (if any), provided that (x) Borrower shall pay to Lender an amount equal

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to all amounts guaranteed under the Excess Cash Flow Guaranty as of such date which amounts shall be deposited by Lender into the Excess Cash Flow Reserve Account or (y) a Guaranty Assumption occurs with respect to the Excess Cash Flow Guaranty (the “Excess Cash Flow Guaranty Assumption”), (V) intentionally omitted, (VI) intentionally omitted and (VII) Debt Yield Trigger Cure Guaranty (if any), provided that, at the election of Borrower, (w) Borrower shall pay to Lender an amount equal to all amounts guaranteed under the Debt Yield Trigger Cure Guaranty as of such date (the “Debt Yield Guaranty Amount”) to be held by Lender as Debt Yield Cure Collateral in accordance with the definition thereof, (x) Borrower delivers to Lender a Letter of Credit in an amount equal to the Debt Yield Guaranty Amount to be held by Lender as Debt Yield Cure Collateral in accordance with the definition thereof, (y) Borrower shall pay to Lender an amount equal to the Debt Yield Guaranty Amount which shall be deposited by Lender into the Cash Management Account at which point a Debt Yield Trigger Event shall be deemed to exist until a Debt Yield Trigger Event Cure has taken place or (z) a Guaranty Assumption occurs with respect to the Debt Yield Trigger Cure Guaranty (the “Debt Yield Trigger Cure Guaranty Assumption”), with the conditions set forth in clauses (I) through (VII) above shall be referred to herein as the “Guaranty Release Conditions”, and the release of the applicable Guarantor or Ancillary Guarantor shall be referred to herein as the “Guarantor Release”. Each Guarantor Release shall be effective automatically upon satisfaction of the applicable Guaranty Release Conditions, but Lender agrees to provide written evidence thereof, at Borrower’s sole cost and expense, if the same is reasonably requested by Borrower.
(ii)A Public Sale; provided that (A) if after giving effect to any such Public Sale, more than forty-nine percent (49%) in the aggregate of the direct or indirect interests in Borrower and/or any SPE Constituent Entity are owned by any Person and its Affiliates that owned less than forty-nine percent (49%) of the direct or indirect interest in Borrower and/or such SPE Constituent Entity, as applicable, as of the Closing Date, Borrower shall deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender and, to the extent a Rated Securitization has occurred, the Rating Agencies, (B) Borrower and any SPE Constituent Entity shall not fail to be a Special Purpose Entity by reason of such Public Sale and (C) with respect to any transferee that, as a result of such transfer, will hold a 20% (or, prior to the Securitization of the entire Loan, ten percent (10%)) or greater direct or indirect interest in, or Control, Borrower (and such transferee owned less than 20% (or 10%, as applicable) of the direct or indirect interest in Borrower or did not Control Borrower immediately prior to such Public Sale), Lender shall receive KYC Searches with respect to such transferee. Upon completion of any such Public Sale subject to and in accordance with the provisions of this Section 5.2.10(d)(ii), Borrower shall have the right to cause the Non-Recourse Assumption, the Alterations Guaranty Assumption, the Excess Cash Flow Guaranty Assumption and/or the Debt Yield Trigger Cure Guaranty Assumption and each Guarantor Release shall be effective automatically upon satisfaction of the applicable Guaranty Release Conditions by either a Replacement Guarantor or a Qualified Public Company that Controls Borrower, and Lender agrees to provide written evidence of such Guarantor Release if the same is reasonably requested by Borrower. Following any Transfer in accordance with this Section 5.2.10(d)(ii), the Qualified Public Company shall be deemed to be an Excluded Entity. For purposes of clarity, the provisions of Section 5.2.3 and this Section 5.2.10 shall not restrict the Qualified Public Company or Public Vehicle (or any direct or indirect owner of the Qualified Public Company or Public Vehicle, but excluding any Borrower, any Mezzanine Borrower or any SPE Constituent Entity) from effectuating a restructuring and such Qualified Public Company or Public Vehicle (or any direct or indirect owner of the Qualified Public Company or Public Vehicle, but excluding any Borrower, any Mezzanine Borrower or any SPE Constituent Entity) shall be permitted to effectuate a restructuring, including amending or modifying its organizational documents,

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intercompany commercial arrangements or governance including any amendments or modifications reasonably determined by such Qualified Public Company or Public Vehicle to be required to satisfy stock exchange, quotation system listing or trading requirements. Notwithstanding anything to the contrary contained herein, Lender’s receipt of a Rating Agency Confirmation shall not be required in connection with a Public Sale.
(iii)A pledge made by any Mezzanine Borrower to secure the applicable Mezzanine Loan in accordance with the applicable Mezzanine Loan Documents or any Foreclosure thereof and/or exercise of rights and/or remedies under the Mezzanine Loan Documents.
(iv)Permitted Transfers.
(e)In addition to Borrower’s other rights expressly permitted under this Section 5.2.10, (i) a Transfer of all of the Property to a new borrower or borrowers (“Transferee”), or (ii) a Transfer of Controlling interests in the Mezzanine Borrower or, if no Mezzanine Loan is then outstanding, Borrower (a “Controlling Interest Transfer”), shall each be permitted without Lender’s consent (each, a “Permitted Assumption”); provided, (x) no Permitted Assumption shall occur until the earlier of (I) sixty (60) days after the first Securitization of the Loan and (II) one hundred twenty (120) days after the Closing Date, (y) that Lender receives thirty (30) days’ prior written notice of such Permitted Assumption and (z) no Event of Default has occurred and is continuing at the time the Permitted Assumption is consummated. Notwithstanding anything to the contrary contained in the Loan Documents, Lender’s receipt of a Rating Agency Confirmation shall not be required in connection with a Permitted Assumption. In connection with any Permitted Assumption pursuant to this Section 5.2.10(e), Borrower shall be required to satisfy the following:
(i)Borrower shall pay Lender a fee equal to Lender’s Allocation of $250,000.00 at the time such Permitted Assumption is consummated; provided that such fee shall not be payable (x) if such Permitted Assumption is to any entity comprising Sponsor or any Affiliate thereof or (y) if following such Permitted Assumption, one or more entities comprising Sponsor will, individually or collectively with a Qualified Transferee, Control Borrower;
(ii)Borrower shall pay any and all reasonable out of pocket costs incurred by Lender in connection with such Permitted Assumption (including, without limitation, Lender’s reasonable counsel fees and disbursements and all recording fees, title insurance premiums and mortgage and intangible taxes);
(iii)After giving effect to the Permitted Assumption, one or more Permitted Assumption Parties, must individually or collectively, (x) own, directly or indirectly, the applicable Required Ownership Interest, and (y) Control Borrower or Transferee;
(iv)With respect to a Transfer of the Property, if applicable, Transferee shall assume all of the obligations of Borrower under the Loan Documents in a manner reasonably satisfactory to Lender in all material respects, including, without limitation, by entering into an assumption agreement in form and substance reasonably satisfactory to Lender;
(v)After giving effect to the Permitted Assumption, Transferee and Transferee’s SPE Constituent Entities or, in the case of a Controlling Interest Transfer, Borrower and each SPE Constituent Entity must be able to make all of the representations

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set forth in Sections 4.1.30 and 4.1.35, and perform all of the covenants set forth in Sections 5.1.27 and 5.1.28 of this Agreement, no Event of Default shall otherwise occur as a result of such Transfer, and Transferee and Transferee’s SPE Constituent Entities shall deliver (A) all organizational documentation reasonably requested by Lender, which shall be reasonably satisfactory to Lender, and (B) all certificates and agreements necessary to evidence the Permitted Assumption and any due formation, execution enforceability legal opinions reasonably required by Lender;
(vi)Intentionally omitted;
(vii)If the Permitted Assumption is accomplished by a deed or conveyance of the Property, rather than an assignment of all of a Restricted Party’s interest in Borrower, Borrower shall deliver, at its sole cost and expense, an endorsement to each Title Insurance Policy, as modified by the assumption agreement, confirming the Lien of the Mortgage as a valid first lien on the Property and naming the Transferee as owner of all of the Property, which endorsements shall insure that, as of the date of the recording of the assumption agreement, the Property shall not be subject to any additional exceptions or Liens other than those contained in the Title Insurance Policy issued on the Closing Date and the Permitted Encumbrances;
(viii)Intentionally omitted;
(ix)Borrower or Transferee, at its sole cost and expense, shall deliver to Lender an Additional Insolvency Opinion in respect of such Transfer in form and substance reasonably satisfactory to Lender which opinion may be relied upon by Lender and the Rating Agencies with respect to the proposed Transfer;
(x)Lender shall receive KYC Searches with respect to any Person that will as of the date of the Permitted Assumption hold a 20% (or, prior to the Securitization of the entire Loan, ten percent (10%)) or greater direct or indirect interest in, or Control, the Transferee or, in the case of a Controlling Interest Transfer, Borrower (and such Person owned less than 20% (or 10%, as applicable) of the direct or indirect interest in Borrower or did not Control Borrower immediately prior to such Permitted Assumption); and
(xi)To the extent the Mezzanine Loan is outstanding, Mezzanine Borrower shall have complied with the requirements of Section 5.2.10(e) of the Mezzanine Loan Agreement.
Immediately upon the consummation of a Permitted Assumption pursuant to this Section 5.2.10(e), then (I) Borrower (other than with respect to a Controlling Interest Transfer) shall be released from all liability under this Agreement, the Note, the Mortgage, the Guaranty and the other Loan Documents accruing from and after the date of such Permitted Assumption and (II) each Guarantor Release shall be effective automatically upon the satisfaction of the applicable Guaranty Release Conditions (and Lender agrees to provide written notice thereof if the same is reasonably requested by Borrower).
(f)Notwithstanding anything in the Loan Documents to the contrary, in addition to Borrower’s other rights expressly permitted under this Section 5.2.10, Borrower shall be permitted, without Lender’s consent or the payment of any fee, to Transfer the Property or the equity interests in Borrower to a newly-formed borrower or borrowers, each of which shall be a direct or indirect subsidiary of Borrower (an “Approved Borrower Sub”), provided that (i)

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Lender receives ten (10) Business Days’ prior written notice of such Transfer to an Approved Borrower Sub (an “Approved Drop Down”), (ii) no Event of Default has occurred and is continuing at the time of the Approved Drop Down, (iii) the Approved Borrower Sub provides Lender collateral that is substantially similar to the collateral provided by the related Borrower to Lender as of the date immediately prior to such Approved Drop Down, and (iv) the conditions set forth in Section 5.2.10(e)(ii), (e)(iv), (e)(v), (e)(vii), (e)(ix) and (e)(xi) are satisfied.
(g)Lender shall not be required to demonstrate any actual impairment of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon the consummation of a purported Transfer that results in an Event of Default pursuant to the terms of this Section 5.2.10. This provision shall apply to every Transfer that results in an Event of Default pursuant to the terms of Section 5.2.10 regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer.
(h)In the event that (A) any direct or indirect owner of Borrower, including in connection with a Public Sale or (B) a corporation or other Person that is or elects to be a real estate investment trust (the “REIT”) for federal income tax purposes (a “REIT Election”) owns or acquires (pursuant to a Transfer that is permitted pursuant to this Section 5.2.10 and which is made in accordance with and otherwise satisfies the applicable terms and conditions set forth herein) all or a portion of the equity interests in Borrower, Borrower shall have the right to permit a TRS Restructuring in accordance with and subject to satisfaction of, the terms and conditions set forth on Schedule 5.2.10.
(i)Notwithstanding anything to the contrary contained in the Loan Documents, at any time, without the consent of Lender and without any requirement that the same occur in connection with a Transfer of ownership interests in Borrower or that Lender obtain a Rating Agency Confirmation, Borrower shall have the right to cause the Non-Recourse Assumption, the Alterations Guaranty Assumption, the Excess Cash Flow Guaranty Assumption and/or the Debt Yield Trigger Cure Guaranty Assumption to occur, provided, in each case, if the Additional Insolvency Opinion Condition shall be satisfied following the Non-Recourse Assumption, the Alterations Guaranty Assumption, the Excess Cash Flow Guaranty Assumption and/or the Debt Yield Trigger Cure Guaranty Assumption, in each case, Borrower shall deliver to Lender an Additional Insolvency Opinion.
Notwithstanding anything to the contrary contained in this Agreement, with respect to any KYC Searches required by the terms of this Section 5.2.10, (i) Lender agrees to use diligent and commercially reasonable efforts to evaluate such KYC Searches within fifteen (15) days after Lender receives the requested information necessary to evaluate such KYC Searches and (ii) the requirement of Borrower to deliver KYC Searches shall not be applicable with respect to any acquisition of ownership interests or Control by any entity comprising Sponsor.
5.2.11.Indebtedness. Borrower shall not incur any Indebtedness other than Permitted Debt.
5.2.12.REA. Borrower agrees that without the prior consent of Lender, Borrower shall not execute modifications to any REA if such modifications are reasonably expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower shall not, without the prior written consent of Lender, take (and hereby assigns to Lender any right it may have to take) any action to terminate, surrender, or accept any termination or surrender of, any REA. Borrower shall pay all charges and other sums to be paid by Borrower pursuant to the terms of any REA as the same shall become due and payable and prior to the expiration of any applicable grace period therein provided. Borrower shall comply, in all material respects, with all

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of the terms, covenants and conditions on Borrower’s part to be complied with pursuant to terms of any REA. Borrower shall take all actions as may be necessary from time to time to preserve and maintain the REAs in accordance with applicable laws, rules and regulations. Borrower shall enforce, in a commercially reasonable manner, the obligations to be performed by the parties to the REA (other than Borrower). Borrower shall promptly furnish to Lender any notice of default delivered to Borrower in connection with any REA by any party to any such REA or any third party. Borrower shall not assign (other than to Lender) or encumber its rights under any REA (other than pursuant to any Permitted Encumbrance).
5.2.13.ERISA Matters
. Except as would not reasonably be expected to result in a Material Adverse Effect, neither Borrower nor Guarantor will, during the term of the Loan, be obligated to contribute to an “employee benefit plan” as defined in Section 3(3) of ERISA subject to Title IV of ERISA or Section 412 of the Code.
5.2.14.Leasing Matters
. Except as set forth on Schedule 5.2.14, Borrower shall not, without Lender’s written consent, not to be unreasonably withheld, conditioned or delayed; (i) terminate any Major Lease or accept a surrender by a Tenant of any Major Lease other than (A) in accordance with Section 5.1.20 hereof (including, without limitation, in connection with a Reduced Major Lease), or (B) a termination or surrender by Tenant pursuant to the exercise by such Tenant of any termination right expressly provided in any existing Major Lease or any Major Lease hereafter entered into in compliance with the conditions set forth in Section 5.1.20; (ii) collect any of the Rents more than one (1) month in advance (other than security deposits and estimated additional rent amounts on account of operating expenses, tax and other escalations or pass-throughs); (iii) execute any other collateral assignments of lessor’s interest in the Leases or the Rents (except as contemplated by the Loan Documents); or (iv) alter, modify or change the terms of the Major Leases in a manner which is not permitted by the Loan Documents.
ARTICLE VI

INSURANCE; CASUALTY; CONDEMNATION
Section 6.1.Insurance.
(a)Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Property providing at least the following coverages:
(i)comprehensive all risk “special form” insurance including, but not limited to, loss caused by any type of windstorm/named storm or hail, fire, lightning, explosion, civil commotion and smoke on the Improvements and the Personal Property, (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all co-insurance provisions or to be written on a no co-insurance form; (C) providing for no deductible in excess of $250,000.00 for all such insurance coverage; provided however with respect to windstorm/named storm and earthquake coverage, providing for a deductible not to exceed 5% of the total

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insurable value of the Property; and (D) if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses, coverage for loss due to operation of law in an amount equal to the Full Replacement Cost, providing law and ordinance coverage, including coverage for loss to any undamaged portion of the building equal to the replacement cost of such undamaged portion, as well as demolition and increased costs of construction in amounts each of no less than 10% of replacement cost. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future identified by (A) the Federal Emergency Management Agency in the Federal Register as an area having special flood hazards and/or (B) the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended, or any successor law (the “Flood Insurance Acts”), flood hazard insurance (1) in an amount equal to the maximum limit of coverage available under the Flood Insurance Acts plus (2) such greater amounts as Lender shall require with deductibles no greater than the maximum limit of coverage available under the Flood Insurance Acts, and (z) earthquake insurance in the event the Property is located in seismic zone 3 or 4, with minimum coverage equivalent to either (1) 1.5x SEL (scenario expected loss), based on the 475-year probable maximum loss from an individual seismic risk assessment performed by a qualified engineer, as determined by Lender, multiplied by the Full Replacement Cost as required in Section 6.1(a)(i)(A) plus business income/rental value as required in Section 6.1(a)(ii) or (2) not less than the 475-year annual aggregate probable maximum loss as indicated in a required, and provided, seismic risk analysis, to the extent insured under a dedicated or blanket policy, which shall be ran in the manner in which the program responds (such analysis to be approved by Lender and secured by Borrower utilizing a third-party firm qualified to perform such seismic risk analysis using the most current RMS software, or its equivalent, to include consideration of loss amplification, at the expense of Borrower); provided that the insurance pursuant to clauses (y) and (z) hereof shall be on terms consistent with the comprehensive all risk insurance policy required under this subsection (i);
(ii)business income or rental loss insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in subsections (i) above and (iii), (iv), and (ix) below; (C) in an amount equal to one hundred percent (100%) of the projected gross revenues from the operation of the Property (as reduced to reflect expenses not incurred during a period of Restoration) for a period of at least twenty-four (24) months after the date of the Casualty; and (D) containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and Personal Property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date that the Property is repaired or replaced and operations are resumed, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period. The amount of such business income or rental loss insurance shall be determined prior to the date hereof and at least once each year thereafter based on Borrower’s reasonable estimate of the gross revenues from the Property for the succeeding twenty-four (24) month period. Notwithstanding the provisions of Section 2.7.1 hereof, all proceeds payable to Lender pursuant to this subsection shall be held by Lender and shall be applied to the obligations secured by the Loan Documents from time to time due and payable hereunder and under the Note; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the obligations secured by the Loan Documents on the respective dates of payment provided for in this Agreement and the

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other Loan Documents except to the extent such amounts are actually paid out of the proceeds of such business income insurance;
(iii)at all times during which structural construction, repairs or alterations are being made with respect to the Improvements, and only if the property and liability coverage forms do not otherwise apply, (A) commercial general liability and umbrella/excess liability insurance, covering claims related to the structural construction, repairs or alterations being made at the Property which are not covered by or under the terms or provisions of the below mentioned commercial general liability and umbrella/excess liability insurance policies and (B) the insurance provided for in subsection (i) above written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including permission to occupy the Property and (4) with an agreed amount endorsement waiving co-insurance provisions;
(iv)comprehensive boiler and machinery/equipment breakdown insurance in amounts as shall be reasonably required by Lender on terms consistent with the commercial property insurance policy required under subsection (i) above;
(v)commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a limit of not less than $2,000,000.00 in the aggregate and $1,000,000.00 per occurrence, with limits applying per location when covering more than one location; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) contractual liability for all insured contracts and (5) contractual liability covering the indemnities contained in Article 8 of the Mortgage to the extent the same is available;
(vi)if applicable, commercial automobile liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.00;
(vii)if applicable, worker’s compensation and employee’s liability subject to the worker’s compensation laws of the applicable state;
(viii)umbrella and excess liability insurance in an amount not less than One Hundred Million Dollars ($100,000,000) per occurrence on terms consistent with the commercial general liability insurance policy required under subsection (v) above, including, but not limited to, supplemental coverage for employer liability and automobile liability, if applicable, which umbrella liability coverage shall apply in excess of such supplemental coverage;
(ix)the insurance required under Sections 6.1(a)(i), (ii), (iii), (v) and (viii) above shall cover perils of terrorism and acts of terrorism and Borrower shall maintain insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with those required under Sections 6.1(a)(i), (ii), (iii), (v) and (viii) above at all times during the term of the Loan; provided that terrorism coverage for all risk property and business income/interruption insurance required under Sections 6.1(a)(i) and (ii) may be provided through a standalone terrorism insurance program in lieu of coverage under the policies required under Sections 6.1(a)(i) and (ii). Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002,

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as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), Lender shall accept terrorism insurance which insures against “covered acts” as defined by TRIPRA (or such other program) as full compliance with this Section 6.1(a)(ix) as it relates to the risks that are required to be covered hereunder but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism;
(x)environmental liability insurance policy covering the Properties with a coverage limit of $10,000,000 for each incident and an aggregate of $25,000,000 (such coverage limit, the “PLL Policy Limit”, and such policy, the “PLL Policy”) with self-insured retention of no more than $50,000 per incident for clean-up costs and legal liability third-party claims. A blanket policy insuring multiple locations can be used to satisfy the requirement. Such PLL Policy shall be for terms of at least two (2) years past the latest possible extended Maturity Date (the “Required PLL Period”); provided, however, Borrower may obtain such PLL Policies for less than the Required PLL Period so long as at least ten (10) Business Days prior to the expiration thereof, Borrower renews, replaces or extends such PLL Policy for terms not less than the Required PLL Period. Notwithstanding anything to the contrary in the Loan Documents, in the event Borrower fails to renew. replace or extend the PLL Policy for a term not less than the Required PLL Period, such failure should not be a Default or Event of Default, provided, however the terms of Section 9.2(a)(vii) shall apply. In the event the limits which are in place on any PLL Policy as of the Closing Date are eroded by fifty percent (50%) or more due to claims, Borrower shall reinstate the available environmental coverage limits within sixty (60) days to the limits in place as of the Closing Date. Solely with respect to coverage for the Properties, such PLL Policy (i) shall name the Lender as an additional named insured with their successors, assigns and/or affiliates as their interests may appear with an automatic right of assignment to one designated lender party in the event of default throughout the policy term; (ii) in the event the policy is cancelled by the insurers, a copy of such cancellation notice shall also be mailed to Lender; (iii) shall not be (A) cancelled without Lender’s prior written consent or (B) modified without Lender’s prior written consent if such modification would put the insurance out of compliance with this section herein; provided, however, if there have been any modifications to any PLL Policy, Borrower shall deliver to Lender such updated PLL Policy by the end of the calendar year for which such modification was made; and (iv) shall, throughout the policy term, include the same coverages, terms, conditions and endorsements as the PLL Policy approved on the Closing Date; and
(xi)upon sixty (60) days’ written notice, such other reasonable insurance, and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Property located in or around the region in which the Property is located.
(b)All insurance provided for in Section 6.1(a) hereof, shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall meet the conditions of this Section 6.1(b). The Policies shall be issued by insurance companies authorized to do business in the State in which the Property is located and must have a financial strength and claims paying ability rating of (1) (y) “A-” or better by S&P and (z) “A” or better by Fitch, to the extent Fitch rates the insurance companies and the Securities, (provided, however for multi-layered policies, (A) if four (4) or fewer insurance companies issue the Policies, then at least 75% of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A-” or better by S&P, and “A” or better by

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Fitch, to the extent Fitch rates the insurance companies and the Securities, with no remaining carrier below “BBB” by S&P, and “BBB” or better by Fitch, to the extent Fitch rates the insurance companies and the Securities, or (B) if five (5) or more insurance companies issue the Policies, then at least sixty percent (60%) of the insurance coverage represented by the Policies must be provided by insurance companies with a rating of “A-” or better by S&P, and “A” or better by Fitch, to the extent Fitch rates the insurance companies and the Securities, and (2) a rating of “A-:VIII” or better by AM Best. Notwithstanding the foregoing, Borrower shall be permitted to maintain a portion of the excess liability coverage required hereunder with insurance companies which do not meet the foregoing requirements (“Otherwise Rated Insurers”) in their current participation amounts and positions within the syndicate provided that (x) Borrower shall replace the Otherwise Rated Insurers at the 7/1/26 renewal with insurance companies meeting the rating requirements set forth hereinabove and (y) if, prior to renewal, the current AM Best rating of any such Otherwise Rated Insurer is withdrawn or downgraded, Borrower shall replace any Otherwise Rated Insurer with an insurance company meeting the rating requirements set forth hereinabove. The Policies described in this Section 6.1 (other than those strictly limited to liability protection) shall designate Lender as loss payee. Prior to the expiration dates of the Policies theretofore furnished to Lender, Borrower shall deliver (1) certificates of insurance (Acord Form 28 and Acord Form 25, as applicable) and (2) carrier-issued binders evidencing the Policies, that will be in full force and effect and, to be followed by complete copies of the Policies upon issuance. Upon renewal of the Policies, Borrower shall deliver evidence satisfactory to Lender of payment of the premiums due thereunder (the “Insurance Premiums”), shall be delivered by Borrower to Lender. Borrower shall, within three (3) Business Days, forward to Lender a copy of each written notice received by Borrower of any proposed or actual modification, reduction or cancellation of any of the Policies or of any of the coverages afforded under any of the Policies.
(c)Any policy that covers multiple locations (a “blanket policy”) shall be subject to Lender approval and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1. Such Policies may be “blanket policies” covering multiple locations so long as the coverages for the Property provide the protections listed above and, provided further that, any material changes to such blanket policies shall be subject to Lender’s review and approval by Lender based on the PML report(s) for the applicable catastrophic perils (such PML report(s) to be approved by Lender and secured by Borrower utilizing a third-party firm qualified to perform such risk analysis using the most current RMS software, or its equivalent, at the expense of Borrower) and such other information as requested by Lender, and where, for the purposes of this paragraph, material change shall mean any change or aggregation of the insured values covered under such blanket policies, including the reduction or erosion of flood, and windstorm / named storm limit(s) or the addition of locations that are subject to the perils of flood, and windstorm / named storm, or any other modification of the policy which would otherwise bring the policy out of compliance with this agreement. The applicable portfolio PML report(s) shall be furnished during the policy term when such material change(s) will impact the catastrophic exposure on the Policy, or at a minimum, on an annual basis if no material changes have occurred and shall be ran in the manner in which the program responds. Further, any changes to the limits under the policy as of Closing Date or an aggregation of the insured values covered under the blanket policy, including the reduction or erosion of flood, and windstorm / named storm limit(s) or the addition of locations that are subject to the perils of flood, and windstorm / named storm, shall be subject to Lender’s approval and Rating Agency Confirmation (which shall be provided at the Rating Agency’s sole discretion). To the extent that any acceptable blanket policy covers more than one location within a one-thousand-foot radius of the Property (the “Radius”), the limits of such blanket policy must be sufficient to maintain coverage as set forth in Section 6.1(a)(ix) for the Property and any and all other locations combined within the Radius that are covered by such blanket policy calculated on a total insured value basis.

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(d)All Policies provided for or contemplated by Section 6.1(a) hereof shall name Borrower as a named insured and, with respect to liability policies, except for the Policies referenced in Section 6.1(a)(vii) and (a)(ix) of this Agreement, shall name Lender its successors and/or assigns as the additional insured, as its interests may appear, and in the case of property policies as outlined in Section 6.1(a), shall contain a standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. All policies shall include a waiver of subrogation in favor of Lender when permitted by law.
(e)All Policies shall contain clauses or endorsements to the effect that:
(i)any property Policies shall state that no act or negligence of Borrower, or of any Tenant or other occupant, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, or foreclosure or similar action, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned;
(ii)the Policy shall not be canceled without at least thirty (30) days’ written notice to Lender, except ten (10) days’ notice for non-payment of premiums;
(iii)the issuer(s) thereof shall give ten (10) days’ written notice to Lender if the issuers elect not to renew the Policy prior to its expiration (except for worker’s compensation required in Section 6.1(a)(vii) where such notice can be provided when commercially possible); and
(iv)Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.
(f)If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, in each case upon five (5) Business Days’ notice to Borrower, to take such action as Lender deems necessary to protect its interest in the Property, including, without limitation, the obtaining of such insurance coverage as Lender in its reasonable discretion deems appropriate after such five (5) Business Day notice period if prior to the date upon which any such coverage will lapse or at any time Lender deems necessary (regardless of prior notice to Borrower) to avoid the lapse of any such coverage. All premiums incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.
(g)In the event of foreclosure of the Mortgage or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
Section 6.2.Casualty
. If the Property shall be damaged or destroyed, in whole or in part, by fire or other casualty (a “Casualty”) and the cost to restore the Property is reasonably expected to exceed $1,000,000, Borrower shall (x) solely if the cost to restore the Property is reasonably expected to exceed the Casualty/Condemnation Threshold Amount, give prompt written notice of such damage to Lender and (y) promptly commence and diligently prosecute the completion of the Restoration of the Property pursuant to Section 6.4 hereof as nearly as possible to the condition the Property

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was in immediately prior to such Casualty, with such Alterations as may be reasonably approved by Lender (to the extent approval thereof is required pursuant to Section 5.1.21) and otherwise in accordance with Section 6.4 hereof. Borrower shall pay all costs of such Restoration whether or not such costs are covered by insurance. Lender may, but shall not be obligated to make proof of loss if not made promptly by Borrower. In addition, Lender may participate in any settlement discussions with any insurance companies with respect to any Casualty in which the Net Proceeds or the costs of completing the Restoration are equal to or greater than the Casualty/Condemnation Threshold Amount, and Borrower shall deliver to Lender all instruments reasonably required by Lender to permit such participation.
Section 6.3.Condemnation
. Borrower shall, other than with respect to (x) any proposed or threatened Condemnation which (i) results or would reasonably be expected to result in an Award that is less than One Million and No/100 Dollars ($1,000,000.00) and (ii) does not and would not be reasonably expected to have a Material Adverse Effect or (y) an immaterial temporary taking, promptly give Lender notice of any actual or threatened commencement of any proceeding for the Condemnation (other than an immaterial or temporary taking) of the Property of which Borrower has knowledge and shall deliver to Lender copies of any and all papers served in connection with such proceedings. Lender may participate in any such proceedings that relate to a Condemnation of a material portion of the Property, and Borrower shall from time to time deliver to Lender all instruments reasonably requested by it to permit such participation. Borrower shall, at its expense, diligently prosecute any such proceedings, and in the case of such proceedings that relate to a Condemnation of a material portion of the Property, shall consult with Lender, its attorneys and experts, and cooperate with them in the carrying on or defense of any such proceedings. Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including, but not limited to, any transfer made in lieu of or in anticipation of the exercise of such taking), Borrower shall continue to pay the Debt at the time and in the manner provided for its payment in the Note and in this Agreement and the Debt shall not be reduced until any Award shall have been actually received and applied by Lender, after the deduction of out-of-pocket expenses of collection, to the reduction or discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided herein or in the Note. Subject to Section 6.4(a), if the Property or any portion thereof is taken by a condemning authority, (a) if Restoration of the Property would be deemed feasible by a prudent Lender acting reasonably based upon the nature of the Condemnation, Borrower shall promptly commence and diligently prosecute the Restoration of the Property pursuant to Section 6.4 hereof and otherwise comply with the provisions of Section 6.4 hereof; provided, that, Borrower shall not be obligated to pursue completion of the Restoration if Lender is obligated to disburse Net Proceeds pursuant to Section 6.4 hereof with respect thereto (and Borrower has satisfied all applicable conditions to such disbursement) and Lender fails to disburse such proceeds and (b) if Restoration of the Property is not considered feasible by a prudent Lender acting reasonably based upon the nature of the Condemnation, then Lender shall apply the Net Proceeds of such Condemnation to the principal of the Loan in accordance with Section 2.4.2 hereof. If the Property is sold, through foreclosure or otherwise through the exercise of other remedies available to Lender under the

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Loan Documents, prior to the receipt by Lender of the Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall have been sought, recovered or denied, to receive the Award, or a portion thereof sufficient to pay the Debt, which amount shall be applied toward payment of the Debt (and any remaining amount shall be remitted by Lender to Borrower).
Section 6.4.Restoration
. The following provisions shall apply in connection with the Restoration of the Property:
(a)If the Net Proceeds shall be less than the Casualty/Condemnation Threshold Amount and the estimated costs of completing the Restoration shall be less than the Casualty/Condemnation Threshold Amount, the Net Proceeds (i) if the same are paid by the insurance company or the condemnation authority directly to Borrower may be retained by Borrower or (ii) if the same are paid by the insurance company or condemnation authority to Lender, will be disbursed by Lender to Borrower upon receipt, provided that, in each case, no Event of Default shall have occurred and be continuing at the time of the disbursement and, provided further that, with respect to subclause (ii) above, and to the extent the Net Proceeds exceeds $1,000,000, Borrower delivers to Lender an Officer’s Certificate to expeditiously commence and to satisfactorily complete with due diligence the Restoration in accordance with the terms of Section 6.4(b)(i)(D), (b)(i)(E), (b)(i)(G) and (b)(i)(H); except that, with respect to any Casualty or Condemnation of a non-income producing portion of the Property that is not (x) necessary for the Permitted Uses at the Property impacted by such Casualty or Condemnation prior to such Casualty or Condemnation or (y) required for the Property to comply with Legal Requirements in all material respects (in each case, unless the Property can be reconfigured to provide for Permitted Uses or to comply with Legal Requirements in all material respects, as applicable, without (A) incurring any material cost and (B) materially disrupting the operation of Permitted Uses at the Property following the Casualty or Condemnation), for which the Net Proceeds are less than the Casualty/Condemnation Threshold Amount and the estimated costs of completing the Restoration are less than the Casualty/Condemnation Threshold Amount, Borrower shall have no obligation to pursue completion of the Restoration of the Property, provided that any Net Proceeds received by Borrower in connection with such Condemnation are deposited into the Lockbox Account to be disbursed in accordance with the terms of this Agreement.
(b)If the Net Proceeds are equal to or greater than the Casualty/Condemnation Threshold Amount or the costs of completing the Restoration is equal to or greater than the Casualty/Condemnation Threshold Amount, the Net Proceeds will be held by Lender and Lender shall make the Net Proceeds available for the Restoration in accordance with the provisions of this Section 6.4. The term “Net Proceeds” for purposes of this Section 6.4 shall mean: (i) the net amount of all insurance proceeds received by Lender pursuant to Section 6.1(a)(i), Section 6.1(a)(ix) and Section 6.1(a)(x) as a result of such damage or destruction, after deduction of Lender’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Insurance Proceeds”) provided, that such costs and expenses of Borrower shall only be reimbursed if Lender is reasonably certain that there will be sufficient Net Proceeds to complete the Restoration (it being understood that to the extent Net Proceeds are not being made available for Restoration, the foregoing proviso shall not apply), or (ii) the net amount of the Award, after deduction of Lender’s and Borrower’s reasonable costs and expenses (including, but not limited to, reasonable counsel fees), if any, in collecting same (“Condemnation Proceeds”), provided, that such costs and expenses of Borrower shall only be reimbursed if Lender is reasonably certain that there will be sufficient Net Proceeds to complete the Restoration (it being understood that to the extent Net Proceeds are not being

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made available for Restoration, the foregoing proviso shall not apply), whichever the case may be.
(i)The Net Proceeds shall be made available to Borrower for Restoration (1) if required pursuant to the terms of a Non-Disturbance Agreement entered into with a Tenant with the approval of Lender or satisfaction of the conditions set forth below but subject to Section 6.4(f) or (2) upon the satisfaction of the following conditions:
(A)no Event of Default shall have occurred and be continuing as of the date the Net Proceeds are to be made available to Borrower;
(B) (1) in the event the Net Proceeds are Insurance Proceeds, less than thirty percent (30%) of the Aggregate Square Footage of the Improvements on the Property has been damaged, destroyed or rendered unusable as a result of such Casualty or (2) in the event the Net Proceeds are Condemnation Proceeds, (w) subject to Section 6.4(a), less than thirty percent (30%) of the land constituting the Property is taken, (x) such land is located along the perimeter or periphery of the Property, (y) no portion of the Improvements is located on such land and (z) the Property continues to comply in all material respects with all Legal Requirements applicable thereto, including, without limitation, building and zoning ordinances and codes and certificates of occupancy;
(C)Leases providing in the aggregate greater than fifty-one percent (51%) of the total megawatts of critical power provided to Tenants at the Property under executed and delivered Leases in effect as of the date of the occurrence of such Casualty or Condemnation shall remain in full force and effect during and after the completion of the Restoration (other than Leases that expire by their terms), notwithstanding the occurrence of any such Casualty or Condemnation, whichever the case may be, and Borrower and/or Tenant, as applicable under the respective Lease, will make all necessary repairs and restorations thereto at their sole cost and expense;
(D)Borrower shall, subject to Force Majeure and any delay caused by Lender’s failure to approve the Restoration budget required by Section 6.4(b)(i)(J) below, commence the Restoration as soon as reasonably practicable (but, provided a Force Majeure delay has not occurred, in no event later than one hundred twenty (120) days after such Casualty or Condemnation, whichever the case may be, occurs; provided, that such one hundred twenty (120) day period shall be extended until up to one hundred eighty (180) days after the occurrence of the Casualty or Condemnation if Borrower is working in good faith to commence the Restoration) and shall diligently pursue the same to satisfactory completion in compliance with all applicable Legal Requirements in any material respect; provided that for the purposes of this clause the filing of an application for a building permit for the Restoration work shall be deemed to be commencement of the Restoration provided Borrower promptly commences work thereafter and diligently proceeds to the completion of such Restoration;

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(E)Lender shall be reasonably satisfied that any operating deficits, including all scheduled payments of principal and interest under the Note, which will be incurred with respect to the Property as a result of the occurrence of any such Casualty or Condemnation, whichever the case may be, will be covered out of (1) the Net Proceeds, (2) the insurance coverage referred to in Section 6.1(a)(ii) hereof, if applicable, (3) any unabated rent payable under Leases with respect to the Property, or (4) by other funds of Borrower (including cash flows of the Property and any Excess Cash Flow Reserve Funds permitted to be disbursed to Borrower to pay such costs and expenses pursuant to Section 7.5.2 hereof);
(F)Lender shall be reasonably satisfied that, subject to Force Majeure and any delay caused by Lender’s failure to approve the Restoration budget required by Section 6..4(b)(i)(J) below, the Restoration will be completed on or before the earliest to occur of (1) six (6) months prior to the Maturity Date, (2) the earliest date required for such completion under the terms of any Major Leases, (3) such time as may be required under all applicable Legal Requirements in order to repair and restore the Property as nearly as possible to the condition it was in immediately prior to such Casualty or Condemnation, as applicable, or (4) the expiration of the insurance coverage referred to in Section 6.1(a)(ii) hereof;
(G)the Property and the use thereof after the Restoration will be in compliance in all material respects with and permitted under all applicable Legal Requirements (including, as a legal non-conforming use);
(H)such Casualty or Condemnation, as applicable, does not result in a permanent loss of access to the Property or the related Improvements;
(I)the Net Operating Income with respect to the Property after giving effect to the Restoration, and calculated on a pro forma “as stabilized” basis, shall be equal to or greater than seventy-five percent (75%) of the Net Operating Income with respect to the Property as of the Closing Date;
(J)Borrower shall deliver, or cause to be delivered, to Lender a detailed budget approved in writing by Borrower’s architect or engineer stating the estimated cost of completing the Restoration, which budget shall be subject to Lender’s approval in the same manner as each Annual Budget is to be approved by Lender during the continuance of a Cash Sweep Period as provided in Section 5.1.11(e), provided that, for purposes of clarity, all “deemed approval” provisions shall apply with respect to any Lender approval of the Restoration budget; and
(K)the Net Proceeds together with any cash or cash equivalent deposited by Borrower with Lender, Letter of Credit delivered to Lender and any Excess Cash Flow Reserve Funds permitted to be disbursed to Borrower to pay such costs and expenses pursuant to Section 7.5.2 hereof are sufficient in Lender’s reasonable discretion to cover the cost of the Restoration.

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(ii)The Net Proceeds shall be held by Lender in an interest-bearing Eligible Account and, until disbursed in accordance with the provisions of this Section 6.4(b), shall constitute additional security for the Debt and the Other Obligations. The Net Proceeds shall be disbursed by Lender to, or as directed by, Borrower from time to time during the course of the Restoration, upon receipt of evidence reasonably satisfactory to Lender that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) in connection with the Restoration have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the reasonable satisfaction of Lender and discharged of record or in the alternative fully insured to the reasonable satisfaction of Lender by the Title Company.
(iii)All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and by an independent consulting engineer selected by Lender (the “Casualty Consultant”). Lender shall have the use of the plans and specifications and all permits, licenses and approvals required or obtained in connection with the Restoration. The identity of the contractors, subcontractors and materialmen engaged in the Restoration, as well as the contracts under which they have been engaged, shall be subject to prior review and reasonable approval by Lender and the Casualty Consultant. All actual, reasonable out-of-pocket costs and expenses incurred by Lender in connection with making the Net Proceeds available for the Restoration including, without limitation, reasonable counsel fees and disbursements and the Casualty Consultant’s fees, shall be paid by Borrower. At any time that Lender’s approval is required under this clause (iii), provided no Event of Default is continuing, Lender’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto.
(iv)In no event shall Lender be obligated to make disbursements of the Net Proceeds in excess of an amount equal to the costs actually incurred from time to time for work in place as part of the Restoration, as certified by the Casualty Consultant, minus the Casualty Retainage. The term “Casualty Retainage” shall mean an amount equal to (i) ten percent (10%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been fifty percent (50%) completed and (ii) thereafter, five percent (5%) of the costs actually incurred for work in place as part of the Restoration, as certified by the Casualty Consultant, until the Restoration has been completed. The Casualty Retainage shall in no event, and notwithstanding anything to the contrary set forth above in this Section 6.4(b), be less than the amount actually held back by Borrower from contractors, subcontractors and materialmen engaged in the Restoration. The Casualty Retainage shall not be released until the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) and that all approvals necessary for the re-occupancy and use of the Property have been obtained from all appropriate governmental and quasi-governmental authorities, and Lender receives evidence satisfactory to Lender that the costs of the Restoration have been paid in full or will be paid in full out of the Casualty Retainage; provided, however, that Lender will release the portion of the Casualty Retainage being held with respect to any contractor, subcontractor or materialman engaged in the Restoration as of the date upon which the Casualty Consultant certifies to Lender that the contractor, subcontractor or materialman has satisfactorily completed all work and has supplied all materials in accordance with the provisions of the contractor’s, subcontractor’s or materialman’s contract, the contractor, subcontractor or materialman delivers the lien waivers (except that lien waivers from subcontractors who have performed work in the amount of $250,000 or less

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shall not be required) and evidence of payment in full of all sums due to the contractor, subcontractor or materialman as may be reasonably requested by Lender or by the Title Company, and Lender receives an endorsement to such Title Insurance Policy insuring the continued priority of the Lien of the Mortgage and evidence of payment of any premium payable for such endorsement. If reasonably required by Lender, the release of any such portion of the Casualty Retainage shall be approved by the surety company, if any, which has issued a payment or performance bond with respect to the contractor, subcontractor or materialman.
(v)Lender shall not be obligated to make disbursements of the Net Proceeds more frequently than once every calendar month.
(vi)If at any time the Net Proceeds or the undisbursed balance thereof shall not, in the reasonable opinion of Lender in consultation with the Casualty Consultant, be sufficient to pay in full the balance of the costs which are estimated by the Casualty Consultant to be incurred in connection with the completion of the Restoration, Borrower shall, before any further disbursement of the Net Proceeds is made either (A) deposit the deficiency (the “Net Proceeds Deficiency”) with Lender or (B) deliver a Letter of Credit in an amount equal to the Net Proceeds Deficiency. The Net Proceeds Deficiency deposited with Lender, or a Letter of Credit delivered to Lender, shall be held by Lender and shall be disbursed, or drawn upon, as applicable, for costs actually incurred in connection with the Restoration on the same conditions applicable to the disbursement of the Net Proceeds, and until so disbursed, or drawn upon, as applicable, pursuant to this Section 6.4(b) shall constitute additional security for the Debt and the Other Obligations.
(vii)The excess, if any, of the Net Proceeds and the remaining balance, if any, of the Net Proceeds Deficiency deposited with Lender after the Casualty Consultant certifies to Lender that the Restoration has been completed in accordance with the provisions of this Section 6.4(b) (the “Excess Net Proceeds”) and Lender has received evidence reasonably satisfactory to Lender that all costs incurred in connection with the Restoration have been paid in full, shall be (A) if a Cash Sweep Period is then in effect, deposited in the Cash Management Account and applied in accordance with the Cash Management Agreement (or, at any time that a Cash Sweep Period is not in effect, remitted by Lender to Borrower and applied or distributed by Borrower subject to its compliance with the terms of this Agreement) or (B) if such Excess Net Proceeds are the result of a Condemnation, or if Borrower shall otherwise elect or if an Event of Default shall have occurred and shall be continuing at the time that Excess Net Proceeds become available, applied as a Net Proceeds Prepayment.
(c)In the event of foreclosure of the Mortgage with respect to the Property, or other transfer of title to the Property in extinguishment in whole or in part of the Debt all right, title and interest of Borrower in and to the Policies that are not blanket Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.
(d)Notwithstanding anything to the contrary set forth in this Section 6.4 with respect to the disbursement of Insurance Proceeds or Condemnation Proceeds, provided no Event of Default is continuing and the Tenant under the Single Tenant Lease has not exercised its termination right under Section 10.2 of the Single Tenant Lease, the applicable provisions of the Single Tenant Lease shall govern; provided, however, that to the extent the compliance by Borrower with the terms and conditions of this Section 6.4 does not create a default under the terms and provisions of the Single Tenant Lease, Borrower shall comply with the terms and

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provisions of this Section 6.4. In the event of a conflict between the terms of this Article VI and the applicable terms of the Single Tenant Lease, the applicable terms of the Single Tenant Lease will control.
(e)Lender shall, with reasonable promptness following any Casualty or Condemnation, notify Borrower whether or not Net Proceeds are required to be made available to Borrower for a Restoration pursuant to this Section 6.4 (or, if the same are not required to be made available to Borrower for Restoration pursuant to this Section 6.4, whether Lender will nevertheless make the same available, which election Lender may make in its sole discretion). All Net Proceeds and the Net Proceeds Deficiency not required to be made available for a Restoration pursuant to this Section 6.4 and any Excess Net Proceeds required to be applied in accordance with subclause (B) of Section 6.4(b)(vii) hereof (as applicable, a “Net Proceeds Prepayment”) shall be applied by Lender to the payment of the Debt in accordance with Section 2.4.2 hereof.
(f)In addition to the foregoing, in connection with any Casualty or Condemnation, if (i) such Casualty or Condemnation shall be equal to or greater than twenty-five percent (25%) of the aggregate square footage of the Property or (ii) the Net Proceeds are equal to or greater than the Casualty/Condemnation Threshold Amount and after Borrower shall have used commercially reasonable efforts to satisfy each of the conditions set forth in Section 6.4(b)(i) Borrower is unable to satisfy all such conditions (which shall not require any capital contributions to be made to Borrower or include any obligations of Borrower, Mezzanine Borrower or Guarantor to use any operating income or Rents from any property other than the Property) and Lender does not disburse the Net Proceeds to Borrower for Restoration, then Borrower shall have the right (but not the obligation), regardless of any restrictions contained in Section 2.4.1 hereof, to prepay the Debt (a “Casualty/Condemnation Prepayment”) within one hundred eighty (180) days of Lender’s notice to Borrower that the Net Proceeds will not be made available to Borrower for Restoration, utilizing the Net Proceeds (together with other funds of the Borrower if such Net Proceeds are less than the Outstanding Loan Amount) and obtain the release of the Property from the Lien of the Mortgage thereon and related Loan Documents, provided that (i) Borrower shall have satisfied the requirements of Section 2.5.2 hereof (if applicable), (ii) Borrower shall make the Casualty/Condemnation Prepayment on or before the second Payment Date occurring following the date the Net Proceeds shall be made available to Borrower for such intended Casualty/Condemnation Prepayment and (iii) Borrower pays to Lender, concurrently with making such Casualty/Condemnation Prepayment, the amounts required pursuant to Section 2.4.2 hereof. For the avoidance of doubt, no Yield Maintenance Premium or other premium or penalty or charge shall be due with respect to a Casualty/Condemnation Prepayment.
(g)Intentionally omitted.
(h)Notwithstanding the foregoing provisions of this Section 6.4, if the Loan is included in a REMIC Trust and if immediately after giving effect to a release of any portion of the Lien (on the Property or any portion of the Property) following a Casualty or Condemnation (but taking into account any proposed Restoration on the remaining Property), the Loan-to-Value Ratio is greater than 125%, Borrower must prepay the principal balance of the Loan by an amount not less than the least of one of the following amounts: (i) the Net Proceeds plus the net proceeds of any arm’s length sale of the released portion of the Property to an unrelated Person, (ii) the fair market value of the released portion of the Property at the time of the release (as determined in accordance with the definition of “Loan-to-Value Ratio”), or (iii) an amount such that the Loan-to-Value Ratio after giving effect to the release is not greater than the Loan-to-Value Ratio immediately prior to such release, unless the Lender receives an opinion of counsel that, if such amount is not paid, the Securitization will not fail to maintain its status as a REMIC Trust as a result of the related release of the Lien, provided, notwithstanding anything to the

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contrary contained herein, no Yield Maintenance Premium shall be due in connection with any such prepayment.
ARTICLE VII

RESERVE FUNDS
Section 7.1.Intentionally Omitted.
Section 7.2.Tax and Insurance Reserve Funds.
7.2.1.Tax and Insurance Reserve Funds
. During the continuance of any Cash Sweep Period, Borrower shall pay or cause to be paid to Lender, on each Payment Date, (A) one-twelfth (1/12) of the Taxes that Lender reasonably estimates will be payable during the next ensuing twelve (12) months (exclusive of any Taxes payable by Tenants under Leases in effect on the date hereof or which are entered into after the date hereof in accordance with this Agreement), in each case, in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates (the “Tax Reserve Funds”) and (B) one-twelfth (1/12) of the Insurance Premiums that Lender reasonably estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (the “Insurance Reserve Funds,” and collectively with the Tax Reserve Funds, the “Tax and Insurance Reserve Funds”), provided, that so long as no Event of Default is continuing, to the extent any of the insurance required to be maintained by Borrower under this Agreement or any other Loan Document is effected under one or more blanket insurance policies reasonably acceptable to Lender (which blanket insurance policy insures significant other real property not subject to the Lien of the Mortgage and owned, directly or indirectly, by Guarantor, Sponsor, a Permitted Assumption Party or an Affiliate of the foregoing, in an amount reasonably acceptable to Lender), Borrower shall not be required to make deposits to the Insurance Reserve Funds with respect to the Insurance Premiums applicable to such blanket policy. The account in which the Tax and Insurance Reserve Funds are held shall hereinafter be referred to as the “Tax and Insurance Reserve Account”. Lender will apply any Insurance Reserve Funds on deposit in the Tax and Insurance Reserve Account to payments of Insurance Premiums and will apply any Tax Reserve Funds on deposit in the Tax and Insurance Reserve Account to payments of Taxes, in each case, on or prior to the date such payments are due and, upon written request, shall provide to Borrower evidence of such payment; provided that if sufficient amounts are on deposit in the Tax and Insurance Reserve Account and Borrower continues to be an Affiliate of Sponsor or a Public Vehicle, Lender shall within five (5) Business Days after receipt of Borrower’s written request, release to Borrower the Tax Reserve Funds to timely pay all Taxes payable by Borrower, or to reimburse Borrower for Taxes actually paid by Borrower so long Borrower’s written request is submitted prior to Lender having already paid such Taxes. Any such request for disbursement shall include an Officer’s Certificate setting forth the tax payments and jurisdictions in which such payments will be made by such disbursement. Upon the written request of Lender, Borrower shall deliver to Lender receipts for payment or other evidence reasonably satisfactory to Lender that such Taxes have been paid. In making any payment from

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the Tax and Insurance Reserve Account, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (each, a “Tax Bill”) (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If at any time during which Borrower is required to make payments of Tax and Insurance Reserve Funds pursuant to this Section 7.2.1, the amount on deposit in the Tax and Insurance Reserve Account shall exceed the amounts due for Taxes and/or Insurance Premiums, as applicable, Lender shall, in its sole discretion, either (1) return any excess to Borrower or (2) credit such excess against future payments required to be made by Borrower to the Tax and Insurance Reserve Account pursuant to the provisions of this Section 7.2.1. If at the time that Borrower ceases to have an obligation to deposit Tax and Insurance Reserve Funds into the Tax and Insurance Reserve Account pursuant to this Section 7.2.1, there shall remain any amount on deposit in the Tax and Insurance Reserve Account, Lender shall promptly upon receipt of the written request of Borrower, return such remaining amount to Borrower. If, at any time during which Borrower is required to make payments of Tax and Insurance Reserve Funds pursuant to this Section 7.2.1, Lender reasonably determines that the amount on deposit in the Tax and Insurance Reserve Account is not or will not be sufficient to pay Taxes and Insurance Premiums, as applicable, by the required payment dates set forth above in this Section 7.2.1, Lender shall notify Borrower in writing of such determination and, commencing with the first Payment Date following the date of Borrower’s receipt of such written notice, Borrower shall increase its monthly payments to Lender by the amount that Lender reasonably estimates is sufficient to fund the deficiency. Any Tax and Insurance Reserve Funds remaining on deposit in the Tax and Insurance Reserve Account after the Debt has been paid in full shall be paid to Borrower. Upon the occurrence of a Cash Sweep Cure Date and provided that a Cash Sweep Period shall not then otherwise exist, amounts in the Tax and Insurance Reserve Account shall be released to Borrower on the next Payment Date. Notwithstanding the foregoing, Lender shall not require Borrower to make deposits into the Tax and Insurance Escrow Fund pursuant to this Section 7.2 for Insurance Premiums provided that (I) the entire Property is demised to a Tenant pursuant to a Lease and such Lease requires such Tenant to maintain sufficient insurance on the entire Property that at all times is in accordance with this Agreement and such Tenant performs such obligation, (II) no monetary or material non-monetary default of Tenant under the applicable Lease shall have occurred and be continuing, (III) a Bankruptcy Action with respect to such Tenant shall not have occurred and be continuing, and (IV) Borrower has provided, or caused such Tenant to provide, to Lender certificates of insurance reasonably acceptable to Lender, which such insurance includes Lender as an additional named insured.
Section 7.3.Intentionally Omitted.
Section 7.4.Intentionally Omitted.
Section 7.5.Excess Cash Flow Reserve Fund.
7.5.1.Deposits to Excess Cash Flow Reserve Account. During the continuance of any Cash Sweep Period, all Excess Cash Flow shall be held by Lender as additional security for the Loan, all as more particularly provided in the Cash Management Agreement; provided, notwithstanding anything in the Loan Documents to the contrary herein and solely to the extent that an ARD Failure Event has not occurred, (i) the amount of Excess Cash Flow required to be

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held in the Cash Management Account pursuant to this Section 7.5 and Section 3(l) of the Cash Management Agreement shall in no event exceed the Debt Yield Trigger Cure Prepayment Amount (such cap, the “Excess Cash Flow Deposit Cap”, and the amount reserved in the Excess Cash Flow Reserve Account, the “Reserved Excess Cash Flow”); provided that the amount of the Excess Cash Flow Deposit Cap shall be recalculated on a quarterly basis on each Debt Yield Determination Date) and (ii) Lender shall disburse any Free Excess Cash Flow to an account designated by Borrower and such Free Excess Cash Flow shall not be additional security for the Loan or otherwise subject to any restrictions or limitations set forth in the Loan Documents. For the avoidance of doubt, upon the occurrence of an ARD Failure Event, the Excess Cash Flow Deposit Cap shall not apply. The Reserved Excess Cash Flow so held by Lender shall be hereinafter referred to as the “Excess Cash Flow Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Excess Cash Flow Reserve Account”.
7.5.2.Release of Excess Cash Flow Reserve Funds.
(a)Subject to the last sentence of this Section 7.5.2(a), So long as no Event of Default has occurred and is continuing, Borrower will have access to the Excess Cash Flow Reserve Account and Excess Cash Flow Reserve Funds shall be disbursed by Lender to Borrower within three (3) Business Days of Borrower’s written request to pay for cost and expenses in connection with the ownership, management and/or operation of the Properties, including, without limitation for (i) payment of shortfalls in the payment of Debt Service and/or Mezzanine Debt Service; (ii) payment of shortfalls in the required deposits into the Reserve Accounts (in each case, to the extent required in this Agreement and the Cash Management Agreement); (iii) at Borrower’s option, principal prepayments of the Loan, together with the payment of any Yield Maintenance Premium, if applicable and the Mezzanine Loan, if any, together with the payment of any related yield maintenance premium required under the Mezzanine Loan Agreement, if applicable; (iv) at Borrower’s option, prepayments of the Loan and Mezzanine Loan which are required to satisfy any Debt Yield test hereunder or under the Mezzanine Loan Agreement, which prepayment shall be applied pro rata between the Loan and the Mezzanine Loan (which portion of such prepayment applicable to the Loan shall be applied to any Components in accordance with Section 2.4.4 hereof); (v) payment of any Operating Expenses (including any Capital Expenditures, Build-Out Costs and Development Costs); (vi) payment of third-party management fees due and payable under the Management Agreement; (vii) costs relating to the utility and power arrangements; (viii) payment of emergency repairs and/or life-safety items, including any such repairs or items which are Capital Expenditures, Lender hereby acknowledging that it shall endeavor to fund (or cause its Servicer to fund) such requests within one (1) Business Day of request by Borrower, provided further that any failure to fund such request within one (1) Business Day shall in no event create any liability for Lender hereunder; (ix) without duplication of any amounts disbursed from the Lease Termination Payment Reserve Account for the same costs and expenses, payment of tenant improvement costs, tenant allowances, tenant relocation costs, tenant reimbursements, tenant inducement payments and leasing commission obligations or other expenditures required under Leases (including BNB Leases) entered into in accordance with the terms of Section 5.1.20 hereof or existing as of the Closing Date (including Build-Out Costs); (x) sales and use taxes and custodial funds; (xi) vacant space preparation costs and marketing costs with respect to potential leasing at the Property; (xii) payment of any shortfall of Net Proceeds with respect to the costs and expenses of Restoration of the Property after a Casualty or Condemnation incurred by, or on behalf of, the Borrower in connection therewith; (xiii) payment of any fees and costs payable pursuant to the Loan Documents or any Mezzanine Lender pursuant to the applicable Mezzanine Loan Documents, including costs to extend the PLL Policy; (xiv) legal, audit and accounting costs (including actual costs incurred by Sponsor (directly or indirectly) and its service providers for back office accounting and for costs associated with the Property or Borrower), provided, that such funds shall not be used for the legal fees incurred in connection with the enforcement of Borrower’s or any Affiliates of Borrower’s rights pursuant to the Loan Documents; (xv) any Required REIT Distributions; (xvi) Approved Alterations; and (xvii) such other items as may be

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approved in writing by the Lender, as determined in Lender’s reasonable discretion. Notwithstanding the foregoing, provided no Event of Default has occurred and is continuing and if an ARD Failure Event has occurred, Borrower shall have no right to request (and Lender shall have no obligation) to disburse to Borrower Excess Cash Flow Reserve Funds pursuant to the foregoing provisions of this Section 7.5.2(a) and instead, on each Payment Date occurring after the Anticipated Repayment Date, all funds in the Excess Cash Flow Reserve Account shall be applied (x) first, to the Outstanding Loan Amount until the Outstanding Loan Amount has been reduced to zero (and, correspondingly, to the unpaid principal balance of each Component, in alphabetical order), (y) second, to the Post-ARD Additional Interest until the Post-ARD Additional Interest has been reduced to zero (and, correspondingly, to the Post-ARD Additional Interest with respect to each Component, in alphabetical order) and (z) third, to any other portion of the Debt (i.e., after both the Outstanding Loan Amount and the Post-ARD Additional Interest have been reduced to zero) until the Debt has been reduced to zero.
(b)Any Excess Cash Flow Reserve Funds remaining on deposit in the Excess Cash Flow Reserve Account upon a Cash Sweep Cure Date or the date Borrower delivers an Excess Cash Flow Guaranty pursuant to Section 7.5.2(c) hereof (but only to the extent such Excess Cash Flow Reserve Funds are guaranteed pursuant to the Excess Cash Flow Guaranty) shall be paid to Borrower. Any Excess Cash Flow Reserve Funds remaining on deposit in the Excess Cash Flow Reserve Account after the Debt and all amounts due to Lender have been paid in full shall be paid to Borrower.
(c)In lieu of Agent depositing all Reserved Excess Cash Flow into the Excess Cash Flow Reserve Account in accordance with Section 7.5.1 hereof and Section 3(l) of the Cash Management Agreement and for so long as (x) no Event of Default has occurred and is continuing and (y) no ARD Failure Event has occurred, Borrower shall have the right to cause Excess Cash Flow Guarantor to deliver to Lender the Excess Cash Flow Guaranty in an amount equal to the lesser of (a) the amount of Excess Cash Flow that would otherwise be required to be deposited into the Excess Cash Flow Reserve Account and (y) the Excess Cash Flow Deposit Cap, provided, that as a condition precedent to the delivery of such Excess Cash Flow Guaranty to Lender, Borrower shall deliver to Lender, at Borrower’s sole cost and expense, a legal opinion that the Excess Cash Flow Guaranty has been duly authorized, executed and delivered by Excess Cash Flow Guarantor, and that the Excess Cash Flow Guaranty is valid, binding and enforceable against Excess Cash Flow Guarantor in accordance with its terms, which opinions shall be in form and substance substantially similar to the opinions delivered by Borrower’s counsel upon the closing of the Loan with respect to validity, authority, execution and enforceability, and which may be relied upon by Lender and, following a Rated Securitization, the Rating Agencies. In the event that Borrower elects to deliver the Excess Cash Flow Guaranty, if the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion acceptable to Lender which takes into account such Excess Cash Flow Guaranty. In no instance shall Borrower be entitled to request, nor shall Lender be obligated to disburse, Reserved Excess Cash Flow to Borrower pursuant to this Section 7.5.2(c) in lieu of depositing the same into the Excess Cash Flow Reserve Account if (I) an Event of Default has occurred and is continuing, (II) such Reserved Excess Cash Flow is not guaranteed pursuant to the Excess Cash Flow Guaranty, and/or (III) such disbursement of such amounts would cause the Additional Insolvency Opinion Condition to be satisfied unless Borrower shall provide an Additional Insolvency Opinion in form and substance reasonably acceptable to Lender. For the avoidance of doubt, during the continuance of a Cash Sweep Period, (x) any Reserved Excess Cash Flow that is in excess of the amount of Excess Cash Flow guaranteed pursuant to the Excess Cash Flow Guaranty shall be deposited into the Excess Cash Flow Reserve Account, (y) all Free Excess Cash Flow shall be disbursed to a Non-Pledged Account designated by Borrower, and (z) the amount of Excess Cash Flow guaranteed pursuant to the Excess Cash Flow Guaranty shall be recalculated on the first (1st) day of every month.

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Section 7.6.Intentionally Omitted.
Section 7.7.Intentionally Omitted.
Section 7.8.Lease Termination Payment Reserve Fund.
(a)Borrower shall pay to Lender any Lease Termination Payments as required to be paid to Lender pursuant to Section 5.1.20(f) hereof. The Lease Termination Payments so held by Lender shall be hereinafter referred to as the “Lease Termination Payment Reserve Funds” and the account in which such amounts are held shall hereinafter be referred to as the “Lease Termination Payment Reserve Account.”
(b)So long as no Event of Default has occurred and is continuing, Lender shall disburse the Lease Termination Payment Reserve Funds as follows:
(i)On the first (1st) Business Day of each month, Lender shall disburse to Borrower an amount equal to the sum of (x) (I) the Monthly Debt Service Payment Amount for such month and (II) the amount of the Mezzanine Debt Service due for such month and (y) the amount of Operating Expenses for such month; and
(ii)To the extent that Borrower re-leases the Property pursuant to a Major Lease or a Qualified Major Lease in accordance with the terms hereof, provided no Event of Default has occurred and is continuing, Lender shall disburse to Borrower all remaining Lease Termination Payment Reserve Funds except for the sum of (i) the amount that, if applied to the Outstanding Loan Amount, would result in a Debt Yield equal to or greater than the Debt Yield Threshold, after giving effect to such new Lease, and (ii) the amount of any outstanding free rent, gap rent, tenant improvement allowances, leasing commissions or landlord work required under such new Lease.
Section 7.9.Intentionally Omitted.
Section 7.10.Letter of Credit
.
(a)Intentionally Omitted.
(b)Each Letter of Credit delivered under this Agreement shall be additional security for the payment of the Debt. During the continuance of an Event of Default, Lender shall have the right, at its option, to draw on any Letter of Credit and to apply all or any part thereof to the payment of the items for which such Letter of Credit was established or to apply each such Letter of Credit to payment of the Debt in such order, proportion or priority as Lender may determine.
(c)In addition to any other right Lender may have to draw upon a Letter of Credit pursuant to the terms and conditions of this Agreement, Lender shall have the additional rights to draw in full any Letter of Credit: (i) with respect to any evergreen Letter of Credit, if Lender has received a notice from the issuing bank that the Letter of Credit will not be renewed and a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (ii) with respect to any Letter of Credit with a stated expiration date, if a substitute Letter of Credit is not provided at least twenty (20) days prior to the date on which the outstanding Letter of Credit is scheduled to expire; (iii) upon receipt of notice from the issuing bank that the Letter of Credit will be terminated (except if the termination of such Letter of Credit is permitted pursuant to the terms and conditions of this

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Agreement or a substitute Letter of Credit is provided); or (iv) if Lender has received notice that the bank issuing the Letter of Credit shall cease to be an Eligible Institution; provided, however, that in the event Lender receives any notice referred to in subclause (iv) hereof and Lender, in its reasonable discretion, determines that the security intended to be provided to Lender by the related Letter of Credit is not thereby materially jeopardized, Borrower shall have ten (10) Business Days following receipt of notice from Lender in which to deliver to Lender a replacement Letter of Credit issued by an Eligible Institution; provided, further, that in the event Lender draws on any Letter of Credit upon the happening of an event specified in subclause (i), (ii), (iii) or (iv) above (but specifically excluding any draw related to the occurrence of an Event of Default), Lender shall return to Borrower the funds so drawn in the event Borrower provides Lender with a replacement Letter of Credit issued by an Eligible Institution within thirty (30) days following such draw. Notwithstanding anything to the contrary contained in the above, Lender is not obligated to draw any Letter of Credit upon the happening of an event specified in subclause (i), (ii), (iii) or (iv) above and shall not be liable for any losses sustained by Borrower due to the insolvency of the bank issuing the Letter of Credit if Lender has not drawn the Letter of Credit.
(d)In the event that Borrower elects to deliver a Letter of Credit pursuant to this Section 7.10 for which an Insolvency Opinion Affiliate provides collateral, and if as a result of the delivery of such Letter of Credit, the Additional Insolvency Opinion Condition is satisfied, then Borrower shall deliver an Additional Insolvency Opinion reasonably acceptable to Lender which takes into account such Letters of Credit.
Section 7.11.Reserve Accounts Generally.
(a)Borrower grants to Lender a perfected security interest in each of the Reserve Accounts and any and all monies now or hereafter deposited in each Reserve Account as additional security for payment of the Debt. Until expended, released or applied in accordance herewith, the Reserve Accounts shall constitute additional security for the Debt.
(b)Subject to making Priority Waterfall Payments to the extent of funds available therefore in the Reserve Accounts prior to the occurrence of a Priority Payment Cessation Event, during the continuance of an Event of Default, Lender may, in addition to any and all other rights and remedies available to Lender, apply any sums then present in any or all of the Reserve Accounts to the payment of the Debt in any order in its sole discretion.
(c)All interest or other earnings on Reserve Funds shall be added to and become a part of such Reserve Funds and shall be disbursed in the same manner as other monies deposited in the applicable Reserve Account. The Reserve Funds shall be held in an Eligible Account and shall bear interest at a money market rate selected by Lender, provided that Borrower shall have the right to direct Lender to invest sums on deposit in the Eligible Account in Permitted Investments if (a) such investments are then regularly offered by Lender for accounts of this size, category and type, (b) such investments are permitted by applicable Legal Requirements, (c) the maturity date of the Permitted Investment is not later than the date on which the applicable Reserve Funds are required for payment of an obligation for which the applicable Reserve Account was created, and (d) no Event of Default shall have occurred and be continuing. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to the interest earned on the Reserve Funds credited or paid to Borrower, provided that, so long as no Event of Default is continuing, such taxes may be paid from the applicable Reserve Funds. No other investments of the sums on deposit in the Reserve Accounts shall be permitted except as set forth in this Section 7.11(c). All interest on Reserve Funds (i) shall be added to and become a part of such Reserve Fund, (ii) shall accrue to the benefit of Borrower and (iii) shall be disbursed in the same manner as other monies deposited in such Reserve Fund. Such costs shall be deducted from the income or earnings on such investment, if

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any, and to the extent such income or earnings shall not be sufficient to pay such costs, such costs shall be paid by Borrower promptly on demand by Lender.
(d)Lender shall hold each Reserve Account in trust and for the benefit of Lender and Borrower as provided in the Loan Documents, and each Reserve Account shall be under the sole dominion and control of Lender. Lender shall have the sole right to make withdrawals from each Reserve Account.
(e)Lender and Servicer shall not be liable for any loss sustained on the investment of any funds constituting the Reserve Funds provided such Reserve Funds are held in an Eligible Account and invested only in Permitted Investments in accordance with the terms of the Loan Documents. Borrower shall indemnify Lender and Servicer and hold Lender and Servicer harmless from and against any and all Losses arising from or in any way connected with the Reserve Accounts or the performance of the obligations for which the Reserve Accounts were established. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor, materials or other services which are to be paid from or secured by the Reserve Accounts; provided, however, that Lender may not pursue any such right or claim unless an Event of Default is continuing.
ARTICLE VIII

DEFAULTS
Section 8.1.Event of Default
. (a)    Each of the following events shall constitute an event of default hereunder (an “Event of Default”):
(i)if (A) any Monthly Debt Service Payment Amount is not paid on or before the date when due, (B) the Debt is not paid in full on the Maturity Date, (C) intentionally omitted, or (D) any other portion of the Debt not specified in the foregoing subclause (A), subclause (B) or subclause (C) is not paid on or prior to the date when the same is due with such failure continuing for five (5) Business Days after Lender delivers written notice thereof to Borrower, (provided, it shall not be an Event of Default if there are sufficient funds in the Cash Management Account or the Excess Cash Flow Reserve Account to pay any such amounts prior to the date upon which such payment becomes delinquent and Lender is required to use such amounts for the payment of such amount hereunder and Servicer or Lender fails to make such payment in accordance with the Loan Documents);
(ii)if any of the (A) real property Taxes are not paid when the same become delinquent, subject to Borrower’s rights to contest same as provided herein (provided, it shall not be an Event of Default if there are sufficient funds in the Tax and Insurance Reserve Account to pay such Taxes prior to the date upon which such payment becomes delinquent and Lender is required to use such amounts for the payment of such Taxes hereunder and Servicer or Lender fails to make such payment in accordance with the Loan Documents) or (B) material Other Charges are not paid on or prior to the date when the same become delinquent with such failure continuing for five (5) Business Days after Lender delivers written notice thereof to Borrower;
(iii)if the Policies are not kept in full force and effect to the extent required by, and subject to, Section 6.1 hereof; provided, it shall not be an Event of Default if there are sufficient funds in the Tax and Insurance Reserve Account or the

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Excess Cash Flow Reserve Account to pay for such Policies and Lender is required to use such amounts for the payment of such Policies hereunder and Servicer or Lender fails to make such payment in accordance with the Loan Documents;
(iv)if Borrower shall fail to deliver to Lender certificates of insurance evidencing the Policies and such other documentation as reasonably requested by Lender in respect of the Policies within the applicable time periods set forth in Section 6.1(b) hereof and such failure is not cured within ten (10) Business Days of receipt of notice from Lender to Borrower; provided, it shall not be an Event of Default if Borrower is unable to deliver such certificates of insurance and/or other documentation as a result of (1) the Policies no longer being in effect, (2) there are or were sufficient funds in the Tax and Insurance Reserve Account or the Excess Cash Flow Reserve Account to pay for such Policies and (3) Lender is required to use such amounts for the payment of such Policies hereunder and Servicer or Lender fails to make such payment in accordance with the Loan Documents;
(v)if any Transfer is consummated in violation of the provisions of Section 5.2.10 hereof; provided, however, that if such violation arises solely from a failure to provide any required notice or information (other than KYC Searches) pursuant to the applicable provisions of the Loan Documents with respect to a Transfer that is otherwise permitted in accordance with the terms of this Agreement (including, without limitation, a Permitted Transfer), then, without limiting clause (xvi) below, such violation shall not constitute an Event of Default pursuant to this clause (v);
(vi)if any representation or warranty made by Borrower herein or by Borrower or Guarantor in any other Loan Document, or in any certificate or other instrument or agreement made by Borrower or Guarantor in favor of Lender in connection with the Loan shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made, provided (x) that if such untrue representation or warranty is susceptible of being cured or corrected, Borrower shall have the right to cure such representation or warranty within thirty (30) days of receipt of notice from Lender to Borrower and (y) with respect to any representation or warranty made by Guarantor which shall have been false or misleading in any material adverse respect as of the date the representation or warranty was made (a “Guarantor Misrepresentation”), it shall not be an Event of Default under this Section 8.1(a)(vi) if any other Guarantor and/or one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor who made such Guarantor Misrepresentation under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder and the terms of the Guaranty and such other Guarantor, Replacement Sponsor Guarantor, Replacement Affiliate Guarantor or Replacement Guarantor is able to make the representation or warranty that was the subject of the Guarantor Misrepresentation;
(vii)if Borrower or any SPE Constituent Entity shall make an assignment for the benefit of creditors;
(viii)if a receiver, liquidator or trustee shall be appointed for Borrower or any SPE Constituent Entity or if Borrower or any SPE Constituent Entity shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code shall be filed by or against or consented to by Borrower or any SPE Constituent Entity, or if any proceeding for the dissolution or liquidation of Borrower or any SPE Constituent Entity shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and

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not consented to by Borrower or any SPE Constituent Entity it shall only be an Event of Default upon the same not being discharged, stayed or dismissed within ninety (90) days;
(ix)only upon the declaration by Lender that the same constitutes an Event of Default (which declaration may be made by Lender in its sole discretion) if (A) any Guarantor shall make an assignment for the benefit of creditors or if, (B) a receiver, liquidator or trustee shall be appointed for any Guarantor or if any Guarantor shall be adjudicated a bankrupt or insolvent, or if (C) any petition for bankruptcy, reorganization or arrangement pursuant to the Bankruptcy Code shall be filed by or against or consented to by any Guarantor, or if (D) any proceeding for the dissolution or liquidation of any Guarantor shall be instituted (a “Guarantor Bankruptcy Event”); provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by such Guarantor, upon the same not being discharged, stayed or dismissed within ninety (90) days; and provided, further, it shall not be an Event of Default under this Section 8.1(a)(ix) if any other Guarantor and/or any one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor subject to such Guarantor Bankruptcy Event under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder, and the terms of the Guaranty;
(x)if Borrower or Guarantor voluntarily assigns in writing its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in violation of the Loan Documents, provided, it shall not be an Event of Default under this Section 8.1(a)(x) if with respect to such an assignment by Guarantor, any other Guarantor and/or any one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor subject to such assignment under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder, and the terms of the Guaranty;
(xi)if Borrower breaches any covenant contained in Section 5.1.28 hereof, provided, however, that any such breach shall not constitute an Event of Default (A) if such breach is inadvertent and non-recurring, (B) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after Borrower obtains knowledge of such breach, and (C) upon the written request of Lender, if Borrower promptly delivers to Lender an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not alter the conclusions set forth in the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Lender in its sole discretion;
(xii)with respect to any term, covenant or provision set forth herein or in any other Loan Document which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period, provided, however, if such provision does not specifically provide that Borrower’s default under such term, covenant or condition beyond such notice requirement and/or grace period constitutes an immediate Event of Default, clause (xvi) of this Section 8.1(a) shall apply;
(xiii)if any of the factual assumptions related to Borrower contained in the Insolvency Opinion delivered to Lender in connection with the Loan, or in any Additional Insolvency Opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect, provided, however, that any such breach shall not

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constitute an Event of Default (A) (i) if such breach is inadvertent and nonrecurring or (ii) if such breach is curable, if Borrower shall promptly cure such breach within thirty (30) days after Borrower obtains knowledge of such breach, and (B) upon the written request of Lender, if Borrower promptly delivers to Lender an Additional Insolvency Opinion or a modification of the Insolvency Opinion, as applicable, to the effect that such breach shall not alter the conclusions set forth in the opinions rendered in the Insolvency Opinion, which opinion or modification and the counsel delivering such opinion and modification shall be acceptable to Lender in its sole discretion;
(xiv)if a material default by Borrower has occurred and continues beyond any applicable notice or cure period under the Management Agreement (or any Replacement Management Agreement) that permits the Manager thereunder to terminate or cancel the Management Agreement (or any Replacement Management Agreement) or the term of the Management Agreement (or any Replacement Management Agreement) expires and Lender delivers a written notice of Event of Default in connection therewith to Borrower (a “Management Default Election Notice”) (unless, within forty-five (45) days after receipt of such Management Default Election Notice, (I) Borrower and a new Qualified Manager enter into a Replacement Management Agreement in accordance with Section 5.1.22, (II) intentionally omitted or (III) the applicable Manager waives such material default);
(xv)if a material default by Borrower has occurred and continues beyond any applicable notice or cure period under any REA that permits any other party to such REA to enforce the REA against Borrower in a manner that is reasonably expected to have a Material Adverse Effect, and Lender delivers a written notice of Event of Default in connection therewith to Borrower (a “REA Default Election Notice”) (unless, within forty-five (45) days after receipt of such REA Default Election Notice, (I) Borrower has cured such material default under the REA, (II) intentionally omitted or (III) the applicable counterparty waives such material default); and
(xvi)if Borrower continues to be in Default under any of the other terms, covenants or conditions of this Agreement or the other Loan Documents not specified in clauses (i) to (xv) above or (xvii) to (xix) below, and such Default shall continue for ten (10) days (or such longer period as expressly provided for in this Agreement or in the Loan Documents) after written notice to Borrower from Lender, in the case of any such Default which can be cured by the payment of a sum of money, or for thirty (30) days after written notice to Borrower from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such thirty (30) day period and provided further that Borrower shall have commenced to cure such Default within such thirty (30) day period and thereafter diligently and expeditiously proceeds to cure the same, such thirty (30) day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed ninety (90) days; provided, with respect to any such default hereunder or under any of the other Loan Documents which is caused solely by actions or omissions of Guarantor (a “Guarantor Default”), it shall not be an Event of Default under this Section 8.1(a)(xvi) if any other Guarantor and/or any one or more Replacement Sponsor Guarantors, Replacement Affiliate Guarantors and/or Replacement Guarantors shall have assumed or otherwise agreed to become liable for all of the liabilities and obligations of the Guarantor who caused such Guarantor Default hereunder or under the Loan Documents executed by such Guarantor, in each instance, in accordance with the terms hereunder and the terms of the Guaranty.

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(a)During the continuance of an Event of Default (other than an Event of Default described in clauses (vii), (viii), or (x) above), in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, Lender may take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any part of the Property, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Property, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vii), (viii) or (x) above, the Debt and the Other Obligations shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.
Section 8.2.Remedies
. During the continuance of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, to the extent permitted by applicable law, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any part of the Property. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singularly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Property and the Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.
(a)During the continuance of an Event of Default, Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the “Severed Loan Documents”) in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to, during the continuance of an Event of Default, execute the Severed Loan Documents (Borrower ratifying all that its said attorney shall do by virtue thereof); provided, however, that Lender shall not make or execute any such Severed Loan Documents under such power until the expiration of three (3) days after written notice has been given to Borrower by Lender of Lender’s intent to exercise its rights under the aforesaid power. Borrower shall be obligated to pay any costs or expenses incurred in connection with the preparation,

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execution, recording or filing of the Severed Loan Documents. The Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents, and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.
(b)Any amounts recovered by Lender in connection with the exercise of its remedies under this Section 8.2 may be applied by Lender toward the payment of Debt in such order and priority as Lender shall determine in its sole and absolute discretion.
(c)As used in this Section 8.2, a “foreclosure” shall include, without limitation, any sale by power of sale.
Section 8.3.Remedies Cumulative; Waivers. The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singularly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.
ARTICLE IX

SPECIAL PROVISIONS
Section 9.1.Securitization.
9.1.1.Sale of Notes and Securitization
. Borrower and Lender acknowledge and agree that Lender may, (i) sell or otherwise transfer the Loan as an entire loan or sell or otherwise transfer or syndicate, or sell participations in, all or any portion of the Loan and the Loan Documents, except that any such sale, transfer, syndication or participation (but not a Securitization, as defined below) shall only be to an Eligible Assignee or (ii) consummate one or more private or public securitizations of rated or unrated single-class or multi-class securities (the “Securities”) secured by or evidencing ownership interests in all or any portion of the Loan and the Loan Documents or a pool of assets that include the Loan and the Loan Documents (the transactions referred to in clause (i) are each herein referred to as a “Syndication” and the transactions referred to in clause (ii) shall hereinafter be referred to as a “Securitization”) provided, (x) any Syndication of all or any portion of the Loan shall only be to an Eligible Assignee, (y) in no instance shall the restriction on the sale, assignment, syndication or participation of the Loan or any portion thereof to an Eligible Assignee apply to any Securitization or to any Securities issued in connection therewith and (z) Lender shall structure any Securitization with a REMIC Trust, unless the collateral for the Loan does not satisfy the applicable REMIC requirements, in which event (and which event only), Lender shall be permitted to the structure the Securitization with a Grantor Trust (and in the event Lender elects to structure the Securitization with a Grantor Trust in accordance with this Section 9.1.1, it shall promptly provide notice thereof to Borrower).

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(a)At the request of Lender prior to a Securitization of the entire Loan, and to the extent not already required to be provided by or on behalf of Borrower under this Agreement, Borrower shall use commercially reasonable efforts to (i) provide information in the possession or control of, or reasonably available to, Borrower or its Affiliates and not in the possession of Lender or which may be reasonably required by Lender or (ii) take other actions reasonably required by Lender, in each case, in order to (A) comply with disclosure laws applicable to any such Securitization, (B) satisfy inquiries from one or more Rating Agencies relating to any such Securitization, (C) satisfy requests relating to any Securitization or Syndication from actual or potential investors or other interested parties (including any loan subordinate to the Loan created or entered into in connection with any structural changes to the Loan contemplated by this Section 9.1) in any such Securitization or Syndication, or (D) satisfy the market standards to which Lender customarily adheres or which may be reasonably required by prospective investors and/or the Rating Agencies in connection with any such Securitization and/or Syndication. Provided that Lender shall not provide (without the prior written consent of Borrower) to any other Person information regarding the identity of any of the direct or indirect partners, members, shareholders or other owners of Sponsor, Lender shall have the right to provide to prospective investors in any Securitization and the Rating Agencies (whether or not such Rating Agencies have been engaged by or on behalf of Lender or its designee to rate the Loan to assign a rating to the Loan or the Securities) any information in its possession (including, without limitation, financial statements) relating to Borrower, any SPE Constituent Entity, Manager, Guarantor, the Management Agreements, the Property and any Tenant. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in Disclosure Documents. Borrower agrees that, subject to the terms of this Section 9.1, Borrower and its officers and representatives, shall, at Lender’s request, reasonably cooperate with Lender’s efforts to arrange for a Securitization in accordance with the market standards to which Lender customarily adheres and/or which may be required by prospective investors and/or the Rating Agencies in connection with any such Securitization. If requested by Lender, Borrower shall deliver, in connection with any Securitization, certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower, each SPE Constituent Entity and Guarantor as of the date that is within sixty (60) days of such Securitization.
(b)In connection with a Securitization, Lender shall cause to be delivered to Borrower the Disclosure Documents highlighting those sections which Lender proposes to include in the Covered Disclosure Information (which such highlighting shall be limited to the Covered Sections) for review and comment by Borrower not less than five (5) Business Days prior to the date upon which Borrower is otherwise required to confirm such Disclosure Documents. Borrower agrees to provide, in connection with the Securitization, an indemnification agreement (i) certifying that (A) Borrower has, at Lender’s request in connection with each Securitization, reviewed the following portions of the Disclosure Documents to the extent highlighted and provided to Borrower in accordance with this Section 9.1.1(b): (x) with respect to the offering circular, the sections titled “Summary of the Offering Circular”, “Description of the Property”, “Description of the Borrower, the Guarantor and Related Parties”, “Description of the Confidential Tenant Lease”, “Description of the Property Manager” (if the Manager is an Affiliate Manager), “Description of the Management Agreement and Assignment and Subordination of Management Agreement”, “Risk Factors” (to the extent highlighted), Annex A, Annex G – Borrower Organizational Chart and Annex H – Borrower Names (or sections similarly titled or covering similar subject matters) (the “Covered Sections”) and (y) with respect to the term sheet (other than a pre-marketing term sheet), all highlighted sections provided to Borrower in accordance with this Section 9.1.1(b), solely to the extent the foregoing in (x) and (y) relate to Borrower, each SPE Constituent Entity, Sponsor, Guarantor, Manager (if the Manager is an Affiliate Manager) and the Property (and, for the avoidance of doubt, excluding any sections relating to the Loan, Loan Documents or the terms of this Agreement) (the “Reviewed Materials”), excluding (I) any underwritten financial information (except to the

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extent such underwritten financial information is included in the Provided Information), (II) any information (including financial information or forecasted information) that is solely obtained from any third party report, including, without limitation, zoning reports, appraisals, property condition reports or environmental reports, (III) any electronic media (except those portions of Annex A that are not otherwise excluded pursuant to this clause (A)), (IV) any financial projections or reforecasts relating to the performance of the Property and the other collateral for the Loan (except to the extent such projections or reforecasts are included in the Provided Information), (V) in the event Lender does not incorporate any comment provided in writing (including via e-mail) by or on behalf of Borrower (including comments provided by Borrower’s legal counsel) into the Reviewed Materials, any such portion of the Reviewed Materials to which such comment related and (VI) any statements and information relating to the city and region in which the Property is located (other than the Property addresses), including local market information and local market performance data (collectively with the Covered Provided Information, the “Covered Disclosure Information”), and (B) the Covered Disclosure Information contained in such Reviewed Materials do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made in such Covered Disclosure Information, in the light of the circumstances under which they were made, not misleading (but only to the extent that such fact, if it was not omitted, would have constituted Covered Disclosure Information), (ii) indemnifying Lender and any Affiliate of Lender that has filed any registration statement relating to the Securitization or has acted as the sponsor or depositor in connection with the Securitization, any Affiliate of Lender that acts as an underwriter, placement agent or initial purchaser of Securities issued in the Securitization, any other co-underwriters, co-placement agents or co-initial purchasers of Securities issued in the Securitization, and each of their respective officers, directors, partners, employees, representatives, agents and Affiliates and each Person or entity who controls any such Person within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Indemnified Persons”), for any Losses to which any such Indemnified Person may become subject (whether or not arising from any third-party claim) insofar as the Losses arise out of or are based upon (A) any untrue statement or alleged untrue statement of any material fact contained in the Covered Disclosure Information or (B) the omission or alleged omission to state in the Covered Disclosure Information in the Reviewed Materials a material fact required to be stated therein or necessary in order to make the statements in such Covered Disclosure Information, in light of the circumstances under which they were made, not misleading (but only to the extent that such fact, if it was not omitted, would have constituted Covered Disclosure Information), in each case, to the extent highlighted by Lender and provided to Borrower in accordance with this Section 9.1.1(b), and (iii) agreeing to reimburse each Indemnified Person for any reasonable legal or other expenses incurred by such Indemnified Person, as they are incurred, in connection with investigating or defending the Losses. This indemnity agreement will be in addition to any liability which Borrower may otherwise have. Moreover, the indemnification provided for in clauses (ii) and (iii) above shall be effective whether or not an indemnification agreement described in clause (i) above is provided. Notwithstanding the foregoing, the indemnification agreement shall not require, with respect to any financial projections or reforecasts that are included in the Covered Disclosure Information or in the Disclosure Documents (to the extent such projections or reforecasts are included in the Covered Disclosure Information), that the Borrower be liable for any Losses resulting from the actual results being different from such projections or reforecasts so long as (i) the Borrower had no reason to believe that such projections or reforecasts were materially inaccurate and (ii) the Borrower has disclosed to Lender all facts known to them and have not failed to disclose any fact known to them, in each case that could be reasonably expected to cause any such projections or reforecasts made herein to be materially misleading. Notwithstanding anything to the contrary contained herein, (A) the Borrower shall not be responsible for (x) any liabilities relating to untrue statements or omissions in any Covered Disclosure Information of which Borrower provided notice to Lender in writing, or (y) any liabilities relating to any information contained in the Covered Disclosure Information that Borrower is not first provided a reasonable

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opportunity to review (other than Covered Provided Information); and (B) Borrower shall not be liable for any misstatements or omissions in the Covered Disclosure Information resulting from (x) Lender’s failure to accurately transcribe written information by or on behalf of the Borrower to Lender unless Borrower was provided a reasonable opportunity and time period within which to review such Covered Disclosure Information (or the applicable portions thereof) and failed to notify Lender of such misstatements or omissions or (y) Lender’s failure to incorporate into the Covered Disclosure Information any comment provided by Borrower prior to the date specified by the Lender in writing by which Borrower must deliver such comments.
(c)In connection with filings under the Exchange Act, in connection with a Securitization, Borrower agrees to indemnify (i) the Indemnified Persons for Losses to which any such Indemnified Person may become subject insofar as the Losses arise out of or are based upon any untrue statement or alleged untrue statement of any material fact in the Covered Disclosure Information in the Reviewed Materials, or the omission or alleged omission to state in such Covered Disclosure Information a material fact required to be stated therein or necessary in order to make the statements in such Covered Disclosure Information, in light of the circumstances under which they were made, not misleading (but only to the extent that such fact, if it was not omitted, would have constituted Covered Disclosure Information) and (ii) reimburse each Indemnified Person for any reasonable and out-of-pocket legal or other expenses incurred by such Indemnified Persons, as they are incurred, in connection with defending or investigating the Losses; provided, that, notwithstanding anything to the contrary contained herein, (A) the Borrower shall not be responsible for (x) any liabilities relating to untrue statements or omissions in any Covered Disclosure Information or in the Disclosure Documents of which Borrower provided notice to Lender in writing prior to the applicable filings under the Exchange Act (for the purposes of this sentence, such notice shall be deemed to have been provided if sent via email with the bold subject “URGENT EXCHANGE ACT NOTICE”), or (y) any liabilities relating to any filings under the Exchange Act (or the applicable provisions thereof) that Borrower is not first provided a reasonable opportunity to review; and (B) with respect to any filings under the Exchange Act, the Borrower shall not be liable for any misstatements or omissions in the applicable filings under the Exchange Act relating to such information resulting from (x) Lender’s failure to accurately transcribe written information by or on behalf of the Borrower to Lender unless Borrower was provided a reasonable opportunity and time period within which to review such filings under the Exchange Act of such materials (or the applicable portions thereof) and failed to notify Lender of such misstatements or omissions or (y) Lender’s failure to incorporate into the Covered Disclosure Information any comment provided by Borrower prior to the later of the filing or the date specified by the Lender in writing by which Borrower must deliver such comments.
(d)In connection with a Securitization, promptly after receipt by an Indemnified Person of notice of any claim or the commencement of any action, the Indemnified Person shall, if a claim in respect thereof is to be made against any Borrower, notify such Borrower in writing of the claim or the commencement of that action; provided, however, that the failure to notify such Borrower shall not relieve it from any liability which it may have under the indemnification provisions of this Section 9.1 except to the extent that it has been materially prejudiced by such failure and, provided further that the failure to notify such Borrower shall not relieve it from any liability which it may have to an Indemnified Person otherwise than under the provisions of this Section 9.1. If any such claim or action shall be brought against an Indemnified Person, and it shall notify any Borrower thereof, such Borrower shall be entitled to participate therein and, to the extent that it wishes, assume the defense thereof with counsel reasonably satisfactory to the Indemnified Person. After notice from any Borrower to the Indemnified Person of its election to assume the defense of such claim or action, such Borrower shall not be liable to the Indemnified Person for any legal or other expenses subsequently incurred by the Indemnified Person in connection with the defense thereof except as provided in the following sentence; provided, however, if the defendants in any such action include both the Borrower, on

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the one hand, and one or more Indemnified Persons on the other hand, and an Indemnified Person shall have reasonably concluded that there are any legal defenses available to it and/or other Indemnified Persons that are different or in addition to those available to the Borrower, the Indemnified Person or Persons shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such Indemnified Person or Persons. The Indemnified Person shall instruct its counsel to maintain reasonably detailed billing records for fees and disbursements for which such Indemnified Person is seeking reimbursement hereunder and shall submit copies of such detailed billing records to substantiate that such counsel’s fees and disbursements are solely related to the defense of a claim for which the Borrower is required hereunder to indemnify such Indemnified Person. The Borrower shall not be liable for the expenses of more than one (1) such separate counsel unless such Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another Indemnified Person.
(e)Without the prior written consent of Lender (which consent shall not be unreasonably withheld, conditioned or delayed), no Borrower shall settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is an actual or potential party to such claim, action, suit or proceeding) unless such Borrower shall have given Lender reasonable prior notice thereof and shall have obtained an unconditional release of each Indemnified Person hereunder from all liability arising out of such claim, action, suit or proceedings. As long as Borrower has complied with its obligations to defend and indemnify hereunder, such Borrower shall not be liable for any settlement made by any Indemnified Person without the consent of such Borrower (which consent shall not be unreasonably withheld or delayed).
(f)Borrower agrees that if any indemnification or reimbursement sought pursuant to this Section 9.1 is finally judicially determined to be unavailable for any reason or is insufficient to hold any Indemnified Person harmless (with respect only to the Losses that are the subject of this Section 9.1), then Borrower, on the one hand, and such Indemnified Person, on the other hand, shall contribute to the Losses for which such indemnification or reimbursement is held unavailable or is insufficient: (x) in such proportion as is appropriate to reflect the relative benefits to Borrower, on the one hand, and such Indemnified Person, on the other hand, from the transactions to which such indemnification or reimbursement relates; or (y) if the allocation provided by clause (x) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (x) but also the relative faults of Borrower, on the one hand, and all Indemnified Persons, on the other hand, as well as any other equitable considerations. Notwithstanding the provisions of this Section 9.1, (A) no party found liable for a fraudulent misrepresentation shall be entitled to contribution from any other party who is not also found liable for such fraudulent misrepresentation, and (B) the Borrower agrees that in no event shall the amount to be contributed by the Indemnified Persons collectively pursuant to this paragraph exceed the amount of the fees (by purchase discount or otherwise) actually received by the Indemnified Persons in connection with the closing of the Loan and Securitization.
(g)Borrower agrees that the indemnification, contribution and reimbursement obligations set forth in this Section 9.1 shall apply whether or not any Indemnified Person is a formal party to any lawsuits, claims or other proceedings. Borrower further agrees that the Indemnified Persons are intended third party beneficiaries under this Section 9.1.
(h)The liabilities and obligations of the Indemnified Persons and Borrower under this Section 9.1 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

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(i)Notwithstanding anything to the contrary contained herein, Borrower shall have no obligation to act as depositor with respect to the Loan or an issuer or registrant with respect to the Securities issued in any Securitization.
(j)Borrower covenants and agrees that prior to a Securitization of the Loan, Lender shall have the right to bifurcate the Loan into one or more (A) participations, (B) components or other notes, including A/B or senior/subordinate notes or (C) loans, including additional mezzanine loan(s) secured by a pledge of direct and indirect ownership interests in Borrower, not to exceed a maximum of two (2) mezzanine loans and three (3) total loans; provided, however, that so long as no Event of Default has occurred and is continuing, any additional mezzanine loan(s) will require Borrower’s consent, which consent may be given in Borrower’s reasonable discretion. Upon Lender’s request Borrower shall (i) deliver one or more new notes substantially in the form of the Note to replace the original note or modify the original note and other loan documents, as reasonably required, to reflect additional components of the Loan or allocate spread or principal among any new or existing components in Lender’s sole discretion, provided, (1) such new or modified notes, in the aggregate, shall equal the Outstanding Loan Amount immediately prior to the creation thereof, (2) such new or modified notes shall not modify the initial weighted average interest rate payable under the Loan Documents (except in connection with a Permitted Adjustment Event), (3) such new or modified notes shall not change the stated maturity of the Loan(s), (4) no amortization of principal of the Loan will be required, (5) such new or modified notes shall not change any other economic or other material terms of the Loan (including the ability of Borrower and/or Mezzanine Borrower to elect to have a voluntary prepayment applied to the Mezzanine Loan (or any component of the Mezzanine Loan) on a reverse sequential basis without a corresponding payment of the Loan in accordance with the terms and conditions hereof) and (6) such new or modified notes shall not decrease any of the periods during with Borrower or Guarantor is permitted to perform its obligations under the Loan Documents and (7) there shall be no modifications to the Loan Documents (including any decrease of rights or increase of obligations of Borrower or Guarantor under the Loan Documents) except to reflect the creation of such new or modified notes and such new or modified notes shall be in substantially the same form of the Note, and (ii) cooperate with Lender to modify the Cash Management Agreement to reflect such new components; and further provided, that none of the foregoing actions shall have a material adverse effect on Borrower, Guarantor, Sponsor or affect any of the rights or obligations of Borrower, Guarantor or Sponsor under the Loan Documents in any materially adverse respect. Notwithstanding anything to the contrary contained herein, no reallocation or creation of new components pursuant to this Section 9.1.1(j), shall (i) reduce the percentage of the Loan permitted to be voluntarily prepaid without a Yield Maintenance Premium prior to the Permitted Par Prepayment Date or (ii) result in a Yield Maintenance Premium that would not otherwise have been due as of the Closing Date based upon the definition of Yield Maintenance Premium. For the avoidance of doubt, under no circumstances shall Borrower be responsible for any costs or expenses incurred by any transferee of the Loan in connection with the creation of any mezzanine loan(s) pursuant to this Section 9.1.1, whether such costs are incurred before or after the Closing Date.
(k)Intentionally omitted.
(l)If requested by Lender, Borrower shall provide Lender, promptly upon request, with any financial statements, or financial, statistical or operating information, as Lender shall determine to be required pursuant to Regulation AB under the Securities Act of 1933, as amended (as applicable, the “Securities Act”), or the Securities Exchange Act of 1934, as amended (as applicable, the “Exchange Act”), or any amendment, modification or replacement thereto or other legal requirements in connection with any Disclosure Documents or any filing pursuant to the Exchange Act in connection with a Securitization.

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(m)In connection with the securitization, syndication or participation of the Loan or sale of all or a portion of the Loan or any Lender’s underwriting of the Loan, but without limiting any Lender’s ability to consummate any of the foregoing, Lender shall use commercially reasonable efforts to minimize site visits for the Property for the benefit of any Lender, appraisers, rating agencies and any other third parties who request site visits in connection with the performance of due diligence or completion of third party reports in connection with the Loan, including, without limitation, using commercially reasonable efforts to coordinate one combined site visit for the Property for all Lenders. Any site visits shall be subject to reasonable prior notice to Borrower and any applicable requirements or limitations (i) under the Leases applicable to the Property, if applicable and (ii) imposed by state, local or other governmental authorities or the Manager in connection with any government-mandated restrictions.
(n)Lender shall promptly provide written notice to Borrower of any assignment, syndication or participation of the Loan or sale of all or any portion of the Loan but the failure to so notify shall not be a default by Lender hereunder.
9.1.2.Splitting the Loan.
(a)Notwithstanding the foregoing, in the event that Lender shall be required to repurchase any portion of the Loan under the operative documents for any Securitization (a “Repurchase”), Lender may split and sever the Loan into additional loans (any such splitting and severing, a “Loan Splitting” and any such severed and split loan, a “Split Loan”) in connection therewith pursuant to, and subject to the terms and provisions of, the subsections of this Section 9.1.2. In furtherance of any Loan Splitting, Lender shall have the right to elect to (i) sever or divide the Note and the other Loan Documents and to evidence the same with a new note and other necessary loan documents (such loan documents, as severed and divided, collectively, the “Loan Split Documents”). Upon the written request of Lender in connection with any Loan Splitting, Borrower shall deliver to Lender at Lender’s expense, (i) the Loan Split Documents, (ii) updates of the opinions of counsel delivered on the Closing Date with respect to due authorization, execution and non-consolidation, (iii) endorsements and/or updates to the Title Insurance Policy, and (iv) such other certificates, instruments and documentation as Lender may reasonably determine are necessary or appropriate to effect the Loan Splitting (the items described in subclauses (i) through (iv) collectively hereinafter shall be referred to as the “Splitting Documentation”), which Splitting Documentation shall be in form and substance reasonably acceptable to Lender and Borrower (subject to the following proviso and Section 9.1.2(b) hereof), provided, that (A) the Loan Split Documents shall not (1) modify (w) the initial weighted average interest rate payable under the Note (except in connection with a Permitted Adjustment Event), (x) the stated maturity of the Note, (y) the aggregate amortization of principal of the Note or (z) any other material term of the Loan, as any of the foregoing existed prior to the Loan Splitting, (2) decrease the time periods during which Borrower or Guarantor is permitted to perform its obligations under the Loan Documents or (3) otherwise modify any provisions of the Loan Documents or the Loan Split Documents other than to effectuate such Loan Splitting and as otherwise necessary to accurately reflect the Loan Split Documents, (B) the Loan Split Documents shall be substantially in the form of the applicable Loan Documents and (C) the Loan Split Documents shall not decrease the rights, or increase the obligations, of Borrower or Guarantor under the Loan Documents, other than to a de minimis extent. In connection with any such Repurchase, Borrower shall reasonably cooperate with Lender to satisfy all requirements necessary in order to (A) following a Rated Securitization, obtain a Rating Agency Confirmation with respect to such Loan Splitting in connection with such Repurchase and (B) obtain an opinion of a nationally-recognized tax counsel that such Loan Splitting does not cause a tax to be imposed on a Securitization Vehicle and (i) if the Loan is included in a REMIC Trust, does not constitute a “significant modification” of the Loan under Treasury Regulations Section 1.860G-2(b)(2) nor cause a Securitization Vehicle to fail to qualify as a REMIC Trust under Treasury Regulations Section 1.860G-2(b)(2) or (ii) if the Loan is included in a Grantor Trust, does not constitute a “significant modification” of the Loan under

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Section 1001 of the Code, nor cause a Securitization Vehicle to fail to qualify as a Grantor Trust, as applicable. In the event that (and only in the event that) a Repurchase is required due to any misrepresentation made by Borrower in connection with the Disclosure Documents or indirectly due to a material breach of any representation made by Borrower in this Agreement or the other Loan Documents, Borrower shall pay all third-party expenses incurred in connection with the preparation and delivery of Splitting Documentation and the effectuation of the Repurchase and the related Loan Splitting, notwithstanding the provisions of Section 9.1.3 to the contrary, except that in no event shall Borrower be responsible for the costs or expenses (including any premiums) of any title endorsements, updates or policies obtained by or on behalf of Lender in connection with any Loan Splitting or Repurchase unless such endorsements, updates or policies are required due to the inability of the Property to meet the customary standard for a Securitization of the Property as a whole.
(b)Upon the written request of Lender in connection with any Loan Splitting, Borrower shall deliver to Lender evidence that would be reasonably satisfactory to a prudent lender that the Special Purpose Entity nature and bankruptcy remoteness of Borrower following such Loan Splitting have not been adversely affected and are in accordance with the terms and provisions of this Agreement (which evidence may include a “bring-down” of the Insolvency Opinion or delivery of an Additional Insolvency Opinion, if the same would be reasonably required by a prudent lender in such circumstances).
9.1.3.Intentionally Omitted.
9.1.4.Securitization/Syndication Costs
. All reasonable out-of-pocket third-party costs and expenses incurred by Borrower and Guarantor in connection with Borrower’s and Guarantor’s compliance with requests made under this Section 9.1 (including any documentary stamp, intangible or other mortgage taxes) and any fees and expenses of the Rating Agencies incurred in connection with a Loan Splitting, Syndication of the Loan and/or Securitization shall be paid by Borrower, and Borrower and Guarantor shall be responsible for the payment of all of Borrower’s and Guarantor’s respective attorneys’ fees and expenses with respect thereto. All of Lender’s reasonable, actual out-of-pocket costs and expenses, including Lender’s reasonable legal fees, incurred in connection with a Securitization shall be paid by Borrower. Notwithstanding the foregoing, from and after the Closing Date, Lender shall be responsible for all costs and expenses in connection with a Loan Splitting, bifurcation of the Loan into one or more mezzanine loans or the creation of an A/B or senior/subordinate note structure. For the avoidance of doubt, Borrower shall not be responsible for costs associated with any Syndication other than Borrower’s and Guarantor’s attorneys’ fees and expenses.
Section 9.2.Exculpation.
(a)Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Mortgage or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgage and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the

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extent of Borrower’s interest in the Property, in the Rents and in any other collateral given to Lender pursuant to the Loan Documents, and Lender, by accepting the Note, this Agreement, the Mortgage and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under, or by reason of, or in connection with, the Note, this Agreement, the Mortgage or the other Loan Documents. The provisions of this Section shall not, however, (A) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (B) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Mortgage; (C) affect the validity or enforceability of the Guaranty or the Environmental Indemnity or any of the rights and remedies of Lender thereunder; (D) impair the right of Lender to obtain the appointment of a receiver; (E) impair the enforcement of the collateral assignment of leases and rents contained in the Mortgage; (F) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Mortgage or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property; or (G) constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any Losses to the extent actually incurred by Lender and arising out of or in connection with the following:
(i)fraud or material and willful misrepresentation by Borrower, Guarantor, any SPE Constituent Entity or any of their respective Affiliates that are Controlled by Guarantor (each, a “Recourse Party”) in connection with the Loan;
(ii)willful misconduct of any Recourse Party which results in physical damage or waste to the Property (provided, there shall be no liability for any physical damage or waste to the extent caused by (x) a failure to pay expenses due to insufficient funds having been generated from the Property for Borrower’s business operations, (y) if reserve funds held by Lender (or Administrative Agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or Administrative Agent) to pay such outstanding amounts and Borrower fails to pay such outstanding amounts) or (z) a Tenant;
(iii)other than in connection with Approved Alterations, including, without limitation, after a Casualty or Condemnation, the intentional and wrongful removal or disposal by or on behalf of any Recourse Party of any portion of the Property in violation of the Loan Documents during the continuance of an Event of Default;
(iv)the misappropriation or conversion by any Recourse Party of any of the following in violation of the Loan Documents (A) any Insurance Proceeds received by any Recourse Party with respect to the Property paid by reason of any Casualty or proceeds of the PLL Policy in connection with the Property, (B) any Awards or other amounts received by any Recourse Party with respect to the Property from a Governmental Authority in connection with a Condemnation, (C) any Rents received by any Recourse Party with respect to the Property during the continuance of an Event of Default, or (D) any Rents received by any Recourse Party with respect to the Property paid more than one (1) month in advance (excluding any Lease Termination Payments), provided that, in no event will it be deemed misappropriation by a Recourse Party to the extent any of the foregoing are applied to pay costs and expenses incurred in connection with the ownership, operation or management of the Properties in accordance with the terms of this Agreement or applied to pay other obligations required to be paid pursuant to the Loan Documents, or otherwise delivered to Lender;

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(v)a material breach by Borrower or any SPE Constituent Entity or material failure by Borrower or any SPE Constituent Entity to comply with the covenants set forth in Section 5.1.28(a) hereof (provided, however that (1) there shall be no liability hereunder (x) for trade payables or other operational Debt incurred in the ordinary course of business or as may otherwise be permitted in accordance with this Agreement or for the failure to pay such trade payables or operational debt as a result of insufficient funds having been generated from the Property or (y) if reserve funds held by Lender (or Administrative Agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or Administrative Agent) to pay such outstanding amounts, and (2) the foregoing shall not require Borrower’s equityholders, Guarantor or Sponsor to make any additional capital contributions to Borrower);
(vi)except as permitted by the Loan Documents, if Borrower (a) voluntarily encumbers the Property by any Lien securing indebtedness for borrowed money (other than (i) a Permitted Encumbrance or (ii) a Lien arising out of indebtedness that was Permitted Debt when incurred but which subsequently became prohibited because of a failure to repay the same as required by this Agreement as the result of (x) insufficient funds having been generated by the Property or (y) if reserve funds held by Lender (or Administrative Agent) and specifically allocated for such amount or Excess Cash Flow Reserve Funds permitted to be used for such purpose under this Agreement have not been made available to Borrower by Lender (or Administrative Agent) to pay such outstanding amounts) without Lender’s prior written consent; or (b) if Borrower, any SPE Constituent Entity, Guarantor or any of their respective Affiliates fail to obtain Lender’s prior written consent to any voluntary Transfer of title to the Property (or any material portion thereof constituting real property) or any direct or indirect interest in Borrower in any case in which such consent is required to be obtained pursuant to Section 5.2.10 hereof, provided, however, that if such violation or breach arises solely from a failure to provide any required notice or information pursuant to the applicable provisions of the Loan Documents with respect to a Transfer that is otherwise permitted in accordance with the terms of this Agreement (including, without limitation, a Permitted Transfer), there shall be no liability hereunder. For the avoidance of doubt, a Transfer resulting from the exercise of Lender’s rights under the Loan Documents, any Mezzanine Lender’s rights under the applicable Mezzanine Loan Documents or the consummation of any remedial or enforcement action by the Lender or any holder of any Mezzanine Loan of the collateral for the Loan or the applicable Mezzanine Loan, including, without limitation, any foreclosure, power of sale, deed-in-lieu or assignment-in-lieu of foreclosure and the exercise of any rights of Lender under the Mortgage or any Mezzanine Lender under any Pledge Agreement (as defined in the Mezzanine Loan Agreement), including, without limitation, the appointment of a receiver, custodian, trustee or examiner by Lender or any Mezzanine Lender or any right to vote any pledged securities or any right to replace officers and directors of any Person (collectively, a “Foreclosure”), shall not be a Transfer in violation of Section 5.2.10 hereof;
(vii)subject to a cap equal to the aggregated PLL Policy Limit, to the extent that Borrower obtains a PLL Policy that does not run through the Required PLL Period and Borrower fails to renew, replace or extend such PLL Policy through the Required PLL Period as required under Section 6.1(a)(x), any liability pursuant to Section 4 (other than Section 4(a)(l)) of the Environmental Indemnity that first arises after the expiration of such PLL Policy and that would have otherwise been covered by the PLL Policy had it been renewed, replaced or extended through the Required PLL Period, except to the extent such loss is caused by or results from the gross negligence or willful misconduct of the Lender; and

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(viii)the voluntary termination of the Single Tenant Lease by Borrower without Lender’s consent in accordance with Section 5.1.20 hereof.
(b)Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgage or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event of: (i) Borrower or any SPE Constituent Entity filing a voluntary petition under the Bankruptcy Code (other than at the request or direction of Lender); (ii) the filing by any Person (other than Lender) of an involuntary petition against Borrower or any SPE Constituent Entity under the Bankruptcy Code in which any Recourse Party colludes in writing with the petitioning Person (other than Lender) filing such involuntary petition against Borrower or any SPE Constituent Entity; (iii) any Recourse Party filing an answer consenting to or otherwise joining in any involuntary petition filed against Borrower or any SPE Constituent Entity, by any other Person under the Bankruptcy Code (other than Lender); or (iv) any Recourse Party consenting in writing to or joining in an application for the appointment of a custodian, receiver, trustee, or examiner for Borrower or any SPE Constituent Entity, or the Property (or any portion thereof) other than with the prior written consent of Lender; provided, that with respect to the foregoing clauses (iii) and (iv), there shall be no liability for (x) failing to file an objection to any such filing and (y) providing a response in any such proceeding if such response is required by applicable law, rule or court order.
Section 9.3.Matters Concerning Manager. If (a) an Event of Default occurs and is continuing or (b) a Bankruptcy Action with respect to Manager has occurred and is continuing (and Borrower has not otherwise replaced the Manager), then, in the case of any of the foregoing, Borrower shall, at the request of Lender (such request being made no less than thirty (30) days in advance if there is an Event of Default continuing), terminate the Management Agreement and replace the Manager with a Qualified Manager (other than the Existing Manager that is subject to the Bankruptcy Action or any Person that is under common Control with the Existing Manager that is subject to the Bankruptcy Action) pursuant to a Replacement Management Agreement, it being understood and agreed that the base management fee for such Qualified Manager shall not exceed then-prevailing market rates (and in no event shall such base management fee exceed three percent (3.0%) of the Gross Income from Operations attributable to the Property, provided that the base management fee for the Property may exceed three percent (3.0%) of the Gross Income from Operations attributable to the Property so long as the base management fee can be passed through to the Tenants at the Property for payment pursuant to the terms of the Leases at the Property at the time of execution of such Replacement Management Agreement). In no instance shall Borrower pass-through any management fees to any Tenant in excess of the amount permitted under the related Lease.
Section 9.4.Servicer
. At the option of Lender, the Loan may be serviced by a master servicer, primary servicer, special servicer and/or trustee (any such master servicer, primary servicer, special servicer, and trustee, together with its agents, nominees or designees, are collectively referred to as “Servicer”) selected by Lender after consultation with Borrower with respect to the initial master servicer and initial special servicer, subject to the last sentence of this Section 9.4, and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to Servicer pursuant to a pooling and servicing agreement, trust and servicing agreement, servicing agreement, special servicing agreement or other agreement providing for the servicing of one or more mortgage loans (collectively, the “Servicing Agreement”) between

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Lender and Servicer. Prior to the execution of any Servicing Agreement, Lender shall provide Borrower with a copy of such proposed Servicing Agreement for Borrower’s review; provided that Borrower’s approval shall not be required in connection with Lender’s entry into any such Servicing Agreement. Borrower shall not be responsible for any cost or expenses relating to the Servicing Agreement or the services provided by Servicer thereunder, including, without limitation, any set-up fees or other initial costs, the regular monthly master servicing fee or trustee fee due to Servicer under the Servicing Agreement or any other fees or expenses required to be borne by, and not reimbursable to, Servicer, provided that, notwithstanding the foregoing, Borrower shall promptly reimburse Lender on demand for (a) interest payable on advances made by Servicer with respect to delinquent debt service payments (to the extent charges pursuant to Section 2.3.4 and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same) or expenses paid by Servicer in curing any Event of Default hereunder and which are provided for under the Servicing Agreement or actual, out-of-pocket expenses paid by Servicer in respect of the protection and preservation of the Properties (including, without limitation, payments of Taxes and Insurance Premiums), (b) following a Rated Securitization, the following costs and expenses payable by Lender to Servicer as a result of the Loan becoming specially serviced (to the extent charges pursuant to Section 2.3.4 and interest at the Default Rate actually paid by Borrower in respect of such payments are insufficient to pay the same): (i) any liquidation fees that are due and payable to Servicer under the Servicing Agreement in connection with the exercise of any or all remedies permitted under this Agreement, provided, that, in no instance shall such liquidation fees exceed 0.50% of liquidation proceeds, (ii) any workout fees and special servicing fees that are due and payable to Servicer under the Servicing Agreement, which fees may be due and payable under the Servicing Agreement on a periodic or continuing basis, provided, that, in no instance shall (1) the annual special servicing fees exceed 0.25% of the outstanding amount of the Loan per annum and (2) any work-out fees exceed 0.50% of each collection of interest and principal of the Loan, and (iii) during the continuance of an Event of Default, the costs of all property inspections and/or appraisals of the Property (or any updates to any existing inspection or appraisal) that Servicer may be required to obtain (other than the cost of regular annual inspections required to be borne by Servicer under the Servicing Agreement), and (c) customary and reasonable servicing fees in connection with any special requests made by Borrower to Servicer during the term of the Loan, provided that servicing fees, excluding any reasonable out-of-pocket third party attorneys’ fees and expenses, in connection with routine and customary lease consent request or other leasing matter shall not exceed $5,000.00 in the aggregate. Borrower hereby acknowledges that KeyBank National Association, has been approved as the initial master servicer and KeyBank National Association has been approved as the initial special servicer.
ARTICLE X

MISCELLANEOUS
Section 10.1.Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this

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Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.
Section 10.2.Lender’s Discretion. Subject to Section 10.30, whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive other than to the extent expressly set forth in this Agreement or the Loan Documents. Whenever this Agreement expressly provides that Lender is required to be reasonable in its determination of whether or not to consent to or approve a certain matter, such provisions shall also be deemed to require that Lender not unreasonably delay or condition such consent or approval.
Section 10.3.Governing Law
. THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, THE LOAN WAS MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED (OTHER THAN WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE SECURITY INTERESTS IN THE LOCKBOX ACCOUNT AND THE CASH MANAGEMENT AGREEMENT, WHICH, IN EACH CASE, SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK), IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE

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STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(a)ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. EACH OF BORROWER DOES HEREBY DESIGNATE AND APPOINT:
BLUE OWL CAPITAL INC.
399 PARK AVENUE, FLOOR 37
NEW YORK, NEW YORK 10022
AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.
Section 10.4.Modification, Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.
Section 10.5.Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of

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limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.
Section 10.6.Notices.
(a)All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if (a) hand delivered, (b) sent by certified or registered United States mail, postage prepaid, return receipt requested, (c) sent by expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery or (d) sent by electronic mail (provided that, (x) in connection with any notice sent pursuant to clauses (a) through (c) above, a copy of such notice shall also be delivered by electronic mail as set forth in clause (d), and (y) if sent by electronic mail such delivery must be accompanied or followed by a delivery method specified in clauses (a) through (c) hereof, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section 10.6)):
If to Lender:
JPMorgan Chase Bank, National Association
270 Park Avenue
New York, New York 10017
Attention: Simon B. Burce
Email: JPM_CRE_Notices@jpmchase.com
Email: cmbs_loan_trading@jpmchase.com
with a copy to:
JPMorgan Chase Bank, National Association
SPG Middle Office/CIB
4 Chase Metrotech Center, 4th Floor
Brooklyn, New York 11245
Attention: Nancy Alto
Email: nancy.s.alto@jpmorgan.com

and:
Goldman Sachs Bank USA
200 West Street
New York, NY 10282
Attention: Siddharth Shrivastava
Email: Siddharth.Shrivastava@gs.com

with a copy to:
Sidley Austin LLP
787 Seventh Avenue

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New York, New York 10019
Attention: Bonnie Neuman, Esq.
Email: bonnie.neuman@sidley.com
If to Borrower:
150 North Riverside Plaza, 37th Floor
Chicago, Illinois 60606
Attn: Asset Management; Joe Check; James Core
Email: RealEstateAM@blueowl.com;
joe.check@blueowl.com;
james.core@blueowl.com
with a copy to:
Kirkland & Ellis LLP
333 West Wolf Point Plaza
Chicago, Illinois, 60654
Attention: Kimberly L. McGrath, P.C.
Email: kimberly.mcgrath@kirkland.com
A notice shall be deemed to have been given: (i) in the case of hand delivery, when delivered; (ii) in the case of registered or certified mail, when delivered or upon the first attempted delivery on a Business Day; (iii) in the case of expedited prepaid delivery service, when delivered or upon the first attempted delivery on a Business Day; and (iv) in the case of electronic mail, upon satisfaction of the foregoing clauses (i) through (iii), as applicable, with respect to such delivery method which accompanied such email.
Section 10.7.Trial by Jury. BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.
Section 10.8.Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
Section 10.9.Severability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.
Section 10.10.Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of Borrower hereunder in accordance with the Loan Documents. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently

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invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.
Section 10.11.Waiver of Notice. Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.
Section 10.12.Remedies of Borrower. In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower’s sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.
Section 10.13.Expenses; Indemnity.
(a)Other than as expressly provided in this Agreement or any other Loan Document, Borrower covenants and agrees to pay or, if Borrower fails to pay, to reimburse, Lender within five (5) Business Days following Borrower’s receipt of written notice to Borrower from Lender for all reasonable out-of-pocket costs and expenses (including reasonable actually incurred attorneys’ fees, disbursements and expenses) actually incurred by Lender (provided that, other than as expressly provided for herein, such costs and expenses shall not include any fee charged by Servicer or any special servicer in connection therewith) in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower required under this Agreement or the other Loan Documents with respect to the Property; (ii) Borrower’s ongoing performance of and compliance with Borrower’s respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Borrower or Lender; (v) securing Borrower’s compliance with any requests made pursuant to the provisions of this Agreement; (vi) the filing and recording fees and expenses, the premiums and other costs and expenses associated with the Title Insurance Policy and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, either in response to third-party claims or in prosecuting or defending any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties or any other security given for the Loan; and (viii) subject to Section 9.4, enforcing any obligations of or collecting any payments due from Borrower or Guarantor under this Agreement, the other Loan Documents or with respect to the Property (including, without limitation, any fees incurred by a Servicer that is a master servicer in connection with the

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transfer of the Loan to a Servicer that is a special servicer prior to or following a Default or an Event of Default) or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender or any Indemnified Party. During the continuance of an Event of Default, any cost and expenses due and payable to Lender may be paid from any amounts in the Lockbox Account or the Cash Management Account, as applicable. Notwithstanding anything to the contrary contained herein or in the Loan Documents, in connection with the closing of the Loan, Borrower shall not be liable on the Closing Date or thereafter for (i) the AUP, (ii) third party underwriting costs of any Lender (other than those incurred by JPM), (iii) costs associated with consultants reviewing third party reports (including, but not limited to, Phase One environmental reports, property condition reports, seismic reports or appraisals) for any Lender, except for those expenses incurred by JPM, and (iv) costs associated with entity searches ordered by or on behalf of any Lender (other than those ordered by or on behalf of JPM).
(b)Borrower shall indemnify, defend and hold harmless the Indemnified Parties from and against any and all other Losses that may be imposed on, incurred by, or asserted against any Indemnified Party in any manner (whether or not arising from a third-party claim) relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents (including, without limitation, any material misstatement or omission in any report, certificate, financial statement or other instrument, agreement or document or other materials or information furnished by or on behalf of Borrower pursuant to this Agreement or any other Loan Document), or (ii) the use or intended use of the proceeds of the Loan (collectively, the “Indemnified Liabilities”); provided, however, that Borrower shall not have any obligation to any Indemnified Party hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of such Indemnified Party. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnified Parties.
(c)Other than as provided in Section 9.1.4 and Section 9.4, Borrower covenants and agrees to pay for or, if Borrower fails to pay, to reimburse Lender for, any fees and expenses incurred by any Rating Agency in connection with any Rating Agency review of the Loan, the Loan Documents or any transaction contemplated thereby or any consent, approval, waiver or confirmation obtained from such Rating Agency pursuant to the terms and conditions of this Agreement or any other Loan Document, and Lender shall be entitled to require payment of such fees and expenses as a condition precedent to the obtaining of any such consent, approval, waiver or confirmation.
Section 10.14.Schedules Incorporated. The Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.
Section 10.15.Offsets, Counterclaims and Defenses. Any assignee of Lender’s interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

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Section 10.16.No Joint Venture or Partnership; No Third Party Beneficiaries.
(a)Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee, beneficiary or lender.
(b)This Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.
Section 10.17.Publicity. All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to Lender or to any of its Affiliates shall be subject to the prior written approval of Lender in its sole discretion (but subject to the Deemed Approval Requirements); provided, this Section 10.17 shall not restrict Borrower or its Affiliates from disclosing any information relating to the foregoing in connection with any investor communication, statutory reporting requirements or other Legal Requirements applicable to Borrower or its Affiliates.
Section 10.18.Waiver of Marshalling of Assets. To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshalling of the assets of Borrower, Borrower’s partners and others with interests in Borrower, and of the Property, and agrees not to assert any right under any laws pertaining to the marshalling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Property for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Property in preference to every other claimant whatsoever.
Section 10.19.Waiver of Counterclaim. Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents.
Section 10.20.Conflict; Construction of Documents; Reliance. In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s

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exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.
Section 10.21.Brokers and Financial Advisors
. Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all Losses in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower or Lender in connection with the transactions contemplated herein. The provisions of this Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.
Section 10.22.Prior Agreements; Notice to Borrower. Borrower is hereby notified that this Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and the other Loan Documents. This Agreement and the other Loan Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties hereto or thereto.
Section 10.23.Joint and Several Liability
. If Borrower consists of more than one (1) Person, the obligations and liabilities of each Person comprising Borrower shall be joint and several. The parties hereto acknowledge that the defined term “Borrower” (as well as the defined term “Collective Group”) has been defined to collectively include each Borrower (and in the case of the Collective Group, defined to collectively include each Borrower and each SPE Constituent Entity). It is the intent of the parties hereto in determining whether there has occurred an event which (i) constitutes a Default or Event of Default or (ii) creates recourse obligations under Section 9.2 hereof, that any such event with respect to any Borrower (or, where applicable, with respect to any single member of the Collective Group) shall be deemed to be such a Default, Event of Default or event creating recourse obligations under Section 9.2 hereof, as applicable, with respect to every Borrower and that every Borrower need not have been involved with the event causing the same in order for such event to be deemed such a Default, Event of Default or event creating recourse obligations under Section 9.2 hereof, as applicable, with respect to every Borrower (and likewise, where applicable, that each member of the Collective Group need not have been involved with such event for the same to be deemed such a Default, Event of Default or event creating recourse obligations under Section 9.2 hereof, as applicable).
Section 10.24.Register. The initial Lender or the Servicer (or in the case of participants, the applicable Lender), as non-fiduciary agent of Borrower, shall maintain a record within the meaning of U.S. Treasury Regulation 5f.103-1(c) that identifies each owner (including successors, assignees and participants) of an interest in the Loan, including the name and address of the owner, and each owner’s rights to principal and stated interest (the “Register”) and shall record all transfers of an interest in the Loan, including each assignment and participation, in the Register. The initial Lender or Servicer (or in the case of participants, the applicable Lender) as a non-fiduciary agent of Borrower, shall approve transfers of interests in the Loan (including assignments and participations) and will update the Register to reflect the transfer. Notwithstanding anything in this Agreement to the contrary, the entries in the Register shall be

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conclusive, and the Borrower, the Lenders and the Servicer may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. No transfer is effective until the transferee is reflected as such on the Register pursuant to this Section 10.24. The parties intend for the Loan to be in registered form for tax purposes and to the extent of any conflict with this Section 10.24, this Section 10.24 shall be construed in accordance with that intent.
Section 10.25.Certain Additional Rights of Lender (VCOC)
. Notwithstanding anything to the contrary contained in this Agreement, to the extent Lender or any Person who Controls Lender is a “venture capital operating company” within the meaning of 29 C.F.R. Section 2510.3-101, Lender shall have:
(a)upon not less than fifteen (15) Business Days’ prior written notice to Borrower, the right to request and to hold a meeting at mutually agreeable times, and not more than four (4) times during any calendar year to consult with an officer of Borrower that is familiar with the financial condition of each Borrower and the operation of the Property and is otherwise reasonably acceptable to Lender regarding such significant business activities and business and financial developments of Borrower as are specified by Lender in writing in the request for such meeting; provided, however, that such consultations shall not include discussions of environmental compliance programs or disposal of hazardous substances and provided further that neither the Borrower nor its designated representative shall be under any obligation to follow or implement any advice or recommendations of the Lender. The rights of the Lender provided in this Agreement are expressly limited to consultation, and shall not include any other rights or obligations, including without limitation, any right or obligation to supervise or conduct any aspect of the Borrower’s business or operations; and
(b)the right, in accordance with the terms of Section 5.1.11(a) of this Agreement, to examine the books and records of Borrower at any reasonable times upon reasonable notice, provided that any such examination shall be conducted so as not to unreasonably interfere with the business of Borrower or any Tenants or other occupants of the Property.
The rights described above in this Section 10.25 may be exercised by Lender on behalf of any Person which Controls Lender. The Lender and each such Person agrees to hold in confidence any confidential information provided to or learned by the Lender or the Person or its designated representative in connection with the rights under this Agreement; provided that nothing herein shall prevent any Lender from disclosing any such information (a) to any loan participant, provided that such participants use such information solely in connection with their ownership of their interest in the Loan, (b) subject to an agreement to comply with the provisions of this Section 10.25, to any prospective participant or transferee of an interest in the Loan, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed, or (g) in connection with the exercise of any remedy hereunder or under any other Loan Document.
Section 10.26.Intentionally Omitted.
Section 10.27.Use of Borrower Provided Information. Lender, Administrative Agent and Servicer each agree to (i) use all Provided Information solely for purposes of its ownership of its

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interest in the Loan and shall not use such information obtained in its capacity as lender in a manner to compete with Borrower in the business of the ownership and operation of properties similar to the Property and (ii) keep confidential all Provided Information that is designated by Borrower or Borrower’s Affiliates as confidential; provided that nothing herein shall prevent any Lender from disclosing any such information (a) to any loan participant, provided that such participants use such information solely in connection with their ownership of their interest in the Loan, (b) subject to an agreement to comply with the provisions of this Section 10.27, to any prospective participant or transferee of an interest in the Loan, (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its Affiliates, (d) upon the request or demand of any Governmental Authority or as may otherwise be required pursuant to any Legal Requirement, (e) if requested or required to do so in connection with any litigation or similar proceeding, (f) that has been publicly disclosed, (g) in connection with the exercise of any remedy hereunder or under any other Loan Document or (h) in connection with customary capital markets execution for properties of the same type as the Property, but in any event subject to the confidentiality restrictions set forth in the Single Tenant Lease and any related subordination, non-disturbance and attornment agreement.
Section 10.28.Borrower Affiliate Lender
. Lender agrees that the Lender Documents to which it is a party shall not (a) prohibit or restrict Affiliates of Borrower from purchasing or otherwise acquiring and owning any direct or indirect interest in the Loan and/or any Mezzanine Loan (in such capacity, an “Affiliate Lender”), including, with respect to the Loan, any single or multi-class Securities in respect of any private or public securitization of the Loan or (b) create any additional conditions to any such acquisition or ownership, provided, however, that the Lender Documents may include restrictions on the exercise of the rights and remedies of Lender under the Loan and/or any Mezzanine Loan by such Affiliate Lender (but not the exercise of rights and remedies by any Lender that is (x) not a Borrower Restricted Party (as defined in the Lender Documents with respect to the Loan, any single or multi-class Securities in respect of any private of public securitization of the Loan) and (y) not a Broad Affiliate (as defined in the Lender Documents related to any Mezzanine Loan)) including, without limitation, (i) restrictions on any such Affiliate Lender having the right to, or exercising, directly or indirectly, any control, decision-making power, voting rights, notice and cure rights, or other rights that would otherwise benefit a holder by virtue of its ownership or control of any interest with respect to the Loan and/or any Mezzanine Loan, (ii) restrictions on any such Affiliate Lender’s approval and consent rights under any intercreditor agreement, (iii) restrictions on the making of protective advances and (iv) restrictions on such Affiliate Lender from making or bringing any claim, in its capacity as a holder of any direct or indirect interest in the Loan and/or any Mezzanine Loan, against Lender, any Mezzanine Lender or any agent of Lender and/or any Mezzanine Lender with respect to the duties and obligations of such Person in servicing the Loan and/or any Mezzanine Loan to a specified standard under the Lender Documents; provided further, (x) if an Affiliate Lender acquires an interest in the Loan and/or any Mezzanine Loan (other than through the purchase of securities in a Securitization), such Affiliate Lender shall retain approval or consent rights under the Lender Documents or the Loan or any Mezzanine Loan, respectively, with respect to any action which would disproportionally and adversely affect the interests in the Loan and/or any Mezzanine Loan, as applicable, held by Affiliate Lenders in an economic manner which is (1) different than the effect of any such action on holders of interests in the Loan or any Mezzanine Loan, as applicable, of the same class or priority (if such holder is not an Affiliate Lender), or (2) more adverse than if such interests were held by a Person who/that is not an Affiliate Lender, and (y) notwithstanding anything to the

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contrary contained herein, the Lender Documents shall not restrict Affiliate Lenders that acquire an interest in the Loan and/or any Mezzanine Loan from (1) collecting any default interest, late payment charges or other fees and expenses in connection with the Loan or any Mezzanine Loan, as applicable, (2) contributing its pro rata share of any cure payment, protective advance or purchase price in the event that the unaffiliated holder(s) of the Loan or any Mezzanine Loan elect to exercise any cure rights, protective advance rights or purchase options, (3) being a party to or participating in any enforcement action commenced or consummated by the unaffiliated holder(s) of the Loan or any Mezzanine Loan, as applicable, (4) agreeing to or being party to any Loan modification that is initiated or consented to by the unaffiliated holder(s) of the Loan or any Mezzanine Loan, as applicable, (5) transferring all or any portion of its interest in the Loan (or any interest therein) or any Mezzanine Loan in accordance with the terms of the applicable lender documents or (6) accessing any electronic platform for distribution of material information (the rights of an Affiliate Lender pursuant to (x) and (y), the “Retained Affiliate Lender Rights”). Notwithstanding anything to the contrary contained herein, (A) the Retained Affiliate Lender Rights shall not apply to any Servicing Agreement or similar document governing the rights of holders of Securities in a public or private Securitization of the Loan and (B) the rights and remedies of holders of any portion of the Loan that is (x) not a Borrower Restricted Party (as defined in the Lender Documents with respect to the Loan, any single or multi-class Securities in respect of any private or public securitization of the Loan) and (y) not a Broad Affiliate (as defined in the Lender Documents related to any Mezzanine Loan)) shall not be impaired or limited. In the event of any conflict between the Lender Documents and this Section 10.28, then the provisions of this Section 10.28 shall govern and control.
Section 10.29.TRS Transfer.
(a)At Borrower’s option, without Lender’s consent, Borrower may cause a Property to be transferred to a newly formed, wholly-owned subsidiary of Sponsor (as applicable, a “New TRS Borrower”) provided that the following conditions are satisfied:
(i)No Event of Default shall have occurred and be continuing;
(ii)The New TRS Borrower shall have organizational documents in a form reasonably approved by Lender and Borrower and New TRS Borrower shall otherwise comply with the provisions of Section 4.1.30 and Section 5.2.10 hereof;
(iii)The New TRS Borrower shall execute and deliver such documents reasonably requested by Lender to evidence that the New TRS Borrower shall be bound to the Loan Documents as a Borrower thereunder;
(iv)The Borrower shall deliver to Lender an Additional Insolvency Opinion reasonably acceptable to Lender from Borrower’s counsel with respect to the New TRS Borrower, resolutions authorizing such New TRS Borrower to enter into the documents referenced in Section 10.29(a)(iii) and an enforceability and execution opinion covering the enforceability of such documents referenced in Section 10.29(a)(iii) in the same form and substance as the enforceability opinion delivered to Lender on the Closing Date; and

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(v)Borrower shall reimburse Lender for any actual costs and expenses it reasonably incurs arising from the transactions contemplated by this Section (including, without limitation, reasonable actually incurred attorneys’ fees and expenses).
Section 10.30.Approvals and Consents. Notwithstanding anything to the contrary herein, Section 10.30(d) and Section 10.30(f) shall be of no further force and effect following the Securitization of the controlling Note and Lender acknowledges and agrees, and shall cause the Lender Documents and any Servicing Agreement to provide, that, following the initial Securitization of the Loan, other than in connection with any Major Decision (as defined in the Servicing Agreement and which definition shall be consistent with the definition of “Major Decision” contained in any offering circular approved by Borrower with respect to the initial Securitization of the Loan), any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender which is an Administrative Agent Decision or an Additional Administrative Agent Decision may be given or waived with the written consent of the master servicer and without the consultation, consent or approval of any special servicer (unless the Loan has been transferred to special servicing in accordance with such Lender Documents or Servicing Agreement). With respect to requests for waivers or consents from the Borrower, the controlling class representative shall only have consent and/or consultation rights with respect to the Major Decisions. For the avoidance of doubt, any consents and approvals arising under the Loan and the Loan Documents not expressly requiring the consent of Lender pursuant to Section 10.30(c) hereof shall require the consent of the Administrative Agent only.
(a)Administrative Agent Decisions. Notwithstanding anything to the contrary contained in this Agreement, but subject to (x) the first sentence of this Section 10.30, (y) intentionally omitted, and (z) Section 10.30(c) hereof, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender with respect to (i) administrative functions with respect to the Loan, including all determinations relating to the distribution of funds, including, without limitation, the distribution of funds to Borrower from the Reserve Accounts held by Lender (subject to compliance with the terms and conditions set forth in Article VII hereof); (ii) all insurance matters including settlement of Casualty and Condemnation proceeds and determinations regarding restoration and release of proceeds pursuant to Section 6.4 hereof and any changes to insurance requirements that are not otherwise contemplated under the Loan Documents; (iii) confirmation (or determinations) of economic calculations under the Loan Documents (including the Debt Yield and Debt Service Coverage Ratio); (iv) Additional Administrative Agent Decisions; (v) property level consent and approvals (or deemed approvals) including approvals of easements, zoning matters, subordination non-disturbance agreements and reciprocal easement agreements, property managers and property management agreements (including Replacement Management Subordinations); (vi) budget approvals for any life safety or health matters during the continuance of an Event of Default; (vii) waiver of any non-monetary Event of Default under the Loan, (viii) the waiver or granting of any extensions with respect to deadlines set forth in the Loan Documents regarding financial reporting; (ix) review and confirmation of the satisfaction of the conditions to the release of any Immaterial Transfer/Release; (x) review and confirmation of any Replacement Guarantor pursuant to clause (3) of the definition thereof and review and confirmation of a Person’s satisfaction of the requirements set forth herein for a Replacement Guarantor or Qualified Public Company and review and confirmation of the qualifications of a Qualified Transferee that is not a Qualified Public Company (but, subject to Section 5.2.10(d)(i)(F), Section 5.2.10(d)(ii)(C) and Section 5.2.10(e)(x), the “know your customer” requirements of each Lender must be satisfied); (xi) Alterations other than Approved Alterations, for which Lender’s approval is required under Section 5.1.21(a); (xii) consent to or waiver of any non-monetary encumbrance of the Property which is not permitted pursuant to the terms and conditions of the Loan Documents; (xiii) approval to release, add or dispose of any material collateral for the Loan or consent to any Transfer that is prohibited by the Loan Documents without consent; (xiv) approvals of Extraordinary Expenses or other budget approvals during the continuance of a Cash Sweep Period (provided that so long as no Event of Default has occurred and is continuing, no approvals

v.

shall be required for non-budgeted expenditures relating to life safety or health matters); (xv) termination of the Management Agreement or replacement of Manager with any Person pursuant to clause (e)(II) of the definition of Qualified Manager; (xvi) intentionally omitted; (xvii) approvals of the Approved Annual Budget during the continuance of a Cash Sweep Period pursuant to Section 5.1.11 (provided that so long as no Event of Default has occurred and is continuing, no approvals shall be required for non-budgeted expenditures relating to life safety or health matters); and (xviii) leasing matters related to Major Leases, if required, pursuant to Section 5.1.20 and Section 5.2.14 hereof (collectively, the “Administrative Agent Decisions”) may be given or may be waived with the written consent of Administrative Agent only and without the consultation, consent or approval of any of the other Lenders or the Mezzanine Lender. At any time that Administrative Agent’s approval is required under this Section 10.30(a), provided no Event of Default is continuing, Administrative Agent’s approval shall be deemed granted if the Deemed Approval Requirements have been satisfied with respect thereto. Any consent or approval required or permitted by this Agreement or the other Loan Documents that is not (A) an Administrative Agent Decision pursuant to this Section 10.30(a) or (B) a Unanimous Decision pursuant to Section 10.30(c) (each such consent or approval, an “Additional Administrative Agent Decision”) may be given or waived with the written consent of the Administrative Agent, only and without consultation, consent or approval of any other Lenders or the Mezzanine Lender.
(b)Intentionally Omitted.
(c)Unanimous Decisions. Notwithstanding the foregoing, any consent or approval required or permitted by this Agreement or in any Loan Document to be given by Lender to (i) increase the commitment of any Lender; (ii) change the principal of, or Interest Rate that has accrued or that will be charged on the Outstanding Loan Amount; (iii) reduce the amount of any fees payable to Lender in any material respect; (iv) change any Lender’s Pro Rata Share; (v) postpone any date fixed for any payment of principal or, or interest on, the Loan (including, the Maturity Date) or for the payment of fees or any other obligations of Borrower or Guarantor; (vi) amend the sections of this Agreement governing waivers under and amendments to the Loan Documents; (vii) release any Guarantor of its obligations under the Loan Documents in any material respect except as permitted by the Loan Documents; (viii) waive any monetary Event of Default; (ix) consent to or waiver of any further monetary encumbrance of the Property or pledge of the direct or indirect interest in Borrower, in each case, to the extent not otherwise expressly permitted by the Loan Documents or permitted with the approval of the Administrative Agent only pursuant to Section 10.30(a) hereof and the approval of the Administrative Agent has been obtained; (x) enter into any agreement providing for the subordination of the Loan to any other interest which would constitute a Lien against the Property (provided, however, that approval of the Administrative Agent only (and not the unanimous approval of the applicable Lenders) shall be required for subordination of the Mortgage to a non-monetary encumbrance pursuant to Section 10.30(a) hereof); (xi) amend this Section 10.30 or any other co-lender provision in this Agreement or the other Loan Documents; or (xii) decide not to accelerate the Loan during the continuance of an Event of Default (the “Unanimous Decisions”) may only be given or waived, with the written consent of Administrative Agent at the written direction of all Lenders.
(d)Replacement Administrative Agent. Prior to a Securitization of the controlling Note, there shall be an Administrative Agent for the Loan at all times when the Loan is held by more than one Lender. JPM or an affiliate thereof that owns a portion of the Loan shall be the Administrative Agent, provided that at any time (i) neither JPM nor any affiliate thereof owns a portion of the Loan, (ii) during the continuance of an Event of Default with respect to which Administrative Agent has provided written notice thereof to Borrower, (iii) JPM being replaced as Administrative Agent in accordance with the Lender Documents or (iv) following a default by the Administrative Agent of its obligations under this Agreement or any Lender

v.

Documents, the Administrative Agent may resign or be replaced with a single Lender that is either then the sole Lender or is a Lender that (A) has otherwise been designated as the replacement Administrative Agent under the Lender Documents and (B) except in the case of clause (ii) above, has been approved by Borrower in its reasonable discretion. Upon the appointment of any successor Administrative Agent hereunder, such successor Administrative Agent shall succeed to and become the Administrative Agent hereunder and any further resignation or replacement of any successor Administrative Agent shall be subject to the terms and conditions of this Section 10.30(d). Notwithstanding the foregoing, Borrower acknowledges and agrees that if the Loan is sold by JPM, GS or any other Lender such that the Loan is held by a single Lender, then automatically, and without any further action by JPM, GS or such Lender, all references to Administrative Agent hereunder shall be deemed to refer to such single Lender that holds the Loan.
(e)Lenders. The Lender Documents shall, at all times, provide for the approval standards set forth in this Section 10.30 (the “Approval Standards”) and in the event of any conflict between any Lender Documents or any co-lender arrangement and this Section 10.30, then this Section 10.30 shall govern and control. Except as otherwise provided herein, at all times when the Loan is held by more than one Lender, Borrower shall have no obligation to recognize or deal directly with any Lender. Borrower may direct all notices, financial reporting, and requests for consent or approvals and any other relayed documentation or information to Administrative Agent and may conclusively rely upon the actions of Administrative Agent to bind the Lenders, notwithstanding that any particular action in question may, pursuant to this Agreement or any Lender Document, be subject to the consent or approval of some or all of the Lenders in accordance with this Section 10.30 in accordance with the Approval Standards. The Lenders, including Administrative Agent, and each of their affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with Borrower (subject to the terms hereof) or any affiliate of Borrower, or any Person who may do business with or own securities in Borrower or any affiliate of Borrower, all as if they were not serving in such capacities hereunder and without any duty to account therefor to each other.
(f)Non-Consenting Lenders. If any Lender declines to consent to any amendment, waiver or consent that shall have been requested in a writing by Borrower to Administrative Agent, which amendment, waiver or consent is a Unanimous Decision (a “Non-Consenting Lender”) and such amendment, waiver or consent is not approved (i.e., all other Lenders and, to the extent required by the Mezzanine Loan Agreement, Mezzanine Lender have consented to such amendment, waiver or consent and such consent is insufficient in accordance with this Agreement to approve such amendment, waiver or consent), then Borrower, upon three (3) Business Days’ written notice to Administrative Agent and such Non-Consenting Lender (the “Consent Request Date”) may, at its sole expense and effort require such Non-Consenting Lender to assign and delegate all of its interests, rights and obligations under this Agreement and the Loan Documents to an Eligible Assignee, another lender identified by Borrower and approved by Administrative Agent or Sponsor or an Affiliate thereof, that shall assume such obligations and such Non-Consenting Lender shall promptly execute and deliver an assignment agreement evidencing the same; provided that (i) as of such Consent Request Date, no Event of Default shall have occurred and be continuing other than an Event of Default which results solely from the subject matter of the amendment, waiver or consent that such Non-Consenting Lender disapproved, (ii) such Non-Consenting Lender shall have received from the assignee Lender or Borrower payment of an amount equal to the portion of the Outstanding Loan Amount owed to such Non-Consenting Lender as of the date such Non-Consenting Lender is replaced, together with accrued and unpaid interest thereon, and any other amounts due and payable to the Non-Consenting Lender hereunder and under the other Loan Documents in respect of its interest in the Loan had the Loan been repaid in full at such time, (iii) such assignment does not conflict with applicable law and (iv) such assignee Lender consents to the proposed amendment, waiver or consent on account of which Borrower shall have exercised its rights pursuant to this

v.

paragraph. A Non-Consenting Lender shall not be required to make any such assignment and delegation if prior thereto, such Non-Consenting Lender consents to the applicable amendment, waiver or consent.
(g)Lockbox Account Agent. Each Lender hereby designates and appoints the Administrative Agent, as its respective agent with respect to each Lockbox Account, as applicable, and each Lender hereby authorizes the Administrative Agent to take any actions on its behalf under the provisions of the Lockbox Agreements. Each Lender hereby authorizes the Administrative Agent to execute, deliver and perform the Lockbox Agreements on its behalf, and the Administrative Agent acknowledges and agrees to take any such action on behalf of the Lender under such the Lockbox Agreements.
Section 10.31.Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(i)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(ii)the effects of any Bail-In Action on any such liability, including, if applicable:
(A)a reduction in full or in part or cancellation of any such liability;
(B)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(C)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
Section 10.32.Pre-Negotiation Agreement. Notwithstanding anything to the contrary contained in the Loan Documents or the Lender Documents, in connection with any request, modification or other negotiation relating to the Loan between Borrower and any Lender (or any agent thereof, including any Servicer, special servicer or controlling class representative), Lender acknowledges and agrees that any pre-negotiation agreement or similar agreement to the extent required by such Lender (or agent thereof, including any Servicer, special servicer or controlling class representative) or requested by Borrower shall be in the form attached hereto as Exhibit I. Notwithstanding anything to the contrary contained in the Lender Documents, to the extent that any Mezzanine Lender or its affiliates, partners, members, officers, directors, employees, legal counsel, co-lenders, participants, agents (including administrative agents), servicers, special servicers, insurers, existing financing sources, investors, accountants, regulators, or financial or other professional advisors (including, without limitation, appraisers and brokers), rating agencies, trustees, depositors, certificate administrators, controlling class representatives,

v.

certificateholders, operating advisors and bondholders (collectively, “Related Parties”) discloses to Lender, or Lender’s Related Parties, any communications, discussions or negotiations relating to possible compromises, modifications, waivers, consents or deferrals of certain terms of the Loan Documents and/or the applicable Mezzanine Loan Documents, but only to the extent such communications, discussions or negotiations are not otherwise specifically required to be disclosed to Lender pursuant to the requirements of the Loan Documents or Lender Documents (“Confidential Information”), such Confidential Information shall constitute settlement negotiations, and therefore, (i) may not be used for any other purpose (including, without limitation, proof of admissions of liability or for other evidentiary purposes) and (ii) shall be inadmissible for all purposes and shall not be subject to discovery in any judicial or similar proceeding.
Section 10.33.Discounted Payoff.
(a)Notwithstanding anything to the contrary contained in this Agreement or any Lender Documents and without any obligation on the part of Borrower or Mezzanine Borrower to make, or any Lender, or any Mezzanine Lender to accept, a Discounted Payoff under this Agreement or any Mezzanine Loan Agreement, as applicable, the Mezzanine Borrower or its Affiliates shall be permitted to make a Discounted Payoff of any Mezzanine Loan; provided that, no Event of Default is continuing, and provided, further, that the Mezzanine Lender (or any individual co-lender or participant) receiving such Discounted Payoff has consented to such prepayment. Notwithstanding anything to the contrary contained in this Agreement or any Lender Documents, any prepayments made by the Mezzanine Borrower or its Affiliates in connection with a Discounted Payoff shall be applied solely to reduce the portion of the Mezzanine Loan held by the Mezzanine Lender, co-lender or participant in the Mezzanine Loan by an amount equal to the face amount of such Discounted Payoff. For purposes of calculating the Debt Yield, any portion of the Mezzanine Loan deemed outstanding upon such Discounted Payoff shall be reduced by the face amount of the Mezzanine Loan retired in connection with such Discounted Payoff.
(b)Borrower acknowledges and agrees that any Discounted Payoff of the Mezzanine Loan shall in no event be characterized by Borrower as a purchase of an interest in the Mezzanine Loan.
(c)Lender acknowledges that nothing contained in any Lender Document or any other intercreditor or co-lender arrangements among Lender and/or any Mezzanine Lender shall restrict Discounted Payoffs of all or any portion of the Mezzanine Loan (or any participation thereof) and shall permit Discounted Payoffs of a portion of the Mezzanine Loan without requiring the consent of Lender and in the event of any conflict between the Lender Documents and this Section 10.33, then this Section 10.33 shall govern and control.
Section 10.34.Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic

v.

Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

v.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:
GCDC PURCHASER PHASE 1 LLC, a Delaware limited liability company
By:    /s/ Kevin Halleran
Name: Kevin Halleran
Title: Authorized Representative

LENDER:
JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, a banking association chartered under the laws of the United States of America
By:    /s/ Jessica Wong
Name: Jessica Wong
Title: Authorized Signatory

GOLDMAN SACHS BANK USA, a New York State-chartered bank
By:    /s/ Siddharth Shrivastava
Name: Siddarth Shrivastava
Title: Authorized Signatory

SCHEDULE 1.1(a)
Intentionally Omitted

SCHEDULE 1.1(b)
Existing Management Agreement
ARTICLE I.Property Management Agreement, dated as of [***], between GCDC Purchaser Phase 1 LLC, a Delaware limited liability company and Salute Mission Critical LLC, a Delaware limited liability company
[***]

SCHEDULE 1.1(c)
Intentionally Omitted

SCHEDULE 1.1(d)
Preapproved Alterations
[***]

SCHEDULE 1.1(e)
Intentionally Omitted

SCHEDULE 1.1(f)
Aggregate Square Footage
[***]

SCHEDULE 1.1(g)
Intentionally Omitted

SCHEDULE 1.1(h)
Intentionally Omitted

SCHEDULE 1.1(i)
Intentionally Omitted

SCHEDULE 1.1(j)
Reciprocal Easement Agreements
ARTICLE I.Reciprocal Easement and Maintenance Agreement, dated July 14, 2020, by and among the parties named therein, recorded July 15, 2020, in the Clerk’s Office of the Circuit Court of Prince William County, Virginia, as Instrument No. [***], as affected by Estoppel Certificate, dated June 22, 2023, recorded as Instrument No. [***], and Estoppel Certificate, dated August 15, 2023, recorded as Instrument No. [***].
ARTICLE II.Gainesville Crossing Campus Amended and Restated Declaration of Conditions, Covenants and Restrictions, dated as of March 8, 2024 by GSDC Purchaser LLC, a Delaware limited liability company, and recorded on March 12, 2024 as Instrument Number [***] in the Prince William County, Virginia Clerk’s Office, as amended and restated by that certain Second Amended and Restated Declaration of Conditions, Covenants and Restrictions to be entered into and recorded after the Origination Date, together with any and all further modifications and amendments thereto.

ARTICLE III.
SCHEDULE 1.1(k)

Line Item	Underwritten $ Amount	$ / kW / yr
REVENUE
Revenue Base	[***]	[***]
Interconnection/Other	[***]	[***]
Rent Escalations	[***]	[***]
Total Recurring Revenue	[***]	[***]
Potential Income from Vacant Space	[***]	[***]
Gross Potential Rent	[***]	[***]
Economic Vacancy	[***]	[***]
Recoveries	[***]	[***]
Other Revenue	[***]	[***]
Total Revenue	[***]	[***]

EXPENSES
Management Fee	[***]	[***]
Payroll	[***]	[***]
R&M	[***]	[***]
Power/Utility Costs	[***]	[***]
Other Expenses	[***]	[***]
Real Estate Tax	[***]	[***]
Insurance	[***]	[***]
Total Operating Expenses	[***]	[***]

NET OPERATING INCOME	[***]	[***]
Net Operating Income Calculation

Sch. 2.9
4914-6121-1314v.1

SCHEDULE 1.1(l)
Intentionally Omitted
Sch. 2.9
4914-6121-1314v.1

SCHEDULE 1.1(m)
ARTICLE IV.Intentionally Omitted
Sch. 2.9
4914-6121-1314v.1

SCHEDULE 1.1(n)
Permitted Encumbrances
ARTICLE V.[***]

Sch. 2.9
4914-6121-1314v.1

SCHEDULE 1.1(o)
Intentionally Omitted
Sch. 2.9
4914-6121-1314v.1

SCHEDULE 1.1(p)
Intentionally Omitted
Sch. 2.9
4914-6121-1314v.1

SCHEDULE 2.9
Section 2.9 Certificate
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower in writing and deliver promptly to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower), or promptly notify the Borrower in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[___________]
Sch. 2.9
4914-6121-1314v.1

By:
4914-6121-1314v.1

U.S. TAX COMPLIANCE CERTIFICATE
4914-6121-1314v.1

(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan (as well as any Note evidencing such Loan) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10-percent shareholder” of any Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Loan Party (or if a Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[___________]
By:
Name:
Title:
4914-6121-1314v.1

U.S. TAX COMPLIANCE CERTIFICATE
4914-6121-1314v.1

(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform such Lender in writing and deliver promptly to such Lender an updated certificate or other appropriate documentation (including any new documentation reasonably requested by such Lender) or promptly notify such Lender in writing of its inability to do so and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
4914-6121-1314v.1

Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.

[___________]
By:
Name:
Title:
4914-6121-1314v.1

U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Loan Agreement dated as of [ ], 2026 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Agreement”), among [    ], as Lender, and [    ], collectively, as Borrower.
Pursuant to the provisions of Section 2.9 of the Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10-percent shareholder” of any Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Loan Party (or if Loan Party is a disregarded entity, of such Loan Party’s sole owner for U.S. federal income tax purposes) as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form thereto), from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, or if a lapse in time or change in circumstances renders the information on this certificate obsolete, expired or inaccurate in any material respect, the undersigned shall promptly so inform the Borrower in writing and deliver promptly to the Borrower an updated certificate or other appropriate documentation (including any new documentation reasonably requested by the Borrower) or promptly notify the Borrower in writing of its inability to do so, and (2) the undersigned shall have at all times furnished the Borrower with a properly completed
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and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Agreement and used herein shall have the meanings given to them in the Agreement.
[___________]
By:
Name:
Title:
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SCHEDULE 4.1.1
Organizational Chart of Borrower
[Attached]

[Signature Page to Loan Agreement]
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SCHEDULE 4.1.4
Litigation
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.5
Agreements
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.6
Title
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.12
Condemnations
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.16
Combined Lots
None.
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SCHEDULE 4.1.17
Assessments
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.22
Zoning Issues
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.26(a)
Leases
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.26(b)
Rent Roll Discrepancies
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.26(c)
Notice of Tenant Defaults Under Major Leases
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.26(d)
Prepaid Rent
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.26(e)
Outstanding Landlord Work
None.

[Signature Page to Loan Agreement]
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SCHEDULE 4.1.26(f)
Rights of First Refusal or Similar Rights
[***]
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SCHEDULE 4.1.26(g)
Tenant Termination Rights
[***]
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SCHEDULE 4.1.28
Borrower Principal Place of Business
The principal place of business for Borrower is: c/o Blue Owl Real Estate Capital LLC, 150 North Riverside Plaza, 37th Floor, Chicago, Illinois 60606.
Borrower is organized under the laws of the State of Delaware.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.30
Special Purpose Entity/Separateness
None.
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SCHEDULE 4.1.31
Management Agreements
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.33
No Change in Facts or Circumstances; Disclosure
None.
[Signature Page to Loan Agreement]
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SCHEDULE 4.1.38
Equipment, Fixtures and Personal Property
None.
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SCHEDULE 4.1.40
Underwriting Representations
None.
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SCHEDULE 4.1.41
Intentionally Omitted
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SCHEDULE 5.1.30
Required Repairs

Property	Description
[***]	[None]
[Signature Page to Loan Agreement]
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SCHEDULE 5.2.10
REIT Election
(I)In the event (i) a corporation or other Person that is or elects to be a real estate investment trust (a “REIT”) for federal income tax purposes currently owns a direct or indirect interest in Borrower, or (ii) in connection with any Transfer that is permitted pursuant to Section 5.2.10 and which is made in accordance with and otherwise satisfies the applicable terms and conditions set forth in Section 5.2.10(a) through (e), a REIT acquires directly or indirectly all or a portion of the equity interests in Borrower, Borrower shall have the right to cause the formation of one or more New TRS Borrowers (as defined below) and to make certain modifications to the organizational documents and organizational structure of Borrower and its Affiliates as expressly set forth in this Schedule 5.2.10 below (a “TRS Restructuring”) so long as the following conditions shall be satisfied, as applicable:
(II)With respect to a TRS Restructuring:
Section 2.1.Borrower shall have the right to cause one or more Individual Properties to be transferred to one or more wholly-owned subsidiaries of one or more Borrowers or an Affiliate of Borrower which are under common Control with Borrower or Guarantor that is either newly formed or was newly formed in connection with a previous TRS Restructuring (each a “New TRS Borrower”);
Section 2.2.Borrower shall enter into amendments of its organizational documents in the event that the New TRS Borrower shall be a direct subsidiary of Borrower to reflect the formation of the New TRS Borrower and, if applicable, the ownership interest in the New TRS Borrower;
Section 2.3.New TRS Borrower shall execute a joinder to the Loan Documents in form and substance reasonably acceptable to Lender and Borrower, agreeing to be bound by all of the terms, covenants and conditions of the Loan Documents, and Borrower and Lender shall execute an amendment to this Agreement, in form and substance seasonably acceptable to Lender and Borrower, to (A) modify Section 4.1.30 of this Agreement to permit the formation of New TRS Borrower and (B) permit the New TRS Borrower to be taxed as a corporation for U.S. federal income tax purposes;
Section 2.4.In the event that the New TRS Borrower shall be (A) a direct subsidiary of Borrower, at Lender’s option, Borrower shall deliver a pledge and security agreement with respect to 100% of the equity interests in such New TRS Borrower, in form and substance reasonably acceptable to Lender and a UCC title insurance policy in form reasonably acceptable to Lender insuring the lien of such pledge agreement on the pledged collateral thereunder or (B) an Affiliate of Borrower, Borrower shall cause the equity owner of such New TRS Borrower (the “TRS Pledgor”) to (X) deliver a pledge and security agreement in favor of Lender
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with respect to 100% of the equity interests in the New TRS Borrower, in form and substance reasonably acceptable to Lender and Borrower; and
Section 2.5.Borrower shall deliver to Lender, at its sole cost and expense, endorsements to the Title Insurance Policies, as Lender may deem necessary in connection with the TRS Restructuring, confirming the Lender’s valid first lien on the Properties, which endorsement shall insure that the Properties shall not be subject to any additional exceptions or liens other than those contained in the relevant Title Insurance Policy issued on the date hereof and any other Permitted Encumbrances.
Section 2.6.no Event of Default has occurred and is continuing and no Event of Default shall occur as a result of such event;
Section 2.7.Borrower shall deliver to Lender, the organizational documents of each New TRS Borrower which shall provide that New TRS Borrower shall be a Special Purpose Entity, and at the option of Borrower, New TRS Borrower shall not be required to be a disregarded entity for U.S. federal income tax purposes, and shall otherwise be in form and substance reasonably acceptable to Lender;
Section 2.8.Borrower shall deliver to Lender (i) evidence of the New TRS Borrower’s, as applicable, organization and good standing and the qualification of the signers to execute the documents contemplated by this Schedule 5.2.10, (ii) an operating agreement of the New TRS Borrower’s conforming to the operating agreement of Borrower with such changes as may be required to reflect the organizational structure of the New TRS Borrower and (iii) officer’s certificates and resolutions with respect to the REIT Election and all other documents contemplated by this Schedule 5.2.10, each, in form and substance reasonably acceptable to Lender, which documents shall include certified copies of all documents relating to the organizational and formation of the New TRS Borrower;
Section 2.9.Borrower shall deliver a Rating Agency Confirmation;
Section 2.10.Borrower shall deliver customary UCC, judgment, bankruptcy, tax lien and litigation searches related to the REIT, the New TRS Borrower and any other intermediate entities that are owned and/or Controlled by the REIT and own and/or Control Borrower and/ or the New TRS Borrower, as applicable, which may be requested by Lender in the applicable jurisdictions, which are reasonably acceptable to Lender;
Section 2.11.New TRS Borrower, shall be a Special Purpose Entity and shall covenant to comply with the provisions of Section 4.1.30 and Section 5.1.29 and the ownership and control restrictions of Section 5.2.10 hereof;
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Section 2.12.Lender shall receive evidence that the single purpose nature and bankruptcy remoteness of each New TRS Borrower, Borrower, each Mezzanine Borrower and SPE Constituent Entity following the REIT Election have not been adversely affected and are in accordance with the terms and provisions of the Loan Documents, which requirement shall include an Additional Insolvency Opinion and new enforceability and corporate opinions as Lender may reasonably require from Borrower’s counsel with respect to the New TRS Borrower and the documents delivered pursuant to this Schedule 5.2.10, each in form and substance reasonably acceptable to Lender;
Section 2.13.Borrower, without any cost to Lender, shall furnish any information requested by Lender with respect to the New TRS Borrower for the preparation of, and shall authorize Lender to file, new financing statements and financing statement amendments and other documents to the fullest extent permitted by applicable Legal Requirements, and shall execute any additional documents reasonably requested by Lender in order to perfect Lender’s interest in the collateral described therein. Such financing statements may describe as the collateral covered thereby “all assets of the debtor, whether now owned or hereafter acquired” or words to that effect;
Section 2.14.Borrower shall (1) execute such documents and instruments and obtain such opinions of counsel as are typical for similar transactions and (2) satisfy all other requirements required by any Rating Agencies in connection with such REIT Election;
Section 2.15.Borrower shall execute such any amendments to the Loan
Documents reasonably requested by Lender to reflect the new TRS Borrower each in form and substance reasonably acceptable to Lender and to the extent a replacement guaranty is not being executed in connection with a REIT Election, Guarantor shall execute an agreement consenting to such REIT Election and reaffirming its obligations under the existing Guaranty;
Section 2.16.Borrower shall deliver to Lender, evidence that Mezzanine Borrower shall have complied with the respective requirements of Schedule 5.2.10 of the Mezzanine Loan Agreement with respect to the REIT Election; and
(III)Borrower shall reimburse Lender for any actual costs and expenses it reasonably incurs arising from the transactions contemplated by this Schedule 5.2.10 (including, without limitation, reasonable attorneys’ fees and expenses).
[Signature Page to Loan Agreement]
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SCHEDULE 5.2.14
Leasing Matters
None.
[Signature Page to Loan Agreement]
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EXHIBIT A
Intentionally Omitted
[Signature Page to Loan Agreement]
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EXHIBIT B
Form of Subordination, Non-Disturbance and Attornment Agreement
[Attached]
[Signature Page to Loan Agreement]
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EXHIBIT C
Form of Excess Cash Flow Guaranty
[Attached]
[Signature Page to Loan Agreement]
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EXHIBIT D
Intentionally Omitted
[Signature Page to Loan Agreement]
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EXHIBIT E
Intentionally Omitted
[Signature Page to Loan Agreement]
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EXHIBIT F
Form of Debt Yield Trigger Cure Guaranty
[Attached]
[Signature Page to Loan Agreement]
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EXHIBIT G-1
Form of Stack Property Management Agreement
[Attached]
[Signature Page to Loan Agreement]
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EXHIBIT G-2
Form of Assignment of Management Agreement
[Attached]

[Signature Page to Loan Agreement]
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EXHIBIT H
Intentionally Omitted
[Signature Page to Loan Agreement]
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EXHIBIT I
Form of Pre-Negotiation Agreement
[Attached]

[Signature Page to Loan Agreement]
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